------------------
                                                             Filed Pursuant
                                                             to Rule 424B4
                                                             File No. 333-74227
                                                             ------------------

PROSPECTUS


                               9,075,000 Shares
                                   MIH Limited
[MIH LOGO]                  Class A Ordinary Shares
                               ----------------
     All of the Class A Ordinary Shares offered hereby are being sold by MIH Limited (the "Issuer" and, together with its subsidiaries and joint ventures, the "Company"). Of the Class A Ordinary Shares offered hereby, 4,537,500 shares are being offered in the United States and Canada (the "U.S. Offering") and 4,537,500 shares are being offered outside the United States and Canada (the "International Offering" and, together with the U.S. Offering, the "Offerings"). The initial public offering price per share and the underwriting discount per share are identical for both Offerings. See "Underwriting".

     Prior to the Offerings, there has been no public market for the Class A Ordinary Shares. For a discussion relating to factors considered in determining the initial public offering price, see "Underwriting".

     The Class A Ordinary Shares have been approved for listing on the Nasdaq National Market (the "Nasdaq") and the Amsterdam Stock Exchange under the symbol "MIHL".

     The Issuer's Ordinary Shares have been designated into two classes, consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under the Issuer's Memorandum and Articles of Association (the "Memorandum" and "Articles"), the holders of Class B Ordinary Shares generally have rights, including as to dividends, identical to those of Class A Ordinary Shares, except that holders of Class B Ordinary Shares are entitled to three votes per share and holders of Class A Ordinary Shares are entitled to one vote per share. Holders of Class B Ordinary Shares and Class A Ordinary Shares generally vote together as a class, except as otherwise required under British Virgin Islands law or the Memorandum and Articles. After giving effect to the Offerings (without giving effect to any exercise by the Underwriters of options to purchase additional shares) and the Thomson Conversion (as defined), it is expected that holders of Class A Ordinary Shares will own 38.3% of the Issuer and holders of Class B Ordinary Shares will own 61.7% of the Issuer. This means that holders of Class B Ordinary Shares will control 82.9% of the aggregate voting power of the Ordinary Shares while holders of Class A Ordinary Shares will control the remaining 17.1%.

     See "Risk Factors" beginning on page 5 for a discussion of certain factors that should be considered by prospective purchasers of the Class A Ordinary Shares offered hereby.
                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

====================================================================================
                                          Price to      Underwriting     Proceeds to
                                           Public       Discount (1)     Company (2)
------------------------------------------------------------------------------------
 Per Class A Ordinary Share .........   $      18.00    $      1.26     $      16.74
------------------------------------------------------------------------------------
 Total(3) ...........................   $163,350,000    $11,434,500     $151,915,500
====================================================================================

(1) The Issuer has agreed to indemnify the several Underwriters (as defined herein) against certain liabilities, including certain liabilities under the Securities Act (as defined herein). See "Underwriting".
(2) Before deducting expenses payable by the Issuer estimated at $3,750,000.
(3) The Issuer has granted to the U.S. Underwriters (as defined herein) and the International Managers (as defined herein) options, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional 680,000 and 680,000 Class A Ordinary Shares, respectively, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to the Issuer will be $187,830,000, $13,148,100 and $174,681,900, respectively. Pursuant to the
    Intersyndicate Agreement (as defined herein), the U.S. Underwriters and the International Managers are also permitted to sell Class A Ordinary Shares to each other for purposes of resale at the public offering price, less an amount not greater than the selling concession. See
    "Underwriting".
                               ----------------

     The Class A Ordinary Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Ordinary Shares will be made in New York, New York on or about April 16, 1999.

                               ----------------

Merrill Lynch & Co.                                 Donaldson, Lufkin & Jenrette
                               ----------------
                 The date of this Prospectus is April 13, 1999.

     Certain persons participating in the Offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Ordinary Shares. Such transactions may include stabilizing the purchase of Class A Ordinary Shares to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting".

                              EXCHANGE RATE DATA

     The Company's businesses utilize many functional currencies, principally South African rand, Greek drachmae, Thai baht and U.S. dollars. For the convenience of the reader, certain amounts contained in this Prospectus and not derived from the Financial Statements (as defined herein) have been translated from various functional currencies into U.S. dollars. These translated amounts should not be construed as a representation that the functional currency amounts actually represent such U.S. dollar amounts or could be, or could have been, converted into U.S. dollars at the rates indicated below or at any other rate. Translations appearing in this document of: (i) rand to dollars have been conducted at a rate of $1.00 = ZAR 6.19; (ii) drachmae to dollars have been conducted at a rate of $1.00 = GRD 294.15; and (iii) baht to dollars have been conducted at a rate of $1.00 = Baht 37.47. These rates of exchange reflect the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York as of March 19, 1999, except as otherwise provided.



                                  TRADEMARKS

     "M-Net", "SuperSport", "DStv", "MultiChoice", "Irdeto", "Orbicom", "Mindport", "OpenTV", "M-Web", "M-Cell", "Computicket", "FilmNet", "K-T.V.", "IBS", "Irdeto Access", "Nova" and "MultiChoice Hellas" are registered trademarks of the Company or its affiliates.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the unaudited condensed consolidated financial statements of the Company (the "Condensed Consolidated Statements"), the audited consolidated financial statements of the Company (the "Consolidated Statements") and the audited combined financial statements of the Acquired MIH Businesses (as defined herein) (the "Combined Statements" and, together with the Condensed Consolidated Statements and the Consolidated Statements, the "Financial Statements") along with the other more detailed information included elsewhere in this Prospectus. Unless the context otherwise requires, as used in this Prospectus, all references to the "Company" refer to MIH Limited together with its subsidiaries and joint ventures. All references to "U.S. dollars", "dollars" and "$" are to United States dollars, "ZAR" and "rand" are to South African rand, "GRD" and "drachma(e)" are to Greek drachma(e), and "baht" are to Thai baht. Market and industry related data, although inherently uncertain, are derived from sources that the Company believes are reliable.


                                  The Company

     The Company is a multinational provider of pay-television services and pay-television technology. By leveraging its management and industry expertise, the Company plans to expand beyond its current services to become a recognized worldwide provider of a full array of pay-media content and services over a variety of electronic platforms, including pay-television, Internet and interactive television. From their significant experience in providing pay-television services, the Company's management have developed a comprehensive understanding of pay-media and other subscriber-based businesses, particularly in the areas of subscriber, content and platform management. Through its strategic application of these core competencies and its proven business model, the Company has grown to become the leading provider of pay-television services in each of its markets. By continuing to leverage these abilities, the Company plans to expand its pay-television services into new regions and provide new services and products, such as those relating to the Internet and interactive television services.

     From its origins as the leading provider of pay-television services in South Africa, the Company has grown, through its subsidiaries and joint ventures, to provide terrestrial analog, digital satellite and other pay-television services to over 1.9 million households in Africa, the Mediterranean and Asia. The Company's Mindport technology division provides pay-media companies worldwide with proprietary software and hardware solutions for subscriber management, conditional access and other pay-television related solutions. The Mindport division is also a leading provider of interactive television operating systems through OpenTV, Inc. ("OpenTV").

  Pay-television

     The Company operates its pay-television businesses in three major regions:
Africa, the Mediterranean and Asia. The Company currently provides analog service in each of these regions and provides digital service in Africa and Asia. The Company is prepared to provide digital service in the Mediterranean upon receipt of a license pursuant to recently enacted legislation. In each region, the Company has implemented a strategy that emphasizes being the leading supplier of pay-television services, obtaining exclusive programming, continually improving its customer care and offering new services and technology.

     The Company believes that two of the reasons it is the leading pay-television operator in each of the markets it serves--South Africa, the rest of sub-Saharan Africa, Greece, Cyprus and Thailand--are its exclusive, high quality content and its early introduction of emerging technologies. In most markets in which it operates, the Company has exclusive pay-television rights to transmit premium movies, major sporting events and popular children's programming. The Company believes that access to such programming gives it the content necessary to attract and retain subscribers and grow successful pay-media services.

     Since beginning operations in 1986, the Company has experienced significant growth in the number of its subscribers, revenue per subscriber and total revenue. From March 31, 1996 to September 30, 1998, the Company's consolidated operations (excluding Asia and the Middle East, which are not consolidated) had subscriber growth of 35.1%, from 1.14 million subscribers to
1.54 million. Over the same time period, the monthly revenue per subscriber of these operations grew 22.1%, from $18.63 to $22.74. In addition, subscription revenue for these operations grew 73.4%, from $233.3 million for the year ended March 31, 1996 to $404.5 million for the year ended March 31, 1998.

  Technology

     The Company's technology division, Mindport, provides a comprehensive package of technology products and support services to pay-media operators worldwide. Mindport seeks to capitalize upon the pay-media industry's evolution from analog to digital and then to interactive and Internet services. Mindport's customers include some of the leading international pay-media companies, such as EchoStar, BSkyB, Canal Plus S.A. ("Canal+"), Galaxy Latin America, Television Par Satellite ("TPS") and DirecTV Japan, as well as the Company's pay-television businesses. The Company also recently signed an agreement to provide Mindport's pay-television technology on a trial basis to the China Broadcasting Film and Television Satellite Co. Ltd ("CBSat"), a subsidiary of China Central Television, which is preparing to distribute its digital television signals to rural areas in the People's Republic of China. The Mindport product line includes subscriber management systems (IBS), conditional access systems (Irdeto Access), operating software for interactive television (OpenTV), content management systems, set-top box design and specification and consulting services.

  Internet

     The Company believes that the Internet business is complementary to its existing businesses and a natural extension of its core competencies of subscriber, content and platform management. By leveraging its subscriber-based pay-media expertise, the Company plans to offer a range of Internet services, including Internet access, content aggregation and subscriber management, both within certain of its current pay-television markets and in new markets. The Company's first investment in the Internet business occurred with its successful acquisition, growth and spin-off of M-Web Holdings Limited ("M-Web"), the leading Internet service provider in South Africa and now a publicly-listed affiliate of the Company.

                                 The Offerings

     Of the Class A Ordinary Shares being offered hereby by the Issuer, 4,537,500 shares are being offered initially in the United States and Canada by the U.S. Underwriters and 4,537,500 shares are being offered initially outside the United States and Canada by the International Managers. See "Underwriting".

Class A Ordinary Shares offered (1):
    U.S. Offering .....................    4,537,500 shares
    International Offering ............    4,537,500 shares
                                           ---------
      Total ...........................    9,075,000 shares
                                           =========
Ordinary Shares to be outstanding after
    the Offerings and the Thomson
    Conversion:
    Class A Ordinary Shares ...........   19,104,456 shares(1)
    Class B Ordinary Shares ...........   30,787,319 shares
                                          ----------
      Total ...........................   49,891,775 shares(1)
                                          ==========

Use of Proceeds..............   The Company intends to use the net proceeds of
                                the Offerings (i) to finance investments in and acquisitions of pay-television, Internet services and pay-media technology businesses,
                                (ii) to fund the growth of existing businesses and (iii) to repay indebtedness. The Company will also retain some cash balances for general working capital purposes. See "Use of Proceeds".

Trading......................   The Class A Ordinary Shares have been approved
                                for listing on each of the Nasdaq National
                                Market (the "Nasdaq") and the Amsterdam Stock
                                Exchange under the symbol "MIHL".

Payment and Delivery.........   The Class A Ordinary Shares offered hereby
                                will be in registered form booked in a register kept in New York City. Initial sales of all Class A Ordinary Shares offered hereby will be settled in U.S. dollars. Subsequent trading of shares effected on the Nasdaq or the Amsterdam
                                Stock Exchange generally will be settled in U.S.
                                dollars in accordance with the normal settlement practices of those markets.

Voting and Certain
 Other Rights.................  The holders of Class B Ordinary Shares generally have rights, including as to dividends,
                                identical to those of holders of Class A
                                Ordinary Shares, except that holders of Class B Ordinary Shares are entitled to three votes per share and holders of Class A Ordinary Shares are entitled to one vote per share. Holders of Class B Ordinary Shares and Class A Ordinary Shares generally vote together as a single class, except as otherwise required by British Virgin Islands law or the Memorandum and Articles. Purchasers of Class A Ordinary Shares in the Offerings will be able to exercise rights attaching to those shares on the date their name is entered as owner of record for such shares on the books of the transfer agent. See "Description of Capital Stock--Class A Ordinary Shares and Class B Ordinary Shares".

Purchase Agreements..........   All of the shares sold in the U.S. Offering
                                will be sold subject to a purchase agreement between the Issuer and the U.S. Underwriters (as defined), and all of the shares sold in the International Offering will be sold subject to a purchase agreement between the Issuer and the International Managers (as defined).

Thomson Conversion...........   Simultaneously with the consummation of the
                                Offerings, a $46.2 million note held by Thomson
                                Consumer Electronics, Inc. ("Thomson") will convert (the "Thomson Conversion") into approximately 2,581,775 Class A Ordinary Shares.
                                The number of shares received by Thomson will equal the value of the note plus accrued interest at a rate of 7% per annum divided by the price of the Class A Ordinary Shares sold in the Offerings. The conversion of the note into Class A Ordinary Shares will not be registered under the Securities Act of 1933. However,
                                Thomson will have the right to cause the Company to register the resale of those shares at any time beginning one year after the date of the Offerings.


----------------
(1) Does not include (i) up to 1,360,000 shares that may be issued upon exercise of over-allotment options granted to the Underwriters and (ii) 950,140 shares issuable upon exercise of employee share options at an exercise price of $10.57 per share.


                                 Risk Factors

     Prospective purchasers of the Class A Ordinary Shares should carefully consider all of the information contained in this Prospectus before making an investment in the Class A Ordinary Shares. In particular, prospective purchasers should carefully consider the factors set forth herein under "Risk Factors".

                                 RISK FACTORS

     In addition to other information contained in this Prospectus, prospective investors should consider carefully the following factors in evaluating the Company and its business before making an investment in the securities offered hereby.

Holding Company Structure; Significant Limitations on Access to Cash Flow of Subsidiaries and Joint Ventures

     MIH Limited is a holding company that has no significant business operations or assets other than its interest in its subsidiaries, joint ventures and other investments. Accordingly, the Issuer must rely entirely upon distributions and repayment of advances from its subsidiaries, joint ventures and other investments to generate the funds necessary to meet its obligations and its other cash flow needs, including for working capital, capital expenditures and acquisitions. The Issuer's subsidiaries and joint ventures are separate and distinct legal entities that have no obligation, contingent or otherwise, to make any funds available to it, whether by dividends, loans or other payments. In addition, the ability of the Issuer's subsidiaries and joint ventures to make distributions to the Issuer is subject, in certain jurisdictions, to applicable foreign investment and exchange laws and the availability of foreign exchange in sufficient quantities in those countries. The amount of such distributions from these entities will be affected by the current regulatory systems in these jurisdictions, primarily the provisions relating to exchange controls. See "--South African Exchange Control". Furthermore, because consent is required of the joint venture partners in some of the Issuer's joint ventures for distributions from such joint ventures, the Issuer's ability to receive distributions from such joint ventures is dependent on the cooperation of its joint venture partners. See "--Dependence on Local Parties; Absence of Control of Joint Ventures". Thus, there can be no assurance that the Issuer will be able to realize benefits from its subsidiaries, joint ventures and other investments through the receipt of distributions at such times and in such amounts as it desires. Any failure by the Issuer to receive distributions from its subsidiaries, joint ventures or other investments would restrict its ability to pay dividends on the Class A Ordinary Shares and could otherwise have a material adverse effect on the Company. In the event that the Company were unable to meet its working capital needs and capital expenditure requirements with cash generated from its subsidiaries, joint ventures or other investments, the Company would have to consider various options, such as incurring indebtedness, obtaining additional equity capital or selling its assets. There can be no assurance that the Company will be able to raise new equity capital, refinance its outstanding indebtedness or obtain new financing in the future or that, if the Company is able to do so, the terms available will be favorable to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

History of Operating Losses

     The Company or its predecessors had operating losses of $5.3 million, $42.7 million and $24.1 million for the six months ended September 30, 1998 and for the years ended March 31, 1998 and 1997, respectively, and an accumulated loss of $314.3 million as of September 30, 1998. See "Selected Financial and Operating Data". The Company expects to continue to generate operating losses as it expands its businesses and attempts to increase its subscriber base. There can be no assurance that the Company will ever be able to achieve or maintain profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".


Risks Associated with Growth Strategies

  Acquisitions

     Part of the Company's growth strategy includes, inter alia, the selective acquisitions of and investments in pay-television, Internet services, interactive television services and pay-media technology businesses in different countries. A substantial portion of the proceeds of the Offerings will be used to finance such acquisitions and investments. There can be no assurance that the Company will be able to identify and acquire such businesses on satisfactory terms, if at all, or that the funds necessary to finance such acquisitions or investments will be available. The magnitude, timing and nature of future acquisitions will depend upon various factors (some of which are beyond the Company's control), including the availability of suitable acquisition candidates, the negotiation of acceptable terms, the Company's financial capabilities, the availability of skilled employees to manage the acquired companies, the receipt of any required regulatory approvals and general economic and business conditions. In addition, future acquisitions by the Company will involve certain risks, including the risk that they will require increased capital and operating expenditures associated with upgrading acquired systems to the Company's standards and the risk that the costs of integrating such businesses may have a material adverse effect on the Company's operating results. The integration of acquired businesses may also lead to diversion of management attention from other ongoing business concerns. The consummation of certain acquisitions may lead to the Company recognizing goodwill, which would be subject to amortization that reduces the Company's net profits in subsequent financial reporting periods. See "Use of Proceeds" and "Business--Objectives and Strategy".

  Rapid Growth

     The Company has experienced rapid growth in a relatively short period of time. If the Company is able to implement successfully its business strategy, the Company will experience additional growth and expansion. The management of such growth will require, among other things, the continued development of the Company's financial and management controls, the stringent control of costs and the increased employment and retention of qualified personnel. Failure to manage its growth successfully could have a material adverse effect on the Company.

  Cost of Receivers

     The Company's growth depends, in part, upon its ability to attract new pay-television customers, many of whom are required to make an up-front investment in purchasing the equipment necessary to receive the Company's transmissions. The cost of such equipment may discourage potential subscribers. The Company believes that the current price of such equipment is low enough to attract a significant number of subscribers and expects that the price will decrease over time; however, the Company's market penetration and growth may be impeded if the cost of the equipment necessary to receive its broadcasts does not decrease. There can be no assurance that the Company will be able to establish a substantial customer base in new markets or grow or maintain a substantial customer base in existing markets.

  Greek Operations

     The Company's growth strategy in Greece includes the planned launch of a digital platform upon the receipt by the Company's Greek operations of a license under a recently enacted broadcasting law. There can be no assurance, however, that the Greek government will grant such a license. The Company is currently incurring expenses with regard to its Greek digital operations, and accordingly, any delay or inability to launch the digital platform could materially adversely affect the Company's business in that market.

Dependence on Local Parties; Absence of Control of Joint Ventures

     Many of the Company's operations have been developed in cooperation or partnership with key local parties. With regard to such operations, the Company is dependent on its local partners to provide knowledge of the local market conditions and to facilitate the acquisition of necessary licenses and permits. Any failure by the Company to form or maintain alliances with local partners, or the preemption or disruption of such alliances by the Company's competitors or otherwise, could adversely affect the Company's ability to penetrate and compete successfully in many of the markets it operates or enters. Certain of the Company's businesses may be vulnerable to local governmental or quasi-governmental entities or other third parties who wish to renegotiate the terms and conditions of, or terminate, their agreements or other understandings with the Company.

     Significant actions by most of the Company's ventures, such as approving budgets and business plans, declaring and paying dividends and entering into significant transactions, effectively require the approval of the Company's local partners. Accordingly, the Company does not have unilateral control over the operations of many of its joint ventures, which limits the Company's flexibility and, under certain circumstances, could adversely affect the Company's business strategy and operating results in the applicable region.

Availability of Programming

     The success of the Company's pay-television business will be dependent on its ability to continue to obtain attractive programming at commercially reasonable costs. The Company is dependent on third party suppliers for substantially all of its programming. A large portion of the Company's programming is purchased from content providers in the United States and Europe. The competition for the most attractive programming contracts, including major sports and premium Hollywood movies, is intense, and in the event that any of the Company's contracts are canceled or not renewed, the Company would be required to seek alternative programming from other sources. There can be no assurance that alternative programming would be available to the Company on acceptable terms or at all or, if so available, that such programming would appeal to the Company's subscribers. The Company's strategy also depends on its ability to offer attractive programming on an exclusive basis. There can be no assurance that the Company will continue to obtain exclusive rights to such programming. See "Business--Pay-television".

Competition

  Pay-television

     Although the Company is currently the only major provider of pay-television services in each of its markets, the Company competes directly with both state-owned and private national free-to-air broadcast networks and regional and local broadcast stations for audience share, programming and advertising revenue and indirectly with motion picture theaters, video rental stores and other entertainment and leisure activities for general leisure spending. The markets in which the Company operates are in a constant state of change due to technological, economic and regulatory developments. The Company is unable to predict what forms of competition will develop in the future, the extent of such competition or its possible effects on the Company's businesses. See "Business--Pay-television".

  Technology

     The market for the products and services offered by the Company's Mindport division is highly competitive. The Company competes with numerous other entities, including other pay-television providers, many of which have substantially greater financial resources than the Company. Current and potential competitors in one or more aspects of the Mindport product line include television and other system software companies, interactive television system providers and multimedia authoring tool providers. There are also numerous businesses with the expertise and financial resources necessary to enter the markets in which Mindport operates. Competition in these markets is also greatly affected by technological developments, which may make the Company's products and services obsolete or less competitive. See "Business--Technology".

  Internet

     The market for Internet access and related services is extremely competitive. The Company anticipates that competition will continue to intensify as the use of the Internet grows. The tremendous growth and potential market size of the Internet access market has attracted many start-up companies as well as existing businesses from different industries. Competitors include, in addition to national, regional and local Internet service providers, long distance and local exchange telecommunications companies, cable television companies, direct broadcast satellite and other wireless communications providers and on-line service providers. Many such competitors have longer operating histories and substantially greater financial, technical, marketing and personnel resources as well as greater name recognition than does the Company.

Dependence Upon Satellites

     The Company's digital programming is or will be transmitted to customers through different satellites around the world, and in certain regions its terrestrial analog signal is also transmitted to regional broadcast points through satellites. In addition, the Company receives a significant amount of its programming through satellites. Satellites are subject to significant risks, including defects, launch failure, incorrect orbital placement and destruction and damage, that may prevent or impair proper commercial operations. All satellites have limited useful lives, which vary as a result of their construction, the durability of their components, the capability of their solar arrays and batteries, the amount of station keeping fuel remaining once in orbit, the launch vehicle used and the accuracy of the launch. In addition, there can be no assurance that satellites will achieve their minimum design life. Furthermore, the Company's transponder lease agreements do not guarantee the minimum useful life of any satellites. Although the Company has not experienced any significant disruption of its transmissions, the operation of satellites is beyond the control of the Company. Future launch failures or disruption of the transmissions of satellites that are already operational could have a material adverse effect on the Company. In addition, the ability of the Company to transmit its programming following the expected useful lives of its current satellites and to broadcast additional channels will depend upon the ability of the Company to obtain rights to utilize transponders on other satellites. The Company does not currently have alternative satellite contracts in place, and in the event of a satellite failure, transponder capacity on other satellites must be procured. There can be no assurance that the Company will be able to obtain any such rights or that the cost of such rights will be commercially acceptable to the Company.

Dependence on Transmission and Production Facilities

     The Company is dependent on its own transmission and production facilities as well as those of its programming suppliers and affiliates to provide its pay-television services. If a natural disaster or other event, such as a lightning strike, results in the operations at any of these facilities being disrupted for any significant period of time or inventory located there being damaged, a prolonged suspension of the Company's pay-television services could occur and the results of operations and financial condition of the Company could be materially adversely affected. Although the Company maintains insurance coverage on its own transmission and production facilities, there can be no assurance that such insurance proceeds would be available on a timely basis or be sufficient to fully offset such losses.

Change in Technology

     The pay-television industry as a whole is, and is likely to continue to be, subject to rapid and significant changes in technology. Although the Company believes that, for the foreseeable future, existing and developing alternative technologies will not materially adversely affect the viability or competitiveness of its pay-television business, there can be no assurance as to the effect of such technological changes on the Company. In addition, changes in technology, including enhancements of the Company's existing technology, may require the Company to expend substantial financial resources to remain competitive.

     New technologies or industry standards have the potential to replace or provide lower cost alternatives to the products and services of Mindport. The adoption of such new technologies or industry standards could render the Company's planned products and services obsolete or less competitive.

Risk of Unauthorized Access

     As with all providers of subscription television programming, the Company faces the risk that its various programming signals will be obtained by unauthorized users. For this reason, the delivery of subscription programming requires the use of encryption technology to prevent unauthorized access to programming or "piracy". The Company currently utilizes encryption technology supplied to it by Mindport. The Company believes that this encryption technology adequately prevents unauthorized access. There can be no assurance, however, that such encryption technology is, or will remain, effective in preventing such unauthorized access. In addition, encryption technology cannot prevent the illegal retransmission or sharing of a television signal once it has been decrypted. If the Company fails to control unauthorized access to its transmission, its revenues and its ability to contract for programming services could be adversely affected.

Internet Business Risks

     A significant part of the Company's strategy is to develop Internet businesses. As is typical in the case of a new and rapidly evolving industry characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions, demand and market acceptance for recently introduced products and services on the Internet are subject to a high level of uncertainty. In addition, critical issues concerning the commercial use of the Internet remain unresolved and may impact the growth of Internet use. These issues include a perceived lack of security of commercial data (such as credit card numbers) and capacity constraints resulting in delays, transmission errors and other difficulties. These and other issues affecting the Internet industry may be particularly aggravated in the countries in which the Company may enter the Internet business, which may have a less developed Internet culture. If, in the areas in which the Company launches its Internet business, the market for Internet access services fails to develop, develops more slowly than expected or becomes saturated with competitors, or if the Internet access and services to be offered by the Company are not broadly accepted, the Company's growth strategy could be materially adversely affected. Other Internet business risks include: (i) the inability to obtain attractive content, (ii) unauthorized access, viruses and other disruptive problems, (iii) dependence on telecommunications providers and (iv) changes in technology that would require the Company to modify its Internet business.

South African Exchange Control

     MIH Limited's South African subsidiaries are subject to significant restrictions on their ability to remit funds outside of South Africa. South African exchange control regulations provide for a common monetary area consisting of South Africa, Lesotho, Namibia and Swaziland (the "CMA"). Transactions between South African residents and non-CMA residents are subject to South African exchange control regulations. South African residents, including companies, are generally not permitted to export capital from South Africa or to hold foreign currency without the approval of The South African Reserve Bank (the "Reserve Bank"), and restrictions are imposed on their foreign investments. In addition, South African companies are generally required to repatriate to South Africa those profits of foreign operations which are not required to fund their ongoing business operations. These exchange control regulations effectively prevent the Company from receiving distributions from its South African subsidiaries. While such restrictions have been liberalized in recent years, a South African company's ability to raise and deploy capital outside South Africa remains subject to significant restrictions. Although approximately two-thirds of the Company's revenue is generated by its businesses in the CMA and their subsidiaries and joint ventures, the Company believes that the South African exchange control restrictions will not affect its ability to fulfill its various payment obligations.

Foreign Currency Risks

     Although a substantial portion of the Company's revenue is denominated in the currencies of the countries in which it operates, a significant portion of its cash obligations, including the payment obligations under its satellite transponder leases and its contracts for programming and channels for its pay-television platforms, are denominated in U.S. dollars. In those areas where the Company's revenue is denominated in local currency, a depreciation of that currency against the U.S. dollar could adversely affect the Company's earnings and its ability to meet its cash obligations. Similarly, where the Company prices its products and services in U.S. dollars or U.S. dollar equivalents, a depreciation of the local currency would make the Company's products more expensive for its customers and could have an adverse impact on the Company's sales. Many of the Company's operations are in countries or regions where there has been substantial depreciation of the local currency against the U.S. dollar in recent years. Although most of the Company's operating entities hedge a substantial portion of their currency risks, there can be no assurance that any such hedging will fully protect the Company or that the Company will continue to hedge such risks in the future.

     The Company's reporting currency is the U.S. dollar. The Company conducts and will continue to conduct business transactions in currencies other than its reporting currency; accordingly, appreciation or depreciation in the value of other currencies as compared to the reporting currency will result in translation gains or losses which, if the appreciation or depreciation is significant, could be material.

Social and Political Factors

     Many of the countries in which the Company operates are subject to social, political or economic factors that may materially adversely affect the Company's business. South Africa is a nascent democracy that is in the early stages of addressing a large wealth differential among its citizens. In recent years, South Africa has also experienced high levels of crime and unemployment, which have, among other things, impeded foreign investment in South Africa and prompted an emigration of skilled workers. In addition, Thailand has recently experienced adverse economic developments, as have a number of other countries in Southeast Asia. These developments include currency depreciations, increased interest rates, economic slowdown or contraction, increases in corporate bankruptcies, stock market declines and government imposed austerity measures. These or other adverse developments or government reactions to them could adversely affect the Company's business. In addition, the Company does and may begin to do business in other countries that have political, social or economic factors that could adversely affect the Company's business. Although governments in each of the above countries have taken steps toward addressing these factors, it is not possible to predict whether or to what extent these steps will succeed in achieving their objectives or what effect these steps or these problems will have on companies doing business in these countries.

Regulation

     Pay-television, Internet and other pay-media operations and the provision of programming services are generally subject to governmental regulation, which may change from time to time. Such changes in applicable laws and regulations could cause the Company to incur additional costs of compliance or otherwise adversely affect the Company's business. There can be no assurance that material and adverse changes in the regulation of the Company's existing operations will not occur in the future. Regulation can take the form of price controls, service requirements, programming content restrictions, foreign ownership restrictions and licensing requirements, among others. Delays in obtaining or renewing any required regulatory approvals could adversely affect the Company's ability to offer some or all of its services; for instance, the Company's license to broadcast analog television in Greece is scheduled to expire in October 1999, and there can be no assurance that it will be renewed. In most countries in which it does or may do business, the Company operates or may operate pursuant to licenses obtained from governmental or quasi-governmental agencies, which licenses are generally subject to periodic renewal. The inability of the Company to obtain or retain any required licenses could have a material adverse effect on its business. See "Regulation".

Risks Associated with Intellectual Property

     The Company's success depends in part on its ability to protect and maintain the proprietary nature of its technology through a combination of patents, trade secrets, trademarks, copyrights, licenses and other intellectual property arrangements. The Company has issued and pending patents, trademark registrations and computer program copyrights in the United States and other countries. See "Business--Intellectual Property". The Company intends to vigorously protect its intellectual property rights. It may be possible, however, for a third party to copy or otherwise obtain and use the Company's technology without authorization, or to develop similar technology independently. Furthermore, the laws of certain countries in which the Company sells its products do not protect the Company's intellectual property rights to the same extent as do the laws of the United States. If unauthorized copying or misuse of the Company's products were to occur to any substantial degree, the Company's business could be materially adversely affected. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology.

     Although the Company has not received any notices from third parties alleging infringement claims, there can be no assurance that third parties will not claim that the Company's current or future products infringe the proprietary rights of others. The Company expects that software developers will increasingly be subject to such claims as the number of products and competitors providing software and services to the pay-media industries increases and overlaps occur. Any such claim, with or without merit, could result in costly litigation or might require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect on the Company. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all.

Dependence on Personnel

     The operating performance of the Company depends on the efforts and abilities of its senior management. The loss of the services of any of those individuals could have a material adverse effect on the Company's business. See "Management". The Company believes that the success of its technology and Internet businesses will depend in large part on its ability to attract and retain highly skilled information technology professionals and software programmers for whom there is intense competition. There can be no assurance that the Company will be able to attract and retain the personnel necessary for the development and integration of these businesses. Delays in hiring such personnel could delay the achievement of development and marketing objectives. The loss of the services of key personnel or the failure to attract additional personnel as required could have a material adverse effect on the Company.

Shareholder Control

     Immediately following the Offerings (assuming no exercise of the Underwriters' over-allotment options) and the Thomson Conversion, MIH Holdings Limited ("MIH Holdings") will own, through its wholly-owned subsidiary MIH
(BVI) Limited, 100.0% of the Class B Ordinary Shares outstanding, representing 82.9% of the voting interest of the Issuer. MIH Investments (Proprietary) Limited ("MIH Investments") owns 52.9% of the voting stock of MIH Holdings, and Naspers Limited ("Naspers") owns 100.0% of the voting stock of MIH Investments along with direct ownership of 2.8% of MIH Holdings. As a result of its ownership of Class B Ordinary Shares, MIH Holdings and its parent companies have sufficient voting power, without the vote of any other shareholders, to determine the outcome of any action requiring shareholder approval, to amend the Memorandum and Articles for any purpose, which could include increasing or reducing the Issuer's authorized capital or authorizing the issuance of additional shares and to elect all of the issuer's directors who determine the declaration and payment of dividends and any other action to be taken by the Issuer. The Company engages in transactions with subsidiaries of Naspers in the ordinary course of business. The interests of holders of the Class B Ordinary Shares may diverge from the interests of the holders of the Class A Ordinary Shares, and holders of Class B Ordinary Shares may be in a position to require the Company to act in a way that is not consistent with the general interests of the holders of the Class A Ordinary Shares, including through transactions with related companies. See "Management", "Security Ownership" and "Certain Transactions". In addition, the Company, MIH (BVI) Limited and Johnnic (IOM) Limited ("Johnnic") are parties to a shareholders agreement pursuant to which Johnnic holds a right to approve certain expansions in the Company's line of business and would receive certain additional approval rights in the event it comes to hold greater than 20% or more of the Company's then issued Ordinary Shares. The Company does not anticipate that

Johnnic will come to own 20% or more of the Company's Ordinary Shares in the near future, or that any rights held by Johnnic would materially affect the Company's execution of its business plan as described in this Prospectus.

Broad Discretion on Application of Proceeds

     The Company's business plan is general in nature and is subject to change based upon changing conditions and opportunities. The management of the Company will have broad discretion in applying the net proceeds of the Offerings. The Company may use the net proceeds for future acquisitions and investments; however, the Company at present is not party to any definitive, material agreements relating to such future acquisitions. There can be no assurance that suitable opportunities for any such acquisitions will be available to the Company and no assurance of the timing of such acquisitions or of the portion of the net proceeds from the Offerings necessary for their consummation. See "Use of Proceeds".

Year 2000 Risks

     Many computer programs and electronic devices in use today mistakenly treat dates falling after December 31, 1999 as dates during the twentieth century. The Company is conducting a comprehensive review of its internal computer systems and the products and services it offers to customers in order to identify which of them will have to be modified in order to properly recognize and process dates after December 31, 1999. The testing which the Company has conducted to date (and will conduct in respect of all of its products and business critical systems) is designed to identify which of its products and business critical systems are not Year 2000 compliant and determine the remedies necessary to ensure such compliance. The Company has also requested its suppliers to provide it with details of what action they are taking to ensure that the products and services supplied to the Company will be Year 2000 compliant. Although the Company believes that with certain planned modifications and upgrades, the Year 2000 issue will not pose significant operational problems for its products and business critical systems, there can be no assurance that its Year 2000 compliance efforts will be completed on time or that it will be successful. Any delays or omissions by the Company or its suppliers to resolve the Year 2000 issue could materially adversely affect the Company. Further, in certain countries in which the Company operates, the governments, governmental agencies, utility companies and the Company's suppliers may not be applying sufficient resources to the resolution of the Year 2000 issue. Such failure could materially adversely affect the Company. Finally, the Company has incurred and will continue to incur internal staff costs, consultancy fees and other expenses in preparation for the Year 2000. There can be no assurance that such amounts will not be material. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Issue".

Shareholder Rights under British Virgin Islands Law

     The Issuer's corporate affairs are governed by its Memorandum and Articles and by the International Business Companies Act of the British Virgin Islands. Principles of law relating to such matters as the validity of corporate procedures, the fiduciary duties of management and the rights of the Issuer's shareholders may differ from those that would apply if the Issuer were incorporated in the United States or another jurisdiction. The rights of shareholders under British Virgin Islands law are not as clearly established as are the rights of shareholders in many other jurisdictions. Thus, the public shareholders of the Issuer may have more difficulty in protecting their interests in the face of actions by the Board of Directors or the principal shareholders (see "--Shareholder Control") than they would have as shareholders of a corporation incorporated in another jurisdiction. In addition, it is unlikely that the courts of the British Virgin Islands would enforce, either in an original action or in an action for enforcement of judgments of other courts, liabilities which are predicated upon the securities laws of the United States or other jurisdictions. See "--Enforceability of Civil Liabilities".

Enforceability of Civil Liabilities

     The Issuer is a holding corporation organized as an International Business Company under the laws of the British Virgin Islands with its business operations located in several countries, principally South Africa, the Netherlands, Greece and Thailand. The Issuer has appointed CT Corporation System as its agent upon whom process may be served in any action brought against the Issuer under the securities laws of the United States. However, outside the United States, it may be difficult for investors to enforce judgments against the Issuer obtained in the United States in any such actions, including actions predicated upon civil liability provisions of securities laws. In addition, all of the Issuer's officers and directors reside outside the United States and nearly all of the assets of these persons and of the Issuer are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons, or to enforce against the Issuer or such persons judgments predicated upon the liability provisions of the securities laws of the United States. The Issuer has been advised by Mallinicks, its South African counsel, Nauta Dutilh, its Dutch counsel, Zepos & Zepos, its Greek counsel, White & Case (Thailand) Limited, its Thai counsel and Harney Westwood and Riegels, its British Virgin Islands counsel that there is substantial doubt as to the enforceability against the Issuer or any of its directors and officers located outside the United States in original actions or in actions for enforcement of judgments of U.S. courts of liabilities predicated on the civil liability provisions of the United States securities laws.

No Prior Public Market; Possible Volatility of Stock Price

     Prior to the Offerings, there has been no public market for the Class A Ordinary Shares. Although the Class A Ordinary Shares have been approved for listing on the Nasdaq and the Amsterdam Stock Exchange, there can be no assurance that an active public market for the Class A Ordinary Shares will develop or continue after the Offerings. The initial public offering price per Class A Ordinary Share has been determined by negotiations among the Issuer and the representatives of the Underwriters and may not be indicative of the price at which the Class A Ordinary Shares will trade after the Offerings. See "Underwriting". Prices for the Class A Ordinary Shares will be determined in the marketplace and may be influenced by many factors, including the financial results of the Company, changes in earnings estimated by industry research analysts, investors' perceptions of the Company and general economic, industry and market conditions. In addition, the stock markets have from time to time experienced extreme price and volume volatility, and such volatility may adversely affect the market price of the Class A Ordinary Shares. Accordingly, there can be no assurance that the market price of the Class A Ordinary Shares will not decline below the initial public offering price.

Absence of Dividends

     The Issuer anticipates that all of its earnings in the foreseeable future will be retained to finance the continued growth and expansion of its business, and, therefore, the Issuer has no intention to pay cash dividends on its Ordinary Shares in the foreseeable future. In the event that the Issuer or its subsidiaries enter into future financings, the terms of such financings may include restrictions on the payment of dividends. See "Dividend Policy" and "--Holding Company Structure; Significant Limitations on Access to Cash Flow of Subsidiaries and Joint Ventures".

Shares Eligible for Future Sale

     SuperSport International Holdings Limited ("SSIH") and Johnnic collectively own 7,447,681 Class A Ordinary Shares; Thomson, after the Thomson Conversion, will own approximately 2,581,775 Class A Ordinary Shares; and MIH Holdings, through MIH (BVI) Limited, owns all of the 30,787,319 Class B Ordinary Shares. SSIH, Johnnic, MIH (BVI) Limited and Thomson, together with the Issuer and its officers and directors, have entered into agreements (the "Lock-Up Agreements") not to sell, contract to sell, or otherwise dispose of, any Ordinary Shares without the consent of the Underwriters for a period of 180 days after the date of this Prospectus and to accept other restrictions on the sale of Ordinary Shares for a period of one year after the Offerings. In addition, SSIH, Johnnic and MIH (BVI) Limited have agreed (in accordance with the rules for admission to listing on the Amsterdam Stock Exchange of issuers with less than three financial years' net profit) that they will not, for a period of three years after the date of such admission, dispose of Ordinary Shares that total, in the aggregate, more than 50% (as long as not more than one of the financial years of the Issuer has closed with a net profit) or 75% (if and when two financial years of the Issuer have closed with a net profit) of the number of Ordinary Shares currently outstanding, subject to certain exceptions (the "ASE Lock-Up Agreement"). Upon expiration of the Lock-Up Agreements, such shares will be eligible for resale in the public markets in accordance with Regulation S ("Regulation S") and Rule 144 ("Rule 144") promulgated under the Securities Act of 1933 (the "Securities Act").

     Upon consummation of the Offerings and the Thomson Conversion, but subject to the continued applicability of the ASE Lock-Up Agreement to SSIH, Johnnic and MIH (BVI) Limited, the Issuer will have outstanding options to purchase a total of 950,140 Class A Ordinary Shares, which options will be exercisable immediately following consummation of the Offerings, with delivery of the shares occurring from three to five years after issuance of the option. The shares issued upon exercise of these options will be potentially eligible for public sale 90 days after the date of this Prospectus pursuant to Rule 701 under the Securities Act. All holders of such options, however, have signed Lock-Up Agreements. Except as limited by the Lock-Up Agreements and by volume limitations applicable to affiliates under Rule 144, shares issued upon the exercise of stock options generally are available for sale in the open market. Future sales of significant amounts of Class A Ordinary Shares in the public market after the Offerings could adversely affect the prevailing market price of the Class A Ordinary Shares. See "Shares Eligible for Future Sale".

Certain Anti-Takeover Matters

     The low voting rights of the Class A Ordinary Shares, as well as certain other provisions of the Issuer's Memorandum and Articles, may discourage other persons from attempting to acquire control of the Issuer. These provisions include, but are not limited to, a classified Board of Directors, the authorization of the Board of Directors to issue shares of undesignated preferred stock in one or more series without the specific approval of the holders of Ordinary Shares, the establishment of advance notice requirements for director nominations and actions to be taken at shareholder meetings and the requirement that two-thirds of the shareholders entitled to vote at a meeting are required to approve any change to certain provisions of the Memorandum and Articles. The low voting rights of the Class A Ordinary Shares and such provisions, as well as certain provisions of British Virgin Islands law to which the Issuer is subject, could impede a merger, takeover or other business combination involving the Issuer or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Issuer. In certain circumstances, such provisions may inhibit or discourage takeover attempts and could reduce the market value of the Class A Ordinary Shares. See "Description of Capital Stock--Certain Anti-Takeover Matters".

Immediate and Substantial Dilution

     Investors purchasing Class A Ordinary Shares in the Offerings will experience immediate and substantial dilution in the net tangible book value of their shares. See "Dilution".

Forward-Looking Statements

     This Prospectus contains "forward-looking statements". These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Forward-looking statements are typically identified by the words "believe", "expect", "anticipate", "intent", "estimate" and similar expressions. All statements other than statements of historical facts contained in this Prospectus, including, without limitation, the statements under "Prospectus Summary", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and located elsewhere herein regarding industry prospects and the Company's results of operations or financial position are forward-looking statements. Actual results could differ materially from those contemplated by these forward-looking statements as a result of factors ("Cautionary Statements") such as product and service development, market acceptance risks, the impact of competitive products, services and pricing, the results of current and future programming agreements and regulatory relationships, the results of financing efforts, the pursuit and consummation of certain acquisitions, developments regarding intellectual property rights and litigation, and risks described under "Risk Factors". In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this Prospectus will in fact transpire. Potential investors are cautioned not to place undue reliance on these forward-looking statements. Neither the Company nor any of the Underwriters undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the Cautionary Statements.

                                USE OF PROCEEDS

     The net proceeds to the Issuer from the Offerings are estimated to be approximately $148.2 million after deducting underwriting discounts and offering expenses. The Company intends to use these proceeds to make acquisitions and investments, fund the growth and improvement of existing businesses, repay debt and fund working capital and general corporate purposes.

     As described under "Business--Objectives and Strategy", the Company intends to make investments in and acquisitions of pay-television services, Internet services, interactive television services and related technology businesses. The Company is currently considering a number of acquisitions but has not yet entered into definitive agreements with regard to any of them and expects additional acquisition opportunities to arise. The Company also intends to fund the growth and improvement of its existing businesses and may use the majority of the proceeds for this purpose if the available investment opportunities warrant. The Company's management will have substantial discretion in investing the net proceeds of the Offerings.

     The acquisitions and investments described above reflect the Company's current expectations and plans, which are subject to change. Any acquisition or investment will be subject to various contingencies, including the results of negotiations with third parties, obtaining required government approvals, and obtaining required shareholder or board approvals. See "Risk Factors--Risks Associated with Growth Strategies".

     The Company also intends to use the proceeds of the Offerings for the repayment of certain indebtedness. This indebtedness consists of (i) drawings of approximately $23 million under a revolving demand facility from ABSA Bank Limited that bears interest at a rate of LIBOR + 2% and (ii) drawings of approximately $10 million under a loan from MeesPierson N.V. that bears interest at a rate of LIBOR + 0.9% and is repayable upon the earlier of February 12, 2000 and the completion of the Offerings or another public offering or credit facility. These loans were used to (i) repay $30 million of debt assumed in connection with the Canal+ Transaction (as defined herein),
(ii) make payments to third parties to purchase 1.7% of the voting shares of UBC and (iii) for working capital and general corporate purposes.

     The Company will use the balance of the proceeds for working capital and general corporate purposes.


                                DIVIDEND POLICY

     The Issuer anticipates that all of its earnings in the foreseeable future will be retained to finance its continued growth and expansion and has no current intention to pay cash dividends on its Ordinary Shares. The payment of dividends is within the discretion of the Issuer's Board of Directors and will be dependent upon, among other factors, the Company's results of operations, financial condition, capital requirements, restrictions imposed by the Company's financing arrangements and legal requirements. See "Risk Factors--Holding Company Structure; Significant Limitations on Access to Cash Flow of Subsidiaries and Joint Ventures".

                                   DILUTION

     At September 30, 1998, the Issuer had a net tangible book value of approximately $61.0 million, or $1.60 per Ordinary Share. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of Ordinary Shares outstanding. After giving effect to the sale of Class A Ordinary Shares in the Offerings and the Thomson Conversion and after deducting the underwriting discount and estimated offering expenses payable by the Issuer, the pro forma net tangible book value of the Issuer as of September 30, 1998 would have been approximately $205.6 million, or $4.12 per share. This represents an immediate increase in net tangible book value of $2.52 per share to the existing shareholders and an immediate dilution of $13.88 per share to new investors. The following table illustrates this per share dilution:



Initial public offering price ...................................                $  18.00
    Net tangible book value as of September 30, 1998(1) .........   $ 1.60
    Increase attributable to net proceeds to the Issuer
    from the Offerings and the Thomson Conversion(2) ............    2.52
                                                                    ------
Pro forma net tangible book value after the Offerings and the
    Thomson Conversion(2) .......................................                    4.12
                                                                                 --------
Dilution to new investors .......................................                $  13.88
                                                                                 ========

----------------
(1) The net tangible book value of the Company is calculated as shareholders' equity less intangible assets.

(2) After giving effect to the underwriting discount and the estimated expenses of the Offerings and adjusted to exclude $50.0 million, representing the estimated excess of the purchase price over the assumed fair value of net liabilities acquired in OpenTV as a result of the purchase of common stock of OpenTV from Thomson (see Recent Developments). The final allocation of the purchase price may differ materially from amounts assumed in the pro forma information.

                          SUMMARY ORGANIZATIONAL CHART

    (Ownership figures reflect economic interests rather than voting rights)

                                                       ---------------                                      --------
                                                       MIH Holdings(1) ------------------------------------ M-Web(1)
                                                       ---------------           (shares lined on JSE)      --------
                                                             |                                              A leading
                            --------------------             | 62%(2)            --------------------         ISP in
                                   SSIH(1)                   |                         Johnnic             South Africa
                            --------------------             |                   --------------------
                                Provides pay- |  7%(2)       |         8%(2)      |  Wholly-owned
                                 television   +--------|     |     |--------------+ subsidiary of
                                programming,        --------------------              JSE listed
                                mostly sports            MIH Limited                  investment
                                                       (the "Issuer")                  company
                                                    --------------------
                                                             |
                                                             |
                    -----------------------------------------------------------------------------------------------
                    |                            |                  |                 |                           |
                    |                            |                  |                 |                           |
                  ---------------------------------          ---------------       ------           --------------------------
                     AFRICA AND THE MIDDLE EAST               MEDITERRANEAN         ASIA                     TECHNOLOGY
                  ---------------------------------          ---------------       ------                    (Mindport)
                    |                            |                  |                 |             --------------------------
                    | 100%                       | various %        |100%(3)          | 28%(4)           |               |
           -------------------            ----------------    -------------     ---------------          |               |
               MultiChoice                 Egypt and the         NetMed            UBC(5)                |               |
                  Africa                     Middle East                                                 |               |
           -------------------            ----------------    -------------     ---------------          |               |
           |        |        | various      Manages the         |        |         Leading               |               |
           | 100%   |        |    %          subscriber          Leading          provider               |               |
    --------------  |  --------------       base of pay-        provider          of pay-                |               |
         South      |    Sub-Saharan         television         of pay-          television              |               |
        Africa      |      Africa           providers in       television         services               | 100%          | 80%
    --------------  |  --------------        Egypt and          services         in Thailand       ------------      --------------
                    |                         certain           in Greece                             Irdeto             OpenTV
       Leading      |     Leading          Middle-Eastern      and Cyprus                          ------------      --------------
     provider of    |   provider of           countries         |        |                          Technology        Develops and
    pay-television  |  pay-television                           |        |                           company         sells software
     services in    |   services in                     various |        |                         serving pay-       platforms for
     South Africa   |   Sub-Saharan                        %    |        | 51%                        media            interactive
                    |      Africa                          ---------  ---------                      businesses         television
                    | 20%(6)                                 Greece    Cyprus
      -----------------------------                        ---------  ---------
      |                           |
- -------------                 -------------
                 (shares
   SSIH(1)    linked on JSE)     M-Net(1)
             ----------------
- -------------                 -------------
Provides pay-                  Provides pay-
  television                     television
 programming,               programming, mostly
mostly sports                  premium movies

(1) Publicly listed in South Africa.
(2) Adjusted to give pro forma effect to the Offerings and the Thomson Conversion, assuming no exercise of the Underwriters' over-allotment options.
(3) Effectively 100% because the Company holds an option to purchase the remaining 48% of NetMed at a fixed price on demand and NetMed does not pay dividends.
(4) The Company holds an option to purchase an additional 3.3% of UBC.
(5) Publicly listed in Thailand.
(6) One half of such interest is held by a trust, but the Company is entitled to any dividends until 2001. See Note 3 to Consolidated Financial Statements.

                                  THE COMPANY

Overview

     The Company is a multinational supplier of pay-television services and related technology. The Company plans to leverage its management and industry expertise to provide a full array of pay-media content and services over a variety of electronic platforms, including pay-television, Internet and interactive television. MIH Limited is incorporated in the British Virgin Islands and conducts its businesses through subsidiaries and joint ventures. After giving effect to the Offerings and the Thomson Conversion, MIH Holdings, which is quoted on the Johannesburg Stock Exchange (the "JSE") under the symbol "MIB", will indirectly own shares representing 61.7% of the economic interest and 82.9% of the voting interest of MIH Limited. The shares of MIH Holdings are linked with those of M-Web, an Internet service provider that was spun off by MIH Holdings last year. Together, they had a market capitalization of ZAR 5,134.8 million ($829.4 million) as of March 19, 1999. The diagram on the preceding page summarizes the Company's group structure and ownership.

Subsidiaries and Joint Ventures

  Pay-television

     In many of its markets, the Company's pay-television businesses utilize similar corporate structures. These structures generally include a content management company which provides the content for the pay-television operation, a subscription management business and a service transmission and distribution business. In each region, these companies may have local partners.

     Africa. The Company operates its South African businesses through MultiChoice Africa (Proprietary) Limited ("MultiChoice Africa"), an indirect wholly owned subsidiary of MIH Limited. MultiChoice Africa obtains channels from and conducts transmission and distribution through certain of the Company's affiliates. MultiChoice Africa in turn has ownership interests in joint ventures operating in Kenya, Ghana, Uganda, Nigeria, Tanzania, Zambia, Namibia, Botswana and Lesotho. In Africa, the Company considers several factors when determining the countries within which to establish joint ventures, including comparative political stability, a free market economy, adequate infrastructure, a favorable foreign exchange system, a suitable local partner and sufficient management control. In many other African nations, the Company operates through agents or franchisees. These parties conduct marketing and advertising to build the subscriber base and collect subscription revenues on behalf of the Company. They retain a minor portion of these subscription revenues as compensation for their services and remit the balance to the Company.

     MultiChoice Middle East Inc. ("MultiChoice Middle East") is a 90.0% owned subsidiary of MultiChoice Middle East Holdings Inc. ("MultiChoice Middle East Holdings"), which in turn is 50.0% indirectly owned by MIH Limited. The other shareholders in MultiChoice Middle East Holdings and MultiChoice Middle East are strategic regional investors. In Egypt, MIH Limited indirectly owns 10.0% of Cable Network Egypt ("CNE"), which provides terrestrial analog service, and 75.0% of MultiChoice Egypt Limited ("MultiChoice Egypt"), which provides subscriber management services to CNE.

     Mediterranean. The Company operates its Mediterranean businesses through its interest in a holding company, NetMed B.V. MIH Limited owns 52.0% of NetMed B.V. (together with its subsidiaries, "NetMed"), and MP Communications B.V. ("MP") owns the remaining 48.0%. The Company holds an option to purchase MP's 48.0% interest on demand at a fixed, pre-arranged price that is slightly greater than the price at which MP purchased that interest from the Company. Pursuant to a shareholders agreement between the Company and MP, NetMed does not pay dividends. Recent changes in the Greek regulatory environment may lead to a change in the ownership structure of the Company's Greek subsidiaries and joint ventures, and the Company is currently reviewing several alternatives.

     NetMed manages its pay-television business through the following operating subsidiaries:

     o MultiChoice Hellas S.A. ("MultiChoice Hellas") and MultiChoice Cyprus Limited ("MultiChoice Cyprus") manage the subscriber base and market and sell pay-television services in Greece and Cyprus, respectively. NetMed B.V., through Myriad Development B.V., owns 51% of each of MultiChoice Hellas and MultiChoice Cyprus. The remainder of MultiChoice Hellas is 42.0% owned by Teletypos S.A., a Greek media company that owns Mega Channel, the second largest Greek free-to-air television channel. The other 7.0% is owned by Lumiere Television Limited ("Lumiere"), a Cypriot investor. Lumiere also owns the remaining 49.0% of MultiChoice Cyprus. MultiChoice Hellas and MultiChoice Cyprus collect subscriber revenues, retain a portion as payment for their services and pass the balance to NetMed Hellas S.A. ("NetMed Hellas"), Lumiere and Alfa TV.

     o NetMed Hellas is 96.0% owned by NetMed B.V. NetMed Hellas operates the FilmNet, SuperSport and K-T.V. pay-television channels in Greece and provides programming to Lumiere and AlfaTV in Cyprus. The remaining 4.0% ownership is held by Lumiere.

     o Synergistic Network Development S.A. ("Syned") is 100.0% owned by NetMed B.V. and is responsible for signal transmission and distribution.

     Asia. The Company conducts its development operations in Asia through its office in Hong Kong. The Company's first Asian investment is its joint venture interest in the United Broadcasting Corporation Public Company Limited, formerly the International Broadcasting Corporation Public Company Limited ("UBC"), and its subsidiaries (together, the "UBC Group") in Thailand. Founded in 1985, UBC is quoted on the Stock Exchange of Thailand under the symbol "UBC" and had a market capitalization of Baht 11,482 million ($306.4 million) on March 19, 1999. The Company became an investor in UBC in January 1997 and has gradually increased its total share of ownership of UBC to approximately 27.8% with an option to purchase an additional 3.3% from London National Corporation. As of February 8, 1999, the remaining shares were beneficially owned 41.0% by Telecom Holding Company Limited ("Telecom Asia"), 0.4% by the Mass Communications Organization of Thailand ("MCOT") and 30.8% by other private investors and the public. The Company has pledged its shares in UBC to ABSA Bank Limited as security for a revolving demand facility. The Company expects the pledge to be released once the debt has been repaid from the proceeds of the Offerings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources--Debt".

     The UBC Group's pay-television business is managed through four operating entities. UBC operates the digital satellite service and acts as a holding company for the remaining parts of the business. UBC Cable Network Public Company Limited ("UBC Cable"), formerly UTV Cable Network Public Company Limited, which is 97.9% owned by UBC, operates the cable television services business for the UBC Group. Cineplex Company Limited ("Cineplex"), which is 99.9% owned by UBC, produces channels featuring movies, drama, educational programming, news and sports for the UBC Group's pay-television systems. Both UBC Cable and Cineplex were founded by Telecom Asia and later purchased by UBC. Satellite Services Company Limited ("SSV"), which is 96.0% owned by UBC, provides certain services used by the UBC Group in its pay-television systems, including signal transmission and distribution.

  Technology

     The Company's Mindport division is a leading provider of pay-television software and hardware solutions and services both to the Company's pay-media businesses and to third-party pay-media operators. The Company operates its Mindport technology division mainly through its wholly owned subsidiary Irdeto B.V. ("Irdeto"). In addition, the Company owns 80.1% of OpenTV (72.3% on a fully diluted basis after giving effect to the exercise of outstanding stock options), which produces operating systems for interactive television. In the future, the Company plans to form a new subsidiary named Mindport as a holding company for all of its technology assets.

Affiliates

     The Company has several non-subsidiary affiliates, including Electronic Media Network Limited ("M-Net Ltd."), SSIH, M-Web and Orbicom (Proprietary) Limited ("Orbicom"). M-Net Ltd. is a publicly traded South African company that provides the premium film channels carried by the Company on its pay-television platforms in Africa. SSIH is a publicly traded South African company that provides the sports channels carried by the Company on its pay-television systems in Africa and the Middle East. Shares of SSIH are linked with those of M-Net Ltd., and as of March 19, 1999, their market capitalization was approximately ZAR 919.7 million ($148.6 million). The linking provides that each share of either company's stock trades with one share of the other company's stock, with a single price for both shares combined. The shares can be delinked by declaration by each company's board.

     The Company currently owns 19.8% of each M-Net Ltd. and SSIH and is 8.5% owned by SSIH. The Company has pledged its shares in M-Net Ltd. and SSIH to ABSA Bank Limited as security for a revolving demand facility. The Company expects this pledge to be released once the debt has been repaid from the proceeds of the Offerings.

     M-Web was formed in 1997 through a series of transactions whereby the Issuer contributed its Internet related business to a new entity, M-Web, and subsequently capitalized it with a special dividend to MIH Holdings. M-Web is a leading Internet service provider in South Africa. It provides Internet access and aggregates content oriented toward South Africans. As of December 31, 1998, it had 126,882 subscribers. The Company has no economic or voting interest in M-Web.

     Orbicom provides the uplink and signal backhaul facility for the Company's operations in Africa. Orbicom is not operated as a profit center as it provides its services at cost to various subsidiaries of MIH Holdings, including the Company.

History

     In 1985, several large South African media companies formed a pay-media business, M-Net Ltd., the predecessor to the Company. M-Net Ltd. was listed on the JSE in 1990.

     Effective October 1993, M-Net Ltd. was divided into two companies. The subscriber management, signal distribution and cellular telephony businesses, together with the holding in FilmNet, a leading pay-television operator in Europe, were placed in a new company, MIH Holdings (then called MultiChoice Ltd.). M-Net Ltd. continued to hold other corporate operations and provide pay-television programming.

     In late 1992, MIH Holdings joined a consortium that procured the second GSM cellular license awarded in South Africa. MIH Holdings owned 25.0% of Mobile Telephone Networks Holdings (Proprietary) Limited ("MTN"), the cellular network operator, and subsequently increased its stake in MTN to 34.7%. In 1995, MIH Holdings spun off its interest in MTN as a new corporation, M-Cell Limited ("M-Cell"). M-Cell is listed on the JSE and has a market capitalization of approximately ZAR 5,387.4 million ($870.3 million) as of March 19, 1999.

     In 1995, Richemont S.A. ("Richemont") and MIH Holdings merged their global pay-television operations, including their interest in FilmNet, the Company's operations in Africa and Richemont's interest in Telepi-, into a single venture called NetHold B.V. ("NetHold"), which MIH Holdings held through MIH Limited. In March 1997, the Company and Richemont merged most of NetHold with Canal+, the French-based pay-television operator. The Company retained NetHold's African, Mediterranean and Middle East pay-television businesses, acquired 49% of Irdeto, now part of the Mindport division, and received an interest in Canal+. The Company has since sold its interest in Canal+ to fund its expansion in Asia. The Company purchased the remainder of Irdeto from Canal+ in January 1998. The Company purchased its interests in its Thai pay-television joint venture, UBC, from 1997 until the present. In 1998, the Company purchased its 44.5% interest in OpenTV, now a part of the Company's Mindport technology division, and increased its ownership to 80.1% in March 1999.

     In 1997, the Company purchased an Internet service provider and renamed it M-Web. In March 1998, M-Web was spun off and listed on the JSE.

                                CAPITALIZATION

     The following table sets forth (i) the historical consolidated cash and capitalization of the Company at September 30, 1998 derived from the Company's historical financial statement as of that date, and (ii) the pro forma consolidated capitalization as adjusted to give effect to the Thomson Conversion, the issuance and sale of Class A Ordinary Shares in the Offerings and the application of the net proceeds therefrom. This table is based upon MIH Limited's Consolidated Statements, which have been prepared in accordance with International Accounting Standards ("IAS"). This information should be read in conjunction with the Financial Statements included elsewhere in this Prospectus.

                                                                            September 30, 1998
                                                                      -------------------------------
                                                                          Actual       As adjusted(1)
                                                                      -------------   ---------------
                                                                              (in thousands)
Cash and cash equivalents .........................................    $   87,473       $  202,639
                                                                       ==========       ==========
Long-term debt:
 Long-term debt, including current portion but
   excluding program and film rights ..............................    $   63,135       $   30,135
 Lease obligations(2) .............................................        73,288           73,288
                                                                       ----------       ----------
 Total long-term debt(3) ..........................................       136,423          103,423
                                                                       ----------       ----------
Shareholders' equity:
 Class A Ordinary Shares, no par value; 103,468,878 shares
   authorized, 7,447,681 issued and outstanding, actual; 19,104,456
   shares issued and outstanding, as adjusted(4) ..................       113,986          308,623
 Class B Ordinary Shares, no par value; 55,920,509 shares
   authorized; 30,787,319 shares issued and outstanding,
   actual and as adjusted .........................................       475,566          475,566
 Accumulated loss .................................................      (314,281)        (314,281)
 Foreign currency translation adjustment ..........................       (19,933)         (19,933)
                                                                       ----------       ----------
   Total shareholders' equity .....................................       255,338          449,975
                                                                       ----------       ----------
    Total capitalization ..........................................    $  391,761       $  553,398
                                                                       ==========       ==========

----------------
(1) Gives effect to the Thomson Conversion, the Offerings and the application of the proceeds of the Offerings, including the expected repayment of approximately $33 million of indebtedness that was incurred after September 30, 1998.
(2)   Lease obligations include obligations under transponder leases.
(3) For details of the Company's debt, see Note 7 to the Condensed Consolidated Statements and Note 14 to the Consolidated Statements included elsewhere in this Prospectus.
(4) Does not include (i) up to 1,360,000 shares that may be issued upon exercise of over-allotment options granted to the Underwriters and (ii) 950,140 shares issuable upon exercise of employee share options at an exercise price of $10.57 per share. As adjusted amount includes shares issuable pursuant to the Thomson Conversion.

                     SELECTED FINANCIAL AND OPERATING DATA

     The selected financial data set forth below for the years ended March 31, 1998, 1997, 1996, 1995 and 1994 have been derived from the Consolidated Statements for the year ended March 31, 1998 and from the Combined Statements for the years ended March 31, 1997, 1996, 1995 and 1994. The selected financial data set forth below for the six months ended September 30, 1998 and 1997 have been derived from the Condensed Consolidated Statements for such periods. The data should be read in conjunction with, and are qualified in their entirety by, the Financial Statements included elsewhere in this Prospectus. The Financial Statements are prepared in accordance with international accounting standards ("IAS") and for the years ended March 31, 1998, 1997 and 1996 have been audited by Coopers & Lybrand. The accounting policies adopted by the Company under IAS differ in certain significant respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences are described in Note 29 to the Consolidated Statements and in "Management's Discussion and Analysis of Financial Condition and Results of Operations--US GAAP Reconciliation". The Combined Statements include the combined accounts of the Acquired MIH Businesses (as defined herein) and eliminate all accounts among the Acquired MIH Businesses. The Combined Statements do not eliminate amounts due from the Acquired MIH Businesses to MIH Limited, which the Consolidated Statements do eliminate, nor do they include purchase accounting adjustments that occurred as a result of the Canal+ Transaction (as defined).

                                                 Company Consolidated(1)
                                              -----------------------------
                                                    Six Months Ended
                                                      September 30,
                                              -----------------------------
                                                   1998           1997
                                              -------------- --------------
                                              (dollars in millions, except
                                              per share and per subscriber
                                                          data)
Statements of Operations Data:

Amounts in accordance with IAS:
Revenues:
Subscriptions ...............................  $     205.4    $     202.9
Decoder sales and repair ....................         44.1           25.3
Technology and other ........................         36.8            7.3
                                               -----------    -----------
  Total revenues, net(2) ....................        286.3          235.5

Operating expenses:
Cost of providing services ..................       (188.7)        (147.3)
Selling, general and administrative .........        (77.9)         (79.1)
Depreciation and amortization(3) ............        (25.0)         (28.1)
                                               ------------   ------------
  Operating loss ............................         (5.3)         (18.9)
Financial results, net(4) ...................         (8.8)          (0.6)
Equity results in joint ventures and
 associates .................................        (14.2)          (4.2)
Profit on sale of joint venture .............         31.1             --
                                               ------------   ------------
  Profit/(loss) before taxation .............          2.8          (23.7)
Loss from continuing operations .............         (0.7)         (26.4)
Net loss ....................................         (0.7)         (30.4)

Per share amounts(5):
Loss from continuing operations .............  $     (0.02)   $     (0.69)
  Pro forma(6) ..............................         0.02
Net loss ....................................        (0.02)         (0.79)
  Pro forma(6) ..............................         0.02
Dividends(7) ................................           --             --
Weighted average shares outstanding .........   38,235,000     38,235,000

Amounts in accordance with US GAAP:
Loss from continuing operations .............  $      (5.9)   $     (31.1)
Cumulative effect of a change in
 accounting principle .......................           --             --
Net loss ....................................         (5.9)         (35.1)

Per share amounts(5):
Loss from continuing operations .............        (0.16)         (0.81)
  Pro forma(6) ..............................        (0.11)
Net loss ....................................        (0.16)         (0.92)
  Pro forma(6) ..............................        (0.11)




                                                                              Acquired MIH
                                                Company                    Businesses Combined
                                              Consolidated(1)               (Predecessor)(1)
                                              -------------- -----------------------------------------------
                                                                   Year Ended March 31,
                                              --------------------------------------------------------------
                                                   1998          1997        1996        1995        1994
                                              -------------- ----------- ----------- ----------- -----------
                                              (dollars in millions, except per share and per subscriber data)
Statements of Operations Data:

Amounts in accordance with IAS:
Revenues:
Subscriptions ...............................  $     404.5    $  315.5    $  233.3
Decoder sales and repair ....................         63.1        60.2        43.6
Technology and other ........................         33.9        16.2         6.0
                                               -----------    --------    --------
  Total revenues, net(2) ....................        501.5       391.9       282.9     $ 266.9     $ 271.9

Operating expenses:
Cost of providing services ..................       (309.0)     (259.4)     (212.9)
Selling, general and administrative .........       (177.2)     (140.4)      (77.6)
Depreciation and amortization(3) ............        (58.0)      (16.2)       (9.8)
                                               -----------   ---------    --------
  Operating loss ............................        (42.7)      (24.1)      (17.4)
Financial results, net(4) ...................         (5.5)       (5.3)       (0.9)
Equity results in joint ventures and
 associates .................................         (7.9)        3.8         0.6
Profit on sale of joint venture .............           --          --          --
                                               -----------   ---------    --------
  Profit/(loss) before taxation .............        (56.1)      (25.6)      (17.8)
Loss from continuing operations .............        (59.9)      (26.0)      (21.5)
Net loss ....................................        (63.8)      (26.0)      (21.5)

Per share amounts(5):
Loss from continuing operations .............  $     (1.57)
  Pro forma(6) ..............................        (1.42)
Net loss ....................................        (1.67)
  Pro forma(6) ..............................        (1.52)
Dividends(7) ................................         1.36
Weighted average shares outstanding .........   38,235,000

Amounts in accordance with US GAAP:
Loss from continuing operations .............  $     (75.3)   $  (26.0)   $  (21.6)
Cumulative effect of a change in
 accounting principle .......................           --          --        (3.9)
Net loss ....................................        (79.3)      (26.0)      (25.4)

Per share amounts(5):
Loss from continuing operations .............        (1.97)
  Pro forma(6) ..............................        (1.81)
Net loss ....................................        (2.07)
  Pro forma(6) ..............................        (1.90)

                                                                                              Acquired MIH
                                                                                           Businesses Combined
                                                       Company Consolidated(1)              (Predecessor)(1)
                                                --------------------------------------   -----------------------
                                                    Six Months Ended
                                                     September 30,                 Year Ended March 31,
                                                ------------------------   -------------------------------------
                                                   1998          1997          1998         1997         1996
                                                ----------   -----------   -----------   ----------   ----------
                                                (dollars in millions, except per share and per subscriber data)
Balance Sheet Data (at period end):

Amounts in accordance with IAS:
Cash and cash equivalents ...............      $    87.5         --        $   153.4     $    53.9    $    15.1
Total assets ............................          700.8         --            646.1         287.2        156.1
Total debt(8) ...........................          146.7         --            107.6          76.8         16.1
Total liabilities .......................          445.5         --            392.5         337.7        188.6

Amounts in accordance with US GAAP:
Total assets ............................      $   670.9         --        $   621.2     $   287.2    $   156.1
Total debt(8) ...........................          146.7         --            107.6          76.8         16.1
Total liabilities .......................          445.5         --            392.5         337.7        188.6

Other Data:
Operating Income Before Depreciation
 and Amortization(9) ....................      $    19.7    $     9.1      $    15.3     $    (7.9)   $    (7.6)
Cash flow from operating activities .....          (27.0)       (39.5)           5.2          68.5          6.6
Cash flow from investing activities .....          (73.6)       (12.2)         170.5         (14.6)       (10.7)
Cash flow from financing activities .....           18.6         52.7          (77.0)        (13.3)        (1.3)
Capital expenditures ....................           (1.8)       (10.2)         (31.7)        (17.6)       (13.0)

Subscribers in thousands (at period end):
Africa
  South Africa ..........................          1,086        1,025          1,054         1,008          943
  Sub-Saharan Africa ....................            127          103            109           104           73
  Egypt .................................             22           14             18            13            9
  Middle East ...........................             47           23             27            15         --
                                               ---------    ---------      ---------     ---------    ---------
    Total Africa ........................          1,282        1,166          1,208         1,140        1,025
                                               ---------    ---------      ---------     ---------    ---------
Mediterranean
  Greece ................................            277          217            254           203          101
  Cyprus ................................             33           30             31            26           11
                                               ---------    ---------      ---------     ---------    ---------
    Total Mediterranean .................            310          247            285           230          112
                                               ---------    ---------      ---------     ---------    ---------
Asia
  Thailand ..............................            289          308            313           253          130
                                               ---------    ---------      ---------     ---------    ---------
    Total subscribers ...................          1,881        1,720          1,806         1,623        1,268
                                               =========    =========      =========     =========    =========
Average monthly revenue per
 subscriber(10) .........................      $   22.74    $   24.65      $   23.90     $   21.10    $   18.63

                                                                     Company Consolidated(1)
                                                -----------------------------------------------------------------
                                                                      Year ended March 31,
                                                -----------------------------------------------------------------
                                                     1997             1996             1995             1994
                                                --------------   --------------   --------------   --------------
                                                          (dollars in millions, except per share data)
Statements of Operations Data:

Amounts in accordance with IAS:
Net income/(loss) ...........................    $     409.2      $     (85.7)     $     (52.0)     $     (33.6)
Weighted average shares outstanding .........     38,235,000       38,235,000       38,235,000       38,235,000
Income/(loss) per share .....................          10.68            (2.24)           (1.36)           (0.88)

Amounts in accordance with US GAAP:
Net income ..................................    $     409.6
Income per share ............................          10.69

Balance Sheet Data (at period end):
Amounts in accordance with IAS:
Total assets ................................    $     803.1      $      63.7      $      65.4      $     370.1
Total debt(8) ...............................          124.0             94.5               --               --

Amounts in accordance with US GAAP:
Total assets ................................    $     803.1
Total debt(8) ...............................          124.0

----------------
(1) See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Presentation of Financial Information".
(2) Prior to March 31, 1995, the revenues of the Company's predecessors were primarily generated by its operations in Africa. The other operations did not generate significant revenue. The business of the Company's Africa-based predecessor was included with the operations of affiliates prior to March 31, 1995. Therefore, only total net revenues have been
      presented.  (3)   The operating results of the Company for the year ended
      March 31, 1998 and the six-month period ended September 30, 1998 include amortization of $33.3 million and $14.2 million, respectively attributable to intangible assets of $207.9 million, which were recorded as a result of the acquisition of the Acquired MIH Businesses (as defined herein). Amortization of film and sports rights is included in the cost of providing services.
(4) Includes interest expense, interest income, dividend income, foreign exchange gains and losses, and gains on disposal of investments.
(5) Per share amounts are not applicable to the results of the Acquired MIH Businesses.
(6) Pro forma amounts are historical amounts adjusted to give effect to the number of shares whose proceeds are expected to be used to repay $33.0 million of indebtedness and the impact on interest expense. See "Use of Proceeds".
(7) Dividend paid to facilitate the capitalization of M-Web. The Company does not expect to pay dividends in the near future. See "Dividend Policy".
(8) Includes bank overdrafts, current portion of long-term debt, long-term debt (including approximately $21.3 million including accreted interest, which was recorded in connection with the transfer of shares of M-Net/SSIH during the six-month period ended September 30, 1998. See Note 3 to the Condensed Consolidated Statements). In fiscal 1997 and 1996, excludes debt owed to MIH Limited included in the liabilities of the Acquired MIH Businesses, as such amounts would be eliminated upon consolidation.
(9) Operating Income Before Depreciation and Amortization is defined as operating income (loss) before depreciation and amortization (other than amortization of film and sports rights). Operating Income Before Depreciation and Amortization is presented supplementally as the Company believes it is the most appropriate measure for evaluating operating performance. The Company believes Operating Income Before Depreciation and Amortization is a standard measure commonly reported and widely used by analysts, investors and others associated with the pay-media industry. Operating Income Before Depreciation and Amortization eliminates the uneven effect across reporting periods and companies of (1) depreciation of tangible fixed assets and (2) amortization of intangible assets acquired in business combinations accounted for by the purchase method of accounting. While many in the financial community consider Operating Income Before Depreciation and Amortization to be an important measure of comparative operating performance, it should be considered in addition to, and not as a substitute for, operating income, net income, cash flow and other measures of financial performance prepared in accordance with generally accepted accounting principles which are presented in the audited financial statements included elsewhere in this Prospectus. Additionally, the Company's calculation of Operating Income Before Depreciation and Amortization may be different than the calculation used by other companies and, therefore, comparability may be affected.
(10) Excludes the Company's Asia and Middle East pay-television operations because such revenues are not consolidated with the Company's income statements. Total subscribers from consolidated operations were 1.545 million, 1.390 million, 1.466 million, 1.355 million and 1.137 million as of September 30, 1998 and 1997 and March 31, 1998, 1997 and 1996,
      respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Financial Statements included elsewhere in this Prospectus.

Presentation of Financial Information

     MIH Limited is a holding company that operates in the pay-media and related technology industries through its interests in subsidiaries and joint ventures.

     Prior to March 31, 1997, MIH Limited's activities consisted almost entirely of its 50% interest in NetHold, a pay-television joint venture. Prior to March 1997, NetHold had investments in pay-television operations in Africa, Cyprus, Greece, Italy, Belgium, the Netherlands, Scandinavia and the Middle East. NetHold also owned Irdeto, a pay-television technology company. In March 1997, the Company sold its interest in NetHold to Canal+ in exchange for a 5% equity interest in Canal+, all of NetHold's pay-television businesses in Africa, Cyprus, Greece and the Middle East (the "Canal+ Transaction") and 49% of Irdeto. In subsequent transactions, the Company acquired all of the ownership interest of Irdeto. The pay-television businesses in Africa, Cyprus, Greece and the Middle East, along with 49% of Irdeto, are collectively referred to as the "Acquired MIH Businesses." As a result of these factors, for the years ended March 31, 1997 and 1996, MIH Limited's financial information consists almost entirely of its investment in NetHold, which owned, in addition to the Acquired MIH Businesses, a substantial number of other businesses. Accordingly, the Company's historical financial information after March 31, 1997 is not comparable to its financial information prior to that date.

     Accordingly, two sets of financial statements are included herein. The Consolidated Statements present on a consolidated basis the financial position and results of operations of MIH Limited and its subsidiaries, including the results of joint ventures and associates accounted for under the equity method. In addition, the Combined Statements present the financial position and results of operations of the Acquired MIH Businesses on a combined basis. The Company believes that the Acquired MIH Businesses are effectively the predecessor of the Company prior to March 31, 1997. This is because the Acquired MIH Businesses include nearly all of the businesses currently operated by the Company, and do not include businesses that have been discontinued or sold. Because of this, the Company believes that a period to period comparison of the Acquired MIH Businesses will be more meaningful to potential investors and will more accurately reflect the Company's business trends. Therefore, the discussion in this section compares the Consolidated Statements for the year ended March 31, 1998 and the Combined Statements for the year ended March 31, 1997 and 1996.

     The comparability of the Consolidated Statements for the year ended March 31, 1998 with the Acquired MIH Businesses is affected by the intangible assets recognized upon the acquisition of the Acquired MIH Businesses and the amortization thereof. Further, during fiscal 1998, the Company acquired 100% of Irdeto and began consolidating results which were equity accounted in the Combined Statements.

     Both the Consolidated Statements and Combined Statements have been prepared in accordance with IAS, which differs in certain significant respects from US GAAP. See "--US GAAP Reconciliation" and Note 29 and Note 24 to the Consolidated Statements and Combined Statements, respectively, for a description of the principal differences between IAS and US GAAP as they relate to the Company and the Acquired MIH Businesses.

Overview of Operations
     The Company is a multinational provider of pay-television services and the technology employed in the provision of such services. As of September 30, 1998, the Company provided pay-television and related services to over 1.8 million households, and operated its businesses in over 45 countries around the world. The current holdings of MIH Limited consist of:

     o  Pay-television operations in Africa, the Mediterranean and Asia.

     o Pay-media technology businesses, based in The Netherlands and the United States, that collectively compose the Company's Mindport division.

     o  Ownership of 19.8% of M-Net Ltd. and SSIH.

     In Africa, MultiChoice Africa provides a range of subscriber management services to pay-television households in over 35 countries on the African continent and adjacent islands, principally in South Africa.

MultiChoice Africa also has direct investments with fully-staffed offices for pay-television services in Lesotho, Namibia, Botswana, Zambia, Nigeria, Ghana, Uganda, Kenya and Tanzania. In the Mediterranean, NetMed operates analog platforms in Greece and Cyprus. In Asia, the Company owns 27.8% (26.1% as of September 30, 1998 and 17.3% as of March 31, 1998) of UBC, the only major pay-television provider in Thailand. In the Middle East, the Company performs subscriber management operations for the two digital platforms in the Middle East and, through MultiChoice Egypt, services the Egyptian subscriber base for both digital and analog platforms.

     The Company's Mindport technology division consists of Irdeto and its subsidiaries, which develop and market conditional access, subscriber management systems and other pay-television technologies. Mindport also consists of an 80.1% interest in the outstanding stock of OpenTV (44.5% as of September 30, 1998 and earlier), which develops and provides operating systems for interactive television.

     The Company's operating results are affected by a number of items, including the number of households subscribing to its pay-television service, the average revenue per subscriber, churn rates, seasonality and foreign exchange rates. Foreign exchange rates can have a significant effect on the Company's reported earnings as the Company generates revenues predominantly in the local currencies of the countries in which it operates, whereas a substantial portion of the Company's expenses are incurred in U.S. dollars.

     Revenues. The Company's primary source of revenue is subscriber fees. The Company also generates revenue from the sale, rental and maintenance of decoders, and other income. As a result of the subsequent acquisition of the remaining interest in Irdeto and its interest in OpenTV, the Company began in January 1998 to consolidate the revenue it generated from technology licenses.

     Cost of Providing Services. These include programming, subscriber management, decoder purchase, transmission and development costs. Programming costs include the cost for third-party programs and the production cost of programs produced by the Company, as well as the amortization of programming rights for sporting events and movies. Subscriber management costs include the direct costs of service and maintenance of equipment installed at subscribers' homes and the cost of customer service. Decoder costs include the purchase of decoders by the Company for use, lease or resale. Transmission costs consist of transmission and uplinking and backhauling charges paid by the Company to various satellite vendors under operating lease agreements. Development costs include the costs of research necessary to enhance the Company's existing technology products and develop new technologies.

     Selling, General and Administrative Expenses. These costs include overhead costs from the various departments such as marketing, public relations, subscriber sales, warehousing, information systems, finance and accounting, accounts receivable and the human resources department.

     Depreciation and Amortization. These costs include charges relating to the amortization of intangible assets arising from acquisitions and the depreciation of the Company's tangible fixed assets, including transponders, decoders and assets under capital lease.


Recent Developments

  Additional Investments in OpenTV and UBC

     In March 1999, the Company purchased all of Thomson's interest in OpenTV in exchange for a convertible note of approximately $46.2 million. The note will convert simultaneously with the consummation of the Offerings into Class A Ordinary Shares at the price such shares are sold to the public in the Offerings. The Company has agreed to sell to a subsidiary of Sun Microsystems a portion of the OpenTV interest purchased from Thomson for approximately $9.2 million in cash. The sale to this Sun Microsystems subsidiary is expected to occur immediately after the consummation of the Offerings, subject to regulatory approval. After giving effect to such sale, the Company owns 80.1% of the outstanding common stock of OpenTV.

     In February 1999, the Company acquired an additional 1.7% interest in UBC for $4.5 million in cash. In August 1999, the Company intends to exercise an option to purchase an additional 3.3% of UBC for $8.9 million in cash.

  Recent Results

     The Company expects that revenues in the second half of fiscal year 1999 should be in line with revenues in the first half of fiscal year 1999. However, the Company expects the operating loss in the second half of fiscal year 1999 to be greater than the operating loss in the first half of fiscal year 1999, primarily due to the full period effect of the amortization of the Greek basketball programming rights, additional amortization of lease payments for increased transponder capacity and adverse net currency movements. Some of the factors adversely affecting the Company's second half results are expected to continue into fiscal year 2000.

Results of Operations

     The Company's results of operations are summarized in the following tables:


                                                             Consolidated                         Combined
                                                ---------------------------------------   -------------------------
                                                    Six months ended
                                                      September 30,                  Year Ended March 31,
                                                -------------------------   ---------------------------------------
                                                    1998          1997          1998          1997          1996
                                                -----------   -----------   -----------   -----------   -----------
                                                      (in millions)                      (in millions)
Subscription revenues .......................    $  205.4      $  202.9      $  404.5      $  315.5      $  233.3
Decoder sales and repairs ...................        44.1          25.3          63.1          60.2          43.6
Technology and other ........................        36.8           7.3          33.9          16.3           6.0
                                                 --------      --------      --------      --------      --------
 Net revenues ...............................       286.3         235.5         501.5         391.9         282.9
                                                 --------      --------      --------      --------      --------
Cost of providing services ..................      (188.7)       (147.3)       (309.0)       (259.4)       (212.9)
Selling, general and administrative expenses.       (77.9)        (79.1)       (177.2)       (140.4)        (77.6)
Depreciation and amortization ...............       (25.0)        (28.1)        (58.0)        (16.2)         (9.8)
                                                 --------      --------      --------      --------      --------
 Total operating expenses ...................      (291.6)       (257.2)       (544.2)       (416.0)       (300.3)
 Operating loss .............................        (5.3)        (18.9)        (42.7)        (24.1)        (17.4)
Financial results, net ......................        (8.8)         (0.6)         (5.5)         (5.3)         (0.9)
Equity results in joint ventures ............       (13.7)         (2.9)         (5.1)          1.1          (1.8)
Equity results in associates ................        (0.5)         (1.3)         (2.8)          2.6           2.4
Profit on sale of joint venture .............        31.1            --            --            --            --
                                                 --------      --------      --------      --------      --------
 Profit/(loss) before taxation ..............         2.8         (23.7)        (56.1)        (25.6)        (17.8)
Income taxation .............................        (3.6)         (3.6)         (7.6)         (1.2)         (3.9)
                                                 --------      --------      --------      --------      --------
 Loss after taxation ........................        (0.7)        (27.3)        (63.7)        (26.8)        (21.6)
Minority interest ...........................          --           0.8           3.8           0.7           0.1
                                                 --------      --------      --------      --------      --------
 Loss from continuing operations ............        (0.7)        (26.4)        (59.9)        (26.0)        (21.5)
 Loss from discontinued operations ..........          --          (3.9)         (3.9)           --            --
                                                 --------      --------      --------      --------      --------
  Loss for the period .......................    $   (0.7)     $  (30.4)     $  (63.8)     $  (26.0)     $  (21.5)
                                                 ========      ========      ========      ========      ========

Six-months ended September 30, 1998 (Consolidated Statements) compared to the six-months ended September 30, 1997 (Consolidated Statements)

  Revenues

     Subscription revenues increased by $2.5 million, or 1.2%, to $205.4 million during the period ended September 30, 1998 from $202.9 million in the same period in 1997, mainly as a result of an increase in the number of subscribers as reflected in the table below:

                                   Number of
                                Subscribers(1)
                                 September 30,
                              -------------------
                                1998       1997
                              --------   --------
                                  (thousands)
  Digital .................      299        156
  Analog ..................    1,246      1,233
                               -----      -----
   Total ..................    1,545      1,390
                               =====      =====

----------------

(1) Excludes non-consolidated joint ventures and associates.

     Total subscribers increased by 155,454, or by 11.2%, from 1,389,500 at September 30, 1997 to 1,544,954 at September 30, 1998. In Africa, the number of digital subscribers increased by 143,147 and analog subscribers decreased by 51,188. The reduction in African analog subscribers resulted primarily from the Company's campaign to convert analog customers to digital service. The Company's subscribers in Greece and Cyprus, where the Company currently provides only analog service, increased by 25.8%, from 246,535 at September 30, 1997 to 310,030 at September 30, 1998. The net increase in overall analog subscribers is 12,307.

     Average subscription revenue per subscriber per month decreased by $1.91, or 7.7%, to $22.74 for the period ended September 30, 1998 from $24.65 for the same period in 1997. The decrease was primarily attributable to the effects of the devaluation of local currencies against the U.S. dollar partially offset by increases in monthly subscriber fees in local currencies (primarily rand and drachma) by 10%-20% and a shift from analog service to higher-priced digital service.

     Decoder sales and repairs increased $18.8 million, or 74.3%, to $44.1 million during the period ended September 30, 1998 from $25.3 million during the same period in 1997. This increase is attributable to the increase in digital subscribers and the Company's increased activity in selling digital decoders directly to subscribers. During the same period in 1997, digital decoders were sold through independent retail outlets. This trend is partly offset by the decrease of the sales price per decoder, as the Company passed on the savings in the price it pays for decoders to its customers.

     Technology and other revenue increased $29.5 million, or 404.1%, to $36.8 million during the period ended September 30, 1998 from $7.3 million in the same period in 1997, primarily as a result of the consolidation of Irdeto for the full six month period ended September 30, 1998. During the period ended September 30, 1997, Irdeto was accounted for under the equity method.

  Operating expenses

     Costs of providing services increased by $41.4 million, or 28.1%, to $188.7 million during the period ended September 30, 1998 from $147.3 million in the same period in 1997. This increase is primarily attributable to the inclusion of costs associated with the consolidation of Irdeto, effective January 1998, and the increase in the amortization of sports and programming rights in NetMed as compared to the same period in 1997.

     Depreciation and amortization decreased $3.1 million, or 11.0%, to $25.0 million during the period ended September 30, 1998, from $28.1 million in the same period in 1997. The decrease is primarily attributable to the transfer of assets from the Company to Orbicom. Subsequent to September 30, 1998, these assets were transferred back to the Company.

  Operating profit/(loss)

     Operating loss decreased by $13.6 million, or 72.0% to $5.3 million during the period ended September 30, 1998 from a loss of $18.9 million for the same period in 1997 as a result of the combined effect of the foregoing factors.

  Finance results, net

     The net financial results decreased by $8.2 million from a net financial loss of $0.6 million during the period ended September 30, 1997 to a net financial loss of $8.8 million during the same period in 1998. The change in the net financial result was affected by a profit of $2.4 million on the disposal of the Company's interest in Canal+ during the period ended September 30, 1997 and: (i) an increase in interest paid of $3.3 million, or 76.7%, to $7.6 million during the period ended September 30, 1998, from $4.3 million during the same period in 1997, as a result of the increase in long term debt,
(ii) a decrease in dividends received of $2.8 million, or 87.5%, to $0.4 million during the period ended September 30, 1998 from $3.2 million during the same period in 1997, which mainly related to the dividend received from Canal+,
(iii) a decrease of exchange losses of $1.0 million, or 22.2%, to $3.5 million during the period ended September 30, 1998 from $4.5 million during the same period in 1997, (iv) interest accretion of $0.9 million attributable to the liability recorded in connection with the transfer of M-Net/SSIH shares in April 1998, net of amortization of the related option premium and (v) an increase of interest received of $0.8 million, or 29.6%, to $3.3 million during the period ended September 30, 1998 from $2.5 million during the same period in 1997.

  Equity results in joint ventures

     The Company's share in the loss of its investment in joint ventures increased by $10.7 million, or 365.4%, to $13.7 million during the period ended September 30, 1998, from $2.9 million in the same period in 1997. The reason for the increase is primarily attributable to the Company's share of $11.4 million, including goodwill amortization allocation of $3.3 million, in the losses of UBC, which was previously accounted for using the cost method; and a $3.0 million share, including goodwill amortization allocation of $1.2 million, in the losses of OpenTV, which was acquired during

January 1998. Since January 1998, Irdeto and its subsidiaries have been consolidated in MIH's results of operations and not included in equity result in joint ventures. The equity loss relating to Irdeto for the period ended September 30, 1997 was $2.9 million, including goodwill amortization allocation of $1.4 million.

  Equity results in associates

     The Company's equity results in associates (mainly a 19.8% interest in M-Net/SSIH) was a loss of $0.5 million after goodwill amortization allocation of $2.2 million for the period ended September 30, 1998. As described in Note 3 to the Condensed Consolidated Statements, the Company transferred a 9.9% interest in M-Net/SIHH to a trust, but continues to equity account for 19.8% of M-Net/SIHH. For the same period in 1997, the Company's equity result in associates was a loss of $1.3 million after goodwill amortization allocation of $2.8 million. The Company accounts for its investment in M-Net using the equity method of accounting because of the significant influence the Company exercises over M-Net as a result of common ownership, the Company's management and directors' representation on the Board of Directors of M-Net and the fact that substantially all of M-Net's revenues are derived from the Company.

  Profit on sale of joint venture

     The profit on sale of joint venture resulted from the release of provisions relating to the sale of the NetHold joint venture to Canal+. At March 31, 1997 the Company deferred recognition of approximately $73.3 million of this gain, relating to liability for warranties of decoder technology, guarantees of the number of subscribers and the potential reimbursement of programming costs. During the six month period ended September 30, 1998, $31.1 million of these provisions were released, as they were no longer required following the expiry of the these warranties and guarantees on June 30, 1998.

  Taxation expense

     The taxation expense did not fluctuate significantly for the period ended September 30, 1998 compared with the same period in 1997. The taxation charge mostly reflects the charge for foreign taxes payable. No significant amount of tax is payable by the Company due to losses incurred and accumulated tax losses available in various companies.

  Net loss for the period

     As a result of the foregoing factors, the Company realized a net loss of $0.7 million during the period ended September 30, 1998 compared to a net loss of $30.4 million for the same period in 1997.

Year ended March 31, 1998 (Consolidated Statements) compared to the year ended March 31, 1997 (Combined Statements)

Revenues

     Subscription revenues increased $89.0 million, or 28.2%, to $404.5 million during the year ended March 31, 1998 from $315.5 million in the same period in 1997, mainly as a result of an increase in the number of subscribers in MIH Limited's consolidated subsidiaries, as reflected in the table below:


                                   Number of
                                Subscribers(1)
                                   Mar. 31,
                              -------------------
                                1998       1997
                              --------   --------
                                  (thousands)
  Digital .................      212        105
  Analog ..................    1,254      1,250
                               -----      -----
   Total ..................    1,466      1,355
                               =====      =====

----------------
(1) Excludes non-consolidated joint ventures and associates.

     Total subscribers increased by 111,070, or 8.2%, from 1,354,713 at March 31, 1997 to 1,465,783 at March 31, 1998. In Africa, the number of digital subscribers increased by 107,136 and the number of analog subscribers decreased by 51,527. The reduction in African analog subscribers resulted primarily from the Company's campaign to convert analog customers to digital service, a trend that the Company expects to continue. The Company estimates that in South Africa 60% of analog subscribers that discontinue service do so as a result of conversion to digital service. The Company's subscribers in Greece and Cyprus, where the Company currently provides only analog service, increased by 24.2%, from 229,594 to 285,055. This resulted in a net increase of 3,934 in overall analog subscribers.

     Average revenue per subscriber per month increased by $2.80, or 13.3%, to $23.90 for the year ended March 31, 1998 from $21.10 for the year ended March 31, 1997. The increase was attributable to the shift in subscribers in Africa from analog service to the higher-priced digital service, increases in monthly subscriber fees in local currencies (primarily rand and drachma) by approximately 18% and 11% for the analog and digital service, respectively, offset by the effects of devaluation of local currencies against the U.S. dollar.

     Decoder sales and repairs increased $2.9 million, or 4.8%, to $63.1 million during the year ended March 31, 1998 from $60.2 million in the same period in 1997. During the fiscal year ended March 31, 1998 the retail price of decoders decreased consistent with the reduction in manufacturing cost of decoders. The Company passed on the savings in the price it pays for decoders to its customers. The revenue per decoder has therefore decreased, resulting in a slower rate of growth in decoder revenues relative to the growth in the number of subscribers. This trend is partly offset by a shift of subscribers from analog to digital decoders, which are more expensive.

     Technology and other revenue increased $17.7 million, or 108.8%, to $33.9 million during the year ended March 31, 1998 from $16.2 million in the same period in 1997. Of this increase, $11.5 million related to the consolidation of Irdeto for the three months beginning in January 1998. Prior to that time, Irdeto was accounted for under the equity method.

Operating expenses

     Costs of providing services increased by $49.6 million, or 19.1%, to $309.0 million during the year ended March 31, 1998 from $259.4 million in the same period in 1997. The increase in the cost of providing services is primarily attributable to: (i) the inclusion of costs associated with Irdeto effective January 1998, (ii) the amortization of sports rights which were acquired by NetMed for the first time in fiscal 1998, (iii) increased charges for additional satellite capacity and (iv) net increased programming costs associated with the increased number of digital subscribers.

     Selling, general and administrative ("SG&A") costs increased by $36.8 million, or 26.2%, to $177.2 million during the year ended March 31, 1998 from $140.4 million in the same period in 1997, primarily as a result of (i) consolidation of the SG&A of Irdeto beginning in January 1998, which was $5.8 million, (ii) an increase in staff and communication costs primarily due to the expansion of call centers required to match the increased number and length of calls arising from the growth in the digital subscriber base, (iii) an expanded advertising campaign and (iv) costs associated with the establishment of group corporate functions.

     Depreciation and amortization increased $41.8 million, or 258.3%, to $58.0 million during the year ended March 31, 1998 from $16.2 million in the same period in 1997. Depreciation and amortization for the fiscal year ended March 31, 1998 included amortization of $33.3 million relating to intangible assets recorded on March 31, 1997 in connection with the Canal+ Transaction. The remaining increase in depreciation and amortization was attributable to the increase in depreciation of various tangible assets and capital leases for transponders.

Operating loss

     Operating loss increased by $18.6 million, or 77.1%, to $42.7 million during the year ended March 31, 1998 from $24.1 million for the same period in 1997 as a result of the combined effect of the foregoing factors.

Financial results, net

     Financial results decreased by $0.2 million, or 4.2%, to a net financial loss of $5.5 million during the year ended March 31, 1998 from a net financial loss of $5.3 million in the corresponding period of 1997. Dividend income of $3.2 million and gain on disposal of investments of $2.6 million (representing the sale of the Company's interest in Canal+) were recorded in 1998, with no corresponding amounts recorded in 1997. Interest income increased $3.9 million, or 97.2%, to $7.9 million from $4.0 million in the corresponding period of 1997, primarily as a result of increased cash balances produced from the disposal of Canal+ shares. Interest expense increased $5.4 million, or 69.2%, to $13.2 million from $7.8 million in the corresponding period of 1997. The main reason for the change is the capitalization of the satellite leases and the corresponding interest charge. Exchange losses increased by $4.6 million, or 305.4%, to $6.0 million from $1.5 million in the corresponding period of 1997.

Equity result in joint ventures

     The Company's equity result in joint ventures was a loss of $5.1 million (including OpenTV ($2.3 million)) and, for the nine months ended December 31, 1997, Irdeto ($2.2 million)) net of a goodwill allocation of $0.8 million during the year ended March 31, 1998. In fiscal 1997, the Acquired MIH Businesses had net income from joint ventures of $1.1 million. Since January 1998, Irdeto and its subsidiaries have been consolidated in MIH Limited's results of operations and not included in equity result in joint ventures.

Equity result in associated companies

     Equity result in associates decreased by $5.4 million, or 205.3%, to $2.8 million loss during the year ended March 31, 1998 from $2.6 million gain in the corresponding period of 1997. Equity result in associates for the year ended March 31, 1998 is net of a goodwill allocation of $3.8 million in fiscal 1998, attributable to the Company's 19.9% interest in M-Net Ltd. and SSIH. The Company accounts for its investment in M-Net using the equity method of accounting because of the significant influence the Company exercises over M-Net as a result of common ownership, the Company's management and directors' representation on the Board of Directors of M-Net and the fact that substantially all of M-Net's revenues are derived from the Company.

Taxation expense

     Taxation expense increased to $7.6 million during the year ended March 31, 1998 from $1.2 million in the corresponding period of 1997. The taxation charge reflects mainly the charge for foreign taxes payable. No significant amount of taxes is payable by the Company, due to losses incurred in the various companies to date. Taxes provided mainly relate to minimum statutory requirements and changes resulting from new tax legislation introduced during fiscal 1998. The deferred taxes are as a result of timing differences between the values for financial reporting and fiscal purposes under the liability method.

Minority interest

     Minority interest increased by $3.1 million, or 414.0%, to $3.8 million during the year ended March 31, 1998 from $0.7 million in the corresponding period of 1997. The minority interest primarily relates to NetMed Hellas and MultiChoice Hellas for the losses incurred in these operations. The provision for minority interest was limited to the capital infusion from the minority parties. The Company has recorded cumulative losses attributable to minority interest shareholders of $8.4 million through March 31, 1998.

Net loss

     As a result of the foregoing factors the Company realized a net loss of $63.8 million during the year ended March 31, 1998 compared to a net loss of $26.0 million for the comparable period in 1997.


Year ended March 31, 1997 (Combined Statements) compared to the year ended March 31, 1996 (Combined Statements)

Revenues

     Subscription revenues increased $82.2, or 35.2%, to $315.5 million during the year ended March 31, 1997 from $233.3 million in the same period in 1996, mainly as a result of an increase in the number of subscribers as reflected in the table below:

                                   Number of
                                Subscribers(1)
                                   Mar. 31,
                              -------------------
                                1997       1996
                              --------   --------
                                  (thousands)
  Digital .................      105         22
  Analog ..................    1,250      1,115
                               -----      -----
   Total ..................    1,355      1,137
                               =====      =====

----------------
(1) Excludes non-consolidated joint ventures and associates.

     Total subscribers increased by 217,552, or 19.1%, from 1,137,161 at March 31, 1996 to 1,354,713 at March 31, 1997. The number of digital subscribers increased by 82,068 in Africa, while the aggregate number of analog subscribers increased by 17,824 for a total increase of 99,892 subscribers in Africa. The relatively low net increase in analog subscribers resulted partially from the Company's campaign to convert analog customers to digital service, a trend that the Company expects to continue. The Company estimates that 60% of analog subscribers that discontinue service do so as a result of conversion to digital service. The Company's subscribers in Greece and Cyprus, where the Company provided only analog service, increased by 117,660, or 105.1%, from 111,934 to 229,594.

     Average revenue per subscriber per month increased by $2.47, or 13.3%, to $21.10 for the year ended March 31, 1997 as compared to $18.63 for the year ended March 31, 1996. The increase was attributable to the shift in subscribers in Africa from analog service to higher priced digital service and increases in monthly subscriber fees in local currencies (primarily rand and drachma) by approximately 11%-18%, offset by the effects of devaluation of local currencies against the U.S. dollar.

     Sales from decoders increased $16.5 million, or 37.9%, to $60.2 million during the year ended March 31, 1997 from $43.7 million in the same period in 1996. The increase in sales correlated to the increase in the number of subscribers, as well as the change in subscriber composition between analog and digital services.

     Other revenue increased $10.3 million, or 174.7%, to $16.2 million during the year ended March 31, 1997 from $5.9 million in the same period in 1996. The increase related mainly to advertising revenues, which increased from $1.5 million to $8.0 million.

Operating expenses

     Costs of providing services increased by $46.5 million, or 21.8%, to $259.4 million during the year ended March 31, 1997 from $212.9 million in the same period in 1996. The costs consisted primarily of programming and transmission costs which are computed based on number of subscribers. Satellite costs incurred in Africa related to a full year as compared to six-months in the previous year. Additional costs in respect of the roll out of the digital service during February 1996 in Africa were incurred during fiscal 1997.

     Selling, general and administrative costs increased $62.9 million, or 81.1%, to $140.4 million during the year ended March 31, 1997 from $77.6 million in the same period in 1996. The staff complement increased dramatically during the 1997 fiscal year in order to facilitate the increased numbers of subscribers and channels and enhanced customer service facilities.

     Depreciation and amortization increased $6.4 million, or 64.9%, to $16.2 million during the year ended March 31, 1997 from $9.8 million in the same period in 1996. Certain satellite transponder leases were capitalized during the 1997 fiscal year, resulting in a significant increase in depreciation in the 1997 fiscal year.

Operating loss

     Operating loss increased $6.7 million, or 38.7%, to $24.1 million during the year ended March 31, 1997 from $17.4 million in the same period in 1996 as a result of the combined effect of the foregoing factors.

Financial results, net

     Financial expense increased $4.4 million, or 468.8%, to $5.3 million during the year ended March 31, 1997 from $0.9 million in the corresponding period of 1996. Interest income increased $1.7 million, or 74.1%, to $4.0 million from $2.3 million in the corresponding period of 1996. Interest expense increased $4.6 million, or 143.1%, to $7.8 million from $3.2 million in the corresponding period of 1996. The main reason for the change is the capitalization of the satellite leases and the corresponding interest charge. During the 1997 fiscal period, the NetHold Finance VOF loan, originated in connection with the acquisition of the Acquired MIH Businesses, accounted for additional interest. Exchange losses were $1.5 million in 1997.

Equity results in joint ventures

     Equity results in joint ventures increased to a profit of $1.1 million during the year ended March 31, 1997 from a loss of $1.8 million in the corresponding period of 1996. The increase was primarily the result of the increased earnings from MultiChoice Supplies (Proprietary) Limited, offset in part by losses incurred by the Middle East joint ventures.

Equity results in associates

     Equity results in associates (mainly a 20.0% interest in M-Net Ltd. and SSIH) increased to $2.6 million during the year ended March 31, 1997 from $2.4 million in the corresponding period of 1996.

Taxation expense

     Taxation expense decreased by $2.7 million, or 70.2%, to $1.2 million during the year ended March 31, 1997 from $3.9 million in the corresponding period of 1996. The taxation charge relates to the certain required minimum statutory charges from the business units.

Minority interest

     Minority interest increased by $0.6 million, or 547.4%, to $0.7 million during the year ended March 31, 1997 from $0.1 million in the corresponding period of 1996. The increase in minority interest is limited to actual capital infusions.

Net loss

     As a result of the foregoing factors the Company realized a net loss of $26.0 million during the year ended March 31, 1997 compared to a net loss of $21.5 million for the comparable period in 1996.

Liquidity and Capital Resources

     The Company's business and growth strategy has required and will continue to require substantial capital for acquisitions, expansion of services, the financing of operating losses and working capital. For example, the Company is incurring operating expenses in connection with the launch of digital service in Greece and Cyprus, and the revenue from such service is not expected to fully offset those expenses in the near future.

     During the years ended March 31, 1997 and 1996, the Company had no significant cash flows as its activities consisted almost entirely of its investment in NetHold. During the period from April 1997 through October 1997, the Company sold its shares in Canal+, which it had obtained in connection with the Canal+ Transaction, for net proceeds of $261.5 million and invested a portion of the proceeds in pay-television and technology businesses.

     The Acquired MIH Businesses have historically obtained cash flow from operations, capital infusions by equity holders, proceeds from the sale of investments and seller financings.

     The Company expects to meet its capital needs for the foreseeable future with the proceeds of the Offerings, cash on hand and existing loan facilities.

     During the fiscal year ended March 31, 1998, the Company acquired an additional 51% in Irdeto for $11 million, such price having been predetermined as part of a call option granted at the time of the Canal+ Transaction, and invested $17.7 million in UBC. The Company also made an initial investment in OpenTV of $9.1 million. During the six months ended September 30, 1998 the Company made additional contributions to OpenTV of $6.4 million and increased its ownership interest in UBC to 26.1% by acquiring additional shares for $62.2 million. Since September 30, 1998, the Company has made additional investments in each of these businesses. See "--Recent Developments".

     The Company intends to make investments in and acquisitions of businesses operating in the pay-television, Internet services, interactive television services and pay-media technology industries. The Company's general approach has been to make investments that are expected to be sufficient to meet cash needs until the operation can, within a predictable period of time, become self-funding. MIH Limited's South African subsidiaries are subject to significant restrictions on the ability to remit funds outside of South Africa. While such restrictions have been liberalized in recent years, a South African company's ability to raise and deploy capital outside of South Africa remains subject to significant restrictions. See "Risk Factors--South African Exchange Control". The Company anticipates funding future acquisitions and investments through issuances of debt or equity and available cash resources.

     During the fiscal year ended March 31, 1998, MIH Limited paid a special dividend of $51.8 million. MIH Holdings used its pro rata portion of the dividend to capitalize M-Web. Following this capitalization, M-Web purchased the Company's South African Internet businesses for $20.5 million. No dividends were declared in 1996 and 1997.

     On April 4, 1998 the Company transferred 28 million of its shares in M-Net/SSIH to a trust for a total consideration of $22.2 million in cash as described in Note 3 to the Condensed Consolidated Statements. Consideration of $20.0 million was financed with bank borrowings by the purchaser and under certain circumstances on April 14, 2001, the Company could be required to assume the obligations and reacquire the ownership of the shares. Accordingly the transaction has been accounted for as a financing transaction. The borrowings bear interest at 12.55% and mature on April 14, 2001. The Company retains rights to the dividends on the M-Net/SSIH shares.

     At September 30, 1998 and March 31, 1998, the Company had cash balances of $87.5 million and $153.4 million, respectively, available unused overdraft borrowing facilities of $29.7 million and $43.7 million, respectively, and available unused decoder rental funding facilities of $5.4 million and $10.3 million, respectively.

Commitments and capital expenditures

     The Company has lease commitments of $47.9 million, $46.6 million, and $44.3 million in each of the years ended March 31, 1999, 2000 and 2001, respectively, for land and buildings, machinery, furniture and equipment and transponders and transmitters. The Company does not expect to make significant additional capital expenditures.

Program and Film Rights

     Program and film rights increased from $31.0 million at March 31, 1998 to $96.4 million at September 30, 1998 primarily as a result of the soccer and basketball contracts in Greece. Program and film rights are non-interest bearing liabilities and, at September 30, 1998, amounts due in future fiscal years were $10.0 million in 1999, $15.9 million in 2000 and $5.1 million thereafter.

Debt

     At September 30, 1998, long-term debt of $136.4 million consisted primarily of capital lease obligations ($73.3 million) and loans ($63.1 million). Capital lease obligations increased by $6.1 million during the six months ended September 30, 1998 primarily as a result of additional transponder leases obtained for coverage in the Mediterranean region. The capital leases bear interest at rates ranging from 6.0% to 21.0%. Loans increased by $19.2 million as a result of additional funds drawn from facilities and a $20 million liability recorded as a result of the transfer of 28 million M-Net/SSIH shares as described above. Long-term debt at March 31, 1998 of $91.2 million consisted primarily of capital lease obligations ($67.2 million) and loans ($24.0 million). Capital lease obligations increased by $18.3 million during the year ended March 31, 1998, primarily as a result of additional transponder leases obtained for coverage in the Mediterranean region. Included in loans is a Netherlands guilder denominated loan the equivalent of $24.0 million bearing interest at 2.0% above the Amsterdam Interbank Offering Rate and maturing on October 5, 1998.

     In connection with the Canal+ Transaction, the Company deferred recognition of approximately $73.3 million of the associated gain representing an estimated probable liability for warranties relating to decoder technology, guarantees of numbers of subscribers and reimbursement of programming costs which were expected to be incurred by Canal+. The gain deferral relating to the guaranteed number of subscribers was calculated based on an estimate of the shortfall in the number of subscribers at the date of the transaction. The Company was aware that a defect in the technology included in certain set top boxes would prevent the boxes from providing certain services and were likely to cause the Company to have to replace them. The provision was calculated as the amount of the replacement cost of decoder boxes to be replaced under the warranty. The Company also believed that the costs to Canal+ of renegotiated programming contracts were likely to exceed costs of contracts in force at the sale date. The amount provided was the Company's best estimate of this exposure, based on its experience with renegotiating similar contracts. During the year ended March 31, 1998, the Company paid approximately $38.0 million for guarantees of number of subscribers. At March 31, 1998 approximately $31.8 million of such provisions remained and were included in current liabilities. The Company continued to believe that payment of the amount provided was probable as the circumstances concerning the warranties had not changed and discussions with Canal+ indicated a substantial likelihood that it would pursue all claims available. No further claims were made prior to their expiry on June 30, 1998 and the remaining provision was reversed.

     In October 1998, the Company established a $40 million revolving demand facility with ABSA Bank Limited that bears interest at a rate of LIBOR + 2%. The Company has drawn approximately $23 million under this facility. In February 1999, the Company established a $50 million loan from MeesPierson N.V. The loan bears interest at a rate of LIBOR + 0.9% and is repayable upon the earlier of February 12, 2000 and the completion of the Offerings. The Company has drawn approximately $10 million under this loan. The ABSA facility is secured by a pledge of the shares of UBC that are owned by the Company, and the MeesPierson loan is secured by a pledge of the shares of substantially all the subsidiaries of the Company. The Company intends to use a portion of the proceeds of the Offerings to repay the outstanding balance on the loans, at which time the pledged shares will be released.

Foreign Currency Management

     The Company's functional currencies are generally the local currencies of the countries in which the Company operates. All transactions in currencies other than the given functional currency are recorded at the rate of exchange of the transaction or, if hedged forward, at the rate of exchange under the related forward exchange contract. Any resulting exchange differences are included in current results. The cumulative translation effects of translating the financial statements of operations using functional currencies other than U.S. dollar to the reporting currency are included in foreign currency translation adjustment in shareholders' equity (net deficit) and are only included in net earnings upon sale or liquidation of the underlying investments.

     A number of the Issuer's subsidiaries use foreign currency forward exchange contracts, which typically expire within one year, to hedge a substantial portion of their currency risks arising from payments of foreign currencies related to the purchase of goods and services in currencies other than their functional currency. Realized gains and losses on these contracts are recognized in the same period as the hedged transactions are included in earnings. The Issuer and its subsidiaries had foreign exchange forward contracts on hand at March 31, 1998, hedging South African rand, Greek drachma and Thai baht against the U.S. dollar and the British pound sterling. The Company does not currently hold or issue derivative financial or interest rate instruments for trading purposes, but intends to continue to use forward exchange contracts to limit its exposure to expected depreciation of some of its functional currencies relative to foreign currencies in which it incurs a significant portion of its cost.

     The Company's forward exchange contracts are primarily to hedge the South African rand and Greek drachma against the U.S. dollar. During the six-month period ended September 30, 1998, the value of the U.S. dollar increased against the South African rand by approximately 16.8% while the Greek drachma increased against the dollar by approximately 9.9%. The cost of the Company's foreign currency commitments were approximately $1.5 million less during this period as a result of forward currency contracts entered into, measured as the difference between the spot rate and the contract rate at the contract due date. During the six month period ended September 30, 1997 the U.S. dollar strengthened against the South African rand and Greek drachma by approximately 5.6% and 5.3%, respectively. During the year ended March 31, 1998 the U.S. dollar strengthened against the South African rand and Greek drachma by approximately 14.1% and 20.5%, respectively. During the year ended March 31, 1998, the cost of the Company's foreign currency commitments were approximately $1.8 million greater as a result of hedging activities.

     The contractual amounts, exchange rates and settlement dates of the outstanding forward exchange contracts at March 31, 1998 are set out below:


                                                                    Average
                                            Contractual Amount      Exchange
                                              (in thousands)         Rates                Settlement dates
                                           --------------------   -----------   ------------------------------------
Greek drachma/U.S. dollar ..............          $14,000             307.49    April 27, 1998 to May 25, 1999
South African rand/U.S. dollar .........          $23,849               5.22    August 31, 1998 to January 28, 1999
Thai baht/U.S. dollar ..................          $ 8,000              50.35    June 30, 1998
South African rand/
 British pound sterling ................          $ 1,727               7.97    July 31, 1998 to August 31, 1998

US GAAP Reconciliation

     As more fully explained in Note 29 to the Consolidated Statements, under IAS the Company's investment in UBC is carried at cost. In June 1998, the Company increased its investment in UBC from 17.3% to 26.1%. Under IAS and US GAAP the investment is accounted for by using the equity method subsequent to the increase of the Company's shareholding. US GAAP requires retroactive adjustment of financial statements for an investee that was previously accounted for on the cost method when that investee becomes qualified for use of the equity method.

     As explained in Note 23 to the Combined Statements, the Company adopted IAS 19 "Retirement Benefit Costs" on April 1, 1995, which requires recognition of the costs of post-retirement benefits on an accrual basis. MultiChoice Africa recognized its cumulative actuarially determined liability for post-retirement medical benefits as of April 1, 1995 of $3.9 million. In accordance with IAS 19 and IAS 8, "Net Profit or Loss for the Period, Fundamental Errors and Changes in Accounting Policies" the change has been reported retrospectively through an adjustment of $3.9 to the opening balance of MultiChoice Africa accumulated results. Under US GAAP, SFAS 106 "Employers Accounting for Postretirement Benefits Other Than Pensions", the effect of adoption is recognized immediately in net income of the period of change as the effect of a change in accounting principle.

     The effect of the difference between IAS and US GAAP resulted in an increase in the Company's net loss under US GAAP as compared with IAS for the years ended March 31, 1998 and 1997 and the six-month periods ended September 30, 1998 and 1997 and a reduction of shareholders' equity as compared with IAS as at September 30, 1998, March 31, 1998 and 1997.

     On April 1, 1999, the Issuer expects to grant options to purchase 950,140 Class A Ordinary Shares at an exercise price of $10.57 per share. The exercise price represents the estimated fair value of the shares on September 11, 1998 (after giving effect to stock splits), when the Compensation Committee of the Board of Directors determined it would make the awards. US GAAP, Accounting Principles Board Option No. 25, requires that the intrinsic value of the options, defined as the market value of the share at grant date less the exercise price, be recognized as compensation expense prospectively over the five-year vesting period. As a result, the Company expects to recognize compensation expense under U.S. GAAP beginning with the fiscal year ended March 31, 2000.

Year 2000 Issue

     The Company is reviewing its computer systems and operations in order to identify and determine the extent to which any systems may be vulnerable to potential errors and failures as a result of the "Year 2000" problem. The Year 2000 problem is the result of computer programs being written using two digits, rather than four digits, to define the applicable year. Any computer application having time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in a major system failure or miscalculations.

     The effects of the Year 2000 problem are exacerbated because of the interdependence of computer and telecommunications systems throughout the world. This interdependence is true for the Company, its suppliers and certain of its customers.

MIH Year 2000 Project

     The management of the Company has been briefed about the Year 2000 problem and its possible effects on the Company's business activities. The Company is implementing a Year 2000 project (the "Project"), which will be modified as events warrant, to ensure Year 2000 compliance.

     The Project is managed by the Company's Year 2000 project office which provides leadership and direction to the Year 2000 efforts of the Company's operations in Africa, the Middle East, the Mediterranean and Thailand as well as Irdeto, but not OpenTV. Each of the operations is ultimately responsible for its own Year 2000 activities, but the Project office has set out a uniform approach which includes the following activities: inventory; impact assessment; supplier compliance; testing, corrections and upgrades; and contingency planning.

     Inventory. The first phase is the compilation of an inventory of all of the Company's computer hardware and software systems and embedded chips and software (including the compilation of an inventory of all of Irdeto's products). The Company has completed this phase.

     Impact Assessment. The second phase is an assessment of the effects of Year 2000 problems on the Company's systems and products. This phase includes the identification of business critical systems and products. The Company has completed this phase.

     Supplier Compliance. Simultaneously with the second phase, all suppliers and vendors of products and services have been or will be approached to ascertain whether such suppliers and vendors have determined whether or not their products and services are Year 2000 compliant and, if not, what efforts they are making in this regard. The Company will continue working on this phase through the rest of 1999.

     Testing, Corrections and Upgrades. The fourth phase involves the testing of all products and business critical systems to determine the correct remedial action which is required to address any Year 2000 problems which are diagnosed. This phase further includes the verification and testing of those systems to which remediation efforts have been applied (whether by way of corrections or upgrade). Irdeto and the African operations have completed diagnostic testing and expect to complete the implementation of corrections and upgrades by the second quarter of 1999. The Mediterranean operations have completed diagnostic testing and expect to have completed the implementation of corrections and upgrades by April 1999. The Thai and Middle Eastern operations expect to have completed diagnostic testing by April 1999 and the implementation of corrections and upgrades by June 1999.

     A variety of testing procedures are being used to test business applications for Year 2000 compliance by the Company's operations. These include methods that first capture current processing steps and relevant data, which are run prior to remediation (baseline test) and again after remediation (regression test). Such methods are intended to identify any business rules that may have changed during the remediation effort and to confirm that only date processors have been changed. Where the regression tests are successfully completed, test software tools that perform date simulation of the system clock being rolled forward may be used to age the same data and to verify and compare results.

     Contingency Planning. The final phase involves the preparation of contingency plans to attempt to ameliorate those aspects of the Year 2000 problem that cannot practically be remedied. These plans will encompass business continuity, both internally and in the external business environment. The planning effort includes critical areas such as computing networks, suppliers and vendors, operations, personnel and business systems. The Company will continue working on this phase through the rest of 1999.

Outside Systems and Entities

     The Company recognizes that the computer, telecommunications and other systems ("Outside Systems") of outside entities ("Outside Entities") play a major role in the Company's operations. The Company does not have control of these Outside Entities or Outside Systems. The Company has, however, implemented an ongoing process of contacting Outside Entities whose systems have, or may have, a substantial effect on the Company's ability to continue to conduct business without disruption from Year 2000 problems. The Company is attempting to assess the extent to which these Outside Systems may not be Year 2000 compliant. The Company will attempt to coordinate with these Outside Entities in an ongoing effort to obtain assurance that these Outside Systems will be Year 2000 compliant before January 1, 2000.

OpenTV

     OpenTV has implemented its own Year 2000 activities. OpenTV has undertaken to notify customers of any and all date-related bugs, errors or deficiencies in its software. OpenTV believes that because development of its software began only recently, it has adequately anticipated Year 2000 issues.

Year 2000 Costs

     The total remaining cost of the Project is estimated at $5.3 million. Approximately $2.4 million is for new software and hardware purchases and will be capitalized. The remaining $3.0 million will be expensed as incurred over the next nine month period. To date, the Company has incurred and expensed approximately $1.5 million, related to the phases of the Project which have been implemented. The costs of the Project and the dates on which the Company plans to complete the Project are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, the readiness of Outside Systems and other factors. Until the Company has completed further analysis of the impact of Year 2000 on its operations and contingency planning, it will be unable to estimate the additional costs, if any, that it may incur as a result of its efforts. For these reasons, and for the reasons stated in the next paragraph, there can be no assurance that the actual costs of implementing the Project will not differ materially from the estimated costs.

Potential Risks

     With respect to its internal operations (those over which the Company has direct control), the Company believes that the most significant potential risks concern the Company's ability to use electronic devices to distribute its services, the Company's ability to render timely bills to its subscribers, the ability of the Company's subscribers to receive its services, the uninterrupted use of Irdeto's products by its customers and the Company's ability to maintain continuous operation of its computer systems. The Project addresses each of these risks. The Company relies, however, on Outside Systems, and there can be no assurance, for example, that all Outside Systems will be adequately remediated so that they are Year 2000 compliant by December 31, 1999, or by some earlier date, so as not to create a material disruption to the Company's business. In addition, there can be no assurance that the Company's products and systems will be Year 2000 compliant. If, despite the Company's efforts in terms of the Project, there are Year 2000 related failures that create substantial material disruptions to the Company's operations, the adverse impact on the Company's business could be material. Moreover, the estimated costs of implementing the Project do not take into account the costs, if any, that may be incurred as a result of Year 2000 related failures that occur despite the Company's implementation of the Project including, for example, claims from subscribers or customers related to business interruption. See "Risk Factors--Year 2000 Risks".

Accounting Standards

     The Financial Accounting Standards Board (the "FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 132, "Employers' Disclosures about Pension and other Postretirement Benefits". This

Statement is effective for fiscal years beginning after December 15, 1997 and, therefore, will be effective for the Company's financial statements beginning with the year ended March 31, 1999. The Company does not expect the adoption of this Statement to have a material impact on its financial statements.

     SFAS No. 130, "Reporting Comprehensive Income", was issued by the FASB in June 1997 and is effective for fiscal years beginning after December 15, 1997. It will be effective for the Company's financial statements for the year ended March 31, 1999. SFAS No. 130 requires additional disclosure but does not change the measurement of financial position or net income. Management is currently assessing the impact that this Statement may have on its financial statements.

     SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities," is effective for fiscal years beginning after June 15, 1999. It will be effective for the Company's annual financial statements for the year ended March 31, 2001. Management is currently assessing the impact that this Statement may have on its financial statements.

     In July 1997, the International Accounting Standards Committee ("IASC") issued International Accounting Standard ("IAS") 1 (revised), "Disclosure of Accounting Policies". IAS 1 (revised) will be effective for the Company's financial statements for the year ending March 31, 2000. The Company believes that it has complied with the main provisions of this standard and does not believe that this standard will have a significant influence on the Company's financial statements.

     In 1997, the IASC issued IAS 17 (revised 1997), Leases, which supersedes IAS 17, "Accounting for Leases" and is effective for the Company's financial statements for the year ending March 31, 2000. The Company does not expect a material impact on its financial statements as a result of adopting IAS 17 (revised 1997).

     In January 1998, the IASC issued IAS 19 (revised 1998), "Employee Benefits". It will be effective for the Company's financial statements for the year ending March 31, 2000. The Company is currently assessing the impact that this standard may have on the Company's financial statements.

     In February of 1998, the IASC issued IAS 34, "Interim Financial Reporting". IAS 34 will be effective for the Company's interim financial statements issued after March 31, 1999. The Company believes that it has complied with the main provisions of this standard and does not believe that this standard will have a significant influence on the Company's financial statements.

     In June of 1998, the IASC issued IAS 35, "Discontinuing Operations". IAS 35 will be effective for the Company's financial statements for the year ending March 31, 2000. The Company believes that it has complied with the provisions of this standard and does not believe that this standard will have a significant influence on the Company's financial statements.

     In June of 1998, the IASC issued IAS 36, "Impairment of Assets". IAS 36 will be effective for the Company's financial statements for the year ending March 31, 2001. The Company is currently assessing the impact that this standard may have on its financial statements.

     In September of 1998, the IASC issued IAS 37, "Provisions, Contingent Liabilities and Contingent Assets". IAS 37 will be effective for the Company's financial statements for the year ending March 31, 2001. The Company is currently assessing the impact that this standard may have on its financial statements.

     In October of 1998, the IASC published IAS 22 (revised 1998), "Business Combinations", that includes limited revisions to the version of IAS 22 approved in 1993. IAS 22 (revised 1998) is effective for the Company's financial statements for the year ending March 31, 2001. The provisions of IAS 22 (revised) would apply prospectively.

     In October of 1998, the IASC published IAS 38 "Intangible Assets". The standard becomes effective for the Company's financial statements for the year ending March 31, 2001, with earlier application encouraged. If an enterprise chooses to adopt IAS 38 early, it must also apply IAS 22 (revised 1998), "Business Combinations" and IAS 36, "Impairment of Assets" early. The Company is currently assessing the impact this standard may have on its financial statements.

                                   BUSINESS

General

     The Company is a multinational provider of pay-television services and pay-television technology. By leveraging its management and industry expertise, the Company plans to expand beyond its current services to become a recognized worldwide provider of a full array of pay-media content and services over a variety of electronic platforms, including pay-television, Internet and interactive television. From their significant experience in providing pay-television services, the Company's management have developed a comprehensive understanding of pay-media and other subscriber-based businesses, particularly in the areas of subscriber, content and platform management. Through its strategic application of these core competencies and its proven business model, the Company has grown to become the leading provider of pay-television services in each of its markets. By continuing to leverage these abilities, the Company plans to expand its pay-television services into new regions and provide new services and products, such as those relating to the Internet and interactive television services.

     From its origins as the leading provider of pay-television services in South Africa, the Company has grown, through its subsidiaries and joint ventures, to provide terrestrial analog, digital satellite and other pay-television services to over 1.9 million households in Africa, the Mediterranean and Asia. The Company's Mindport technology division provides pay-media companies worldwide with proprietary software and hardware solutions for subscriber management, conditional access and other pay-television related services. Mindport is also a leading provider of interactive television operating systems through OpenTV.

Pay-television

     The Company operates its pay-television businesses in three major regions:
Africa, the Mediterranean and Asia. In each region, the Company has implemented a strategy that emphasizes being the leading supplier of pay-television services, obtaining exclusive programming, continually improving its customer care and offering new services and technology, such as interactive television. Through the application of its core competencies, the Company has developed the leading pay-television service in each of its operating regions. These businesses were generally started as single-channel analog services, which provide the market presence and subscriber base for the Company to launch multi-channel digital and interactive services. The Company currently provides analog service in each of these regions and provides digital service in Africa and Asia. The Company is prepared to provide digital service in the Mediterranean upon enactment of certain legislation and receipt of a license thereunder.

     The following table sets forth the services offered and subscriber numbers for the Company's pay-television subsidiaries and joint ventures by region and service:

                                                                                                      Subscribers
                                              Launch                                                 as of Dec. 30,
                                               Date                         Service                       1998
                                       -------------------   ------------------------------------   ---------------
    Africa
     South Africa ..................   1986                  M-Net (analog)                                839,819
                                       1995                  DStv (digital)                                249,884
     Sub-Saharan Africa ............   1991                  M-Net (analog)                                 58,236
                                       1996                  DStv (digital)                                 77,901
     Egypt and Middle East .........   various               Subscriber management(1)                       81,435

    Mediterranean
     Cyprus ........................   1993/1997             LTV/Alfa (analog)                              34,567
     Greece ........................   1994/1996/1997        FilmNet/SuperSport/K-T.V. (analog)            309,692
                                         1999(2)             Nova (digital)                                    N/A
    Asia
     Thailand ......................   1989                  UBC MMDS(3) (analog)                            9,770
                                       1995                  UBC Cable (analog)                            147,410
                                       1995                  UBC Satellite (digital)                       144,198

----------------
(1)   Pay-television platforms operated by third parties.
(2)   Expected. See "--Pay-television--Mediterranean."
(3)   Phased out in April 1999.

     The Company believes that two of the reasons it is the leading pay-television operator in each of the markets it serves are its exclusive, high quality content and its early introduction of emerging technologies. In most of its markets, the Company has exclusive pay-television rights to transmit premium movies, major sporting events and popular children's programming. The Company believes that access to this programming gives it the content necessary to attract and retain subscribers and grow its pay-media services. The Company believes that its core competency in technology, drawn in large part from Mindport, is an important component of its business and a key strategic advantage.

     Since beginning operations in 1986, the Company has experienced significant growth in the number of its subscribers, revenue per subscriber and total pay-television revenue. As of September 30, 1998, the Company's consolidated pay-television operations (excluding Asia and the Middle East, which are not consolidated) had approximately 1.54 million subscribers, as compared to 1.47 million, 1.36 million and 1.14 million subscribers as of March 31, 1998, 1997 and 1996, respectively. Also, the average revenue generated by these pay-television subscribers per month was approximately $22.74 during the six-months ended September 30, 1998 compared to approximately $23.90, $21.10 and $18.63 during the years ended March 31, 1998, 1997 and 1996, respectively. For the six-months ended September 30, 1998, the Company's consolidated pay-television operations generated subscriber revenues of $205.1 million compared to $404.5 million, $315.5 million and $233.3 million for the years ended March 31, 1998, 1997 and 1996, respectively.

Technology

     The Company's technology division, Mindport, provides a comprehensive package of technology products and support services to pay-media operators worldwide. Mindport seeks to capitalize upon the pay-media industry's evolution from analog to digital and then to interactive and Internet services. This adoption of new technologies has generated the need for increasingly complex, integrated and scalable software and hardware that Mindport provides. In addition, by taking advantage of the Company's experience in operating pay-media businesses, Mindport has been able to improve its products and offer highly advanced and complete solutions to third-party platform operators. Mindport's customers include some of the leading international pay-media companies, such as EchoStar, BSkyB, Canal+, Galaxy Latin America, TPS and DirecTV Japan, as well as the Company's African and Mediterranean pay-television businesses. The Company also recently signed an agreement to provide pay-television technology to CBSat, a subsidiary of China Central Television, which is preparing to distribute their digital television signals to rural areas in the People's Republic of China.

     The Mindport product line includes subscriber management systems, conditional access systems, interactive television operating software, content management systems, set-top box design and specification and consulting services. The Company believes its subscriber management system, marketed under the IBS brandname, provides the critical scalability and system adaptability necessary to meet the growing needs of pay-television operators, Internet service providers and data broadcasters worldwide. Irdeto Access, Mindport's conditional access unit, provides encryption and decoding systems to pay-television operators. OpenTV develops and sells operating systems for interactive television, the first generation of which is running on several pay-television platforms.

Internet

     The Company believes that the Internet business is complementary to its existing businesses and a natural extension of its core competencies of subscriber, content and platform management. By leveraging its subscriber-based pay-media expertise, the Company plans to offer a range of Internet services, including Internet access, content aggregation and subscriber management, both within certain of its current pay-television markets and in new markets. The Company's first investment in the Internet business occurred with its acquisition, development and ultimate spin-off of M-Web, the leading Internet service provider in South Africa, which is now a publicly-listed affiliate of the Company.

Objectives and Strategy

     The Company seeks to strengthen its current position as a worldwide provider of pay-television services and related technologies and to become a recognized multinational provider of a full array of content and pay-media services over a variety of platforms, including Internet and interactive television. In addition, the Company seeks to become a leader in the supply of pay-media technology and customer care products and services. Specifically, the Company is pursuing the following three objectives:

     o Build Out Current Markets. In each of its existing markets, the Company plans to fully develop its pay-television business by enhancing its platforms to offer a full compliment of services including analog, digital, interactive and Internet services. The Company also plans to further grow its subscriber base by achieving higher levels of penetration within its current addressable markets as well as taking advantage of favorable demographic trends.

     o Expand Into New Markets. The Company seeks to take advantage of its management expertise and experience by expanding into new markets, particularly emerging pay-media markets. Being an early entrant into these markets helps the Company secure transmission frequencies and exclusive programming and build strong relationships with subscribers and local affiliates. This expansion is likely to be accomplished through investments in and acquisitions of existing businesses, including pay-television systems and Internet service providers.

     o Develop Leading Technology Company. The Company intends to build Mindport into a leading technology company that develops and sells software and designs hardware that support pay-media businesses worldwide. Mindport will continue to benefit from the Company's experience as a pay-media operator and build its technology base through internal research and development and strategic acquisitions.

     In pursuing these objectives and drawing on its core competencies, the Company intends to implement the following strategies:

     o Provide Exclusive, High Quality Content. In most markets in which the Company operates its pay-television business, it has the exclusive rights to provide popular sporting events and first-run motion pictures from the major studios. In certain regions, the Company includes local free-to-air networks on its digital platform, thereby creating a well-rounded channel selection. The Company believes that providing exclusive, high quality content is the key to establishing and growing its pay-media businesses and intends to obtain such rights in its new markets and maintain such rights in its existing markets.

     o Provide Leading Edge Platforms. The Company consistently strives to improve the quality of its pay-television services by taking advantage of technological developments. In each of its operating regions, the Company provides, or is planning to provide, digital service, which generally features many more channels than its existing analog services, with greater picture clarity and sound quality. The next major enhancement of the Company's business will be the introduction of interactive services. The Company is already offering an electronic programming guide that is currently accessible by all digital subscribers in South Africa, Sub- Saharan Africa and Thailand and expects to begin implementing in most of its regions other interactive services such as pull-down menus in mid 1999, and some time thereafter, web browsing, e-mail, gaming, home shopping and home banking. The Company believes that these enhanced services will provide it with significant new sources of revenue and generally higher margins from its current customer base and will attract new subscribers.

     o Provide High Quality Service. The Company views its business as primarily a service business and, accordingly, places great emphasis on providing high quality customer service. The Company believes this helps build customer loyalty and reduce churn. The Company seeks to achieve high quality customer service by operating walk-in service centers and utilizing computer systems equipped with Mindport's advanced IBS subscriber management software, which allows customer service representatives to quickly address subscriber concerns.

Pay-television

Overview

     The Company, through its subsidiaries and joint ventures, provides pay-television and related services to over 1.9 million households in Africa, the Mediterranean and Asia. The Company's services are primarily provided through wireless technology, mainly terrestrial analog and digital satellite transmission, with certain subscribers in Thailand receiving programming through coaxial cable employing a fiber optic backbone.

     The Company believes that providing unique, high quality programming, utilizing the most advanced technology, including interactive services and providing superior customer service are the keys to establishing and growing a successful pay-television business. The Company seeks in each of its regions to provide an array of programming, including movies, sports and children's programming, with elements that appeal to different family members. In addition, on both its movie and children's channels, the Company frequently provides local programming such as local series and shows dubbed into the local language. In most of its markets, the Company or an affiliate operates channels with exclusive rights to premier movies (including programming from such studios as Disney, Columbia Tristar/Sony, Warner Brothers, Fox, MCA/Universal, MGM, Paramount and DreamWorks).

In several regions, the Company or an affiliate provides a sports channel, SuperSport, that has exclusive rights to show popular sports in that region. The Company has also developed a proprietary channel, K-T.V., that televises exclusive children's programming. On the Company's digital platforms, these primary channels are supplemented by major international channels and/or the local market television networks. The Company believes that such a comprehensive package attracts new subscribers, enhances subscriber loyalty and helps to reduce churn. The Company also believes that, as long as it maintains a leading position in each of its markets, it will be in a strong position to continue to acquire programming rights on favorable terms.

     The Company uses the latest available technologies and was one of the first pay-television companies in the world to provide digital satellite service, which it now provides or plans to provide in each of its operating regions. Following the successful introduction of digital services, the Company is currently introducing interactive services on its digital platforms. Today, such interactive services include electronic program guides. In the future, the Company anticipates introducing enhanced services in its major markets, such as web-browsing, pull-down menus, e-mail, gaming, home shopping and home banking, which have the potential for generating significant additional revenue and generally higher margins. The Company believes that its Mindport division gives it great support and insight into the latest developments and enhancements of pay-media technologies.

     The Company believes its business is primarily a service business and accordingly places great emphasis on customer care. The Company is installing Mindport's proprietary customer care and billing system, IBS, throughout its pay-television regions. IBS provides advanced billing capabilities for pay-television operators and allows customer specific information to be accessed and manipulated quickly by customer service representatives. The Company believes IBS will result in greater customer satisfaction and reduced churn. In many of its regions, the Company operates advanced call centers that also serve to increase customer satisfaction. For example, the Company's call center in South Africa has an average response time of 61 seconds and 67 seconds for its analog and digital service, respectively, and a low call abandonment rate. These operations ensure that the Company is perceived as a customer friendly organization.

     The following table shows the growth of subscribers in each of the Company's markets:

                                                                                         Mar. 31,
                                                      Dec. 30,    Sep. 30,  -----------------------------------
                                                        1998        1998        1998        1997        1996     CAGR(1)
                                                     ---------- ----------- ----------- ----------- ----------- --------
Subscribers (thousands):
Africa
 South Africa ......................................    1,090       1,086       1,054       1,008         943      5.4%
 Sub-Saharan Africa ................................      136         127         109         104          73     25.3
 Egypt .............................................       25          22          18          13           9     47.0
 Middle East .......................................       56          47          27          15          --       --
                                                       ------     -------     -------     -------     -------     ----
  Total Africa .....................................    1,307       1,282       1,208       1,140       1,025      9.2
                                                       ------     -------     -------     -------     -------     ----
Mediterranean
 Greece ............................................      310         277         254         203         101     50.5
 Cyprus ............................................       35          33          31          26          11     49.9
                                                       ------     -------     -------     -------     -------     ----
  Total Mediterranean ..............................      344         310         285         230         112     50.5
                                                       ------     -------     -------     -------     -------     ----
Asia
 Thailand ..........................................      301         289         313         253         130     35.6
                                                       ------     -------     -------     -------     -------     ----
 Total subscribers .................................    1,953       1,881       1,806       1,623       1,268     17.0
                                                       ======     =======     =======     =======     =======     ====
Average monthly revenue per subscriber (2) .........       *      $ 22.74     $ 23.90     $ 21.10     $ 18.63      8.3
                                                       ------     -------     -------     -------     -------     ----

----------------
*     Financial data not available.
(1) Compounded annual growth rate calculated from March 31, 1996 until December 30, 1998, except average monthly revenue per subscriber, which is calculated from March 31, 1996 until September 30, 1998.
(2) Excluding the Company's Asian and Middle East operations because such revenues are not consolidated on the Company's income statements. Total subscribers from consolidated operations were 1.545 million, 1.466 million, 1.355 million and 1.137 million as of September 30, 1998 and March 31, 1998, 1997 and 1996, respectively.

Marketing

     Throughout its operations, the Company conducts market research on an ongoing basis to ensure that it continues to offer its subscribers a lineup of attractive programming. The Company provides a bouquet of programming that is designed to be attractive to different members of a household. The Company markets its analog services as premium offerings with broad market appeal and positions its digital platforms as upscale services with greater choice. The Company believes that segmenting its product line in this way helps it to maximize the size of its addressable market, while also encouraging analog subscribers to upgrade to the higher-end digital service.

Africa

     The Company offers terrestrial analog and digital satellite pay-television services in Africa through its wholly owned subsidiary, MultiChoice Africa, which has operations in both South Africa and other sub-Saharan African nations besides South Africa ("Sub-Saharan Africa").

     South Africa

     In South Africa, the Company's analog service transmits the M-Net channels, which feature exclusive premium movies, exclusive sports and other programming. The analog service began in 1986 and is transmitted over two frequencies. The Company's digital satellite service, which commenced in 1995 under the brand name DStv, features 48 video channels and 49 audio channels. As of December 30, 1998, MultiChoice Africa had 839,819 subscribers to its analog service and 249,884 subscribers to its digital service in South Africa.

     Opportunity. South Africa is Africa's largest economy, with a population of over 40 million people, and is Africa's third largest television market with over 4.1 million color TV households in 1998. MultiChoice Africa's pay-television services had a market penetration of approximately 26% of potential households. The Company believes that South Africa has been and will remain a favorable market for the provision of its services. A substantial portion of television households have incomes that give them the disposable income to purchase the Company's services. The Company believes that the number of television households will continue to grow as the efforts to provide economic empowerment to previously disadvantaged groups begin to take effect and as interactive services become available on the Company's digital platform.

     The Company also believes that there is potential for growth in MultiChoice Africa's business due to a number of additional factors: (i) nationwide coverage provided by a digital platform that reaches new customers who are not able to receive the Company's analog transmissions; (ii) a significantly enhanced bouquet that provides broader appeal to households who do not currently subscribe to the dual-channel analog service; and (iii) renewed promotions that have proven successful in the past to drive subscriber growth. For example, the Company is planning to repeat its successful promotions in which the price of the equipment for digital service is reduced.

     Products. MultiChoice Africa's analog service transmits the M-Net channels, which provide a combination of first run movies, sporting events and children's programming along with some original and imported series. These channels are provided to MultiChoice Africa by M-Net Ltd., an affiliate of the Company, and are transmitted over two terrestrial frequencies. MultiChoice Africa transmits its analog signal 24 hours each day, including two hours of unencrypted transmission. The Company's digital service is also transmitted 24 hours each day and offers a significant increase in the number of specialized channels that provide movies, sports, general entertainment, children's programming, local stations and international news, etc. The following chart details the channels available on the DStv platform.

    Type of                                              Type of
  Programming                  Channel                 Programming              Channel
---------------   --------------------------------   --------------   ---------------------------
Movies            The Movie Magic Channel            News             BBC World
                  Hallmark Entertainment Network                      CNN International
                  TNT Classic Movies                                  CNBC
                                                                      Sky News
                                                                      Bloomberg Television
                                                                      SABC Africa
                                                                      Summit TV
---------------   ------------------------------     --------------   --------------------------

Sports            SuperSport                         Infotainment     Discovery Channel
                  SuperSport 2                                        Travel Channel
                  SuperSport International           --------------   --------------------------
                  ESPN                               Kids             K-T.V. Channel
                  SuperTrack                                          Cartoon Network
---------------   ------------------------------     --------------   --------------------------

General           M-Net Channel                      Music            VH1
Entertainment     The Series Channel                                  MTV Europe
                  The Soap Channel                                    BET on Jazz International
                  Carlton Select                                      Channel O Sound Television
                  Carlton Food
                  Canal Horizon
                  Channel Africa
                  Sci-Fi Channel                     --------------   --------------------------
                  BBC Prime
                  National Geographic                Audio            DMX (40 channels)
                  Teletuks                                            BBC World Service 1
                  Shoma Education                                     BBC World Service 2
                  Zee TV                                              BBC World Service 3
                  Parliamentary Service*                              VOA--Voice of America
                  RTPi*                                               WRN--World Radio Network
                  ART Africa*                                         Trans World Radio
                  CCTV-4*                                             702 Talk Radio
                  RAI International*                                  Radio Africa Austral
                  ERT SAT*                                            Classic FM
                  Rhema Network*
                  TV5*
                  NBC (Namibia)*
                  SABC 1,2,3*


* = subscription not required to receive channel.

      The Company believes that the programming it receives from affiliates provides it with a significant advantage over other forms of broadcast entertainment and helps build and retain its subscriber base. M-Net Ltd., which provides the M-Net and Movie Magic digital channels, has the exclusive rights to the South African pay-television broadcast of movies from all of the eight major Hollywood movie studios, including Disney, Columbia Tristar/Sony, Warner Brothers, Fox, MCA/Universal, Paramount, MGM and DreamWorks. The contracts allow M-Net Ltd. to select from all films produced by a given studio each year up to a maximum number and to broadcast these movies at least a year in advance of their free-to-air television premiere. Typically M-Net Ltd. is entitled to show a movie 10 to 15 times during its twelve-month pay-television window.

      Similarly, SSIH, which provides sports programming for the M-Net channel and the SuperSport channels for MultiChoice Africa's digital platform, has obtained the exclusive rights to broadcast the South African cricket and rugby leagues along with major international cricket and rugby events, two of the most popular sports in South Africa. In addition, SSIH has the exclusive rights to broadcast, among others, the English, Italian, German and

French soccer leagues, all four major professional golf tournaments as well as the United States and European PGA Tours and three of the four major professional tennis tournaments.

     MultiChoice Africa has signed ten-year channel agreements with both M-Net Ltd. and SSIH. Payments under these contracts are calculated on a per subscriber basis and are subject to annual price escalations. See "Certain Transactions--Channel Distribution Agreements".

     The Company is now beginning to offer interactive television services on DStv. These services currently consist of electronic programming guides that allow all digital subscribers to access detailed information about available programming. The Company intends to begin implementing other interactive services such as pull-down menus in mid 1999, and some time thereafter, gaming, home shopping and home banking. In providing these services, the Company will use software platforms developed and provided by OpenTV, part of the Company's Mindport division. The Company believes interactive television will become a substantial new phase in its business development and has the potential to provide the Company with significant new sources of revenue at higher margins and to fuel subscriber growth.

     Marketing and Subscriber Management. The Company will continue to market its analog service as a premium offer with broad market appeal and position DStv as an upscale service with greater choice. By targeting the digital and analog services at different market segments, the Company hopes to spur total subscriber growth. The Company also believes that DStv will be attractive to rural residents, who often have poor reception of terrestrial signals. The Company expects that the majority of growth in its digital subscriber base will come from customers who upgrade from analog with additional growth from new, rural subscribers currently unable to receive the analog service. The Company expects its analog subscriber numbers to generally remain stable as new subscribers from the growing middle class replace subscribers who migrate to DStv. The Company believes that approximately 60% of the analog subscribers who have terminated service have migrated to digital.

     The Company transmits its analog service unencrypted for two hours every day. It uses these transmissions as a promotional vehicle to increase subscriber numbers, as a mechanism to fulfill public service obligations and as cross-promotion for its DStv services. The Company believes that these unencrypted transmissions have been instrumental in achieving its subscriber growth and establishing a strong brand identity.

     The Company services its subscriber base through its customer care and billing centers in Johannesburg, Durban and Cape Town. Each customer center uses Mindport's IBS subscriber management system. These centers provide customers with local walk-in and telephone service and also act as a mutual back up in times of heavy call volume. The Company also conducts telemarketing from these centers in order to solicit new subscriptions.

     Pricing and Billing. The following table sets forth certain pricing information for the Company's South African businesses:

                    Subscribers
                    (thousands)                                             Equipment Price(1)
            ----------------------------                        ------------------------------------------
                                                Monthly                                       Monthly
             Dec. 30,       Mar. 31,       Subscription Price          Purchase              Lease(2)
            ----------   ---------------   ------------------   ----------------------   -----------------
               1998       1998     1997     ZAR         $          ZAR          $         ZAR        $
            ----------   ------   ------   -----   ----------   --------   -----------   -----   ---------
Analog         839        896      934     136         21.97       799         129.08     28         4.52
Digital        249        158       74     233         37.64     2,999         484.49     59         9.53

----------------
(1)   Excludes price of satellite receiver in the case of digital service.
(2) The amount of monthly payment under optional installment purchasing plans for equipment, which are typically five years in length and require a deposit of ZAR250 ($40.39).

     MultiChoice Africa bills its subscribers monthly, in advance, in South African rand. Subscribers who fail to pay their bill by the beginning of any given month are automatically disconnected and may be charged a fee for reconnection. During the 12 months ended September 30, 1998, MultiChoice Africa experienced an average monthly net churn (as described below) of approximately 1.6% on its analog subscriber base and less than 0.1% on its digital subscriber base. To date, the Company has not experienced significant customer disconnections as a result of increases in the price of its services. Net churn is the percentage of customers who terminate their subscription in a given period net of former customers who reconnect in that period.

     From time to time, MultiChoice Africa runs promotions during which it subsidizes the purchase price of set-top boxes, and these promotions have been successful in increasing the numbers of subscribers.

     Competition. MultiChoice Africa currently competes directly with free television broadcasters in South Africa and indirectly with sporting events, motion picture theaters, the Internet and other forms of entertainment. There are currently three free-to-air broadcast channels in South Africa, SABC1, SABC2 and SABC3, which are each government owned. A fourth free-to-air television channel, e.tv, in which Time Warner holds a minority interest, recently began broadcasting. Another operator that currently provides a free, unencrypted analog service recently announced an intention to provide a digital service that may be subscription based. The Company's digital and analog platforms are currently the only pay-television services provided in South Africa.

     The Company believes that its pay-television services are differentiated from the competition by their high quality, exclusive programming, including first run movies and sporting events. This programming promotes subscriber growth and retention and increases the Company's appeal to more sophisticated, higher-income viewers. In addition, DStv offers a greater choice of programming than its competitors; its offering of 42 distinct video channels is several times more than all of the free-to-air television channels in South Africa combined.

     Transmission. The transmission of MultiChoice Africa's analog and digital services is conducted by Orbicom. These services are provided to MultiChoice Africa at cost. The analog service is sent to transmission towers either terrestrially over fiber optic cables or microwave links or via satellite. The towers transmit the signal to homes which receive it over an antenna and decrypt it using a set-top box. Those who receive the digital satellite signal do so by means of a 90cm dish, which receives the signal from a Panamsat satellite situated over the east coast of Africa. The Company leases 9 Ku-band transponders on its satellite, and its uplink facilities are provided by Orbicom. MultiChoice Africa utilizes the Irdeto Access encryption and decoder technology provided by its Mindport division for both its analog and digital platforms.

     Sub-Saharan Africa

     The Company offers terrestrial analog and digital satellite pay-television services to Sub-Saharan Africa through MultiChoice Africa and various joint ventures and agents. The Company's analog service transmits a customized M-Net channel, which features exclusive movies and sports and other programming to eight African nations through joint ventures. Its digital service features 30 video channels, including the customized M-Net channel and many major international networks, transmitted via C-band satellite to approximately 40 countries in Sub-Saharan Africa. As of December 30, 1998, MultiChoice Africa and its joint ventures had 58,236 Sub-Saharan African subscribers to its terrestrial analog service and 77,901 Sub-Saharan African subscribers to its DStv digital satellite service. The following table provides information about the primary Sub-Saharan African nations in which the Company conducts business:

                               Total TV                                                         Analog Business     Analog
              Population      Households      Analog     Digital      Total        Total           Ownership        Start
  Market      (millions)     (thousands)     Subs(1)     Subs(1)      Subs      Penetration       Interest(2)        Date
----------   ------------   -------------   ---------   ---------   --------   -------------   -----------------   -------
Nigeria           111.3        10,000         9,884       8,514      18,398          0.2%              91%          1994
Tanzania           29.1           466         1,218       2,688       3,906          0.8              100           1997
Kenya              30.0           823         4,810       5,614      10,424          1.3               51           1995
Uganda             19.2           200         2,584       1,752       4,336          2.2               75           1995
Ghana              17.1           274         5,044       1,364       6,408          2.3               50           1993
Zimbabwe           12.7           342           246      15,791      16,037          4.7              N/A            N/A
Angola             11.2           571             2       4,226       4,228          0.7              N/A            N/A
Malawi              9.5             *         1,136       3,559       4,695         N/A               N/A            N/A
Zambia              9.2           589         6,746       3,517      10,263          1.7               51           1995
Namibia             2.0           109        24,481       5,199      29,680         27.2               49           1992
Botswana            1.5            35         1,447       6,199       7,646         21.8               50           1993

----------------
(1)   As of September 30, 1998.
(2)   Ownership of digital is 100%.
*     Insufficient data.

     Opportunity. Although the current number of subscribers in Sub-Saharan Africa is a small portion of the Company's overall base and recent political and economic instability in the region could delay the realization of the market's full potential, the Company expects significant percentage subscriber growth in this market to the extent economic demographics improve. In addition, the Company expects the continuing rollout of its digital service and promotions, including set-top box subsidies, to further drive subscriber growth.

     Products. The Company's Sub-Saharan African businesses transmit an analog service that includes the M-Net channel to eight major African nations and a digital platform that provides 30 video and 6 audio channels to all of Sub-Saharan Africa. The Company offers many of the same premium channels in Sub-Saharan Africa as in South Africa, including those broadcasting exclusive premium films and popular sports. The Company varies the timing of certain programs on its digital platform between east and west Africa to account for time zone differences.

     Interactive services in the form of an electronic programming guide are currently available to all subscribers on the digital platform. The Company intends to further offer gaming, home shopping and home banking sometime in the next several years.

     Marketing and Subscriber Management. Similar to the position in South Africa, the Company believes that by targeting its digital and analog services to different economic demographics the subscriber base will increase and subscribers who are initially attracted to the analog service will, in time, migrate to the digital service.

     The Company actively markets its services in the region through local affiliates and agents. Its efforts are focused on the major cities in each of the countries it serves because the Company believes that these major metropolitan areas contain the households with the greatest ability to afford its services. In addition, the Company believes that given the size of the urban population and color television penetration, there is significant opportunity to increase the subscriber base in these areas.

     Pricing and Billing. The following table sets forth certain pricing information for the Company's Sub-Saharan African businesses:

                            Subscribers
                            (thousands)
                    ----------------------------
                     Dec. 30,       Mar. 31,
                    ----------   ---------------        Monthly          Equipment
                       1998       1998     1997     Subscription(1)    Purchase(1)(2)
                    ----------   ------   ------   ----------------   ---------------
Analog ..........      58         60       75             $30               $150
Digital .........      77         49       29              50                700

----------------
(1) Represents the average price across all of the Company's Sub-Saharan African Businesses.
(2)   Includes price of satellite receiver in the case of digital service.

     In each Sub-Saharan African nation, the Company generally bills its customers in U.S. dollars or dollar equivalents. Generally, subscribers who fail to pay their bills by the beginning of any given month are automatically disconnected and may be charged a fee for reconnection. During the 12 months ended September 30, 1998, the Company's Sub-Saharan African operations experienced an average monthly net churn of approximately 3.2% on its analog subscriber base and approximately 1.1% on its digital subscriber base. To date, the Company has not experienced significant customer disconnections as a result of increases in the price of its services. From time to time, the Company runs promotions during which it subsidizes the purchase price of set-top boxes, and these promotions have been successful in increasing the number of subscribers.

     Competition. The Company is the leading provider of pay-television services in Sub-Saharan Africa. In the countries in which it broadcasts, however, there are numerous public and private free-to-air television stations, as well as small, localized pay-television operations. The Company believes that its high quality, exclusive programming distributed terrestrially and on DStv appeals to the broader African market. In addition, the wider choice of programming available on DStv serves to differentiate it from other broadcasters.

     Transmission. The Company delivers analog services terrestrially to Sub-Saharan Africa by transmitting its programming signal by satellite to local receiving stations in nine countries. These stations are generally owned in partnership with a local partner or franchisee in each country. These stations relay the signal to a broadcast tower that transmits it as a standard encrypted television signal. As that signal is received by a customer, a decoder in a standard set-top box decrypts the signal and provides it to the customer's television.

     The Company's digital service is transmitted DTH on a C-band satellite transponder. Customers receive these signals on a dish mounted on or near their homes. The signal is then descrambled and decompressed for viewing, using a conditional access system, set-top box and smart cards designed by Mindport.

  Egypt and the Middle East

     The Company provides customer service, subscriber management and customer billing services to third-party pay-television broadcasters in Egypt and other Middle-Eastern nations. The Company provides these services for the Showtime and Firstnet digital satellite platforms. In Egypt, the Company also provides these services to CNE for its terrestrial analog service. As of December 30, 1998, there were 81,435 subscribers in these countries.

     Under its arrangements with Arab Radio & TV and Gulf DTH, the Company collects revenues from their subscribers. The Company then takes these subscriber revenues and remits a percentage to the broadcasters and keeps the remainder as compensation for its services, which include operating customer service centers, managing the subscriber base and conducting billing and collection.

Mediterranean

  Greece and Cyprus

     The Company offers terrestrial analog pay-television services in Greece and Cyprus through its subsidiary, NetMed. In Greece, the Company's analog service provides three channels operating on two frequencies that offer a broad array of entertainment, including exclusive first-run movies, sports and children's programming. In Cyprus, the Company's analog service offers two third-party channels that feature a similar programming lineup. NetMed began broadcasting its analog service in 1994 and expects to begin offering digital satellite service in 1999, subject to the receipt of a license from the Greek government. As of December 30, 1998, NetMed had 309,692 subscribers in Greece and 34,567 subscribers in Cyprus.

     Opportunity. Greece has a population of approximately 10.5 million people and approximately 3.2 million television households, giving NetMed's pay-television services a market penetration of approximately 9% of television households. The market penetration for pay-television in Greece is much lower than the average of 38% for cable and satellite penetration in the European Union ("EU") countries. Furthermore, in 1998, average daily viewing time in Greece was 225 minutes, compared to an average of 191 minutes in the EU as a whole. The Company believes that the potential market growth in Greece arises from the large Greek appetite for television and its comparatively low rates of market penetration. The Company also believes that the launch of NetMed's digital satellite service, Nova, will be a significant source of new subscribers. Nova is ready to be launched upon NetMed's receipt of a license under a recently enacted broadcasting law.

     Products. NetMed's Greek analog service consists of three channels, FilmNet, SuperSport and K-T.V., transmitted over two analog frequencies. FilmNet provides a combination of exclusive, first-run movies, along with some original and imported series. SuperSport features exclusive sporting events, including Greek league soccer and basketball, the two most popular sports in Greece. K-T.V. offers a wide range of exclusive children's programming. Customers have the option of subscribing to FilmNet, SuperSport or to both services. Customers who subscribe to both also receive K-T.V. as a bonus channel, which is currently the only way to receive K-T.V. Each of these channels is produced by NetMed Hellas, a 96% owned subsidiary of NetMed B.V.

     In Cyprus, the Company's analog platform broadcasts the LTV and Alfa channels. LTV is produced by Lumiere, a Cypriot media company that is NetMed B.V.'s joint venture partner in MultiChoice Cyprus. Alfa is produced by Alfa TV, a Cypriot company. Each channel shows a variety of programming, including exclusive films and sports. Most of the programming on each channel is purchased from NetMed Hellas.

     The digital service, Nova, is anticipated to include 19 video and five audio channels, including film, sports and children's channels provided by NetMed Hellas, supplemented by popular international channels and several of the national Greek free-to-air networks. The Company's digital service has been fully built and tested, and the Company has already established all agreements necessary for its operation. The Company anticipates receiving a license for digital broadcasting in 1999, although there can be no assurance that will be the case. See "Risk Factors--Risks Associated with Growth Strategies--Greek Operations" and "Regulation--Greece". At that time, the Company also intends to begin offering some interactive television services on its digital platform.

     The Company believes that its ability to attract and retain subscribers in Greece and Cyprus depends on the ability of NetMed Hellas to retain its rights to exclusive programming. NetMed Hellas has the exclusive pay-television broadcast rights to movies from six of the eight major Hollywood movie studios, including Columbia Tristar/Sony, Warner Brothers, Fox, MCA/Universal, Paramount and DreamWorks and is currently negotiating with the two other studios for similar rights. The contracts allow NetMed Hellas to select a specified number of films from all films produced by a given studio each year and to broadcast these movies at least a year in advance of their free-to-air television premiere. Typically NetMed Hellas is entitled to show a movie 10 to 15 times during its twelve-month pay-television window. Under the contracts, NetMed Hellas makes payments on a per subscriber basis.

     NetMed Hellas also holds the exclusive rights to broadcast Greek league soccer and Greek league basketball, the two most popular sports in the country. Under NetMed Hellas' contract with the Greek soccer federation, NetMed currently broadcasts three live matches each week and then sells the matches for delayed rebroadcast on free-to-air television. NetMed Hellas has a contract with the Greek basketball league pursuant to which NetMed will televise two live matches and two delayed matches each week.

     Marketing and Subscriber Management. The Company believes its analog service is attractive due to its comparatively clean frequencies and uncluttered channels. When the Company is able to provide digital service, NetMed will continue to market its analog service as a premium offer with broad market appeal and position Nova as an upscale service with greater choice. Initially, the Company expects the majority of its digital growth to come from subscribers that upgrade from the analog service. The Company also expects to achieve subscriber growth due to the expanded territorial coverage of the digital platform. With its digital service, the Company will be able to reach 100% of Greek households, as compared to 70% with its analog system.

     The broadcast television business in Greece tends to be seasonal, with a significant decrease in viewership occurring in the summer, when Greeks traditionally enjoy outdoor activities and travel and when the soccer and basketball seasons have ended. In line with this trend, the Company has experienced subscriber churn in the summer, but the Company is aggressively implementing new programs designed to promote year-long subscriptions. For example, the Company is pursuing programs that apply a discount to the price of a set-top box in conjunction with a subscription over a consecutive number of months that runs through the summer.

     NetMed provides customer service through customer care and billing centers in Athens and Salonica. These centers utilize Mindport's IBS subscriber management system.

     Pricing and Billing. The following table sets forth certain pricing information for the Company's Mediterranean businesses:

                                                            Monthly
                       Subscribers (thousands)            Subscription
                   ------------------------------- --------------------------
                     Dec. 30,       Mar. 31,
                   ----------- -------------------
                       1998       1998      1997         GRD            $
                   ----------- --------- --------- --------------- ----------
Greece
 Analog ..........     310        254       203         10,900(3)      37.06
 Digital .........     N/A        N/A       N/A         14,900(4)      50.65

Cyprus
 Analog ..........      35         31        26         10,172(5)      34.58



                                        Equipment(1)
                   ------------------------------------------------------
                                                         Monthly
                              Total                     Lease(2)
                   ---------------------------- -------------------------
                          GRD            $            GRD           $
                   ---------------- ----------- -------------- ----------
Greece
 Analog ..........       55,000         186.98       N/A              --
 Digital .........      200,000(4)      679.93   6,000(4)          20.40

Cyprus
 Analog ..........       66,169         224.95       N/A              --

----------------
(1)   Includes price of satellite receiver in the case of digital service.
(2) The estimated amount of monthly payment under optional, three-year installment purchasing plans for equipment.
(3) Price for both FilmNet and SuperSport as of January 1, 1999. Separately, FilmNet costs GRD7,300 ($24.82) and SuperSport costs GRD8,900 ($30.26).
(4)   Current estimates upon launch of digital service.
(5) Price for both LTV and Alfa together. Separately, each costs GRD8,439 ($28.69).

     NetMed bills its subscribers monthly in Greek drachmae. Subscribers are billed in advance and those who fail to pay their bill by the end of the month of service are disconnected. During the 12 months ended September 30, 1998, NetMed experienced a monthly net churn of approximately 1.3% on its total subscriber base. Net churn is heaviest in the summer months of May, June, and July, which averaged approximately 6.9% in 1998. In September 1998, monthly net churn was approximately negative 6.6% versus negative 3.2% in September 1997. Negative net churn occurs when the number of former subscribers who reconnect exceeds the number of subscribers who drop off in a given period. To date, the Company has not experienced significant customer disconnections as a result of increases in the price of its services.

     Competition. NetMed competes directly with free-to-air broadcast channels in Greece and Cyprus and indirectly with sporting events, motion picture theaters, the Internet and other forms of entertainment. There are currently numerous free-to-air channels in Greece and Cyprus, including national Greek networks (such as Mega, Antenna, Skai and Star) and four national Cypriot networks (Cyprus Broadcasting Corp., Sigma, O Logos TV and Antenna). The Company believes its analog service is attractive due to its comparatively clean frequencies and uncluttered channels. When launched, NetMed's digital satellite service will have clear signal coverage throughout Greece and Cyprus, which is difficult to replicate using terrestrial broadcasts due to the mountainous terrain and remote islands found there. Although the new Greek media law allows multiple licenses to be granted for pay-television platforms, the Company is not aware of any other entity that independently intends to apply for such a license.

     Transmission. NetMed transmits its analog service through a network of 56 terrestrial transmission sites across Greece. Its network currently covers approximately 70% of the Greek population. NetMed owns and operates 13 of the 56 sites, including the two major transmission sites in Athens and Salonica, which together cover approximately 60% of the population. NetMed distributes its signal to the regional transmission sites over the Eutelsat's Hot Bird 2 satellite.

     The remaining regional transmission sites are owned and operated on the Company's behalf by local business partners, who often also own distribution outlets where NetMed's set-top boxes are sold. In return, the local business partners receive 6% of analog subscription revenues in their reception area, and upon the launch of digital it is expected that they will receive some incremental compensation.

     The terrestrial analog network in Cyprus is owned by Lumiere, the Company's minority partner in MultiChoice Cyprus, and Alfa TV. The network consists of transmission sites, which together provide coverage of 77% of Cypriot television households. Additional sites are being established to increase coverage.

     The digital satellite service will be transmitted off Eutelsat's Hot Bird 2 and Hot Bird 3 satellites to 60cm dishes mounted on homes. Both the terrestrial analog and digital satellite transmission systems utilize backup systems, including redundant routing to the point of uplink and, in the case of analog, backup broadcast towers.

     In encrypting and decoding its signal, NetMed uses conditional access technology licensed from Mindport.

Asia

     The Company conducts its Asian development operations out of its office in Hong Kong. Its first investment in this region is its joint venture interest in UBC, the leading pay-television provider in Thailand. Through a series of transactions beginning in 1997, the Company now owns 27.8% of UBC and holds an option to purchase an additional 3.3%. The agreements governing this joint venture grant the Company certain management rights, including the right to appoint the Chief Operating Officer. The Company views the UBC venture as a model for possible future ventures in Asian countries and plans to draw upon its experiences in Thailand in structuring its other investments in the region.

     Thailand

     The Company offers digital satellite and analog pay-television services in Thailand through the UBC Group. The UBC Group was formed from UBC's acquisition in February 16, 1998 of Telecom Asia's interest in UBC Cable, a leading provider of cable television services in Thailand. This acquisition combined the two largest pay-television companies in Thailand. The Company believes that the UBC Group has been able to derive significant benefits from this acquisition, including a more coordinated and focused marketing strategy and the ability to streamline its workforce.

     In 1997, the Company was invited to acquire an equity interest in UBC in order to provide UBC with its pay-television management expertise. After making its initial investment, the Company placed certain of its employees in key management positions. As a result of these appointments, the Company was able to refocus UBC in order to bring it in line with the Company's operating philosophy. The Company took the lead role in repositioning UBC for long-term growth through the acquisition of UBC Cable by UBC. The Company also led the coordination of the cable and digital bouquets, the implementation of a new pricing plan and the introduction of a new billing plan. The Company believes the long-term effect of these changes will be to increase subscriber growth and UBC's revenues and profitability.

     As of December 30, 1998, the UBC Group had 301,378 total subscribers, including 147,410 cable subscribers, 144,198 digital satellite subscribers, and 9,770 MMDS subscribers. The UBC Group began its MMDS service in 1989, its cable service in 1995 and its digital satellite service in 1995.

     Opportunity. Thailand has a population of approximately 61.1 million people, with approximately 14.6 million television households. The Company believes that Thailand represents an excellent opportunity for subscriber growth, given the low pay-television penetration in Thailand, which is approximately 2% of television households. That figure is less than most other countries in the region, including those with similar or lower levels of economic development than Thailand.

     Given the comparatively low level of market penetration in Thailand, the Company believes that the recently adopted coordinated marketing plan between its cable and digital satellite services should result in increased subscriber growth. UBC's digital satellite service is potentially receivable by all 14.6 million television households in the country. UBC Cable's service, which has 147,410 subscribers, passes more than 800,000 homes in Bangkok.

     Products. The UBC Group's digital satellite and cable services each provide the same 35 channels, including proprietary channels showing movies and sports, major international channels and six major free-to-air networks, in addition to seven educational channels. The bouquets were coordinated in order to reduce churn between services as subscribers abandoned one system for another. The Company believes this unified approach and leading market position has been responsible for a significant decline in its international channel costs. The satellite service is offered on two tiers, and the cable service is offered on three tiers.

     The UBC Group plans to persuade existing digital subscribers whose homes are cable accessible to switch to cable. The Company believes it can accomplish this as the programming on each service is now congruent. This will allow the Company to use that household's digital equipment for new subscribers elsewhere.

     Six of the channels shown on the UBC Group's pay-television systems are produced by its 99.9% owned subsidiary, Cineplex. The channels include UBC Movies and UBC Asian Movies, which show first run and repeat films, UBC Kids, UBC Series, UBC News and SuperSport 1 and 2. Cineplex does not currently have the same exclusive rights to first run movies as are enjoyed by other MIH operating companies, but shows programming to which HBO, Cinemax and other movie channels do not have exclusive access. Its SuperSport channels show programming tailored for Thai audiences, including favorite local sports such as takraw and badminton, along with exclusive major international events, such as English Premier League Soccer. The UBC Group also broadcasts major international and local free-to-air channels. Most programming on the UBC Group's pay-television systems carry the original soundtrack along with a dubbed Thai soundtrack or Thai subtitling, with such dubbing and subtitling generally being carried out by the UBC Group. The chart opposite details the channels presently provided and the current tiering structure for both the cable and satellite bouquets:

    Type of                                      Type of
  Programming              Channel             Programming                Channel
---------------   ------------------------   --------------   ------------------------------
Movies            HBO -- G                   News             UBC News -- S
                  Cinemax -- G                                CNN -- G
                  Star Movies -- G                            BBC -- G
                  Hallmark -- G                               CNBC -- G
                  UBC Asian Movies -- S      --------------   ------------------------------
                  TNT Classic Movies -- G    Kids             Cartoon Network -- G
                  UBC Movies -- G*                            UBC Kids -- S*
---------------   ------------------------   --------------   ------------------------------
Sports            ESPN -- G                  Education        DLT/ETV (seven channels) -- B
                  Star Sports -- G           --------------   ------------------------------
                  SuperSport 1 -- G          Music            MTV -- G
                  SuperSport 2 -- G                           CH[V] Thai -- S
 ---------------   ------------------------   --------------   ------------------------------
General           UBC Series -- S            Foreign          TV5 (French) -- G
Entertainment     Jet TV (Thai) -- G                          NHK (Japanese) -- A
                  Jet TV (Japanese) -- A     --------------   ------------------------------
                  CCTV -- G                  Terrestrial      Channel 3 -- B
                  Mosaic -- B                Broadcasters     Channel 5 -- B
                  AXN -- G                                    Channel 7 -- B
                  Discovery -- G                              Channel 9 -- B
                  Animal Planet -- G                          Channel 11 -- B
                  Fashion TV -- G                             ITV -- B


----------------
B  =  Basic package (also included in silver and gold packages)
S  =  Silver package, cable (also included in gold package, cable and digital)
G  =  Gold package, cable and digital
A  =  A la carte
*  =  Occupies same physical channel

     UBC currently offers interactive services in the form of an electronic programming guide on its digital platform. In the future, UBC intends to offer web browsing, pull-down menus, e-mail, home shopping and home banking, but has not set a definite date for the launch of those services. In providing these services, UBC will use software platforms developed and provided by OpenTV, a part of the Company's Mindport division. The Company believes interactive television will be a substantial new phase in UBC's business development and has the potential to provide UBC with significant new sources of revenue at higher margins and fuel subscriber growth.

     Marketing and Subscriber Management. UBC markets its service as a premium offer with broad market appeal. UBC has phased out its analog MMDS system due to widespread piracy of its signal. UBC retains its rights to the MMDS frequencies and is examining the feasibility of establishing a digital MMDS service.

     UBC provides customer service through customer care and billing centers in four cities, including Bangkok. These centers use Mindport's IBS subscriber management system.

     Pricing and Billing. The following table sets forth certain pricing information for the Company's Thai business:


                 Number of Subscribers(1)     Monthly Subscription Price                    Equipment
                 ------------------------ ----------------------------------- -------------------------------------
                  Dec. 30,    Mar. 31,     Silver Package     Gold Package        Purchase(2)       Monthly Rental
                 ---------- ------------- ----------------- ----------------- -------------------- ----------------
                    1998     1998   1997   Baht       $      Baht       $       Baht        $       Baht      $
                 ---------- ------ ------ ------ ---------- ------ ---------- -------- ----------- ------ ---------
Cable ..........    147      154    119    400   10.68       890   23.75        4,000  106.75       100       2.67
Digital ........    144      116     59     N/A              890   23.75       10,500  280.22       160       4.27
MMDS(3) ........     10       43     76     N/A               N/A                N/A                 N/A

----------------
(1)   Subscribers in thousands.
(2) Includes installation fee, connection fee and refundable set-top box deposit.
(3)   Phased out in April 1999.

     On March 19, 1999, MCOT approved UBC's new basic package consisting of ten paid and six free-to-air channels priced at Baht 790 ($21.08) per month. MCOT also approved UBC's planned increase in the price of its gold package to Baht 1,090 ($29.09) per month, an increase of 22.5% from the current package price of Baht 890 ($23.75) per month. The Company expects to introduce the new basic package on May 1, 1999, with the gold package price increase taking effect on April 5, 1999 for new subscribers.

     For the 12 months ended September 30, 1998, the UBC Group's average monthly net churn was approximately 2.0% on its digital system and approximately 4.0% on its MMDS system. The higher net churn for MMDS is consistent with UBC's effort to phase out its analog MMDS system. The average monthly net churn for the UBC Group's cable system was approximately 3.6% for the 6 months ending October 31, 1998 (net churn for the months prior to this period are unavailable). The Company believes that the coordination of the programming packages for cable and digital will reduce the amount of churn caused by subscribers switching between those platforms. To date, the UBC Group has not experienced significant customer disconnections as a result of increases in the price of its services.

     Consistent with the policies of other MIH companies, the UBC Group has instituted a strict policy of terminating the service of subscribers once they fall 30 days in arrears. This policy has helped reduce the average arrearage to nine days from 180. In the second half of 1999, the UBC Group plans to switch to advance billing, which is used in the other MIH operating companies.

     The UBC Group does not require its subscribers to purchase their set-top boxes but rather retains ownership of the equipment. The cost of the equipment is built into the connection fee and monthly charge. The Company believes that this strategy has a positive effect upon subscriber growth by minimizing the entry cost of subscription to the UBC's services.

     Competition. The Thai television industry consists primarily of several national free-to-air television stations and the Company's pay-television operations. Previously, another pay-television service had been operated by Thai Sky, but it discontinued operations in 1997. The Thai regulatory authority granted pay-television licenses to two other companies in 1996, but those companies have not launched, or announced an intention to launch, pay-television services. There are also several small, provincial cable systems, generally averaging fewer than 1,500 subscribers. The UBC Group competes directly with the national free-to-air television stations and, in the case of the digital service, local cable groups in Thailand and indirectly with sporting events, motion picture theaters, the Internet and other forms of entertainment. The Company believes that UBC's unique programming, including exclusive first run movies and sporting events, gives it a distinct advantage over its free-to-air television competitors. The national free television stations are uplinked to the same satellite used by UBC's service and consequently form part of the bouquet available to the Company's subscribers. The Company believes that this arrangement enhances its appeal to current subscribers and assists in growing its subscriber base.

     Transmission. UBC's digital satellite service is transmitted on a Ku-band signal through the Thaicom 3 satellite, owned by Shinawatra Satellite Public Company Limited. The satellite uplink facilities at Lad Lum Koa are owned and operated by CS Communications Limited. UBC utilizes digital compression technology that facilitates multiple channel transmission through a single channel's bandwidth. Subscribers receive their signal on a 60-90 cm dish and unscramble and decompress the signal with a set-top box utilizing Irdeto Access' conditional access system and smart card technology from Mindport. The set-top box, smart cards and conditional access equipment are owned by SSV (a 96% owned subsidiary of UBC) and leased to the UBC Group.

     UBC Cable's transmission is delivered on hybrid coaxial fiber optic cable lines and over a dropwire into homes that utilize a set-top box to access the signal. The cable network is owned by Asia Multimedia Company Limited ("AMM"), a subsidiary of Telecom Asia, and leased to UBC Cable pursuant to an agreement that expires in 2019. As part of its services to UBC Cable, AMM supplies and installs a dropwire to link its network to subscriber homes and installs and maintains the set-top boxes.

     UBC's cable system features redundancy at the head-end. The satellite system features route and fiber redundancy in the feed to the uplink stations. The uplink stations themselves will be fully redundant by 1999.

Technology

Overview

     The Company's technology division, Mindport, provides a comprehensive package of technology products and support services to pay-media operators worldwide. These products and services include IBS subscriber management systems, Irdeto conditional access systems and the OpenTV operating system for interactive television, along with others. Mindport's products are designed to be flexible, configurable and scalable, allowing them to be used by a variety of different customers and to be integrated in systems using the products of Mindport's competitors. Mindport's diverse and well integrated product line also allows it to act as a single source for fulfilling a customer's pay-media technology needs, particularly in the growing market for interactive television. The Company believes that Mindport will be able to capitalize on the anticipated growth in interactive platforms and the anticipated convergence of television, telephony and the Internet in order for it to expand its customer base.

     The following table lists certain of Mindport's major customers and the products they use:

                                                                           Irdeto
               Customer                         Market            IBS      Access     OpenTV
--------------------------------------   --------------------   -------   --------   -------
MultiChoice(1) .......................   South Africa           [check]   [check]    [check]
                                         Sub-Saharan Africa     [check]   [check]    [check]
                                         Greece                 [check]   [check]    Future
                                         Middle East            [check]   [check]
UBC(1) ...............................   Thailand               [check]   [check]    Future
Canal+ ...............................   Europe(2)              [check]   [check]
EchoStar .............................   United States                               Future
CBSat ................................   China                  Trial      Trial      Trial
Stream ...............................   Italy                            [check]    [check]
Galaxy Latin America .................   Latin America(2)       [check]
DirecTV ..............................   Japan                  [check]
Optus ................................   Australia              [check]   [check]
BSkyB ................................   UK                                          [check]
TPS ..................................   France                                      [check]
TDK ..................................   Denmark                                     [check]
                                                                -----     -----       -----
Total Subscribers (000's)(3) .........                          3,142      4,180      2,000

----------------
(1) All transactions between Mindport and MIH Limited's other subsidiaries and affiliates are conducted on an arms-length basis.
(2)   Certain countries only.
(3)   As of December 31, 1998.

     Mindport's ability to provide a "one-stop-shop" for pay media technology needs is valuable to new interactive platform providers who can speed their time to market by utilizing Mindport technology. A good example of this is the Company's recent agreement to provide conditional access systems, subscriber management systems and the OpenTV operating system to CBSat, the first provider of trial digital satellite services in the People's Republic of China. CBSat's system is being deployed in small numbers on a test basis in 1999, with a possible broader rollout thereafter.

IBS

     Mindport's IBS software provides pay-media operators with a broad range of subscriber management services and products that combine customer care, billing and logistics functionality in one integrated system. IBS supports all types of subscriber-based businesses, including pay-television operators, Internet service providers and data broadcasters over a wide range of delivery platforms. Mindport's IBS system is a flexible, configurable and highly scalable product, that can service pay-media operations of vastly different sizes.

     Mindport IBS has historically generated revenues by charging up-front license fees and monthly customer service and support fees. Recently, Mindport has begun to collect from certain customers license revenues and support fees scaled to the customers' subscriber numbers, paid on a monthly basis. Mindport currently provides IBS to 25 customers, including certain platforms of Canal+, DirecTV Japan and many of the Company's operating entities. IBS's competition in its current and planned future markets includes approximately 40 companies worldwide, including Wiztec and CableData, who focus on pay-television, and Saville, LHS Group, CSG and Amdocs, who focus primarily on telephony operators.

     The Company believes that the demand for subscriber management services will increase as operators seek to provide more advanced technology to their customers. IBS is able to support changes and accommodate new platforms, including analog, digital and interactive systems. In addition, IBS is a highly scalable software package, as demonstrated in testing by major U.S. hardware and software producers who verified its scalability to several million subscribers.

     Today, IBS is a leading subscriber management software package for pay-television. The Company plans to continually redefine the IBS architecture to improve on its configurability, flexibility and scalability. The Company also plans to take advantage of the system's flexibility to penetrate new markets for IBS, such as Internet service, cable, data broadcasting and telephony providers. In addition, the Company also plans to introduce a scaled-down IBS for the Internet market that can run on a laptop and a product capable of tracking interactive television applications, especially interactive commerce transactions.

Irdeto Access

     Irdeto Access provides digital and analog conditional access systems to 13 customers operating in over 20 countries. These systems enable pay-television operators to encrypt and decrypt their broadcast signals and thus control subscriber access to programs, services and events.

     The Company believes that its digital conditional access system's flexibility, compatibility with multiple equipment vendors, ease-of-use and sophisticated security features make it attractive to pay-television operators worldwide. The system's open architecture allows pay-television operators to incorporate as few or as many features as they require and adjust these features as their needs change. Irdeto Access offers M-Crypt, a system specifically for pay-media providers with fewer than 100,000 subscribers. M-Crypt allows these operators to reduce their investment in computing equipment and third-party software licenses and is easily upgradable if the operator's subscriber base were to grow past a certain size. Mindport also produces an analog conditional access system that is also based upon a modular and flexible design. This allows the Company to tap into price sensitive markets that will not be considering digital services for some years to come.

     Irdeto Access licenses its technology to various manufacturers to produce its conditional access systems and generates revenues by charging an up-front license fee along with a fee for each conditional access unit sold. The major users of Mindport's conditional access systems include Stream, Telepiu, Canal+ and certain of the Company's operating entities. As of December 31, 1998, Mindport had supplied over 1.3 million digital and over 2.9 million analog conditional access units.

     The principal products competing with Irdeto Access include MediaGuard, ViaAccess, NDS and NagraVision. The Company believes that a customer's primary consideration in choosing among conditional access systems are system security and dependability and that Irdeto Access enjoys a solid reputation for both of these qualities.

     Mindport's strategy for Irdeto Access encompasses four main goals: (i) reduce the cost of ownership for both digital and analog conditional access systems; (ii) develop the next generation conditional access products; (iii) implement an analog sales operation in new markets; and (iv) develop an MPEG-2 encryption product for the Internet. The Company has a team of engineers dedicated to conditional access design and development who are responsible for developing new products, increasing the functionality of existing products and reducing costs through increased chip functionality. Mindport's management believes that further price reductions may be achieved by cutting production costs, shifting production to locales with lower manufacturing costs and reducing royalty costs by re-examining certain partnerships and business relationships dealing with developing conditional access technology. The Company recently acquired TV/COM International Inc., a San Diego based company that holds intellectual property licensed to Irdeto for use in its conditional access systems.

OpenTV

     OpenTV is a leading provider of operating system software for digital set-top boxes used in both satellite and cable television systems. Several digital satellite operators, including TPS in France, EchoStar in the United States, BSkyB in the United Kingdom and CBSat in China, are using or have entered into agreements to use the OpenTV software system. TPS is presently OpenTV's largest customer with over 700,000 set-top boxes deployed as of December 31, 1998. TPS has used OpenTV software to gain market share in France by deploying interactive television applications and services that attract and retain subscribers. Using OpenTV's development tools, TPS designs its own virtual channels, including an electronic programming guide and interactive weather service. It also recently ran a successful interactive advertising spot for Renault.

     OpenTV's operating system software manages all of the basic functionality of the digital set-top box and enables it to run interactive applications. The OpenTV operating system is extremely flexible and is currently being used with a variety of decoders. In addition, OpenTV provides pay-media operators with easy-to-use software tools such as its Software Development Kit and Open Author, which permit the operators themselves to design their own interactive services. The open architecture of OpenTV's operating system software means that it can be used with any conditional access system and can support a number of different head-end systems. Another feature of the OpenTV operating system is its ability to manage and handle several interactive applications simultaneously.

     OpenTV derives its revenue from a licensing fee per set-top box, maintenance and support fees, licenses of proprietary software tools supporting the OpenTV system and consulting fees. As of December 31, 1998, the OpenTV operating system had been installed in approximately 2.0 million set-top boxes.

     At present, OpenTV's competitors include MediaHighway, Enhanced TV, Power TV, NCI and WebTV. In the future, other software companies may decide to compete directly with OpenTV in the digital interactive television software market. OpenTV believes that its future competitors must overcome OpenTV's first to-market advantage and the significant head start that it enjoys in developing interactive television software. In addition, applications developed with OpenTV software function at the head-end level and are independent of the set-top box, thereby providing two principal advantages. First, any improvements or enhancements can be downloaded over the digital signal received by the set-top box, making the dissemination of upgrades simple and inexpensive. Second, applications based upon the OpenTV operating system enjoy protection against decoder obsolescence since the software is used with different set-top box technologies. To date, OpenTV's customers have developed interactive applications using OpenTV's software development tools, or they have contracted with OpenTV to develop applications on a consulting basis. OpenTV is now developing a suite of interactive applications that it will market to customers on a licensing or revenue sharing basis.


     The present strategy for OpenTV is to become the leading operating system for interactive applications on digital media platforms worldwide, complete the development and introduction of applications such as home banking and home shopping and to enhance its products and services for greater exploitation of the Internet.


Other Products

     Media Commerce Technologies. Mindport is currently developing software in three application areas as part of its plan to develop the tools, technologies and supporting structures that will enable pay-television operators to provide comprehensive interactive broadcast services. The first consists of applications for interactive television, such as extended electronic program guides, virtual channels and program enhancement. The second is fulfilment services, which use Internet commerce technologies that have been adapted for the broadcast platform. The third application area, infrastructure technologies, provides the common communications infrastructure for media commerce.


     CLASS. Mindport's Contracts, Library and Scheduling System (CLASS) enables digital pay-television operators to manage contracts, control their program libraries, manage license tracking and utilize multiple-language electronic program guides.


     Consulting. Mindport Solutions is a new division intended to capitalize on the expertise within the Mindport group to offer consultancy services and turnkey solutions to new pay-television operators. This division was launched with the award of a system integration contract for the DTH platform of Stream, the Italian pay-television service owned by Telecom Italia.

Properties

     The Company has major corporate offices in Hoofddorp, The Netherlands, Johannesburg, South Africa and Athens, Greece. The following table summarizes certain information regarding the Company's principal facilities as of November 1998:

       Description/Use                   Location                 Size        Owned or Leased
----------------------------   ----------------------------   ------------   ----------------
Corporate offices ..........   Hoofddorp, the Netherlands      6,772 m(2)         leased
Corporate offices ..........   Johannesburg, South Africa     20,400 m(2)*        leased
Corporate offices ..........   Durban, South Africa            2,672 m(2)         leased
Corporate offices ..........   Cape Town, South Africa         3,219 m(2)         leased
Corporate offices ..........   Athens, Greece                  8,126 m(2)*        leased

----------------
* = multiple locations

Employees

     At December 31, 1998, the Company had 3,352 full-time employees. None of the Company's full-time employees is unionized. The Company believes its labor relations are satisfactory.

Intellectual Property

     The Company relies on a combination of patents, licensing arrangements, trade names, trademarks and proprietary technology to protect its intellectual property rights. The Company owns, or has been assigned or licensed the rights to, several patents and has several patent applications in various jurisdictions relating to its proprietary technology. In addition, the Company currently has numerous trademarks (pending and registered) in countries where it conducts business. Some of the Company's major trademarks include the names and logos of Irdeto, Mindport, OpenTV, DStv and MultiChoice.

     The Company may file additional patent and trademark applications in the future, although there can be no assurance that the Company will be successful in obtaining patents or trademark registrations based upon such applications. The Company intends to vigorously protect its intellectual property rights. It may be possible, however, for a third party to copy or otherwise obtain and use the Company's technology without authorization or to develop similar technology independently. Furthermore, the laws of certain countries in which the Company sells its products do not protect the Company's intellectual property rights to the same extent as do the laws of the United States. See "Risk Factors--Risks Associated with Intellectual Property".

Legal Proceedings

     From time to time, the Company and its local partners in Greece have experienced objections by local communities to the establishment or continued presence of transmission sites in such communities. Such matters have generally been resolved in the ordinary course. In addition, the Company is party to routine litigation and proceedings in the ordinary course of business. The Company is not aware of any current or pending litigation which it believes would have a material adverse effect on the Company's results of operations or financial condition.

     One of NetMed's competitors has filed a suit against the Greek basketball league and NetMed Hellas. The competitor asserts that the basketball agreement between the Greek basketball league and NetMed Hellas was the product of an unfair process and constitutes a restriction on competition and an abuse of NetMed Hellas' dominant position in the Greek pay-television market. The Company believes that NetMed Hellas' rights under the basketball agreement will not be substantially affected by this action and that the claim for monetary damages is without merit.

     The South African Competition Board is currently investigating certain business practices of MultiChoice Africa under South Africa's Maintenance and Promotion of Competition Act. See "Regulation--South Africa".

     One of UBC's former competitors has filed a suit against it alleging unlawful cancellation of certain agreements and anticompetitive behavior. The total amount of the claim is Baht 125,614 million ($3,352 million). The management of UBC is of the opinion that the claim is groundless.

Environmental Matters

     Environmental laws vary significantly among the countries in which the Company operates. Under certain environmental laws, a current or previous owner of real property, and parties that generate or transport hazardous substances that are disposed of on real property, may be liable for the costs of investigating and remediating such substances on or under the property. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures for compliance. In connection with the ownership or operation of its facilities, the Company could be liable for such costs in the future.

     The Company is not aware of any material environmental claims pending or threatened against it, and the Company does not believe it is subject to any material environmental remediation obligations. However, no assurance can be given that a material environmental claim or compliance obligation will not arise in the future.

                                  REGULATION

South Africa

     Overview. M-Net broadcasts its channels pursuant to a license acquired on October 17, 1985 from the Minister of Posts and Telecommunications (the "Minister"). In accordance with the prevailing law at the time, the Minister's approval was given after the requisite consultation with the SABC, the state-owned public service broadcaster.

     The Independent Broadcasting Authority Act No. 153 of 1993 (the "IBA Act"), which came into operation on March 31, 1994, established the Independent Broadcasting Authority (the "IBA") as an independent regulator mandated to regulate broadcasting in the public market subject to principles of accountability and transparency. The regulation of broadcasting is now vested in the hands of the council of the IBA.

     The IBA Act vests in the council of the IBA all powers, functions and duties in relation to the administration, management, planning and use of broadcasting services' frequency bands (those frequencies assigned to broadcasting by the International Telecommunications Union and adopted in South Africa), including the power to issue licenses for broadcasting services. The IBA Act prohibits the provision of broadcasting signal distribution or a broadcasting service (utilizing the broadcasting frequencies) unless such distribution or service is provided in accordance with a signal distribution or broadcasting license issued by the IBA. The latter licenses may be granted for public broadcasting services, private broadcasting services and community broadcasting services.

     The IBA Act contains provisions which recognize existing licenses under previously applicable laws, such as the license previously issued to M-Net Ltd., which license has been amended by the IBA after a public consultation process. The license imposes certain local content requirements, advertising limitations and a license fee equal to 2% of revenues derived from the two analog channels. In addition, Orbicom has received a downlink license and a broadcasting signal distribution license from the IBA. The latter permits Orbicom to provide M-Net Ltd. with terrestrial analog distribution services in South Africa.

     The Telecommunications Act No. 103 of 1996 provides that all telecommunications and radio frequencies other than broadcasting and broadcasting frequencies should be regulated by the South African Telecommunications Regulatory Authority ("SATRA"). In addition, SATRA recognizes the uplink license and MMDS license which were issued to Orbicom prior to the establishment of SATRA. The MMDS license authorizes the use of frequencies and terrestrial stations for analog distribution. The uplink license authorizes the distribution of television, sound and/or associated data via satellite for direct reception or terrestrial re-transmission, provided that such distribution is directly related to a broadcasting service. In addition, Orbicom has received a value added network services licence and, on February 19, 1999, received a further uplink license from SATRA.

     Future Developments. On June 4, 1998, the Department of Communications issued a White Paper on broadcasting policy. It confirmed that a new broadcasting policy would seek to establish a 3-tier governance system for the broadcasting industry, namely policy formulation and development by the government, licensing and regulation by the IBA and service provision by the broadcasters and signal distributors. The White Paper made, inter alia, the following recommendations:

     o the imposition of specific broadcasting license conditions on private broadcasters which would acknowledge the different services offered by satellite services, pay services and free-to-air services and which would impose obligations commensurate to the nature of the particular broadcasting business;

     o the adoption of a more comprehensive definition of broadcasting and broadcasting services than that contained in the IBA Act in line with international practices and technological developments; and

     o the merger into a single body of the broadcasting and telecommunications regulatory functions.

     In view of the increasing difficulty in differentiating between radio frequency spectrums used for telecommunications and those used for broadcasting and in order to prevent duplication specifically in the technical skills and facilities areas, the government has decided to merge the IBA and SATRA into a single regulatory authority. It was envisaged in the White Paper that the new regulatory body would enjoy an independent statutory framework.

     On August 14, 1998, a new Broadcasting Bill was published. This Bill, which has not yet been enacted, essentially seeks to put into law the most important findings and recommendations of the White Paper. In particular, it:

     o  repeals the Broadcasting Act and provides a charter for the SABC;

     o clarifies the Minister's powers with regard to policy formulation and the IBA's powers in respect of the regulation and licensing of the broadcasting system;

     o establishes the Frequency Spectrum Directorate in the Department of Communications; and

     o creates new classes of broadcasting licenses in line with the proposals in the White Paper.

     MultiChoice Africa does not itself presently require a license from the regulatory authorities for its DStv service. The Company's affiliates (M-Net Ltd. and Orbicom) hold the necessary broadcasting signal distribution and uplink licenses. It is, however, likely that the enactment of the Broadcasting Bill will affect MultiChoice Africa's position, and that a form of license will be required for the DStv service within the new regulatory framework.

     Investigation. The South African Competition Board is currently investigating whether certain business practices of MultiChoice Africa constitute a restrictive practice under South Africa's Maintenance and Promotion of Competition Act. The business practices being investigated are (i) the refusal by MultiChoice Africa to do business with DSAT Select (Pty) Limited ("DSAT") which markets a bundled product consisting of hardware, software and a digital signal, (ii) MultiChoice Africa's pricing and distribution policy in respect of digital decoders, (iii) alleged cross-subsidization between MultiChoice Africa and its own rental outlets with regards to signal and/or decoders and/or (iv) alleged differential treatment of subscribers who have obtained their digital subscriptions through DSAT when compared with other subscribers. The Company believes that the resolution of this investigation would not have a material adverse effect on the Company's business, as it believes the investigation is primarily related to its decoder rental business. However, there can be no assurance that this will be the case.

Greece

     General. The regulatory framework governing the establishment and operation of free-to-air television stations in Greece is provided by Law 2328/95 on the "Legal Status of Private Television and Local Radio, Regulation of Several Issues related to the Radio Television Market and Other Provisions" (the "Free-to-Air Law"). The Greek government recently enacted a new law (Law 2644/98 on "The provision of pay television and radio services and other provisions") that regulates pay television (via satellite, terrestrial relays or cable) by the use of analog or digital methods of transmission (the "Pay-Television Law"). Prior to the enactment of the Pay-Television Law, pay-television was regulated by the Free-to-Air Law, some provisions of which survive, as described below.

     The Free-to-Air Law. Before the enactment of the Pay-Television Law, the Free-to-Air Law granted Greek Radio Television SA ("ERT"), the state-owned broadcasting entity, the exclusive right to broadcast encrypted television signals in Greece. ERT was permitted to further assign such rights to third parties. Based on this legislation, NetMed Hellas entered into an agreement with ERT on October 15, 1994, pursuant to which NetMed Hellas' encrypted service is transmitted on a frequency allocated by ERT. This agreement has been approved by a joint decision of the Minister of Press and Mass Media and the Minister of Finance and ratified by Law 2328/95.

     The October 1994 agreement was extended and supplemented by a further agreement dated December 29, 1995 which relates to the transmission of a second encrypted service on a frequency allocated by ERT. This further agreement was also approved by joint ministerial decision.

     These agreements require NetMed Hellas to pay certain fees to ERT equal to 6.5% of subscription fees payable by subscribers who subscribe to only one service and 5.0% of subscription fees payable by subscribers who subscribe to both services. NetMed Hellas is required to provide a bank guarantee in an amount of GRD 1 billion each year to secure these payments.

     So long as the cooperation agreements with ERT are in force, regulations concerning the share capital composition of free to air television are not applicable to NetMed Hellas, which is subject to the terms of such agreements with ERT. The regulations with ERT ensure that NetMed BV and NetMed Hellas (or any other company which has the control of the group of companies to which NetMed Hellas belongs) shall be liable towards ERT for the fulfillment of the obligations of NetMed Hellas in accordance with the cooperation agreement. Additionally, ERT's approval is required for the transfer of the majority of the shares to NetMed Hellas and the transfer of less shares than the majority requires ERT to be notified. ERT has also the right to be provided with detailed information if the new shareholders or the new share capital are directly entered into NetMed Hellas. These regulations are in effect for the entire term of the agreement with ERT.

     Pay-Television Law. Under the new Pay-Television Law, the rights to provide pay-television through terrestrial, satellite or cable broadcast can be secured either by obtaining a license directly from the Greek government or by signing of a cooperation agreement with any holder of a license. Accordingly, the existing agreement between NetMed Hellas and ERT is sufficient to secure terrestrial broadcast rights for the Company.

Upon the expiration of that agreement in October 1999, NetMed Hellas could either cooperate with a license holder or seek a license directly. Under the new Pay-Television Law, no single shareholder of a company having a terrestrial license may hold more than 40% of the capital stock of such company.

     With regard to digital, an application for the issue of a license for the provision of pay services via satellite has been submitted by MultiChoice Hellas, and the application is being studied by the National Radio and Television Council.

     EU Regulation. The EU Broadcasting Without Frontiers Directive (the "Directive") of October 3, 1989 established the basic principles for the regulation of broadcasting activity in the EU. In essence, it provides that each EU broadcasting service should be regulated by the authorities of one member state (the "home member state") and that certain minimum standards should be required by each member state of all broadcasting services that state's authorities regulate.

     The Directive currently requires member states to ensure "where practicable and by appropriate means" that the broadcasters reserve "a majority proportion of their transmission time" for programs produced in Europe. In applying this rule, broadcast time for news, games, advertisements, sports events, infomercials, and teletext services is excluded. The Directive recognizes that member states are to move progressively towards requiring their broadcasters to devote a majority of relevant transmission time to programs produced in Europe, having regard to the broadcaster's informational, educational, cultural and entertainment responsibilities to the viewing public.

Thailand

     Since September 1992, television broadcasting in Thailand has fallen under the control of the National Broadcasting Commission of the Prime Minister's office. Private investors are not allowed to own television stations. The Thai Television Co. Ltd. was established by the Public Relations Department of Thailand (the "PRD") and other government agencies as a state enterprise to operate Thailand's first television station. Following enactment of the Thai Radio and Television Broadcasting Act of BE 2498 (AD 1955) (the "RTBA"), television broadcasting commenced on June 24, 1955. In 1977, MCOT was established to operate mass media businesses on behalf of the government. The Thai Television Co. Ltd. was then dissolved, and its assets and operations were transferred to MCOT. As a consequence of developments in technology, the RTBA was amended in 1987 to allow television broadcasts to be made to the public through cable and electronic means.

     Since January 13, 1994, pursuant to certain ministerial regulations dated October 13, 1993, companies in the private sector have had the right to apply, in the case of Bangkok transmissions, to the PRD and, in the case of transmissions outside Bangkok, to the PRD or the Regional Public Relations Centre, for a license to supply cable television. Those applications for licenses are considered by a committee appointed by the Prime Minister. Such licenses, on the basis of the regulations, permit the supply of television through fibre optic or electric cable, but not through other means, including wireless transmission, such as microwave signal as currently utilized by UBC.

     At present, there are two major government bodies which regulate and monitor media companies and their activities, MCOT and the PRD. The PRD is a regulatory body controlled by the Prime Minister's office. It has a similar scope of responsibilities to MCOT and is responsible for monitoring terrestrial stations and issuing licenses for new commercial free-to-air and satellite stations. The PRD also runs Channel 11, which is the only state education television station in Thailand.

     Both MCOT and the PRD have wide regulatory powers. Since their scope of responsibilities overlap significantly, many companies apply for licenses to broadcast from both entities. At present, UBC and UBC Cable require and have obtained a license from the PRD to utilize certain frequencies and concessions from MCOT to operate pay-television businesses.

     On April 17, 1989, MCOT and UBC entered a joint venture agreement for the provision of subscription television service which was subsequently amended on May 19, 1994 and April 17, 1998 (together, the "UBC Concession"). UBC is permitted to operate subscription television on behalf of MCOT until September 30, 2014. UBC is entitled to provide subscription television pursuant to the UBC Concession to the whole of Thailand, using satellite to provide a direct-to-home service to the whole of Thailand, cable in the provincial areas, MMDS as permitted by the Post and Telegraph Department and by satellite to hubs in provincial areas and then through local cable networks to subscribers. In exchange, UBC pays MCOT 6.5% of the gross revenue derived from the operation of the subscription television business in each year during the period of the UBC Concession as consideration for the agreement, subject to a minimum amount per annum.

     Subscription fees or other subscriber charges and the form of contracts with subscribers must be submitted to MCOT for prior clearance.

     On November 12, 1993, MCOT and Telecom Asia entered into a memorandum of agreement for a joint venture for the provision of cable television services. Pursuant to its terms, Telecom Asia agreed to set up a public company to operate a cable television business. On June 6, 1994, MCOT and UBC Cable entered into a contract for the joint operation of subscription television services (the "UBC Cable Concession"). The Company is permitted to operate subscription television on behalf of MCOT until December 31, 2019. UBC Cable is entitled to provide subscription television pursuant to the UBC Cable Concession in Bangkok and elsewhere. UBC Cable pays MCOT 6.5% of the gross revenue derived from the operation of the subscription television business in each year during the period of the concession as consideration for the agreement, subject to a minimum amount per annum.

                                  MANAGEMENT

Directors and Executive Officers

     The following table sets forth certain information as of September 30, 1998 with respect to persons who are expected to serve as directors or executive officers and other key personnel of the Issuer upon consummation of the Offerings:

                Name                   Age               Positions with the Issuer
-----------------------------------   -----   -----------------------------------------------
Theunissen Vosloo .................    61     Chairman of the Board of Directors
Jacobus D.T. Stofberg . ...........    47     Chief Executive Officer and Director
Jacobus P. Bekker .................    45     Director
Vaughan G. Bray ...................    63     Director
Johannes H. W. Hawinkels ..........    47     Chief Executive Officer--MIH Asia and Director
Stephen G. Oldfield ...............    44     Chief Executive Officer--Mindport and Director
Stephan J.Z. Pacak ................    43     Director
Lesley R. Penfold .................    35     Chief Financial Officer and Director
Allan M. Rosenzweig ...............    43     Group Director--Corporate Finance and Director
Sheryl A. Raine ...................    40     Chief Executive Officer--NetMed
J. James Volkwyn ..................    40     Chief Executive Officer--MultiChoice Africa

     Messrs. Vosloo, Stofberg, Bekker, Bray, Hawinkels, Oldfield, Pacak, Penfold and Rosenzweig are referred to herein as the "named directors and officers".

     Pursuant to the Memorandum and Articles of the Issuer, the Board of Directors will be classified into three classes of directors at its next annual meeting of stockholders. The terms of the classes of directors will expire at the annual meetings of stockholders to be held in 2000, 2001 and 2002, respectively. Thereafter, the classes will be elected to staggered three-year terms. See "Description of Capital Stock--Certain Anti-Takeover Matters-- Classified Board of Directors".

     Theunissen Vosloo has been the Chairman of the Board of Directors of the Issuer since August 1993. Mr. Vosloo is also currently the non-executive Chairman of the Board of Directors of Naspers and holds a variety of other chairmanships among the Naspers group of companies. In 1984, he assumed the position of managing director at Naspers and then served as the executive chairman from September 1992 until September 1997. Mr. Vosloo is also Chairman of the Board of Directors of MIH Holdings and M-Net Ltd.

     Jacobus D.T. Stofberg has been the Chief Executive Officer and a director of the Issuer since September 1998. Mr. Stofberg has been the managing director of MIH Holdings since September 1997 and, as one of the original members of the MIH Holdings management team, has also held a variety of positions within the MIH Holdings group of companies, including that of Chief Operating Officer since 1985. Mr. Stofberg currently serves as a director of M-Net Ltd., M-Cell, M-Web and SSIH. Before joining the Issuer in September 1998, Mr. Stofberg was a director of NetHold, the Issuer's previous joint venture, and held a variety of directorships within the NetHold group of companies. In addition, Mr. Stofberg has previously served as a director of MultiChoice Africa and NetMed.

     Jacobus P. Bekker has been a director of the Issuer since September 1998. Mr. Bekker and Mr. Stofberg founded MIH Holdings in 1985 and has held a variety of positions within the MIH Holdings group of companies since that time. Mr. Bekker was CEO of MIH Holdings until 1997, when he became the managing director of Naspers. He is also currently the Chairman of the Board of Directors of M-Web, and a director of MIH Holdings, SSIH, M-Net Ltd., MTN and M-Cell. Mr. Bekker is also a director of a number of South African print media companies and served as a director of NetHold from September 1995 to April 1997.

     Vaughan G. Bray has been a director of the Issuer since August 1993. Mr. Bray joined Johnnic in 1960, specializing in investment and finance, and was appointed to the position of Finance Director in 1984. Since 1995, he has also been the Chief Executive Officer of Johnnic. In addition, Mr. Bray is a director of MIH Holdings, M-Net Ltd. and M-Cell and the Chairman of the Board of Directors of Omni Media Corporation Limited.

     Johannes H. W. Hawinkels has been the Chief Executive Officer of MIH Asia Limited and a director of the Issuer since July 1997 and September 1998, respectively. Mr. Hawinkels has held a variety of positions within the MIH Holdings group of companies since 1993. Mr. Hawinkels also currently serves as a director of certain of the Issuer's joint ventures in the Middle East and Egypt. In addition, Mr. Hawinkels was the Chief Executive Officer of MultiChoice Africa from August 1993 to August 1997. Mr. Hawinkels has also previously served as a director of MultiChoice Africa. Mr. Hawinkels was previously a director of a leisure company involved in film distribution and exhibition, fast food franchising, sports goods retail and wholesale and film production.

     Stephen G. Oldfield has been the Chief Executive Officer of Mindport and director of the Issuer since September 1997 and September 1998, respectively. Mr. Oldfield has held a variety of positions within the MIH Holdings group of companies since 1986. Mr. Oldfield has been a director of both NetMed and OpenTV since April 1998. Mr. Oldfield was also Chief Executive Officer of NetMed from 1994 to 1997.

     Stephan J.Z. Pacak has been a director of the Issuer since March 1996. Mr. Pacak was the Chief Financial Officer of MIH Holdings from November 1993 to January 1998 and has held a variety of executive positions within the MIH Holdings group of companies. In addition to being a director of MIH Holdings, Mr. Pacak is also a director of Naspers, M-Net Ltd., M-Web, SSIH and a number of South African print media companies and is the chief executive officer of M-Cell. Mr. Pacak also previously served as a director of MultiChoice Africa.

     Lesley R. Penfold has been the Chief Financial Officer and a director of the Issuer since March 1998. Mr. Penfold has been the Chief Financial Officer and an alternate director of MIH Holdings since January 1998 and February 1998, respectively. Mr. Penfold also currently serves as a director of NetMed, MultiChoice Africa, M-Web and M-Net Ltd. and SSIH as an alternate. Mr. Penfold worked in the corporate finance departments of Investec Bank Ltd. and Standard Merchant Bank Limited from May 1994 to January 1998 and from May 1993 to May 1994, respectively. From 1981 to 1993, Mr. Penfold held a number of positions at Deloitte & Touche in the corporate finance and audit departments.

     Allan M. Rosenzweig has been the Group Director--Corporate Finance of the Issuer since February 1996 and a director of the Issuer since October 1997. Mr. Rosenzweig currently serves as a director of M-Web, Mindport and OpenTV. Before joining the Issuer in 1996, Mr. Rosenzweig was the Director of Corporate Finance of NetHold. In addition, Mr. Rosenzweig was previously the managing director of Intertax (Pty) Ltd., an international tax consultancy firm. He also serves on the boards of other publicly quoted companies like United Services Technologies Limited and Brait S.A.

     Sheryl A. Raine has been the Chief Executive Officer of NetMed since October 1997. Ms. Raine has also been a director of NetMed since March 1998. In addition, Ms. Raine previously served as the director of channels of M-Net Ltd. from 1991 to 1995 and as the managing director of NetHold Electronic Media from November 1995 until April 1997.

     J. James Volkwyn has been the Chief Executive Officer of MultiChoice Africa since September 1997. Mr. Volkwyn also currently serves as a director of MultiChoice Africa and MultiChoice Middle East. Mr. Volkwyn was the chief operations officer (excluding South African operations) and finance manager of MultiChoice Africa from January 1996 to September 1997, and finance manager of MultiChoice Africa from January 1993 to December 1995.

     The business address of the Company's directors and officers is the Company's registered office: Abbot Building, Mount Street, Tortola, Road Town, British Virgin Islands.

Board Committees

     The Issuer's Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee, which comprises Messrs. Bekker and Pacak, establishes salaries, incentives and other forms of compensation for executive officers and administers incentive compensation and benefit plans provided for employees. The Audit Committee, which comprises Messrs. Bekker, Bray and Pacak, reviews the Issuer's audit policies and oversees the engagement of the Issuer's independent auditors.

Compensation of Directors and Officers

     The aggregate salary compensation to be paid by the Issuer and its subsidiaries to the named directors and officers as a group for services rendered during the fiscal year ending March 31, 1999 will be approximately $1,600,000. The maximum aggregate bonus compensation to be paid by the Issuer and its subsidiaries to the named directors and officers as a group for services rendered during the fiscal year ending March 31, 1999 will be approximately $900,000.

     The aggregate amount to be set aside by the Issuer and its subsidiaries to provide pension, retirement and similar benefits to the named directors and officers as a group for services rendered during the fiscal year ending March 31, 1999 will be approximately $280,000.

Options to Purchase Securities

     On September 10, 1998 and November 11, 1998, the Compensation Committee of the Board of Directors determined it would award options to purchase 934,209 and 15,931, respectively, of the Issuer's Class A Ordinary Shares (after giving effect to stock splits) to directors and members of management under the MIH Limited Share Scheme. On April 1, 1999, the Company granted these options. The exercise price of the options is $10.57, which represents the estimated fair value of the shares on September 10, 1998.

Share Scheme

     Pursuant to the Deed constituting the MIH Limited Share Trust (the "Deed"), dated March 25, 1999, the Issuer has established the MIH Limited Share Scheme (the "Share Scheme") and appointed trustees (the "Trustees") to administer the Share Scheme. The Share Scheme is intended to provide an incentive to the Company's employees, by giving them an opportunity to acquire Class A Ordinary Shares of the Issuer, to remain in the Company's employment and to promote the Company's continued growth. The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the Deed, which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part and is incorporated herein by reference.

     The Issuer may allocate to the MIH Limited Share Trust (the "Trust") a number of Class A Ordinary Shares which represent, in aggregate, no more than 10% of the total number of Ordinary Shares. Class A Ordinary Shares which are allotted to the Trust for the purpose of the Share Scheme become "Scheme Shares" and an amount equal to the total consideration payable in respect of the Scheme Shares is advanced to the Trust by the Issuer as an interest free loan.

     Under the Share Scheme, the Trustees may offer or grant options in respect of Scheme Shares to selected employees at a price set by the Trustees. The employees are selected and the number of shares are determined by the Trustees after consultation with the Compensation Committee. The aggregate number of Scheme Shares which can be made available to any one employee under the Share Scheme is not permitted to exceed approximately 1% of total number of Ordinary Shares issued and outstanding.

     Each offer sets forth the terms on which it may be accepted. The time period for acceptance is usually within 14 days from the date of the offer, and the maximum period which may be allowed for the payment of the purchase price is 5 years and 105 days from the effective date of the offer. Under the Share Scheme, the purchase price is payable in three equal installments which may not be paid before the third, fourth and fifth anniversaries, respectively, of the date on which the offer was made. The Trustees may, however, in their discretion allow earlier payment dates.

     Similarly, each option sets out the terms on which it may be exercised. The maximum period which may be allowed for the exercise of an option is 5 years and 105 days from the date the option was granted. However, options are generally exercisable immediately on (or within a short period after) the date on which they were granted. The implementation of the resulting contract (being the payment of the purchase price against delivery) takes place in three phases which may not be effected before the third, fourth and fifth anniversaries, respectively, of the grant date. The Trustees may, however, in their discretion allow earlier implementation.

     Accordingly, unless the Trustees permit otherwise, Scheme Shares are only transferred to employees in three equal tranches on the third, fourth and fifth anniversaries of the date of the offer or grant of the option, as the case may be.

     The directors of the Issuer may amend the provisions of the Share Scheme; however, any amendments which would adversely affect an employee's rights under any offers which have been made or options which have been granted, would require the consent of the affected employee.

                             CERTAIN TRANSACTIONS

Channel Distribution Arrangements

     Pursuant to channel distribution agreements (the "M-Net Channel Distribution Agreements") between MultiChoice Africa and M-Net Ltd., the Company has the right to distribute by analog and digital distribution systems, and to license the reception by terrestrial analog and digital satellite distribution systems of, the M-Net channels. M-Net Ltd. provides the M-Net and Movie Magic channels and has the exclusive rights to the South African and Sub-Saharan pay-television broadcast of movies from major movie studios, including Disney, Warner Brothers, Columbia Tristar/Sony, Fox, MCA/Universal, Paramount, MGM and DreamWorks. The M-Net Channel Distribution Agreements expire in 2005 (digital) and 2002 (analog). Pursuant to the M-Net Channel Distribution Agreements, MultiChoice Africa pays M-Net Ltd. fees based on subscriber numbers. During the fiscal year ended March 31, 1998, these amounts totaled approximately ZAR 346 million ($73.0 million) .

     The Company, through the M-Net Channel Distribution Agreements, also has the right to distribute the sports channels which are produced by SSIH. SSIH has obtained the exclusive rights to broadcast the South African cricket and rugby leagues along with major international cricket and rugby events, two of the most popular sports in South Africa. Pursuant to the M-Net Channel Distribution Agreements, MultiChoice Africa pays SSIH fees based on subscriber numbers. During the fiscal year ended March 31, 1998 these amounts totaled approximately ZAR 284 million ($60.0 million).

Transmission Arrangements

     The Company, through certain of its subsidiaries and joint ventures, has various arrangements (the "Orbicom Arrangements") with Orbicom, pursuant to which MIH Limited's subsidiaries receive certain rights and services, including transponder leasing (C-band and Ku-band capacity), terrestrial and satellite signal distribution, maintenance of transmitter networks and backhaul and uplink services. The Orbicom Arrangements expire at various times. Pursuant to the Orbicom Arrangements, the Company pays Orbicom fixed monthly fees for leasing arrangements and variable fees for maintenance services. During the fiscal year ended March 31, 1998, these amounts totaled approximately $23.9 million.

     The M-Net Channel Distribution Agreements and the Orbicom Arrangements were negotiated on an arms-length basis and, the Company believes, on terms no less favorable than the Company could have received from independent third parties.

                              SECURITY OWNERSHIP

     The table below sets forth, after giving effect to the Offerings and the Thomson Conversion, certain information with respect to the ownership of each class of voting securities of the Issuer by (i) each person who is known by the Company to be the owner of more than 5% of any class or series of voting securities of the Issuer and (ii) all directors and executive officers as a group. See "Risk Factors--Shareholder Control".

                Identity of
              Person or Group                  Class A Ordinary Shares        Class B Ordinary Shares
------------------------------------------ ------------------------------- ------------------------------
                                              Number     Percent of Class     Number     Percent of Class
                                           ------------ ------------------ ------------ -----------------
MIH (BVI) Limited ........................          0             0%        30,787,319         100%
Johnnic (IOM) Limited ....................  4,194,459          22.0                  0           0
SuperSport International Holdings Limited   3,253,222          17.0                  0           0
Thomson Consumer Electronics, Inc. .......  2,581,775          13.5                  0           0
Directors and officers as a group(1) .....          0             0                  0           0

----------------
(1) Excludes options to purchase Class A Ordinary Shares. See
   "Management--Options to Purchase Securities."

                         DESCRIPTION OF CAPITAL STOCK

General

     The following summary of certain provisions of the Issuer's capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Memorandum and Articles, which are included as exhibits to the Registration Statement of which this Prospectus is a part, and by the provisions of applicable British Virgin Islands law.

     The Memorandum and Articles authorize the issuance of up to (i) 103,468,878 Class A Ordinary Shares, (ii) 55,920,509 Class B Ordinary Shares and (iii) 8,388,916 Preference Shares (the "Preferred Stock" and, together with the Class A and Class B Ordinary Shares, the "Capital Stock").

     The Class A Ordinary Shares offered herewith have been approved for listing on the Nasdaq and on the Amsterdam Stock Exchange under the symbol "MIHL". The transfer agent and registrar for the Class A Ordinary Shares is First Chicago Trust Company of New York, and the paying agent in the Netherlands is MeesPierson N.V.

     The Issuer intends to apply to The Depository Trust Company ("DTC"), Euroclear and Cedel Bank S.A. ("Cedel") for acceptance of the Class A Ordinary Shares in their respective book-entry settlement systems. Initial settlement of the Class A Ordinary Shares will take place on the closing date through DTC, Euroclear and Cedel in accordance with their respective customary settlement procedures for equity securities. Each person owning a beneficial interest in Class A Ordinary Shares held through DTC, Euroclear or Cedel, as the case may be, must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of Class A Ordinary Shares. Persons wishing to obtain certificates of their Class A Ordinary Shares must make arrangements with DTC, Euroclear or Cedel, respectively.

     MIH Limited was incorporated on July 26, 1991 in the British Virgin Islands under IBC No. 47572. Its founding statutes do not prescribe any time period for its existence.

Trading through ASAS

     Trading in Class A Ordinary Shares on the Amsterdam Stock Exchange will take place through the Amsterdam Security Account System ("ASAS"), developed to enable the listing on the Amsterdam Stock Exchange of registered shares of non-Dutch companies. Under ASAS, the owner of Class A Ordinary Shares is Nominee Amsterdam Stock Exchange N.V. ("Nominee"), a wholly-owned subsidiary of the Amsterdam Stock Exchange, which acts exclusively as a depositary company. Nominee maintains accounts on behalf of ASAS participants. The number of Class A Ordinary Shares that each participant is entitled to is booked to the participant's account, but Nominee will only credit the accounts of ASAS participants when the Class A Ordinary Shares are deposited in its name or on its behalf with a custodian. ASAS participants have a claim against Nominee for delivery of Class A Ordinary Shares credited to their account. Class A Ordinary Shares to which an investor is entitled are credited to that investor's account with an ASAS participant, and that investor will have a claim for delivery against the participant. Transfers of Class A Ordinary Shares are effected through book-entries.

     Payments by the Issuer in respect of Class A Ordinary Shares in ASAS are made through that system. Shareholder notices are not sent directly to investors holding Class A Ordinary Shares through ASAS. Instead, notices will be published in the Daily Official List (Officiele Prijscourant) of the Amsterdam Stock Exchange and in at least one Netherlands newspaper, indicating, when applicable, where shareholders can obtain copies of any documents referred to in the notice.

     The above is only a summary of ASAS. Investors should consult their professional advisors if they require more information or if they have any questions about ASAS.

Class A Ordinary Shares and Class B Ordinary Shares

     Voting. The holders of the Class A Ordinary Shares and the Class B Ordinary Shares (collectively the "Ordinary Shares") will generally be entitled to vote as a single class on all matters upon which holders of Ordinary Shares have a right to vote, subject to the requirements of any applicable laws. Each Class A Ordinary Share entitles its holder to one vote, and each Class B Ordinary Share entitles its holder to three votes. Unless otherwise required by law, and so long as their rights would not be adversely affected, the holders of the Class A Ordinary Shares and the Class B Ordinary Shares will not be entitled to vote on any amendment to the Memorandum and Articles that relates solely to the terms of one or more outstanding series of Preferred Stock.

     Dividends and Other Distributions. Subject to the preferential and other dividend rights of any outstanding series of Preferred Stock, the holders of the Class A Ordinary Shares and the Class B Ordinary Shares will be entitled to equal dividends per share when, as and if declared by the Board of Directors, except that all dividends payable in Ordinary Shares will be paid in the form of Class A Ordinary Shares to holders of Class A Ordinary Shares and in the form of Class B Ordinary Shares to holders of Class B Ordinary Shares. Neither the Class A Ordinary Shares nor the Class B Ordinary Shares may be split, divided or combined unless the other class is proportionally split, divided or combined.

     According to the Articles, all dividends that remain unclaimed for a period of three years after their declaration may be forfeited by the Board of Directors for the benefit of the Company.

     In the event of a liquidation or winding up of the Issuer, the holders of the Class A Ordinary Shares and the Class B Ordinary Shares will be treated equally on a per share basis and will be entitled to receive all of the remaining assets of the Issuer following distribution of the preferential and/or other amounts to be distributed to the holders of Preferred Stock.

     Issuance of Class B Ordinary Shares, Options, Rights or Warrants. Subject to certain provisions regarding dividends and other distributions described above, the Issuer will not be entitled to issue additional shares of Class B Ordinary Shares or issue options, rights or warrants to subscribe for additional shares of Class B Ordinary Shares, except that the Issuer may make a pro rata offer to all holders of Ordinary Shares of rights to purchase additional shares of the class of Ordinary Shares held by them. The Class A Ordinary Shares and the Class B Ordinary Shares will be treated equally with respect to any offer by the Issuer to holders of Ordinary Shares of options, rights or warrants to subscribe for any other Capital Stock of the Issuer.

     Merger. In the event of a merger, the holders of the Class A Ordinary Shares and the Class B Ordinary Shares will be entitled to receive the same per share consideration, if any, except that if such consideration includes voting securities (or the right to acquire voting securities or securities exchangeable for or convertible into voting securities), the Issuer may (but is not required to) provide for the holders of Class B Ordinary Shares to receive voting securities (or rights to acquire voting securities) entitling them to three times the number of votes per share as the voting securities (or rights to acquire voting securities) being received by holders of the Class A Ordinary Shares.

     Conversion of Class B Ordinary Shares. Each Class B Ordinary Share will be convertible at any time, at the option of the holder thereof, into a Class A Ordinary Share on a share-for-share basis. Each Class B Ordinary Share shall automatically convert into a Class A Ordinary Share on a share-for-share basis
(i) upon transfer of a Class B Ordinary Share to a person or entity which is not an Initial Holder or a Permitted Transferee (as defined below); (ii) on the date on which the number of shares of Class B Ordinary Shares then outstanding is less than 10% of the then outstanding Ordinary Shares (without regard to voting rights); (iii) at any time when the Board of Directors and the holders of a majority of the outstanding Class B Ordinary Shares approve the conversion of all of the Class B Ordinary Shares into Class A Ordinary Shares; and (iv) if the Board of Directors, in its sole discretion, elects to effect a conversion after a determination that there has been a material adverse change in the liquidity, marketability or market value of the Class A Ordinary Shares, considered in the aggregate, due to (x) the exclusion of the Class A Ordinary Shares from trading on a national securities exchange or the exclusion of the Class A Ordinary Shares from quotation on the Nasdaq or any other similar market quotation system then in use; or (y) requirements under any applicable law, in each of cases (x) and (y), as a result of the existence of the Class B Ordinary Shares.

     In the event of a transaction where the Class A Ordinary Shares are converted into or exchanged for one or more other securities, cash or other property (a "Class A Conversion Event"), a holder of Class B Ordinary Shares thereafter will be entitled to receive, upon the conversion of such Class B Ordinary Shares, the amount of such securities, cash and other property that such holder would have received if the conversion of such Class B Ordinary Shares had occurred immediately prior to the record date or effective date, as the case may be, of the Class A Conversion Event.

     "Affiliate" means, in relation to any specified person or entity, any other person or entity which directly or indirectly controls, is controlled by or is under common control with, such specified person or entity.

     "Initial Holders" means the original beneficial owners of the Class B Ordinary Shares.

     "Permitted Transferee" means any Affiliate of an Initial Holder.

     Preemptive Rights. The holders of Ordinary Shares will not have any preemptive rights with respect to any outstanding or newly issued capital stock of the Issuer.

Preferred Stock

     Pursuant to the Memorandum and Articles, the Issuer may issue shares of Preferred Stock in one or more series.

     The Board of Directors has the authority, without any vote or action by the shareholders, to create one or more series of Preferred Stock up to the limit of the Issuer's authorized but unissued shares of Preferred Stock and to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series and the relative, participating, optional or other rights (if any), and any qualifications, preferences, limitations or restrictions thereof, including, without limitation, the dividend rate (and whether dividends are cumulative), conversion rights, rights and terms of redemption (including sinking fund provisions), and redemption price and liquidation preferences, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. Upon the completion of the Offerings, there will be no shares of Preferred Stock outstanding. See "--Certain Anti-Takeover Matters--Blank Check Preferred Stock".

Limitation of Liability

     The Articles provide that, to the fullest extent permitted by British Virgin Islands law or any other applicable laws, directors of the Issuer will not be personally liable to the Issuer or its shareholders for any acts or omissions in the performance of their duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

Certain Anti-Takeover Matters

     Memorandum and Articles Provisions. The Memorandum and Articles include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include a dual class voting stock, a classified Board of Directors, the inability of shareholders to act by written consent, the inability of the shareholders to call a special meeting of the shareholders, an advance notice requirement for director nominations and other actions to be taken at annual meetings of shareholders, the requirements for approval by 662/3% of the shareholder votes to amend certain provisions of the Memorandum and Articles, removal of a director only for cause and the availability of authorized but unissued blank check Preferred Stock.

     Dual Class Voting Stock. The Class B Ordinary Shares are entitled to three votes per share and Class A Ordinary Shares are entitled to one vote per share. Therefore, after the Offerings and the Thomson Conversion, the Class B Ordinary Shares will represent 82.9% of the voting power of all Ordinary Shares even though they represent 61.7% of the economic interests thereof. Since MIH Holdings, though MIH (BVI) Limited, owns all of the Class B Ordinary Shares, it currently has effective control over any proposals to acquire the Issuer, rendering futile any attempts to pursue unsolicited tender offers or takeover attempts without negotiation with MIH Holdings.

     Classified Board of Directors. The Articles establish a classified Board of Directors. The Board of Directors is divided into three classes of approximately equal size with terms expiring in 2000 (Class I), 2001 (Class II) and 2002 (Class III). Thereafter, subject to the right of holders of any series of Preferred Stock to elect directors, shareholders will elect one class constituting approximately one-third of the Board for a three-year term at each annual meeting of shareholders. See "Management." As a result, at least two annual meetings of shareholders will be required for the shareholders to change a majority of the Board of Directors. The classification of directors will effectively make it more difficult to change the composition of the Board of Directors.

     No Shareholder Action by Written Consent; Special Meetings Callable Only by Board. The Articles prohibit shareholders from taking action by written consent in lieu of an annual or special meeting, and, thus, shareholders may take action only at an annual or special meeting called in accordance with the Articles. The Articles provide that special meetings of shareholders may only be called by the direction of the Board of Directors pursuant to a resolution adopted by the Board of Directors or by the chief executive officer of the Company. These provisions could have the effect of delaying consideration of a shareholder proposal until the next annual meeting. The provisions would also prevent the holders of a majority of the voting power of the Ordinary Shares of the Issuer entitled to vote from unilaterally using the written consent procedure to take shareholder action.

     Advance Notice Requirement. The Articles set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be presented at meetings of shareholders. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of the Issuer prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of the Issuer not less than 30 days nor more than 60 days prior to the meeting. The advance notice requirement does not give the Board of Directors any power to approve or disapprove shareholder director nominations or proposals but may have the effect of precluding the consideration of certain business at a meeting if the proper notice procedures are not followed.

     Amendment of Memorandum and Articles. The Memorandum requires the affirmative vote of at least 662/3% of the voting power of all outstanding shares of Capital Stock entitled to vote to amend or repeal certain provisions of the Memorandum and Articles, including those described in this section under "Certain Anti-Takeover Matters", or to approve any merger of the Issuer which would have the effect of making changes in the Memorandum or Articles which would have required such affirmative vote if effected directly as an amendment. This requirement will render more difficult the dilution of the anti-takeover effects of the Memorandum and Articles.

     Removal of Directors Only for Cause. The Articles permit shareholders to remove directors only for cause and only by the affirmative vote of the holders of a majority of the voting power of the Ordinary Shares. This provision may restrict the ability of a third party to remove incumbent directors and simultaneously gain control of the Board of Directors by filling the vacancies created by removal with its own nominees.

     Blank Check Preferred Stock. The Memorandum provides for authorized shares of Preferred Stock, none of which has been issued. The existence of authorized but unissued Preferred Stock may enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Issuer by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the Issuer's best interests, the Board of Directors could cause shares of Preferred Stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group. In this regard, the Memorandum grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued Preferred Stock. The issuance of shares of Preferred Stock pursuant to the Board of Directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of Ordinary Shares and adversely affect the enjoyment of rights of such holders, including voting rights in the event a particular series of Preferred Stock is given a disproportionately large number of votes per share, and may have the effect of delaying, deferring or preventing a change in control of the Issuer that may be favored by certain shareholders.

Authorized and Issued Share Capital

     The following table sets forth historical information about the Issuer's authorized and issued share capital. Significant changes (including the division of Ordinary Shares into Class A and Class B Ordinary Shares) were made to the share capital of the Company between March 31, 1998 and the date of this Prospectus.

                                     Mar. 31,                  Mar. 31,                   Mar. 31,
                                       1998                      1997                       1996
                              -----------------------   -----------------------   ------------------------
                               Authorized     Issued     Authorized     Issued     Authorized      Issued
                              ------------   --------   ------------   --------   ------------   ---------
Non-Voting Ordinary Shares
 $1.00 par value                     10           10           10           10           10           10
Voting Ordinary Shares
 $1.00 par value                 49,990       22,789       49,990       22,789       49,990       22,789

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of the Offerings and the Thomson Conversion, the Issuer will have 19,104,456 Class A Ordinary Shares outstanding (20,464,456 Class A Ordinary Shares if the Underwriters' over-allotment options are exercised in full) and 30,787,319 Class B Ordinary Shares outstanding. Of these shares, the 9,075,000 Class A Ordinary Shares sold by the Issuer in the Offerings (10,435,000 Class A Ordinary Shares if the Underwriters' over-allotment options are exercised in full) will be freely tradable without restriction or further registration under the Securities Act, unless held by an "affiliate" of the Issuer (as that term is defined under the Securities Act and the regulations promulgated thereunder). The remaining 10,029,456 Class A Ordinary Shares outstanding (the "Unregistered Shares"), including those issued in the Thomson Conversion, were issued or sold without registration under the Securities Act in reliance on Regulation S and may not be resold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption therefrom, including the exemptions provided by Regulation S and Rule 144.

     Unregistered Shares held by non-affiliates of the Issuer other than Thomson (7,447,681 shares) generally can be resold in the United States or to U.S. persons without registration under the Securities Act at any time, subject only to the laws of any other applicable jurisdictions. Unregistered Shares held by affiliates of the Issuer (30,787,319 shares) generally can be resold in the United States or to U.S. persons beginning 90 days after the date of this prospectus without registration under the Securities Act, subject only to the volume and manner of sale requirements of Rule 144 and the laws of any other applicable jurisdictions.

     Unregistered shares held by Thomson (2,581,775 shares) generally can be resold in the United States without registration under the Securities Act beginning one year after the date of this prospectus, subject to the volume and manner of sale restrictions of Rule 144 and the rules of any other applicable jurisdictions, and beginning two years after the date of this prospectus, may be sold freely, subject only to the laws of any other applicable jurisdiction.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) is entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding Class A Ordinary Shares or (ii) the average weekly trading volume of the outstanding Class A Ordinary Shares during the four calendar weeks preceding such sale.

     Except for the issuance by the Issuer of options under the Stock Option Plan, the Issuer and its directors, executive officers and existing shareholders have agreed not to, directly or indirectly, (i) sell, grant any option to purchase or otherwise transfer or dispose of any Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares or file a registration statement under the Securities Act with respect to the same or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of the Ordinary Shares (each a "disposal"), without the prior written consent of Merrill Lynch for a period of 180 days after the date of this prospectus.

     MIH (BVI) Limited, SSIH, Johnnic and Thomson have agreed not to, directly or indirectly, dispose of any Ordinary Shares without the consent of Merrill Lynch for a period of 180 days after the date of this prospectus. Furthermore, these parties have agreed to substantial restrictions on their ability to dispose of shares during the period between 180 days and one year after the date of this prospectus.

     In addition, MIH (BVI) Limited, SSIH and Johnnic, constituting all of the shareholders of the Issuer that individually hold more than 5% of the Ordinary Shares outstanding, have agreed (in accordance with the rules for admission to listing on the Amsterdam Stock Exchange of issuers with less than three financial years' net profit) that they will not, for a maximum period of three years after the date of such admission, dispose of Ordinary Shares that total, in the aggregate, more than 50% (as long as not more than one of the financial years of the Issuer has closed with a net profit) or more than 75% (if and when two financial years of the Issues have closed with a net profit) of the number of Ordinary Shares currently outstanding for a maximum period of three years after the date of admission of the Ordinary Shares to listing on the Amsterdam Stock Exchange, except (i) to each other or to professional investors, provided they agree to be bound by the same restrictions on the disposal of the Ordinary Shares being transferred as the transferor, and (ii) on certain conditions, by a registered public offering occurring at least one year after the date of admission of the Ordinary Shares to listing on the Amsterdam Stock Exchange. The directors of the Issuer (to whom the above rules would apply if they held shares in the Issuer as of the date of this prospectus) have not entered into similar undertakings as described above, since none of them, directly or indirectly, holds or has any ownership interest in or control over the disposal of Ordinary Shares currently outstanding.

     Options to purchase 950,140 Class A Ordinary Shares are outstanding under the Share Scheme. All such shares are immediately exercisable, subject to deferred delivery from three to five years after issuance of the option. An additional 2,049,860 shares will remain available for future option grants under the Share Scheme. The Company intends to file a registration statement under the Securities Act after consummation of the Offerings to register for resale under the Securities Act all of the 3,000,000 Class A Ordinary Shares issued or reserved for issuance under the Share Scheme. Such registration statement will become effective automatically upon filing. Shares issued under the Share Scheme after the registration statement is filed may thereafter be sold in the open market, subject, in the case of the various holders, to the Rule 144 volume limitations or prospectus delivery requirements applicable to affiliates and any transfer restrictions imposed on the date of grant or otherwise.

     Prior to the Offerings, there has been no public market for the Class A Ordinary Shares. No predictions can be made of the effect, if any, that future sales of Ordinary Shares, options to acquire Ordinary Shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of Ordinary Shares in the public market, or the perception that such sales may occur, could have a material adverse effect on the market price of the Class A Ordinary Shares. See "Risk Factors--Shares Eligible for Future Sale", "--Immediate and Substantial Dilution" and "--No Prior Public Market; Possible Volatility of Stock Price".

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary discusses the material U.S. federal income tax consequences to a shareholder of owning and disposing of Ordinary Shares. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. The discussion assumes that shareholders hold their Ordinary Shares as capital assets within the meaning of Section 1221 of the Code. Further, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of his or her personal investment circumstances or to shareholders subject to special treatment under U.S. federal income tax laws such as insurance companies, tax-exempt organizations, dealers in securities or foreign currency, banks, thrifts, persons that hold their Ordinary Shares as part of a straddle, a hedge against currency risk, a constructive sale or conversion transaction or other integrated investment, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities, shareholders who acquired their Ordinary Shares through the exercise of options or otherwise as compensation or through a tax-qualified retirement plan, holders of options and performance share units granted under any MIH Limited benefit plan or persons that own, directly or indirectly, at least 10% of the total combined voting power of MIH Limited. Furthermore, this discussion does not consider the potential effects of any state, local or foreign tax laws.

     MIH Limited has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences of owning and disposing of Ordinary Shares and, as a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

     For purposes of this discussion: (a) "U.S. Holder" means (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (iv) a trust if a court within the U.S. is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all its substantial decisions or (v) a person whose worldwide income and gain is otherwise subject to U.S. federal income taxation on a net income basis, and (b) "Non-U.S. Holder" means any person that (i) is not a U.S. Holder, (ii) is not engaged in the active conduct of a trade or business within the United States, and (iii) is not present in the United States for 183 days or more during any taxable year.

U.S. Holders of Ordinary Shares

     Distributions. Distributions by MIH Limited to a U.S. Holder of Ordinary Shares will be taxable to such U.S. Holder as ordinary dividend income for U.S. federal income tax purposes to the extent of MIH Limited's current and accumulated earnings and profits, without reduction for any British Virgin Islands income tax, if any, withheld from such distributions. Any British Virgin Islands income tax so withheld may be credited, subject to certain limitations, against the U.S. Holder's U.S. federal income tax liability or, if the U.S. Holder so elects, may be deducted in computing the U.S. Holder's taxable income for U.S. federal income tax purposes. Distributions in excess of MIH Limited's current and accumulated earnings and profits will be treated as a return of capital to the extent of the U.S. Holder's adjusted tax basis in his or her Ordinary Shares, and thereafter as gain from the sale or exchange of Ordinary Shares. Generally, dividends paid on shares of a foreign corporation will not be eligible for the dividends received deduction provided to corporations receiving dividends from certain U.S. corporations.

     Dispositions. Generally, a U.S. Holder will recognize gain or loss upon the sale or other taxable disposition of Ordinary Shares equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the shareholder's adjusted tax basis in his or her Ordinary Shares. Such gain or loss will constitute capital gain or loss and will constitute long term capital gain or loss if the holder's holding period is greater than 12 months as of the date of the sale or other taxable disposition. For non-corporate holders, any such long-term capital gain generally will be subject to tax at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

     Other Considerations. MIH Limited believes that it has not been and does not expect to become a "passive foreign investment company" (a "PFIC"), a "foreign personal holding company" (a "FPHC") or a "controlled foreign corporation" (a "CFC").

     If more than 50% of the voting power or value of MIH Limited stock were owned (actually or constructively) by U.S. Holders who each owned (actually or constructively) 10% or more of the voting power of MIH Limited stock ("10% Shareholders"), then MIH Limited would become a CFC and each 10% Shareholder would be required to include in its taxable income as a constructive dividend an amount equal to its share of certain undistributed income of MIH Limited. If more than 50% of the voting power or value of MIH Limited stock were owned (actually or constructively) by five or fewer individuals who are citizens or residents of the United States and 60% or more of MIH Limited's gross income (regardless of source) consisted of certain interest, dividend or other enumerated types of income, MIH Limited would be a FPHC. If MIH Limited were a FPHC, then each U.S. Holder (regardless of the amount of MIH Limited stock owned by such U.S. Holder) would be required to include in its taxable income as a constructive dividend its pro rata share of MIH Limited's undistributed income of specified types.

     If 75% or more of MIH Limited's annual gross income has ever consisted of, or ever consists of, "passive" income or if 50% or more of the average value of MIH Limited's assets in any year has ever consisted of, or ever consists of, assets that produce, or are held for the production of, such "passive" income, then MIH Limited would be or would become a PFIC. For these purposes, MIH Limited will be treated as owning an allocable portion of the assets of, and earning an allocable portion of the income of, any company of which MIH Limited owns 25% or more of the stock (by value). MIH Limited believes that it has not been and does not expect to become a PFIC.

     If MIH Limited were to be or become a PFIC, then a U.S. Holder would be required to pay an interest charge together with tax calculated at maximum tax rates on certain "excess distributions" (defined to include gain on the sale of stock) unless such U.S. Holder made an election either to (i) include in his or her taxable income certain undistributed amounts of MIH Limited's income or
(ii) mark to market his or her Ordinary Shares at the end of each taxable year as set forth in Section 1296 of the Code.

     U.S. Holders of Ordinary Shares are urged to consult their own tax advisers regarding the potential application of the rules described above to their particular tax situations.

Non-U.S. Holders of Ordinary Shares

     Distributions. Distributions by MIH Limited to a Non-U.S. Holder of Ordinary Shares generally will not be subject to U.S. federal income tax, including withholding tax, unless 25% or more of the gross income of MIH Limited (from all sources for the three-year period ending with the taxable year preceding the declaration of the dividend (the "Testing Period")) was effectively connected with the conduct of a trade or business in the United States by MIH Limited. MIH Limited does not anticipate that 25% or more of its gross income will be effectively connected with its conduct of a trade or business in the United States, and accordingly, MIH Limited anticipates that dividends paid to Non-U.S. Holders will not be subject to withholding of U.S. federal income tax.

     Dispositions. Gain realized on a Non-U.S. Holder's sale or other taxable disposition of Ordinary Shares generally will not be subject to U.S. federal income tax, including withholding tax, unless (i) the gain is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States, or (ii) in the case of a Non-U.S. Holder that is an individual, the shareholder has been present in the United States for 183 days or more during the taxable year of the sale or other taxable disposition and certain other conditions are satisfied.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in a U.S. purchase agreement (the "U.S. Purchase Agreement") among the Issuer and each of the underwriters named below (the "U.S. Underwriters") and concurrently with the sale of Class A Ordinary Shares to the International Managers (as defined below), the Issuer has agreed to sell to each of the U.S. Underwriters, and each of the U.S. Underwriters for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (the "U.S. Representatives"), has severally agreed to purchase from the Issuer, the number of Class A Ordinary Shares set forth opposite its name below.

                                                                   Number
                                                                 of Class A
U.S. Underwriters                                              Ordinary Shares
-----------------                                              ---------------
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated .........................................     2,542,500
Donaldson, Lufkin & Jenrette Securities Corporation .........     1,695,000
Deutsche Bank Securities Inc. ...............................        60,000
First Union Capital Markets Corp. ...........................        60,000
Jefferies & Company, Inc. ...................................        60,000
SG Cowen Securities Corporation .............................        60,000
ScotiaMcleod Inc. ...........................................        60,000
                                                                  ---------
     Total ..................................................     4,537,500
                                                                  =========

     The Issuer has also entered into an international purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with certain underwriters outside the United States and Canada (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters") for whom Merrill Lynch International, DLJ International Securities and MeesPierson N.V. are acting as representatives (the "International Representatives," and together with the U.S. Representatives, the "Representatives"). Subject to the terms and conditions set forth in the International Purchase Agreement, and concurrently with the sale of 4,537,500 Class A Ordinary Shares to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, the Issuer has agreed to sell to the International Managers, and the International Managers severally have agreed to purchase, an aggregate of 4,537,500 Class A Ordinary Shares. The public offering price per Class A Ordinary Share and the underwriting discount per Class A Ordinary Share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

     In each Purchase Agreement, the several U.S. Underwriters and the several International Managers, respectively have agreed, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all the Class A Ordinary Shares offered in the U.S. Offering and the International Offering, respectively, if any are purchased.

     The Class A Ordinary Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Purchase Agreement may be terminated. The sale of Class A Ordinary Shares to the U.S. Underwriters is conditioned upon the sale of shares of Class A Ordinary Shares to the International Managers, and vice versa.

     The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell Class A Ordinary Shares to each other for purposes of resale at the public offering price set forth on the cover page of this Prospectus, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell Class A Ordinary Shares will not sell or offer to sell Class A Ordinary Shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any dealer to whom they sell Class A Ordinary Shares will not sell or offer to sell Class A Ordinary Shares to U.S. persons or Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except, in each case, for transactions pursuant to the Intersyndicate Agreement. Any U.S. Underwriters and International Managers who purchase from each other for the purpose of resale will be deemed an "underwriter" under the Securities Act.

     The U.S. Representatives have advised the Issuer that the U.S. Underwriters propose initially to offer the Class A Ordinary Shares to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $.756 per Class A Ordinary Share. After the Offerings, the public offering price and concession may be changed.

     The Issuer, its directors, executive officers and shareholders have agreed, subject to certain exceptions, not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Ordinary Shares or any securities convertible into or exchangeable or exercisable for any Ordinary Shares or request the filing of any registration statement under the Securities Act, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Ordinary Shares, whether any such swap transaction is to be settled by delivery of the Ordinary Shares or other securities, in cash or otherwise without the prior written consent of Merrill Lynch, on behalf of the Underwriters, for a period of 180 days after the date of this Prospectus. Each of MIH (BVI) Limited, SSIH, Johnnic and Thomson have also agreed to substantial restrictions on their ability to dispose of shares during the period between 180 days and one year after the date of this Prospectus.

     The Issuer has granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this Prospectus, to purchase up to an aggregate of 680,000 additional Class A Ordinary Shares at the public offering price set forth on the cover page of this Prospectus, less the underwriting discount. The U.S. Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Class A Ordinary Shares offered hereby. To the extent that the U.S. Underwriters exercise this option, each U.S. Underwriter will be obligated, subject to certain conditions, to purchase a number of additional Class A Ordinary Shares proportionate to such U.S. Underwriter's initial amount reflected in the foregoing table. The Issuer has also granted an option to the International Managers, exercisable for 30 days after the date of this Prospectus, to purchase up to an additional 680,000 Class A Ordinary Shares to cover over-allotments, if any, on terms similar to those granted to U.S. Underwriters.

     The Issuer has agreed to indemnify the several U.S. Underwriters and the International Managers against certain liabilities, including liabilities under the Securities Act or to contribute to payments the Underwriters may be required to make in respect thereof.

     Until the distribution of the Class A Ordinary Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the U.S. Underwriters and certain selling group members to bid for and purchase the Class A Ordinary Shares. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Class A Ordinary Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Ordinary Shares.

     If the Underwriters create a short position in the Class A Ordinary Shares in connection with the Offerings, (i.e., if they sell more Class A Ordinary Shares than are set forth on the cover page of this Prospectus), the U.S. Representatives may reduce that short position by purchasing Class A Ordinary Shares in the open market. The U.S. Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

     The U.S. Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives purchase Class A Ordinary Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Class A Ordinary Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

     Neither the Issuer nor any of the Underwriters makes any representation or prediction, however, as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A

Ordinary Shares. In addition, neither the Issuer nor any of the Underwriters makes any representation that the U.S. Representatives will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

     The Class A Ordinary Shares have been approved for listing on the Nasdaq and the Amsterdam Stock Exchange under the symbol "MIHL".

     Certain of the Underwriters have been engaged from time to time, and may in the future be engaged, to perform financial advisory and other investment banking services to the Issuer and its affiliates. In connection with rendering such services in the past, such Underwriters have received customary compensation, including reimbursement of related expenses.

     The Underwriters do not intend to confirm sales of Class A Ordinary Shares offered hereby to any accounts over which they exercise discretionary authority.

     Prior to the Offerings, there has been no public market for the Class A Ordinary Shares. The initial public offering price for the Class A Ordinary Shares has been determined through negotiations between the Issuer and the Representatives. Among the factors considered in determining the initial public offering price, in addition to prevailing market conditions, are the financial and operating history and condition of the Company, an assessment of the Company's business and financial prospects, the Company's management, the prospects for the industry in which the Company operates and the recent market prices of securities of companies in industries similar to that of the Company. The initial public offering price set forth on the cover page of this Prospectus should not, however, be considered as an indication of the actual value of the Class A Ordinary Shares. Such price is subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will develop for the Class A Ordinary Shares or that the Class A Ordinary Shares will trade in the public market subsequent to the Offerings made hereby at or above the initial public offering price.

                                 LEGAL MATTERS

     The validity of the Class A Ordinary Shares offered hereby will be passed upon by Harney Westwood & Riegels, the British Virgin Islands. Certain United States legal matters will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York. Matters relating to Dutch tax law have been passed upon for the Company by Loyens & Volkmaars, Amsterdam, the Netherlands. Certain United States legal matters will be passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                            INDEPENDENT ACCOUNTANTS

     The Consolidated Financial Statements of the Company as of March 31, 1998 and 1997 and for each of the three years in the period ended March 31, 1998, and the Combined Financial Statements of the Acquired MIH Businesses as of March 31, 1997 and 1996 and for the years then ended appearing in this Prospectus, have been audited by Coopers & Lybrand, independent accountants, as set forth in their report thereon appearing elsewhere herein.

     With respect to the unaudited interim financial information as of September 30, 1998 and for the six months ended September 30, 1998 and 1997, contained herein, PricewaterhouseCoopers, Inc., independent accountants, have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included herein states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such financial information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                      Page
                                                                                     -----
MIH Limited and Subsidiaries Unaudited Interim
Condensed Consolidated Financial Statements

Report of Independent Accountants ................................................   F-2
Condensed Consolidated Balance Sheets as of September 30, 1998 and March 31, 1998    F-3
Condensed Consolidated Statements of Operations for the periods ended
 September 30, 1998 and 1997 .....................................................   F-4
Condensed Consolidated Statements of Cash Flow for the periods ended
 September 30, 1998 and 1997 .....................................................   F-5
Notes to the Condensed Consolidated Financial Statements .........................   F-6

MIH Limited and Subsidiaries
Consolidated Financial Statements

Report of Independent Accountants ................................................   F-11
Consolidated Balance Sheets as of March 31, 1998 and 1997 ........................   F-12
Consolidated Statements of Operations for the years ended March 31, 1998,
 1997 and 1996 ...................................................................   F-13
Consolidated Statements of Cash Flow for the years ended March 31, 1998,
 1997 and 1996 ...................................................................   F-14
Consolidated Statement of Changes in Shareholders' Equity for the years
 ended March 31, 1998, 1997 and 1996 .............................................   F-15
Notes to the Consolidated Financial Statements ...................................   F-16

Acquired MIH Businesses (Predecessor to MIH Limited)
Combined Financial Statements

Report of Independent Accountants ................................................   F-44
Combined Balance Sheets as of March 31, 1997 and 1996 ............................   F-45
Combined Statements of Operations for the years ended March 31,
 1997 and 1996 ...................................................................   F-46
Combined Statements of Cash Flow for the years ended March 31,
 1997 and 1996 ...................................................................   F-47
Combined Statement of Changes in Net Deficit for the years ended
 March 31, 1997 and 1996 .........................................................   F-48
Notes to the Combined Financial Statements .......................................   F-49

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the directors and shareholders of
MIH Limited

We have performed a limited review of the accompanying condensed consolidated balance sheet of MIH Limited and subsidiaries as of September 30, 1998 and the related condensed consolidated statements of operations and cash flow for the six-month periods ended September 30, 1998 and 1997. These financial statements are the responsibility of MIH Limited's management.

We conducted our limited review in accordance with standards promulgated by the South African Institute of Chartered Accountants, which are substantially the same as those followed in the United States of America. A limited review consists primarily of applying analytical review procedures to financial data and making enquiries of persons responsible for accounting and financial matters. It is substantially less in scope than an audit of financial statements carried out in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we are not able to express any audit opinion on these financial statements.

Based on our limited review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with International Accounting Standards.

Johannesburg, Republic of South Africa             PricewaterhouseCoopers, Inc.
November 30, 1998 (except with respect               Chartered Accountants (SA)
to Note 9, as to which the date is          Registered Accountants and Auditors
March 23, 1999)

                          MIH Limited and Subsidiaries
                      Condensed Consolidated Balance Sheets
                      September 30, 1998 and March 31, 1998
                          (in thousands of US dollars)

                                                                      (Unaudited)
                                                                    ---------------
                                                                     September 30,      March 31,
                                                                          1998             1998
                                                                    ---------------   -------------
                           ASSETS
Current Assets
 Cash and cash equivalents ......................................     $   87,473       $  153,412
 Accounts receivable, net .......................................         44,925           36,999
 Other receivables ..............................................         36,569           29,444
 Program and film rights ........................................         52,578           22,543
 Amounts owing by related parties ...............................         12,024           14,784
 Inventories, net ...............................................         26,473           18,283
                                                                      ----------       ----------
   Total current assets .........................................        260,042          275,465
                                                                      ----------       ----------
Non-Current Assets
 Tangible fixed assets, net .....................................         97,947          114,248
 Intangible assets, net .........................................        194,298          163,611
 Long-term investments ..........................................         84,760           77,020
 Program and film rights ........................................         63,756           15,711
                                                                      ----------       ----------
   Total non-current assets .....................................        440,761          370,590
                                                                      ----------       ----------
   TOTAL ASSETS .................................................     $  700,803       $  646,055
                                                                      ==========       ==========
                        LIABILITIES
Current liabilities
 Bank overdrafts ................................................     $   10,263       $   16,399
 Current portion of long-term debt and short-term loans .........         51,173           36,369
 Current portion of program and film rights .....................         35,875            6,431
 Accounts payable ...............................................         50,516           73,291
 Accrued expenses and other current liabilities .................        133,440          121,902
 Amounts owing to related parties ...............................             --            4,857
 Provisions .....................................................         18,439           50,563
                                                                      ----------       ----------
   Total current liabilities ....................................        299,706          309,812
                                                                      ----------       ----------
Non-Current Liabilities
 Long-term debt .................................................         85,250           54,787
 Program and film rights ........................................         60,509           24,608
 Deferred taxation ..............................................             --            3,275
                                                                      ----------       ----------
   Total non-current liabilities ................................        145,759           82,670
                                                                      ----------       ----------
   TOTAL LIABILITIES ............................................        445,465          392,482
                                                                      ----------       ----------
Commitments and contingencies ...................................             --               --

                         SHAREHOLDERS' EQUITY
Share capital
Class A Ordinary Shares no par value:
 Authorized: September 30 and March 31, 1998: 103,468,878
 Issued: September 30 and March 31, 1998: 7,447,681 .............        113,986          113,986
Class B Ordinary Shares no par value:
 Authorized: September 30 and March 31, 1998: 55,920,509
 Issued: September 30 and March 31, 1998: 30,787,319 ............        475,566          475,566
Accumulated loss ................................................       (314,281)        (313,547)
Foreign currency translation adjustment .........................        (19,933)         (22,432)
                                                                      ----------       ----------
   TOTAL SHAREHOLDERS' EQUITY ...................................        255,338          253,573
                                                                      ----------       ----------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ...................     $  700,803       $  646,055
                                                                      ==========       ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         MIH Limited and Subsidiaries
                Condensed Consolidated Statements of Operations
          for the six-month periods ended September 30, 1998 and 1997
       (in thousands of US dollars, except per share and share amounts)

                                                              (Unaudited)
                                                        Six month period ended
                                                             September 30,
                                                     -----------------------------
                                                          1998            1997
                                                     -------------   -------------
   Net revenues ..................................   $  286,269      $  235,501
   Operating expenses:
    Cost of providing services ...................     (188,674)       (147,254)
    Selling, general and administrative ..........      (77,924)        (79,127)
    Depreciation and amortization ................      (24,976)        (28,058)
                                                     ----------      ----------
   Total operating expenses ......................     (291,574)        254,439
                                                     ----------      ----------
   Operating loss ................................       (5,305)        (18,938)
    Financial results, net .......................       (8,771)           (559)
    Equity results in joint ventures .............      (13,665)         (2,936)
    Equity results in associates .................         (524)         (1,268)
    Profit on sale of joint venture ..............       31,093              --
                                                     ----------      ----------
    Profit/(loss) before taxation ................        2,828         (23,701)
    Income taxation ..............................       (3,562)         (3,563)
                                                     ----------      ----------
    Loss after taxation ..........................         (734)        (27,264)
    Minority interest ............................           --             828
                                                     ----------      ----------
    Loss from continuing operations ..............         (734)        (26,436)
    Loss from discontinued operations ............           --          (3,936)
                                                     ----------      ----------
       Net Loss ..................................   $     (734)     $  (30,372)
                                                     ==========      ==========
   Per share amounts:
   Loss from continuing operations
    Basic and diluted ............................   $    (0.02)     $    (0.69)
   Net loss
    Basic and diluted ............................   $    (0.02)     $    (0.79)
   Shares used to compute loss per share .........   38,235,000      38,235,000

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         MIH Limited and Subsidiaries
                Condensed Consolidated Statements of Cash Flow
          for the six-month periods ended September 30, 1998 and 1997
                         (in thousands of US dollars)

                                                                                    (Unaudited)
                                                                               Six month period ended
                                                                                   September 30,
                                                                                1998            1997
                                                                            ------------   -------------
   Cash flows from operating activities
   Operating loss .......................................................    $  (5,305)      $ (18,938)
   Adjustments for:
    Depreciation and amortization .......................................       24,976          28,058
    Amortization of program and film rights .............................       14,501          10,675
    Taxation paid .......................................................       (4,607)         (7,784)
    Increase in receivables .............................................       (8,089)         (2,889)
    Payments for program and film rights ................................      (12,845)        (18,328)
    Net increase/(decrease) in amounts owing by related parties .........        8,784          (9,387)
    Decrease in amounts owing to related parties ........................       (3,192)             --
    Increase in inventories .............................................       (6,274)         (8,436)
    Decrease in payables ................................................      (34,925)         (8,568)
    Utilised in discontinued operations .................................           --          (3,936)
                                                                             ---------       ---------
     Net cash used in operating activities                                     (26,976)        (39,533)
                                                                             ---------       ---------
   Cash flows from investing activities
   Purchase of tangible fixed assets ....................................       (1,830)        (10,153)
   Proceeds on sale of tangible fixed assets ............................           28           1,434
   Proceeds on disposal of Canal+ shares ................................           --          49,806
   Acquisition of subsidiaries, net of cash acquired ....................           --         (14,168)
   Investment in OpenTV .................................................       (6,400)         (1,758)
   Investment in UBC ....................................................      (62,164)        (22,338)
   Net increase in other investments ....................................       (3,223)        (15,005)
                                                                             ---------       ---------
     Net cash used in investing activities ..............................      (73,589)        (12,182)
                                                                             ---------       ---------
   Cash flows from financing activities
   Finance income/(costs) ...............................................        1,120          (5,403)
   Funds raised from outside shareholders ...............................           --             828
   Proceeds on transfer of M-Net/SSIH shares ............................       22,243              --
   Long-term debt raised ................................................       20,339          72,362
   Capital leases repaid ................................................      (17,295)         (6,707)
   Bank overdrafts repaid ...............................................       (7,854)         (8,373)
                                                                             ---------       ---------
     Net cash from financing activities .................................       18,553          52,707
                                                                             ---------       ---------
   Net (decrease)/increase in cash and cash equivalents .................      (82,012)            992
   Cash and cash equivalents at beginning of the period .................      153,412          60,773
   Translation adjustment on cash and cash equivalents ..................       16,073          (3,349)
                                                                             ---------       ---------
   Cash and cash equivalents at end of the period .......................    $  87,473       $  58,416
                                                                             =========       =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         MIH Limited and Subsidiaries
            Notes to the Condensed Consolidated Financial Statements

1. Nature of operations

     MIH Limited ("MIH") was incorporated on July 26, 1991 under the laws of the British Virgin Islands. The principal activities of MIH and its operating subsidiaries (collectively the "Company") are the provision of pay-television and subscriber management services ("pay-television services") and the development and sale of pay-television technology. These activities are conducted through subsidiaries, joint ventures and investments primarily in Africa, Greece, Cyprus, the Middle East, the Netherlands, Thailand and the United States of America.

2. Basis of presentation

     The condensed consolidated balance sheet of MIH as of September 30, 1998 and the condensed consolidated statements of operations and cash flow for the six-months ended September 30, 1998 and 1997 are unaudited. For the purpose of these interim consolidated financial statements, certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The March 31, 1998 balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These unaudited statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended March 31, 1998.

     In the opinion of the management of MIH, all adjustments (consisting only of normal recurring adjustments) necessary for fair presentation of the financial statements have been included therein. The results of interim periods are not necessarily indicative of the results for the entire year.

3. Significant acquisitions and divestitures

     On April 4, 1998 the Company transferred 28 million of its shares in Electronic Media Network Holdings Limited/ SuperSport International Holdings Limited (M-Net/SSIH) into a trust (the "Trust"), with the objective to increase share ownership in M-Net/SSIH amongst certain South Africans, for consideration of $22.2 million. The Trust financed 90% of the consideration through bank borrowings. Under certain circumstances, the Company may be required to assume the obligation for the bank borrowings at maturity on April 14, 2001 and reacquire ownership of the M-Net/SSIH shares. The shares of M-Net/SSIH sold have been pledged as collateral for such obligations. Under the terms of the sale agreement the purchasers are entitled to vote the shares and the Company is entitled to receive any dividend until 2001.

     The Company recorded a liability of approximately $20.0 million related to the bank borrowings. The cash consideration for the share transfer which has not been financed by bank borrowings is accounted for as an option premium. The $20.0 million liability accretes interest until the redemption date (April 14, 2001) at an interest rate of 12.55%. The option premium is amortized to income over three years and the Company continues to account for a 19.8% equity method investment in M-Net/SSIH.

     In June 1998, the Company increased its shareholding in International Broadcasting Corporation Public Company Limited ("UBC") from 17.3% to 26.1% for a purchase consideration of $62.1 million, paid in cash. The excess of the consideration of the Company's share of the fair value of the net assets acquired, amounting to $65.1 million, was allocated to goodwill, and is amortized over its estimated useful life of 5 years. Since the increase of its shareholding, the Company has joint control over UBC and therefore accounts for its investment in UBC using the equity method of accounting.

4. Program and film rights

     Program and film rights increased primarily due to the purchase of basketball and soccer rights in Greece and Cyprus.

                         MIH Limited and Subsidiaries
            Notes to the Condensed Consolidated Financial Statements

5. Inventories

                                                                          (Unaudited)
                                                                         September 30,      March 31,
                                                                              1998            1998
                                                                          (thousands)      (thousands)
                                                                        ---------------   ------------
   Decoders and associated components ...............................      $ 35,495        $  28,689
   Less: Provision for slow moving and obsolete inventories .........        (9,022)         (10,406)
                                                                           --------        ---------
                                                                           $ 26,473        $  18,283
                                                                           ========        =========

6. Profit on sale of joint venture

     At March 31, 1997 the Company deferred recognition of approximately $73.3 million of the gain arising on the sale of NetHold to Canal+, representing the estimated probable liability for warranties of decoder technology and guarantees of the number of subscribers and the potential reimbursement of programming costs. During the year ended March 31, 1998 the Company paid approximately $38.0 million for guarantees of number of subscribers. As no further claims under the warranties were made prior to June 30, 1998, the deadline for such claims, the Company reversed the remaining provisions to profit on sale of joint venture during the six months ended September 30, 1998.

7. Long-term debt

     The increase in long-term debt is attributable to an increase of $19 million in the Company's funds drawn under debt facilities, recognition of a liability of $20 million in connection with the transfer of M-Net/SSIH shares (see Note 3) and an increase in lease obligations by $6.1 million as a result of new lease agreements entered into by the Company. Total lease obligations amount to $73.3 million at September 30, 1998.

8. Segment and geographic information

     The Company has determined that its reportable segments are those that are based on the Company's method of internal reporting, which disaggregates its businesses by service/product and by geography. The Company's reportable business segments are pay-television services and technology. The pay-television business segment is conducted in Africa and the Middle East and the Mediterranean. The technology business segment consists of Irdeto, based in The Netherlands, and the Company's joint venture interest in OpenTV, based in the United States. The Company's interests in OpenTV and the Middle East are accounted for by the equity method and are, therefore, included in equity results of joint ventures below.

     Unaudited segment information for the six-month periods ended September 30, 1998 and 1997 is as follows:

              September 1998
              (in thousands)                  Pay-television services      Technology
                                           ------------------------------  ----------
                                                Africa
                                                   &           Mediter-
                                            The Middle East     ranean
                                           ----------------- ------------  --------
SALES
External sales ...........................     $201,462        $ 61,419    $ 22,539
Inter-segment sales ......................           --              --       8,754
                                               --------        --------    --------
Total revenue ............................     $201,462        $ 61,419    $ 31,293
                                               ========        ========    ========
RESULTS
Operating (loss)/profit ..................     $ (2,791)       $ (5,802)   $  4,810
Depreciation and amortization (b) ........       14,327           8,647       2,002
Amortization of program and film
 rights ..................................           --          14,501          --
Equity results in joint ventures .........         (701)             --      (1,537)

OTHER INFORMATION
Segment assets ...........................     $395,644        $ 93,253    $179,027

              September 1998
              (in thousands)
                                            Segmental                  Reconciling       Consolidated
                                              Total     Corporate          items            Total
                                           ----------- -----------     -----------       ------------
SALES
External sales ...........................  $285,420    $    849       $        --        $ 286,269
Inter-segment sales ......................     8,754          --            (8,754)              --
                                            --------    --------       -----------        ---------
Total revenue ............................  $294,174    $    849       $    (8,754)       $ 286,269
                                            ========    ========       ===========        =========
RESULTS
Operating (loss)/profit ..................  $ (3,783)   $ (1,522)      $        --        $  (5,305)
Depreciation and amortization (b) ........    24,976          --                --           24,976
Amortization of program and film
 rights ..................................    14,501          --                --           14,501
Equity results in joint ventures .........    (2,238)         --           (11,427)(c)      (13,665)

OTHER INFORMATION
Segment assets ...........................  $667,924    $758,468       $  (725,589)(a)    $ 700,803

                         MIH Limited and Subsidiaries
            Notes to the Condensed Consolidated Financial Statements

8. Segment and geographic information--Continued

              September 1997                 Pay-television services      Technology
              (in thousands)              ----------------------------    ----------
                                                Africa
                                                  &           Mediter-
                                           The Middle East     ranean
                                          ----------------    --------    ---------
SALES
External sales ..........................     $185,824        $ 49,677    $      --
Inter-segment sales .....................           --              --           --
                                              --------        --------    ---------
Total revenue ...........................     $185,824        $ 49,677    $      --
                                              ========        ========    =========
RESULTS
Operating loss ..........................     $ (9,000)       $ (6,977)          --
Depreciation and amortization (b) .......       19,693           8,365           --
Amortization of program and film
 rights .................................           --          10,675           --
Equity results in joint ventures ........          (48)             --       (2,888)

              September 1997
              (in thousands)
                                            Segmental               Reconciling    Consolidated
                                              Total      Corporate      items         Total
                                          ------------- ----------- ------------- -------------
SALES
External sales ..........................   $ 235,501    $     --       $  --      $  235,501
Inter-segment sales .....................          --          --       $  --              --
                                            ---------    --------       -----      ----------
Total revenue ...........................   $ 235,501    $     --       $  --      $  235,501
                                            =========    ========       =====      ==========
RESULTS
Operating loss ..........................   $ (15,977)   $ (2,961)      $  --      $  (18,938)
Depreciation and amortization (b) .......      28,058          --          --          28,058
Amortization of program and film
 rights .................................      10,675          --          --          10,675
Equity results in joint ventures ........      (2,936)         --          --      $   (2,936)

(a) Represents adjustments to the assets and liabilities for the segments relating to intergroup loans which eliminated on consolidation

(b) Excludes amortization of program and film rights included in cost of providing services and amortization of goodwill on equity method investments included in equity results in joint ventures.

(c) UBC, which is accounted for under the equity method beginning June 1998.


9. Subsequent events

     During November 1998, the Company acquired a 100% interest in TV Com International Inc. for $14.5 million, paid in cash.

     On March 23, 1999, in anticipation of a public offering of securities by the Company, shareholders authorized an amendment to the Company's Articles of Association, whereby the Company's 22,789 ordinary shares with a par value of $1 each converted into 7,447,681 Class A Ordinary Shares with no par value and 30,787,319 Class B Ordinary Shares with no par value. The two classes of shares generally have the same rights, except that holders of Class B Ordinary Shares are entitled to three votes per share and holders of Class A Ordinary Shares are entitled to one vote per share. The conversion was accounted for as a stock split, therefore, all shareholders' equity and share data in these financial statements have been retroactively restated to reflect the conversion. Shareholders authorized a total of 103,468,878 Class A Ordinary Shares, 55,920,509 Class B Ordinary Shares and 8,388,916 Preference Shares with no par value.

     On March 18, 1999 the Company increased its interest in OpenTV to 80.1%, through the acquisition of a 44.5% share from Thomson Consumer Electronics, Inc. ("Thomson") and agreement to dispose of a portion of that interest representing 8.9% of OpenTV to a subsidiary of Sun Microsystems. The purchase from Thomson was in exchange for a $46.2 million note bearing interest at 7% annually. The note is convertible into Class A Ordinary Shares at the completion of the anticipated public offering of Class A Ordinary Shares. The number of shares received by Thomson will equal the amount of the note plus accrued interest, divided by the offering price of Class A Ordinary Shares. The disposition to the subsidiary of Sun Microsystems will be in exchange for approximately $9.2 million in cash.

10. Differences between IAS and United States Generally Accepted Accounting Principles

     The Company's consolidated financial statements are prepared in accordance with IAS, which differ in certain respects from accounting principles generally accepted in the United States ("US GAAP").

     The only significant difference which affects the Company's results and shareholders' equity relates to the accounting for its investment in UBC. Under IAS the investment in UBC is carried at cost through June, 1998. In June 1998, the Company increased its shareholding in UBC to approximately 26.1% and, as a result, has joint control over UBC. Under IAS, the Company thereafter uses the equity method of accounting for UBC. US GAAP requires a retroactive adjustment of financial statements for an investee that was previously accounted for on other than the equity method when that investee becomes qualified for use of the equity method. The adjustment therefore reflects the effect of applying the equity method to the investment in UBC determined under US GAAP.

                         MIH Limited and Subsidiaries
            Notes to the Condensed Consolidated Financial Statements

Reconciliation of net (loss)/profit (in thousands, except per share data):

                                                                (Unaudited)
                                                           Six-month period ended
                                                               September 30,
                                                       ------------------------------
                                                            1998             1997
                                                       --------------   -------------
Net profit/(loss) under IAS ........................    $      (734)    $  (30,372)
US GAAP adjustments:
Equity accounting for UBC ..........................         (5,193)        (4,680)
                                                        -----------     -----------
Net loss under US GAAP .............................    $    (5,927)    $  (35,052)
                                                        ===========     ===========
Weighted average common shares outstanding .........     38,235,000     38,235,000
                                                        ===========     ===========
Net loss per share under US GAAP ...................    $     (0.16)    $    (0.92)
                                                        ===========     ===========
Net loss under US GAAP consists of:
Loss from continuing operations ....................    $    (5,927)    $  (31,116)
Discontinued operations ............................             --         (3,936)
                                                        -----------     -----------
Net loss ...........................................    $    (5,927)    $  (35,052)
                                                        ===========     ===========
Per share amounts:
 Continuing operations .............................    $     (0.16)    $    (0.81)
 Discontinued operations ...........................             --          (0.11)
                                                        -----------     -----------
 Net loss ..........................................    $     (0.16)    $    (0.92)
                                                        ===========     ===========

Reconciliation of shareholders' equity:

                                                                   (Unaudited)
                                                                  September 30,
                                                                      1998
                                                                 --------------
Total shareholders' equity under IAS .........................     $ 255,338
US GAAP adjustments:
Equity accounting for UBC ....................................       (29,930)
                                                                   ---------
Total shareholders' equity under US GAAP .....................     $ 225,408
                                                                   =========

11. Recently issued accounting standards

     In February 1998, the IASC issued IAS 34, "Interim Financial Reporting". IAS 34 will be effective for the Company's interim financial statements issued after March 31, 1999. IAS 34 establishes guidelines for both presentation and measurement for interim financial reporting, and defines the minimum content of an interim financial report as a condensed balance sheet, condensed income statement, condensed cash flow statement, condensed statement showing changes in equity, and explanatory notes. An appendix to IAS 34 contains guidance for applying the basic recognition and measurement principles to specific financial statement items at interim dates. The Company believes that it has complied with the main provisions of this standard and does not believe that this standard will have a significant influence on the Company's financial statements.

     In September 1998, the IASC issued IAS 37, "Provisions, Contingent Liabilities and Contingent Assets" IAS 37 will be effective for the Company's financial statements for the year ending March 31, 2001. IAS 37 requires that provisions should be recognized in the balance sheet when and only when an enterprise has a present obligation as a result of past event; and it is probable (i.e. more likely than not) that an outflow of resources embodying economic benefits will be required to settle the obligation; and a reliable estimate can be made of the amount of obligation. IAS 37 replaces part of IAS 10, "Contingencies and Events Occurring After the Balance Sheet Date". IAS 37 prohibits the recognition of contingent liabilities and contingent assets. An enterprise should disclose a contingent liability, unless the possibility of an outflow of resources embodying economic benefits is remote, and disclose a contingent asset if an inflow of economic benefits is probable. The Company is currently assessing the impact that this standard may have on its financial statements.

                         MIH Limited and Subsidiaries
            Notes to the Condensed Consolidated Financial Statements

11. Recently issued accounting standards--Continued

     In October of 1998, the IASC published IAS 22 (revised 1998), "Business Combinations", that includes limited revisions to the version of IAS 22 approved in 1993. IAS 22 (revised 1998) is effective for the Company's financial statements for the year ending March 31, 2001. The main changes to IAS 22 relate to the requirements for the amortization of goodwill, the recognition of restructuring provisions at the date of acquisition and the treatment of negative goodwill. The provisions of IAS 22 (revised 1998) would apply prospectively.

     In October of 1998, the IASC published IAS 38 "Intangible Assets". Intangible assets should only be recognized when it is probable that future economic benefits attributable to the asset will flow to the enterprise and the cost of the asset can be reliably measured. Internally generated goodwill, brand names, mastheads, publishing titles, customer lists and research costs should not be recognized as intangible assets. After initial recognition at cost, intangible assets can only be revalued to fair value if it can be determined by reference to an active market. Intangible assets are required to be amortized on a systematic basis over the best estimate of an asset's useful life. There is a rebuttable presumption that the useful life will not exceed 20 years. The standard becomes effective for the Company's financial statements for the year ending March 31, 2001, with earlier application encouraged. If the Company chooses to adopt IAS 38 early, it must also apply IAS 22 (revised) "Business Combinations" and IAS 36 "Impairment of Assets" early. The Company is currently assessing the impact this standard may have on its financial statements.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the directors and shareholders of
MIH Limited

We have audited the accompanying consolidated balance sheets of MIH Limited and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of operations, cash flow and changes in shareholders' equity for each of the three years in the period ended March 31, 1998. These consolidated financial statements are the responsibility of MIH Limited's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the Republic of South Africa, which are substantially the same as those followed in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MIH Limited and subsidiaries as of March 31, 1998 and 1997, and the consolidated results of their operations, cash flow and changes in shareholders' equity for each of the three years in the period ended March 31, 1998, in conformity with International Accounting Standards.

International Accounting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated results for each of the two years in the period ended March 31, 1998 and shareholders' equity as of March 1998 and 1997 to the extent summarized in Note 29 to the consolidated financial statements.


Johannesburg, Republic of South Africa                         Coopers & Lybrand
June 15, 1998 (except with respect                    Chartered Accountants (SA)
to Note 28, as to which the date is          Registered Accountants and Auditors
March 23, 1999)

                         MIH Limited and Subsidiaries
                          Consolidated Balance Sheets
                            March 31, 1998 and 1997
                         (in thousands of US dollars)

                                                             Notes         1998            1997
                                                            -------   -------------   -------------
                      ASSETS
Current Assets
 Cash and cash equivalents ..............................              $  153,412      $   60,773
 Accounts receivable, net ...............................       4          36,999          22,331
 Other receivables ......................................       5          29,444          21,292
 Program and film rights ................................      11          22,543          32,599
 Amounts owing by related parties .......................      20          14,784              --
 Inventories, net .......................................       6          18,283          12,781
                                                                       ----------      ----------
   Total current assets .................................                 275,465         149,776
                                                                       ----------      ----------
Non-Current Assets
 Tangible fixed assets, net .............................       8         114,248          90,876
 Intangible assets, net .................................       9         163,611         207,870
 Long-term investments ..................................      10          77,020         331,740
 Program and film rights ................................      11          15,711          22,874
                                                                       ----------      ----------
   Total non-current assets .............................                 370,590         653,360
                                                                       ----------      ----------
   TOTAL ASSETS .........................................              $  646,055      $  803,136
                                                                       ==========      ==========
                    LIABILITIES
Current liabilities
 Bank overdrafts ........................................              $   16,399      $    9,912
 Current portion of long-term debt ......................      14          36,369          15,476
 Current portion of program and film rights .............      14           6,431           7,251
 Accounts payable .......................................                  73,291          42,540
 Accrued expenses and other current liabilities .........      12         121,902         136,127
 Amounts owing to related parties .......................      20           4,857           9,850
 Provisions .............................................      13          50,563          93,327
                                                                       ----------      ----------
   Total current liabilities ............................                 309,812         314,483
                                                                       ----------      ----------
Non-Current Liabilities
 Long-term debt .........................................      14          54,787          60,610
 Program and film rights ................................      14          24,608          30,758
 Deferred taxation ......................................      15           3,275              --
                                                                       ----------      ----------
   Total non-current liabilities ........................                  82,670          91,368
                                                                       ----------      ----------
   TOTAL LIABILITIES ....................................                 392,482         405,851
                                                                       ----------      ----------
Commitments and contingencies ...........................      22              --              --

                    SHAREHOLDERS' EQUITY
Share capital
 Class A Ordinary Shares, no par value:
  Authorized: 1998 and 1997: 103,468,828
  Issued: 1998 and 1997: 7,447,681 ......................                 113,986         113,986
 Class B Ordinary Shares, no par value:
  Authorized: 1998 and 1997: 55,920,509
  Issued: 1998 and 1997: 30,787,319 .....................                 475,566         471,198
Accumulated loss ........................................                (313,547)       (197,928)
Foreign currency translation adjustment .................                 (22,432)         10,029
                                                                       ----------      ----------
   TOTAL SHAREHOLDERS' EQUITY ...........................                 253,573         397,285
                                                                       ----------      ----------
   TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY ................................              $  646,055      $  803,136
                                                                       ==========      ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         MIH Limited and Subsidiaries
                     Consolidated Statements of Operations
               for the years ended March 31, 1998, 1997 and 1996
       (in thousands of US dollars, except per share and share amounts)

                                                             Notes         1998            1997             1996
                                                            -------   -------------   --------------   --------------
Net revenues ............................................     16       $   501,492     $        --      $        --
Operating expenses:
 Cost of providing services .............................                 (308,996)             --               --
 Selling, general and administrative ....................                 (177,213)           (899)             (16)
 Depreciation and amortization ..........................                  (58,010)             --               --
                                                                       -----------     -----------      -----------
Total operating expenses ................................                 (544,219)           (899)             (16)
                                                                       -----------     -----------      -----------
Operating loss ..........................................                  (42,727)           (899)             (16)
 Financial results, net .................................     17            (5,488)           (107)              --
 Equity results in joint ventures
 --Acquired MIH businesses ..............................                   (5,091)        (16,150)         (12,794)
 --Non-acquired businesses ..............................                       --        (113,708)         (72,891)
 Equity results in associates ...........................                   (2,783)             --               --
 Profit on sale of joint venture ........................                       --         540,028               --
                                                                       -----------     -----------      -----------
 (Loss)/profit before taxation ..........................                  (56,089)        409,164          (85,701)
 Income taxation ........................................     18            (7,570)             --               --
                                                                       -----------     -----------      -----------
 (Loss)/profit after taxation ...........................                  (63,659)        409,164          (85,701)
 Minority interest ......................................                    3,793              --               --
                                                                       -----------     -----------      -----------
 (Loss)/profit from continuing operations ...............                  (59,866)        409,164          (85,701)
 Loss from discontinued operations ......................     19            (3,936)             --               --
                                                                       -----------     -----------      -----------
    Net (loss)/profit ...................................              $   (63,802)    $   409,164      $   (85,701)
                                                                       ===========     ===========      ===========
Per share amounts:
(Loss)/profit from continuing operations
 Basic and diluted ......................................              $     (1.57)    $     10.70      $     (2.24)
Net (loss)/profit
 Basic and diluted ......................................              $     (1.67)    $     10.70      $     (2.24)
Shares used to compute (loss)/profit per share ..........               38,235,000      38,235,000       38,235,000

                          MIH Limited and Subsidiaries
                      Consolidated Statements of Cash Flow
                for the years ended March 31, 1998, 1997 and 1996
                          (in thousands of US dollars)

                                                                 Note         1998           1997           1996
                                                                ------   -------------   ------------   ------------
Cash flows from operating activities
Operating loss ..............................................              $ (42,727)     $    (899)     $     (16)
Adjustments for:
 Depreciation and amortization ..............................                 58,010             --             --
 Amortization of program and film rights ....................                 32,599             --             --
 Taxation refunded ..........................................                  2,849             --             --
 Loss on sale of tangible fixed assets ......................                  1,653             --             --
 (Increase)/decrease in receivables .........................                 (9,553)        12,072        (12,723)
 Payments for program and film rights .......................                (26,048)            --             --
 Net increase in amounts owing by related parties ...........                (18,790)            --             --
 Increase in inventories ....................................                 (6,783)            --             --
 Increase/(decrease) in payables ............................                 17,941         (5,194)            --
 Utilised in discontinued operations ........................                 (3,936)            --             --
                                                                           ---------      ---------      ---------
   Net cash from/(used in) operating activities .............                  5,215          5,979        (12,739)
                                                                           ---------      ---------      ---------
Cash flows from investing activities
Purchase of tangible fixed assets ...........................                (31,664)            --             --
Proceeds on sale of tangible fixed assets ...................                  5,276             --             --
Dividends received from associates ..........................                  1,539             --             --
Proceeds on disposal of Internet businesses .................                 21,546             --             --
Proceeds on disposal of Canal+ shares .......................                261,536             --             --
Acquisition of subsidiaries, net of cash acquired ...........    27          (33,911)        54,045             --
Investment in OpenTV ........................................                 (9,100)            --             --
Investment in UBC ...........................................                (45,797)       (10,348)            --
Net decrease in other investments ...........................                  1,052             --             --
                                                                           ---------      ---------      ---------
   Net cash from investing activities .......................                170,477         43,697             --
                                                                           ---------      ---------      ---------
Cash flows from financing activities
Finance (costs)/income ......................................                (11,312)          (107)        14,205
Funds raised from outside shareholders ......................                  3,793             --             --
Long-term debt repaid .......................................                (20,556)            --             --
Capital leases repaid .......................................                 (4,550)            --             --
Dividends paid ..............................................                (51,817)            --             --
Bank overdrafts raised ......................................                  7,479          9,913             --
                                                                           ---------      ---------      ---------
   Net cash (used in)/from financing activities .............                (76,963)         9,806         14,205
                                                                           ---------      ---------      ---------
Net increase in cash and cash equivalents ...................                 98,729         59,482          1,466
Cash and cash equivalents at beginning of the year ..........                 60,773          1,466             --
Translation adjustment on cash and cash equivalents .........                 (6,090)          (175)            --
                                                                           ---------      ---------      ---------
Cash and cash equivalents at end of the year ................              $ 153,412      $  60,773      $   1,466
                                                                           =========      =========      =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIH Limited and Subsidiaries
            Consolidated Statement of Changes in Shareholders' Equity
                for the years ended March 31, 1998, 1997 and 1996
                          (in thousands of US dollars)

                                                                                          Foreign
                                                 Share capital                           currency
                                           -------------------------    Accumulated     translation
                                             Class A       Class B          loss        adjustment        Total
                                           -----------   -----------   -------------   ------------   ------------
At March 31, 1995 ......................    $113,986      $471,198      $ (521,391)     $  (3,315)     $  60,478
Net loss ...............................          --            --         (85,701)            --        (85,701)
Translation adjustment .................          --            --              --         (4,614)        (4,614)
                                            --------      --------      ----------      ---------      ---------
At March 31, 1996 ......................     113,986       471,198        (607,092)        (7,929)       (29,837)
Net profit .............................          --            --         409,164             --        409,164
Translation adjustment .................          --            --              --         17,958         17,958
                                            --------      --------      ----------      ---------      ---------
At March 31, 1997 ......................     113,986       471,198        (197,928)        10,029        397,285
Capital contribution (note 19) .........          --         4,368              --             --          4,368
Net loss ...............................          --            --         (63,802)            --        (63,802)
Dividend paid ..........................          --            --         (51,817)            --        (51,817)
Translation adjustment .................          --            --              --        (32,461)       (32,461)
                                            --------      --------      ----------      ---------      ---------
At March 31, 1998 ......................    $113,986      $475,566      $ (313,547)     $ (22,432)     $ 253,573
                                            ========      ========      ==========      =========      =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         MIH Limited and Subsidiaries
                 Notes to the Consolidated Financial Statements

1. Nature of operations

     MIH Limited ("MIH") was incorporated on July 26, 1991 under the laws of the British Virgin Islands. The principal activities of MIH and its operating subsidiaries (collectively the "Company") are the provision of pay-television and subscriber management services ("pay-television services") and the development and sale of pay-television technology. These activities are conducted through subsidiaries, joint ventures and investments primarily in Africa, Greece, Cyprus, the Middle East, the Netherlands, Thailand and the United States of America.

     Until March 31, 1997 the Company's main activity was its 50% share in Network Holdings S.A. ("NetHold"), a joint venture. The principal activities of NetHold included pay-television operations in Africa, Greece, Cyprus, the Middle East, the Benelux and Scandinavian countries and Italy (Note 3).

2. Principal accounting policies and reporting currency

     The consolidated financial statements of the Company have been prepared in accordance with International Accounting Standards ("IAS") issued by the International Accounting Standards Committee. The financial statements have been prepared on the historical cost basis.

     The Company has adopted the US dollar as its reporting currency. Notwithstanding the US dollar reporting currency, the Company measures separately the transactions of each of its material operations using the particular currency of the primary economic environment in which the operation conducts its business (its functional currency).

     The financial statements have been translated from functional currencies to the reporting currency by translating assets and liabilities, both monetary and non-monetary, and including goodwill and other intangible assets which arise as a result of equity investments in entities, at the closing rate at each balance sheet date. Income and expense items are translated at exchange rates at the dates of the transactions or at average rates. All resulting exchange differences are included in equity.

     Preparation of the consolidated financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (a) Basis of consolidation

     The consolidated financial statements include the financial statements of MIH and all majority owned (directly and indirectly) and controlled subsidiaries. A company in which MIH holds directly or indirectly more than 50% of the ordinary share capital and voting rights is classified as a subsidiary. Newly acquired companies are consolidated from the effective date of acquisition. Similarly, the result of a subsidiary divested during an accounting period is included in the Company accounts only to the date of disposal.

     All inter-company transactions are eliminated as part of the consolidation process and the interests of the minority shareholders in the consolidated equity and in the consolidated results of the Company are shown separately in the Consolidated Balance Sheet and Consolidated Statement of Operations. Where the losses applicable to the minority shareholder in a consolidated subsidiary exceed the minority interest in the subsidiary, the excess, and any further losses applicable to the minority, are charged against the majority interest except to the extent that the minority has a binding obligation to, and is able to, make good the losses. If the subsidiary subsequently reports profits, the majority's interest is allocated all such profits until the minority's share of losses previously absorbed by the majority has been recovered.

     Acquisitions of companies are accounted for using the purchase method. The excess of the purchase price over the fair value of assets acquired less the liabilities assumed of the acquired company, is allocated to identifiable tangible and intangible assets and goodwill and amortized over future periods.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

2. Principal accounting policies and reporting currency--Continued

     Companies in which the Company has joint control are accounted for using the equity method with the Company's share of profits and losses included in the Consolidated Statement of Operations. The Company's share of post acquisition retained profits/losses is added to/deducted from the cost of the joint venture investments in the Consolidated Balance Sheet.

     Associated companies, over which the Company has significant influence, are accounted for using the equity method with the Company's share of profits and losses included in the Consolidated Statement of Operations. The Company's share of post acquisition retained profits/losses is added to/deducted from the cost of the associated company investments in the Consolidated Balance Sheet.

     Other investments are stated at cost. When necessary a provision is made on the basis of an evaluation of each individual investment for any diminution in value which is considered to be of a permanent nature.

 (b) Foreign currencies

     Individual companies' transactions in currencies other than their functional currency are recorded at the rate of exchange at the date of the transaction or, if hedged forward, at the rate of exchange under the related forward exchange contract. Assets and liabilities in currencies other than their functional currency are translated at year-end rates. Any resulting exchange differences are reflected in the Statement of Operations.

     On consolidation, assets and liabilities of subsidiaries denominated in foreign currencies are translated at year-end rates. Income and expense items are translated using the annual weighted average rates of exchange or, where known or determinable, at the rate on the date of the transaction for significant items.

     Adjustments from translation have been recorded in shareholders' equity and are reflected in the Consolidated Statement of Operations only upon sale or liquidation of the underlying investments.

 (c) Cash and cash equivalents

     Cash and cash equivalents represent cash and short-term highly liquid investments with original maturities of three months or less.

 (d) Trade accounts receivable

     Trade accounts receivable are stated at estimated realizable values and an allowance for doubtful accounts is provided for an amount considered by management to be sufficient to meet probable future losses related to uncollectable amounts.

 (e) Inventories

     Inventories, consisting primarily of decoders and associated components, are stated at the lower of cost or net realizable value. Cost is generally determined on the first-in first-out basis. Where necessary, provision is made for obsolete, slow moving or defective inventories.

 (f) Tangible fixed assets

     Tangible fixed assets are stated at historical cost less accumulated depreciation. Depreciation is charged on a straight-line basis over the estimated useful lives of the respective assets, based on the following useful lives:

                                                   Years
                                                  ------
  Buildings ...................................     50
  Machinery, furniture and equipment ..........    4-10
  Transponders and transmitters ...............     10
  Decoders ....................................     2

     Land is not depreciated. Improvements to leasehold properties are amortized over the period of the respective leases.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

2. Principal accounting policies and reporting currency--Continued

     Fully depreciated assets are retained in tangible fixed assets and depreciation accounts until they are removed from service. In the case of disposals, assets and related depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to the Statement of Operations.

 (g) Intangible assets

     Intangible assets are stated at historical cost less accumulated amortization. Amortization of subscriber base is charged on a straight-line basis over the period of expected benefit, which is five years. Goodwill is amortized on a straight-line basis over five years.

 (h) Leases

     Assets held under capital lease agreements are treated as tangible fixed assets and the present value of the related lease payments is recorded as a liability. Costs for operating leases are charged to the Statement of Operations in the year that they are incurred.

 (i) Long-lived assets

     The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill and other intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such an asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using anticipated cash flows discounted at a rate commensurate with the risk involved. Long-lived assets to be disposed of are recorded at fair market value, reduced by the estimated costs to dispose of the asset.

 (j) Program and film rights

     Film rights are stated at acquisition cost less accumulated amortization. Sport rights are written off upon showing the event and general entertainment and films are amortized on a straight-line basis over the period of the license or based on showings where the number of showings is limited. Amortization of program and film rights is included in the cost of providing services.

 (k) Taxation

     Provision is made for all taxes payable in respect of taxable profits earned in the year. The Company also provides at current rates for taxation on all timing differences between income for financial reporting and fiscal purposes under the liability method. No deferred taxation is provided for in respect of timing differences that are anticipated to reverse within the carry-forward period of tax losses.

 (l) Minority interest

     The interest of third parties in subsidiaries is accounted for on the basis of their share in the underlying equity of the subsidiaries. Through March 31, 1998, the Company has recorded losses of $8.4 million attributable to minority interests.

 (m) Revenue recognition

     The Company generates revenue from subscription fees, decoder sales and rentals, technology licensing, advertising and the performance of other services, net of sales taxes and discounts. Subscription fees are earned over the period of providing services. Decoder sales, technology licensing and other services are recorded upon delivery of products and customer acceptance, if any, or performance of services. Advertising revenues are recognized upon showing over the period of the advertising contract.

 (n) Pensions and other postretirement benefits

     The Company has various postretirement and pension plans in accordance with local conditions and practices in the countries in which it operates. The plans are predominately defined contribution plans. Current contributions to the pension funds operated for employees are charged to the Statement of Operations as incurred.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

2. Principal accounting policies and reporting currency--Continued

 (o) Research and development costs

     Research and development costs are expensed in the financial period during which they are incurred. Research and development costs for the years ended March 31, 1998, 1997 and 1996 were not material.

 (p) Discontinued operations

     A discontinued operation results from the sale or abandonment of an operation that represents a separate, major line of business of an enterprise and of which the assets, net profits or losses and activities can be distinguished physically, operationally and for functional reporting purposes. The results of discontinued operations, net of tax, are separately disclosed.

 (q) Dividends

     Dividends proposed are payable when declared by the board of directors. Dividends declared by MIH are payable in United States Dollars. Dividends declared and received by MIH from its subsidiaries are primarily in South African rand, Greek drachmae and Netherlands guilder.

 (r) Financial instruments

     The Company enters into foreign currency exchange contracts in order to reduce the impact of certain foreign currency exchange rate fluctuations. Firmly committed transactions and the related receivable and payable may be hedged with forward exchange contracts. Any gains/losses are included in accrued liabilities and are recognized in results when the transaction being hedged is recognized.

 (s) (Loss)/earnings per share

     Net (loss)/earnings per share and (loss)/profit per share from continuing operations is based on net (loss)/ earnings and the (loss)/profit from continuing operations divided by the weighted average number of shares outstanding during each period.

 (t) Segment reporting

     The segmental reporting has been prepared based on the Company's method of internal reporting, which disaggregates its business by service or product and by geography.

3. Significant acquisitions and divestitures

     Until March 31, 1997 the Company's main activity was its 50% share in NetHold, a joint venture. The principal activities of NetHold included pay-television operations in Africa, Greece, Cyprus, the Middle East, the Benelux, Scandinavian countries and Italy. Additionally, NetHold held 100% of the shares in Irdeto B.V.("Irdeto"), a pay-television technology company. Effective March 31, 1997, the Company sold its interest in NetHold to Canal+ in exchange for a 5% share in Canal+ and all of NetHold's pay-television businesses in Africa, Greece, Cyprus and the Middle East. The transaction was accounted for as a sale of the 50% interest in NetHold and a purchase of the pay-television businesses transferred to the Company. Thereafter, the Company acquired a 49% share in Irdeto for a consideration of $17.7 million paid for in cash. The acquired businesses in Africa, Greece, Cyprus, the Middle East and Irdeto are collectively referred to as the "Acquired MIH Businesses".

     The Company recognized a gain of $540 million on the sale of its interest in NetHold. The gain is equal to the excess of the fair value of consideration received ($475 million) over the book value of the Company's interest in the NetHold businesses sold ($159 million deficit) less deferral of a portion of the gain related to warranties provided and direct costs of $94 million. The fair value of the consideration received consisted of the Canal+ shares

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

3. Significant acquisitions and divestitures--Continued

($273 million) and 50% of the NetHold businesses in Africa, Greece, Cyprus and the Middle East ($202 million). As a result of the transaction the Company recorded intangible assets of $193 million, which has been allocated to subscriber base ($55 million) and goodwill ($138 million).

     During the 1998 financial year the Company sold its shares in Canal+ for a total consideration of approximately $262 million, resulting in a gain of $3 million.

     For the 1997 and 1996 fiscal years, the Company's results include equity in the losses of the Acquired MIH Businesses, equity in the losses from the NetHold businesses that were sold to Canal+ ("Non-acquired Businesses") and profit on the sale of NetHold to Canal+, which are separately disclosed in the Consolidated Statement of Operations.

     During the 1998 fiscal year the Company acquired the entire issued share capital of a number of Internet-related businesses in South Africa. For financial statement purposes the acquisitions were accounted for as purchases and, accordingly, the Internet related businesses' results are included in the consolidated financial statements since the date of acquisition. The aggregate purchase price was approximately $21.5 million, which was financed through internal resources. The excess of the purchase price over the net liabilities acquired (goodwill) approximated $17 million. Refer to Note 19 with respect to the subsequent disposal of the Internet-related business.

     In January 1998, the Company acquired the remaining 51% of the outstanding share capital of Irdeto for an aggregate cash consideration of approximately $11 million. For financial statement purposes the acquisition was accounted for as a purchase, and accordingly, the related business's results are included in the consolidated financial statements since the date of acquisition.

     The Company also acquired a 44.5% interest in OpenTV, Inc. ("OpenTV") for $15.5 million with effect from January 26, 1998 of which $6.4 million is due in the ensuing financial year. The excess purchase price over the net liabilities acquired of approximately $18.1 million has been allocated to goodwill and is amortized over 5 years.

     The Company invested an additional $17.7 million in International Broadcasting Corporation Public Company Limited ("UBC"), a company listed on the Stock Exchange of Thailand, during the year. As a result of the Company's additional investment in UBC and following a merger between UBC and UTV Cable Network Public Company, the Company's interest in the new merged entity increased to 17.3%.

     The following summarized unaudited pro forma financial information assumes that the Acquired MIH Businesses were acquired as of April 1, 1996 and the acquisition of Irdeto occurred on April 1, 1996 and 1997, respectively.

                                                                     Year ended March 31,
                                                                  ---------------------------
                                                                       1998           1997
  Pro Forma Information (in thousands, except per share data)     -------------   -----------
   Net sales ..................................................     $ 545,306      $494,596
   Net loss ...................................................     $ (73,843)     $ (3,953)
   Loss per share .............................................     $   (1.93)     $  (0.10)

     Pro forma data do not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and are not intended to be a projection of future results.

     The following are the condensed consolidated NetHold balance sheets as of March 31, 1997 and 1996 and statements of operations for the years ended March 31, 1997 and 1996.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

3. Significant acquisitions and divestitures--Continued

     These condensed consolidated balance sheets and statements of operations are based on financial statements prepared under Netherlands GAAP. The NetHold financial statements do not differ significantly from IAS, except for the treatment of goodwill arising on the acquisition of a business, which is directly written off against distributable reserves, and the recognition of a debit balance of minority interest. Under IAS, goodwill would have been capitalized and amortized over its estimated useful life and a minority interest debit balance recognized only to the extent that the minority has a binding obligation and is able to make good its share of losses. The impact of these differences on the Company's financial statements was not material.

     The condensed consolidated balance sheets were translated from Netherlands guilders to US dollars using the prevailing year-end rates and the statements of operations were translated using a weighted average exchange for the year. The differences arising as a result of the difference between the weighted average and year-end exchange rates have been recorded in shareholders' deficit.

                                                                      March 31,
                                                            ------------------------------
                                                                  1997            1996
                                                              (thousands)      (thousands)
  NetHold                                                   ---------------   ------------
   Balance Sheets:
   Cash and cash equivalents ............................    $     66,313     $   35,478
   Accounts receivable, net .............................          86,877         59,829
   Prepayments and other ................................         105,569        130,525
   Inventories, net .....................................          25,156         37,060
                                                             ------------     ----------
    Total current assets ................................         283,915        262,892
                                                             ------------     ----------
   Property, plant and equipment ........................         116,500        147,080
   Intangible assets, net ...............................          10,377         15,364
   Investments ..........................................         241,854        315,834
   Other non-current assets .............................         111,824        109,956
                                                             ------------     ----------
    Total non-current assets ............................         480,555        588,234
                                                             ------------     ----------
    Total Assets ........................................    $    764,470     $  851,126
                                                             ============     ==========
   Bank overdrafts ......................................    $      4,586       $317,481
   Accounts payable .....................................          89,731        100,903
   Accrued expenses .....................................         246,642        262,341
   Other current liabilities ............................         105,783         98,726
                                                             ------------     ----------
    Total current liabilities ...........................         446,742        779,451
   Long-term Liabilities ................................       1,509,680        717,709
                                                             ------------     ----------
    Total Liabilities ...................................       1,956,422      1,497,160
                                                             ------------     ----------
   Minority interest ....................................          (9,603)        (5,419)
                                                             ------------     ----------
   Redeemable preferred shares ..........................         174,859        198,487
                                                             ------------     ----------
   Share capital ........................................         133,276        151,286
   Accumulated deficit ..................................      (1,492,302)      (991,223)
   Translation reserve ..................................           1,818            835
                                                             ------------     ----------
    Shareholders' deficit ...............................      (1,357,208)      (839,102)
                                                             ------------     ----------
    Total Liabilities and Shareholders' Deficit .........    $    764,470     $  851,126
                                                             ============     ==========

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

3. Significant acquisitions and divestitures--Continued

                                                     March 31,
                                           ------------------------------
                                                1997            1996
                                            (thousands)      (thousands)
  NetHold                                  -------------   --------------
   Statements of Operations:
   Revenues ............................    $  730,158       $  634,439
   Operating expenses:
    Cost of providing services .........      (348,062)        (302,098)
    Other operating expenses ...........      (587,953)        (470,489)
                                            ----------       ----------
    Operating results ..................      (205,857)        (138,148)
    Financial results, net .............       (56,718)         (34,462)
                                            ----------       ----------
    Loss before taxation ...............      (262,575)        (172,610)
    Income taxation ....................        (2,870)          (2,655)
                                            ----------       ----------
    Loss after taxation ................      (265,445)        (175,265)
    Minority interest ..................         5,729            3,895
                                            ----------       ----------
    Net Loss ...........................    $ (259,716)      $ (171,370)
                                            ==========       ==========

4. Accounts receivable

                                                              March 31,
                                                     ----------------------------
                                                          1998           1997
                                                      (thousands)     (thousands)
                                                     -------------   ------------
   Trade accounts receivable .....................     $  47,148       $ 29,398
   Less: Provision for doubtful accounts .........       (10,149)        (7,067)
                                                       ---------       --------
                                                       $  36,999       $ 22,331
                                                       =========       ========

     Included in accounts receivable are $14.3 million and $22.2 million at March 31, 1998 and March 31, 1997, respectively, pre-billed to customers and credit balances which have been recorded as deferred income (Note 12).

5. Other receivables

                                                       March 31,
                                              ----------------------------
                                                   1998           1997
                                               (thousands)     (thousands)
                                              -------------   ------------
   Prepayments and accrued income .........      $14,272         $15,469
   Other receivables ......................       15,172           5,823
                                                 -------         -------
                                                 $29,444         $21,292
                                                 =======         =======

6. Inventories

                                                                                 March 31,
                                                                        ----------------------------
                                                                             1998           1997
                                                                         (thousands)     (thousands)
                                                                        -------------   ------------
   Decoders and associated components ...............................     $  28,689       $ 19,247
   Less: Provision for slow moving and obsolete inventories .........       (10,406)        (6,466)
                                                                          ---------       --------
                                                                          $  18,283       $ 12,781
                                                                          =========       ========

                          MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

7. Valuation and qualifying accounts


                                                                                                            Credited/
                                                                               Arising on                   (Charged)
                                                   At March    Translation    acquisition                  to cost and    At March
                                                   31, 1997     adjustment   of subsidiary    Deductions     expenses     31, 1998
                                                ------------- ------------- --------------- ------------- ------------- ------------
                                                 (thousands)   (thousands)    (thousands)    (thousands)   (thousands)   (thousands)
Provision for:
Doubtful accounts -- Note 4 ...................  $   (7,067)     $   708       $  (6,251)      $    --      $  2,461     $ (10,149)
Slow moving and obsolete inventories --
 Note 6 .......................................      (6,466)         648          (4,135)           --          (453)      (10,406)
Program and film rights .......................        (476)          48              --            --        (1,444)       (1,872)
Decoder technology ............................     (29,358)       2,942              --         3,682            --       (22,734)
Postretirement benefits .......................      (4,678)         469              --            --           443        (3,766)
Subscriber guarantees .........................     (42,203)       4,229              --        37,974            --            --
Programming costs .............................      (9,125)         914              --            --          (882)       (9,093)
Write down of carrying values of assets in
 certain African countries ....................      (7,963)         798              --            --         2,824        (4,341)
Development costs/losses in joint ventures.....          --           --          (3,398)           --        (4,610)       (8,008)
                                                 ----------      -------       ---------       -------      --------     ---------
                                                 $ (107,336)     $10,756       $ (13,784)      $41,656      $ (1,661)    $ (70,369)
                                                 ==========      =======       =========       =======      ========     =========

     The decoder technology provision relates to guarantees in respect of potential defects in the technology of decoders used by a NetHold associate.

     The provision for subscriber guarantees relates to guarantees provided to Canal+ regarding the number of subscribers of a NetHold associate that were sold to Canal+. During fiscal 1998, the guarantee resulted in a payment which was charged against the provision created as of March 31, 1997. The Company believes that payment under the guarantee of the amount provided is probable.

     The provisions for programming costs arises from an agreement with Canal+ according to which MIH will reimburse Canal+ for any increases in the programming costs incurred by NetHold subsidiaries which result from the need to renegotiate such contracts. The Company believes that payment under the agreement of the amount provided is probable.

     The provision for the write down of the carrying value of assets in certain African countries relates to managements' estimates regarding the recoverability of such assets, given the current economic and political environment in certain African countries.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

8. Tangible fixed assets (in thousands)

                              Land, buildings and    Machinery, furniture       Transponders
                            leasehold improvements      and equipment         and transmitters     Decoders
                            ----------------------- ---------------------- ---------------------- ----------
                             Purchased     Leased    Purchased    Leased    Purchased    Leased     Leased      Total
                            ----------- ----------- ----------- ---------- ----------- ---------- ---------- -----------
Cost
At March 31, 1997 .........   $3,627     $  8,824    $  44,165   $  3,922   $ 10,660    $ 28,174   $  8,033   $ 107,405
Translation adjustment ....     (638)      (1,272)      (8,341)      (655)    (1,717)     (2,890)      (193)    (15,706)
Additions .................    1,171        2,759       37,340      3,377      3,166      21,576         --      69,389
Disposals .................     (221)          --       (4,438)        --     (3,671)     (1,038)        --      (9,368)
                              ------     --------    ---------   --------   --------    --------   --------   ---------
At March 31, 1998 .........    3,939       10,311       68,726      6,644      8,438      45,822      7,840     151,720
                              ------     --------    ---------   --------   --------    --------   --------   ---------
Accumulated
depreciation
At March 31, 1997 .........     (409)          --      (12,389)    (1,440)    (2,155)       (136)        --     (16,529)
Translation adjustment ....       91           12        2,748        220        282           8         --       3,361
Charge for the year .......     (318)        (297)     (16,090)      (734)      (525)     (3,223)    (5,573)    (26,760)
Disposals .................       73            3        1,183         --      1,069         128         --       2,456
                              ------     --------    ---------   --------   --------    --------   --------   ---------
At March 31, 1998 .........     (563)        (282)     (24,548)    (1,954)    (1,329)     (3,223)    (5,573)    (37,472)
                              ------     --------    ---------   --------   --------    --------   --------   ---------
Net book value
At March 31, 1998 .........   $3,376     $ 10,029    $  44,178   $  4,690   $  7,109    $ 42,599   $  2,267   $ 114,248
                              ======     ========    =========   ========   ========    ========   ========   =========
At March 31, 1997 .........   $3,218     $  8,824    $  31,776   $  2,482   $  8,505    $ 28,038   $  8,033   $  90,876
                              ======     ========    =========   ========   ========    ========   ========   =========

     The Company leases certain land and buildings, machinery, furniture and equipment, and transponders and transmitters. Commitments for minimum rentals under non-cancellable leases as at March 31, 1998 are as follows:

                                                                     Capital        Operating
                                                                      leases         leases
  For the years ended March 31:                                   -------------   ------------
                                                                   (thousands)     (thousands)
                                                                  -------------   ------------
   1999 .......................................................     $  14,312       $ 33,611
   2000 .......................................................        12,938         33,615
   2001 .......................................................        10,636         33,630
   2002 .......................................................         9,716         33,712
   2003 and after .............................................        67,385        110,132
                                                                    ---------       --------
   Total minimum lease payments ...............................       114,987       $244,700
                                                                                    ========
   Less: amount representing interest .........................       (47,815)
                                                                    ---------
                                                                    $  67,172
                                                                    =========

     Operating rental expenses for the year ended March 31, 1998 amounted to approximately $33 million. Capital leases bear interest ranging from 6%-21% as of March 31, 1998. The weighted average interest rate was 10%.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

9. Intangible assets

  1998
                                            Subscriber base       Goodwill         Total
                                              (thousands)       (thousands)     (thousands)
                                           -----------------   -------------   ------------
    Cost
     At April 1, 1997 ..................       $  55,000         $ 152,870      $ 207,870
     Translation difference ............          (6,750)          (20,268)       (27,018)
     Additions .........................                            36,490         36,490
     Disposals .........................                           (17,561)       (17,561)
                                               ---------         ---------      ---------
     At March 31, 1998 .................          48,250           151,531        199,781
                                               ---------         ---------      ---------
    Accumulated amortization
     At April 1, 1997 ..................              --                --             --
     Amortization for the year .........         (10,311)          (28,689)       (38,999)
     Translation difference ............             661             2,169          2,829
                                               ---------         ---------      ---------
     At March 31, 1998 .................          (9,650)          (26,520)       (36,170)
                                               ---------         ---------      ---------
    Net book value .....................       $  38,600         $ 125,011      $ 163,611
                                               =========         =========      =========

  1997
                                            Subscriber base       Goodwill         Total
                                              (thousands)       (thousands)     (thousands)
                                           -----------------   -------------   ------------
    Cost
     At April 1, 1996 ..................             --
     Additions .........................        $55,000           $152,870       $207,870
                                                -------           --------       --------
     At March 31, 1997 .................         55,000            152,870        207,870
                                                -------           --------       --------
    Accumulated amortization
     At April 1, 1996 ..................             --                 --             --
     Amortization for the year .........             --                 --             --
                                                -------           --------       --------
     At March 31, 1997 .................             --                 --             --
                                                -------           --------       --------
    Net book value .....................        $55,000           $152,870       $207,870
                                                =======           ========       ========

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

10. Long-term investments

                                                                           March 31,
                                                                  ----------------------------
                                                                       1998           1997
                                                                   (thousands)     (thousands)
                                                                  -------------   ------------
    Marketable securities (a) .................................      $56,924        $309,669
    Associates (b) ............................................       12,992          12,051
    Joint ventures (c) ........................................        7,104           4,790
    Unsecured loans to joint ventures .........................           --           5,230
                                                                     -------        --------
                                                                     $77,020        $331,740
                                                                     =======        ========
  (a) Marketable securities at cost
    Listed Shares
     UBC ......................................................      $52,840        $ 35,084
     Canal+ ...................................................           --         273,459
    Unlisted shares
     Cable News Egypt S.A.E (CNE) .............................        2,985           1,126
     Croco Beteiligungs Gesellschaft GmbH .....................        1,004              --
     LTH AE ...................................................           95              --
                                                                     -------        --------
                                                                     $56,924        $309,669
                                                                     =======        ========
  (b) Associates
    Electronic Media Network Limited / SuperSport International
     Holdings Limited ("M-Net") ...............................      $10,312        $ 12,051
    Orbicom (Proprietary) Limited ("Orbicom") .................           --              --
    Share of post acquisition retained profits ................        2,680              --
                                                                     -------        --------
                                                                     $12,992        $ 12,051
                                                                     =======        ========

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

10. Long-term investments--Continued

                                                                                March 31,
                                                                       ----------------------------
                                                                            1998           1997
                                                                       (thousands)     (thousands)
                                                                       -------------   ------------
  (c) Joint ventures
    Digco BV ("Digco") .............................................     $  7,762        $     --
    MultiChoice Supplies (Proprietary) Limited
     ("MultiChoice Supplies") ......................................        3,686           4,790
    Irdeto (1997) ..................................................           --              --
    MultiChoice Middle East ........................................           --              --
    OpenTV .........................................................           --              --
    Share of post acquisition retained profits less losses .........       (4,344)             --
                                                                         --------        --------
                                                                         $  7,104        $  4,790
                                                                         ========        ========
    Listed shares at market value
     UBC ...........................................................     $104,817        $ 12,957
     Canal+ ........................................................           --         273,459
     M-Net .........................................................       54,483          71,022
                                                                         --------        --------
                                                                         $159,300        $357,438
                                                                         ========        ========

     The following information relates to the Company's significant investments:

                                                  March 31,
                                          -------------------------
                                               1998          1997
Type of investment                        -------------   ---------   Nature of business         Country
                                                %             %
Marketable securities at cost
UBC ...................................         17.3          15.0    Pay-television             Thailand
Canal+ ................................          --            4.9    Pay-television             France
CNE ...................................         10.0          10.0    Television                 Egypt

Associates
M-Net .................................         19.8(1)       20.0    Pay-television             South Africa
Orbicom ...............................         20.0          20.0    Signal distribution        South Africa

Joint ventures
Digco .................................         50.0           --     Decoder technology         The Netherlands
MultiChoice Supplies ..................         50.0          50.0    Decoder rentals            South Africa
Irdeto (1998 : Subsidiary) ............          --           49.0    Technology development     The Netherlands
OpenTV ................................         44.5           --     Technology development     USA
Multichoice Middle East ...............         45.0          45.0

Subsidiaries
Myriad Africa BV ......................        100.0         100.0    Investment holding         The Netherlands
MultiChoice Africa (Pty) Limited
 ("MultiChoice Africa") ...............        100.0         100.0    Pay-television             South Africa
MultiChoice Africa Limited ............        100.0         100.0    Investment holding         British Virgin Islands
NetMed ................................        100.0         100.0    Investment holding         The Netherlands
NetHold Hellas S.A. ...................         52.0          52.0    Pay-television             Greece
MultiChoice Hellas S.A. ...............         52.0          52.0    Pay-television             Greece
Irdeto (1997 : Joint venture) .........        100.0           --     Technology development     The Netherlands

----------------
(1) The Company accounts for its investment in M-Net using the equity method of accounting because of the significant influence the Company exercises over M-Net as a result of common ownership, the Company's management and directors' representation on the Board of Directors of M-Net and the fact that substantially all of M-Net's revenues are derived from the Company.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

10. Long-term investments--Continued

                                                                    March 31,
  Significant joint venture information            --------------------------------------------
                                                        1998            1997           1996
                                                    (thousands)     (thousands)     (thousands)
                                                   -------------   -------------   ------------
  (a) NetHold (Note 3)
  (b) Other joint ventures
    Combined joint venture information .........
    Share of results in joint ventures .........     $  (5,091)       $  --           $  --
    Current assets .............................        11,110           --              --
    Long-term assets ...........................         5,320           --              --
    Current liabilities ........................       (26,173)          --              --
    Long-term liabilities ......................       (25,388)          --              --

11. Program and film rights

     The following table sets forth the components of program and film rights, on a gross and net basis:

                                                           March 31,
                                                  ----------------------------
                                                       1998           1997
                                                   (thousands)     (thousands)
                                                  -------------   ------------
   Cost
    Program rights ............................      $60,893         $70,944
    Film rights ...............................       13,554          10,291
                                                     -------         -------
                                                      74,447          81,235
                                                     -------         -------
   Accumulated amortization
    Program rights ............................       26,266          17,337
    Film rights ...............................        9,927           8,425
                                                     -------         -------
                                                      36,193          25,762
                                                     -------         -------
   Net book value
    Program rights ............................       34,627          53,607
    Film rights ...............................        3,627           1,866
                                                     -------         -------
                                                     $38,254         $55,473
                                                     =======         =======
   Classified on the balance sheets as follows:
   Currents assets ............................      $22,543         $32,599
   Non-current assets .........................       15,711          22,874
                                                     -------         -------
                                                     $38,254         $55,473
                                                     =======         =======

12. Accrued expenses and other current liabilities

                                                                         March 31,
                                                                ----------------------------
                                                                     1998           1997
                                                                 (thousands)     (thousands)
                                                                -------------   ------------
   Deferred income ..........................................      $ 14,344       $ 22,213
   Accrued expenses .........................................        41,973         42,399
   Taxes and social securities ..............................        12,630          5,086
   Amounts owing in respect of investments acquired .........         6,400         42,387
   Other current liabilities ................................        46,555         24,042
                                                                   --------       --------
                                                                   $121,902       $136,127
                                                                   ========       ========

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

13. Provisions

                                                                                    March 31,
                                                                           ----------------------------
                                                                                1998           1997
                                                                            (thousands)     (thousands)
                                                                           -------------   ------------
   Decoder technology ..................................................      $22,734         $29,358
   Postretirement benefits (Note 26) ...................................        3,766           4,678
   Write down of carrying values of assets in certain African countries         4,341           7,963
   Subscriber guarantees ...............................................           --          42,203
   Programming costs ...................................................        9,093           9,125
   Provision for development costs/losses in joint ventures ............       10,629              --
                                                                              -------         -------
                                                                              $50,563         $93,327
                                                                              =======         =======

14. Long-term debt and program and film rights

                                                                                 March 31,
                                                                        ----------------------------
                                                                             1998           1997
                                                                         (thousands)     (thousands)
  Long-term debt comprises:                                             -------------   ------------
   Capital leases -- Note 8 .........................................     $  67,172      $  48,912
   NetHold Finance VOF ..............................................        23,984         26,655
   Other long-term debt .............................................            --            519
                                                                          ---------      ---------
                                                                             91,156         76,086
   Less: Short-term portion included in current liabilities .........       (36,369)       (15,476)
                                                                          ---------      ---------
                                                                          $  54,787      $  60,610
                                                                          =========      =========

     Program and film rights payable are non-interest bearing and amounts due in future fiscal years are $6.4 million in 1999; $15.9 million in 2000 and $8.7 million thereafter.

     The loan from NetHold Finance VOF bears interest at 2% above the Amsterdam Inter-bank Benchmark Rate and matures on or before October 5, 1998.

     The currency mix of the long-term debt as at March 31, 1998 is:

                                                                        %
                                                                    ---------
      European Currency Unit ......................................     39.0
      Greek drachmae ..............................................     29.0
      Netherlands guilders ........................................     19.0
      South African rand ..........................................     11.0
      US dollars ..................................................      2.0
                                                                       -----
                                                                       100.0
                                                                       =====

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

15. Deferred taxation

     The deferred taxation relates to the temporary differences between the book values and the tax bases of assets and liabilities. Significant components of the Company's deferred taxation liabilities and assets are summarized below:



                                                                       March 31,
                                                              ----------------------------
                                                                   1998           1997
                                                               (thousands)     (thousands)
                                                              -------------   ------------
   Deferred taxation liabilities
   Leased assets ..........................................     $   1,097      $   2,648
   Purchased intangible fixed assets ......................         3,275             --
   Prepayments ............................................         1,995          2,356
   Subscriber base ........................................        13,472         19,250
                                                                ---------      ---------
   Gross deferred taxation liabilities ....................        19,839         24,254
                                                                ---------      ---------
   Deferred taxation assets
   Purchased intangible fixed assets ......................         2,062          2,053
   Purchased tangible fixed assets ........................           350            153
   Accounts receivable and other assets ...................         1,387            175
   Accrued expenses and other current liabilities .........        23,791         21,870
   Program and film rights ................................         3,113            566
   Leased tangible fixed assets ...........................         2,881            209
   Deferred income ........................................         4,929          6,275
   Tax loss carryforwards .................................        36,156         26,770
                                                                ---------      ---------
   Gross deferred taxation assets .........................        74,669         58,071
                                                                ---------      ---------
   Net deferred taxation assets ...........................        54,830         33,817
   Less Valuation allowance ...............................       (58,105)       (33,817)
                                                                ---------      ---------
   Net deferred tax liabilities ...........................     $  (3,275)     $      --
                                                                =========      =========

     The Company has raised a valuation allowance against the net deferred taxation asset as in management's estimate it is more likely than not that the deferred taxation asset will not be realized, due to the historical operating losses incurred by the Company's operations and the timing limits on the tax loss carry-forwards that arose on these losses.

16. Net revenues

                                                     Year ended March 31,
                                         --------------------------------------------
                                              1998            1997           1996
                                          (thousands)     (thousands)     (thousands)
                                         -------------   -------------   ------------
   Subscription revenues .............      $404,479         $  --           $  --
   Decoder sales and repairs .........        63,082            --              --
   Technology and other ..............        33,931            --              --
                                            --------         -----           -----
                                            $501,492         $  --           $  --
                                            ========         =====           =====

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

 17. Financial results, net

                                                           Year ended March 31,
                                               --------------------------------------------
                                                    1998            1997           1996
                                                (thousands)     (thousands)     (thousands)
                                               -------------   -------------   ------------
   Dividend income .........................     $   3,177        $    --          $  --
   Gain on disposal of investments .........         2,647             --             --
   Interest income .........................         7,898             --             --
   Exchange losses .........................        (6,049)            --             --
   Interest expense ........................       (13,161)          (107)            --
                                                 ---------        -------          -----
                                                 $  (5,488)       $  (107)         $  --
                                                 =========        =======          =====

18. Income taxation

                                                  Year ended March 31,
                                      --------------------------------------------
                                           1998            1997           1996
                                       (thousands)     (thousands)     (thousands)
                                      -------------   -------------   ------------
   Foreign taxation
    Current .......................     $ (5,964)         $  --           $  --
    Deferred ......................       (1,606)            --              --
                                        --------          -----           -----
   Charged against income .........     $ (7,570)         $  --           $  --
                                        ========          =====           =====

     The difference between income taxation expense computed at statutory rates of the respective companies (35% average) and income taxation expense provided on results are as follows:

                                                                              March 31,
                                                             --------------------------------------------
                                                                  1998            1997           1996
                                                              (thousands)     (thousands)     (thousands)
                                                             -------------   -------------   ------------
   Income taxation benefit at statutory rates ............     $  19,631         $  --           $  --
   Unprovided timing differences .........................       (22,080)           --              --
   Permanent differences
    Profit on sale of investments ........................         1,692            --              --
    Profit on dilution of interest in associates .........           315            --              --
    Non deductible charges ...............................       (13,961)           --              --
    Expenditure of a capital nature ......................           156            --              --
    Other taxes ..........................................        (3,064)           --              --
    Change in taxation rates .............................         9,741            --              --
                                                               ---------         -----           -----
    Income taxation expense ..............................     $  (7,570)        $  --           $  --
                                                               =========         =====           =====

     The Company has tax loss carry-forwards of approximately $92.1 million. A summary of the tax loss carry-forwards by tax jurisdiction, and the expiry dates at March 31, 1998 (in thousands) is set out below:

                             Africa      Mediterranean     Netherlands      Total
                           ----------   ---------------   -------------   ---------
   1999 ................    $ 2,400         $   792           $   --       $ 3,192
   2000 ................      2,400           5,762               --         8,162
   2001 ................      2,400          26,544               --        28,944
   2002 ................      9,200           2,554               --        11,754
   2003 ................      1,452          14,048               --        15,500
   Indefinite ..........     19,351              --            5,230        24,581
                            -------         -------           ------       -------
                            $37,203         $49,700           $5,230       $92,133
                            =======         =======           ======       =======

     Tax loss carry-forwards of $23.6 million are only available for offset against future taxable income from the same category of income which created the loss.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

18. Income taxation--Continued

     The ultimate outcome of additional taxation assessments may vary from the amounts accrued, however management of the Company believe that any additional taxation liability over and above the amount accrued would not have a material adverse impact on the Company's results of operations or financial position.

     Unprovided timing differences are timing differences that are expected to reverse within the carry-forward period of tax losses (note 3(j)) and are, therefore, effectively a valuation allowance.

19. Discontinued operations

     With effect from October 1, 1997 the Company sold its Internet-related businesses to M-Web Holdings Limited, a related party, for $20.5 million, which was settled in cash and resulted in a surplus of $4.4 million. The Company accounted for the operating losses of the Internet-related businesses as discontinued operations for the period from May 1, 1997 to September 30, 1997. The $4.4 million surplus on this transaction was accounted for as a capital contribution.

20. Related party transactions

     The Company entered into transactions and has balances with a number of affiliated companies, including equity investees, shareholders and entities under common control. The transactions with affiliated companies are summarized in the following table:

                                                               Year ended March 31,
                                                   --------------------------------------------
                                                        1998            1997           1996
                                                    (thousands)     (thousands)     (thousands)
                                                   -------------   -------------   ------------
   Income
    Satellite transmission costs (a) ...........      $  1,308        $    --         $    --
    Interest income (b) ........................            --         11,916          14,205
                                                      --------        -------         -------
                                                      $  1,308        $11,916         $14,205
                                                      ========        =======         =======
   Costs
    Channel and programming costs (c) ..........      $133,047        $    --         $    --
    Transmission costs (d) .....................        23,854             --              --
    Use of broadcasting facilities (e) .........           933             --              --
    Licensing fees (f) .........................         2,671             --              --
                                                      --------        -------         -------
                                                      $160,505        $    --         $    --
                                                      ========        =======         =======

----------------
(a) Certain costs related to the lease, maintenance and insurance of signal distribution are charged on by the Company to one of its affiliated companies.
(b) Interest income relates to a loan from the Company to one of the subsidiaries of NetHold. Interest income on the loan has been included in equity results in joint ventures.
(c) The Company purchased the right to transmit certain channels and programs from an affiliated company.
(d) The Company is charged by an affiliate for services relating to the lease, maintenance and insurance of signal distribution equipment.
(e) The Company is charged for the use of broadcasting facilities of an affiliated company.
(f) Licensing fees are charged by an affiliated company for the use of certain subscriber technology and software.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

20. Related party transactions--Continued

The balances of advances, deposits, receivables and payables between the Company and affiliates are:

                                                            March 31,
                                                   ----------------------------
                                                        1998           1997
                                                    (thousands)     (thousands)
                                                   -------------   ------------
   Receivables
    MIH Holdings ...............................      $ 8,657         $   --
    OpenTV .....................................          323             --
    Computicket ................................          434             --
    UBC ........................................        3,872             --
    Myriad International Holdings B.V. .........        1,498             --
                                                      -------         ------
                                                      $14,784         $   --
                                                      =======         ======
   Payables
    Irdeto .....................................      $    --         $6,337
    M-Web ......................................        2,223             --
    MIH Holdings ...............................           --          3,513
    M-Cell .....................................          237             --
    Supersport .................................        1,819             --
    M-Net ......................................          362             --
    Orbicom ....................................          216             --
                                                      -------         ------
                                                      $ 4,857         $9,850
                                                      =======         ======

21. Segment and geographic information

     The Company has determined that its reportable segments are those that are based on the Company's method of internal reporting, which disaggregates its businesses by service/product and by geography. The Company's reportable business segments are pay-television services and technology. The pay-television business segment is conducted in Africa and the Middle East and the Mediterranean. The technology business segment consists of Irdeto, based in The Netherlands, and the Company's joint venture interest in OpenTV, based in the United States. The Company's interests in OpenTV and the Middle East are accounted for by the equity method and are, therefore, included in equity results in joint ventures below.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

21. Segment and geographic information--Continued

     The accounting policies of the segments are identical to the accounting policies described in "Summary of Significant Accounting Policies".

                                          Pay-television services     Technology
1998                                    --------------------------  -------------
                                            Africa
                                              &
                                          The Middle     Mediter-
                                             East         ranean
                                        ------------- ------------  -------------
SALES                                    (thousands)   (thousands)   (thousands)
External sales ........................   $ 382,308    $  106,403     $  12,781
Inter-segment sales ...................          --            --         4,719
                                          ---------    ----------     ---------
Total revenue .........................   $ 382,308    $  106,403     $  17,500
                                          =========    ==========     =========
RESULTS
Operating loss ........................   $  (4,901)   $  (26,626)    $  (3,035)
Depreciation and
 amortization(c) ......................     (36,994)      (18,243)       (2,711)
Amortization of
 program and film rights ..............          --       (32,599)           --
Operating loss is stated before the
 following items;
Exchange (losses)/gains ...............      (1,464)       (8,042)          672
Dividend income .......................          --            --            --
Interest expense ......................     (46,890)      (10,814)         (555)
Gain on disposal of
 investments ..........................          --            --            --
Interest income .......................       3,078           474         1,647
Equity results in associates ..........      (2,783)           --            --
Equity results in joint ventures ......        (556)           --        (4,535)
Income taxation .......................          --        (1,658)       (2,777)
OTHER INFORMATION
Segment assets ........................     290,671       164,561       101,806
Investments in equity companies .......      13,857            --         6,239
Other investments at cost .............       3,080            --         1,004
Segment liabilities ...................     170,207       228,322        52,478
Capital expenditures ..................      23,356         7,085         1,223

1998
                                          Segmental                      Reconciling      Consolidated
                                            Total       Corporate           items            Total
                                        ------------- ------------- -------------------- -------------
SALES                                    (thousands)   (thousands)     (thousands)        (thousands)
External sales ........................  $  501,492     $      --     $          --       $  501,492
Inter-segment sales ...................       4,719            --            (4,719)              --
                                         ----------     ---------     -------------       ----------
Total revenue .........................  $  506,211     $      --     $      (4,719)      $  501,492
                                         ==========     =========     =============       ==========
RESULTS
Operating loss ........................  $  (34,562)    $  (8,165)    $          --       $  (42,727)
Depreciation and
 amortization(c) ......................     (57,948)          (62)               --          (58,010)
Amortization of
 program and film rights ..............     (32,599)           --                --          (32,599)
Operating loss is stated before the
 following items;
Exchange (losses)/gains ...............      (8,834)        2,785                --           (6,049)
Dividend income .......................          --         3,177                --            3,177
Interest expense ......................     (58,259)       (1,825)           46,923 (a)      (13,161)
Gain on disposal of
 investments ..........................          --         2,647                --            2,647
Interest income .......................       5,199        49,001           (46,302) (a)       7,898
Equity results in associates ..........      (2,783)           --                --           (2,783)
Equity results in joint ventures ......      (5,091)           --                --           (5,091)
Income taxation .......................      (4,435)       (3,135)               --           (7,570)
OTHER INFORMATION
Segment assets ........................     557,038       539,631          (450,614) (b)     646,055
Investments in equity companies .......      20,096            --                --           20,096
Other investments at cost .............       4,084        52,840                --           56,924
Segment liabilities ...................     451,007       392,089          (450,614) (b)     392,482
Capital expenditures ..................      31,664            --                --           31,664

----------------
(a) Represents interest income and expenses on loans between group companies in different segments and corporate that eliminate on consolidation.
(b) Represents adjustments to the assets and liabilities for the segments relating to intergroup loans which eliminate on consolidation.
(c) Excludes amortization of program and film rights included in cost of providing services and amortization of goodwill on equity method investments included in equity results in joint ventures.

22. Commitments and contingencies

 (a) Loans

     MultiChoice Africa is required to lend a joint venture an amount not exceeding $1.6 million, which represents 20% of a banking facility available to fund the acquisition of decoders.

 (b) Program and film rights and decoders

     At March 31, 1998, the Company had entered into contracts for the purchase of program and film rights and decoders. The Company's commitments in respect of these contracts amount to $11.6 million (1997: $6.7 million and $12.6 million (1997: $14.8 million), respectively.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

22. Commitments and contingencies--Continued

 (c) Capital expenditure

     The Company had capital expenditure commitments as at March 31, 1998 and 1997 of $17.5 million and $2.6 million, respectively.

 (d) Lines of credit

     At March 31, 1998, the Company had overdraft borrowing facilities of $43.7 million and decoder rental funding facilities in an aggregate amount equal to $10.3 million with various financial institutions.

 (e) Loss insurance

     The Company does not generally carry risk of loss insurance for injury to others, damage to the property of others, or interruption of its business operations.

23. Foreign currency management

     The currencies of the countries in which the Company operates are also the functional currencies. For these operations, all gains and losses from foreign currency transactions are included in current results. The cumulative translation effects for operations using functional currencies other than the US dollar are included in the foreign currency translation adjustment in shareholders' equity.

     The Company uses foreign currency forward exchange contracts, which typically expire within one year, to hedge payments of foreign currencies related to the purchase of goods and services in currencies other than the functional currency. Realized gains and losses on these contracts are recognized in the same period as the hedged transactions. The Company had foreign exchange forward contracts on hand at March 31, 1998 hedging South African rand, Greek drachmae and Thai baht against the US dollar and South African rand against the British pound sterling. The US dollar/Thai baht exchange contracts were entered into by the Company on behalf of UBC. Under a written agreement, all profits/losses arising from these contracts are for the account of UBC. The Company does not currently hold or issue derivative financial instruments for trading purposes.

     The contractual amounts, exchange rates and settlement dates of the outstanding contracts at March 31, 1998 are set out below:

                                             Contractual      Average
                                               amounts        exchange
                                             (thousands)       rates                Settlement dates
                                            -------------   -----------   ------------------------------------
   Greek drachmae/US dollar .............      $14,000          307.49       April 27, 1998 -- May 25, 1999
   South African rand/US dollar .........       23,849            5.22    August 31, 1998 -- January 28, 1999
   Thai baht/US dollar ..................        8,000           50.35               June 30, 1998
   South African rand/British
    pound sterling ......................        1,727            7.97        July 31, -- August 31, 1998

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

24. Fair value of financial instruments

     The carrying amount of cash and cash equivalents approximates fair value due to the short maturities of these instruments. The value of long-term debt is estimated using discounted cash flows based on the Company's incremental borrowing rates for similar types of borrowings. The value of forward exchange contracts is based on quoted market prices. A comparison of the carrying value and fair value of these instruments is as follows:

                                                  March 31, 1998                  March 31, 1997
                                           -----------------------------   ----------------------------
                                              Carrying                        Carrying
                                               Value         Fair Value        Value        Fair Value
                                            (thousands)     (thousands)     (thousands)     (thousands)
                                           -------------   -------------   -------------   ------------
   Assets:
    Cash and cash equivalents ..........      $153,412        $153,412        $ 60,773       $ 60,773
    Receivables ........................        81,227          81,227          43,623         43,623
    Marketable securities ..............        56,924         104,817         309,669        286,416
   Liabilities:
    Payables and provisions ............       257,630         257,630         281,844        281,844
    Short-term borrowings ..............        59,199          59,199          32,640         32,640
    Long-term debt .....................        79,395          79,395          91,368         91,368
   Off-balance-sheet instruments
    Forward exchange contracts .........        47,576          45,999          28,027         24,610

25. Pension funds

     The Company has defined contribution plans covering employees of most of its subsidiaries. The Company's contributions under these plans are based primarily on the performance of the business units and employee compensation. Total expense amounted to $2.4 million for 1998.

26. Postretirement benefits

     MultiChoice Africa provides postretirement benefits by way of medical aid contributions. At March 31, 1998 and 1997 the provision for benefits is $3.8 million and $4.7 million, respectively. During the year ended March 31, 1997, an agreement was reached with employees of MultiChoice Africa to terminate the postretirement medical aid benefits plan in exchange for an increase of the MultiChoice Africa's annual contributions to the retirement benefit fund. The provision will be released to operating results to match the additional contributions to the retirement benefit plan.

27. Acquisition of subsidiaries, net of cash acquired

                                                                       1998
                                                                    (thousands)
                                                                   ------------
   Fair value of tangible assets:
   Fixed assets ................................................    $ (23,451)
   Investments and loans .......................................      (19,638)
   Current assets -- other than cash ...........................      (25,127)
   Current liabilities .........................................       40,865
   Long term liabilities .......................................       16,928
                                                                    ---------
                                                                      (10,423)
   Goodwill ....................................................      (31,223)
                                                                    ---------
   Consideration ...............................................      (41,646)
   Cash acquired ...............................................        7,735
                                                                    ---------
   Net cash paid for acquisitions ..............................    $ (33,911)
                                                                    =========

     In 1997, cash from acquisition of subsidiaries of $54,045 represents cash balances of the Acquired MIH Businesses.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

28. Subsequent events

     On March 23, 1999, in anticipation of a public offering of securities by the Company, shareholders authorized an amendment to the Company's Articles of Association, whereby the Company's 22,789 ordinary shares with a par value of $1 each converted into 7,447,681 Class A Ordinary Shares with no par value and 30,787,319 Class B Ordinary Shares with no par value. The two classes of shares generally have the same rights, except that holders of Class B Ordinary Shares are entitled to three votes per share and holders of Class A Ordinary Shares are entitled to one vote per share. The conversion was accounted for as a stock split, therefore, all shareholders equity and share data in these financial statements have been retroactively restated to reflect the conversion. Shareholders authorized a total of 167,778,303 Ordinary Shares divided into 103,468,878 Class A Ordinary Shares, 55,920,509 Class B Ordinary Shares and 8,388,916 Preference Shares with no par value.

     On March 18, 1999 the Company increased its interest in OpenTV to 80.1%, through the acquisition of a 44.5% share from Thomson Consumer Electronics, Inc. ("Thomson") and agreement to dispose of a portion of that interest representing 8.9% of OpenTV to a subsidiary of Sun Microsystems. The purchase from Thomson was in exchange for a $46.2 million note bearing interest at 7% annually. The note is convertible into Class A Ordinary Shares at the completion of the anticipated public offering of Class A Ordinary Shares. The number of shares received by Thomson will equal the amount of the note plus accrued interest, divided by the offering price of Class A Ordinary Shares. The disposition to the subsidiary of Sun Microsystems will be in exchange for approximately $9.2 million in cash.

29. Differences between IAS and United States Generally Accepted Accounting Principles

     The Company's consolidated financial statements are prepared in accordance with IAS, which differ in certain respects from accounting principles generally accepted in the United States ("US GAAP").

     The only significant difference which affects the Company's results and shareholders' equity relates to the accounting for its investment in UBC. Under IAS the investment in UBC is carried at cost through March 31, 1998. In June 1998, the Company increased its shareholding in UBC to approximately 26.1% and, as a result, exercises significant influence in UBC. Under IAS, the Company thereafter will use the equity method of accounting for UBC. US GAAP requires a retroactive adjustment of financial statements for an investee that was previously accounted for on a basis other than the equity method when that investee becomes qualified for use of the equity method. The adjustment therefore reflects the effect of applying the equity method to the investment in UBC determined under US GAAP. The initial investment in UBC occurred in March 1997 and the effect on the year ended March 31, 1997 is not material.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

I  Reconciliation of net (loss)/profit (in thousands, except per share data):

                                                                Year ended March 31,
                                                          --------------------------------
                                                               1998              1997
                                                          --------------   ---------------
   Net (loss)/profit under IAS ........................    $   (63,802)     $    409,164
   US GAAP adjustment:
   Equity accounting for UBC ..........................        (15,482)               --
                                                           -----------      ------------
   Net (loss)/profit under US GAAP ....................    $   (79,284)     $    409,164
                                                           ===========      ============
   Weighted average common shares outstanding .........     38,235,000        38,235,000
                                                           ===========      ============
   Net (loss)/profit per share under US GAAP ..........    $     (2.07)     $      10.70
                                                           ===========      ============
   Net (loss)/profit under US GAAP consists of:
   Loss from continuing operations ....................    $   (75,348)     $    409,164
   Discontinued operations ............................         (3,936)               --
                                                           -----------      ------------
   Net (loss)/profit ..................................    $   (79,284)     $    409,164
                                                           ===========      ============
   Per share amounts:
    Continuing operations .............................    $     (1.97)     $      10.70
    Discontinued Operations ...........................          (0.10)               --
                                                           -----------      ------------
    Net (loss) profit .................................    $     (2.07)     $      10.70
                                                           ===========      ============

   Reconciliation of shareholders' equity:

                                                                March 31,
                                                        -------------------------
                                                            1998          1997
                                                        -----------   -----------
   Total shareholders' equity under IAS .............    $ 253,573     $397,285
   US GAAP adjustment:
   Equity accounting for UBC ........................      (24,883)          --
                                                         ---------     --------
   Total shareholders' equity under US GAAP .........    $ 228,690     $397,285
                                                         =========     ========

II Additional disclosure requirements

 (a) Certain Risks and Concentrations

     The Company is exposed to certain concentrations of credit risk relating to its cash and current investments. The Company places its cash and current investments with high quality institutions. The Company's policy is designed to limit exposure with any one institution and to invest its excess cash in low risk investment accounts. The Company has not experienced any losses on such accounts. As of March 31, 1998, cash and current investments were held with numerous financial institutions.

     The Company's digital programming is or will be transmitted to customers through different satellites around the world, and in certain regions its terrestrial analog signal is also transmitted to regional broadcast points through satellites. In addition, the Company receives a significant amount of its programming through satellites. Satellites are subject to significant risks that may prevent or impair commercial operations. Although the Company has not experienced any significant disruption of its transmissions, the operation of satelittes is beyond the control of the Company. Disruption of the transmissions of satellites could have a material adverse effect on the Company.

 (b) Stock based compensation

     MIH management and employees participate in the Stock Option Plan (the "Plan") of the Company's parent MIH Holdings Limited ("MIHH"). Under the Plan, MIHH may grant options to its employees for up to 11.8 million shares of MIHH's common stock. Stock options may be granted with an exercise price not less than 100% of the market value of the options at the time of the grant. One third of the options generally vest at the anniversary of

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

II Additional disclosure requirements--Continued

each of the third, fourth and fifth year after the grant date of the stock options and expire after ten years. Unvested shares are subject to cancellation upon expiration or termination of employment.

                                                               1998
                                             ----------------------------------------
                                                                     Weighted average
                                                                      exercise price
                                                Shares                    (Rand)
                                             ------------           -----------------
   Outstanding at April 1, 1997 ..........      734,749                    10.40
   Granted ...............................    3,082,000                    15.79
   Exercised .............................     (150,856)                   10.39
   Forfeited .............................     (150,917)                   14.47
                                              ---------                    -----
   Outstanding at March 31, 1998 .........    3,514,976                    14.25
                                              =========                    =====

     The following table summarizes information about the stock options outstanding at March 31, 1998:

 Range of exercise                               Remaining        Weighted-average                           Weighted average
       prices          Outstanding as of     contractual life      exercise price      Exercisable as of      exercise price
       (Rand)            March 31, 1998           (years)              (Rand)            March 31, 1998           (Rand)
-------------------   -------------------   ------------------   ------------------   -------------------   -----------------
   5.60 - 12.50              571,076                6.13                 10.62              259,804                 9.53
  12.51 - 17.50            2,943,900                9.33                 14.95                   --                  --

     For purposes of US GAAP, the Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plan. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                                  Year ended
                                                                March 31, 1998
  (In thousands except for per share data)                     ---------------
   Net loss                                    As reported        $ (63,802)
                                               Pro forma          $ (64,678)
   Net loss per share                          As reported        $   (1.67)
                                               Pro forma          $   (1.69)

     The weighted average grant date fair value of options granted during fiscal 1998 was rand 9.40. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during fiscal 1995, respectively: dividend yield of 0%; expected volatility of 30%; an expected risk-free interest rate of 14.9%; and an expected life of 6 years.

 (c) Restricted Net Assets

     The net assets of certain of MIH Limited's subsidiaries and associates are subject to regulatory restrictions with regard to the transfer of such assets to MIH Limited in the form of loans, advances or cash dividends without the consent of regulatory authorities. The restrictions primarily relate to foreign exchange control regulations in South Africa, which prescribe that South African residents and companies are not permitted to export capital from South Africa or to hold foreign currency without the approval of the South African Reserve Bank. These exchange control regulations effectively prevent MIH Limited from receiving distributions from its South African subsidiaries, without regulatory approval. The total net assets of subsidiaries subject to such restriction as of March 31, 1998, amount to approximately $120.5 million.

     The following are the condensed balance sheets and statements of operations and cash flow for MIH Limited as of March 31, 1998 and 1997 and the years then ended. Investments in subsidiaries and associated companies are accounted for using the equity method of accounting.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

II Additional disclosure requirements--Continued

   Balance Sheets
                                                                        March 31,
                                                               ----------------------------
                                                                    1998           1997
                                                                (thousands)     (thousands)
                                                               -------------   ------------
                        ASSETS
   Current assets
    Cash and cash equivalents ..............................    $   89,226      $    6,728
    Amounts owing by related parties .......................         5,370              --
                                                                ----------      ----------
   Non-current assets                                               94,596           6,728
    Long-term investments ..................................       225,400         522,463
                                                                ----------      ----------
       Total assets ........................................    $  319,996      $  529,191
                                                                ==========      ==========
                     LIABILITIES
   Current liabilities
    Bank overdrafts ........................................    $       --      $   12,720
    Current portion of long-term debt ......................        23,984              --
    Accrued expenses and other current liabilities .........        10,568          44,933
    Provisions .............................................        31,871          74,253
                                                                ----------      ----------
       Total liabilities ...................................        66,423      $  131,906
                                                                ----------      ----------
                 SHAREHOLDERS' EQUITY
   Share capital ...........................................            23              23
   Share premium ...........................................       589,529         585,161
   Accumulated loss ........................................      (313,547)       (197,928)
   Foreign currency translation adjustment .................       (22,432)         10,029
                                                                ----------      ----------
       Total shareholders' equity ..........................       253,573         397,285
                                                                ----------      ----------
       Total liabilities and shareholders' equity ..........    $  319,996      $  529,191
                                                                ==========      ==========

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

II Additional disclosure requirements--Continued

   Statements of Operations
                                                               Year ended March 31,
                                                           ----------------------------
                                                                1998           1997
                                                            (thousands)     (thousands)
                                                           -------------   ------------
   General and administrative expenses .................     $  (6,587)     $     (899)
   Financial results, net ..............................         8,311            (107)
   Equity results in joint ventures/associates .........       (59,812)       (129,858)
   Profit on sale of joint venture .....................            --         540,028
   Income taxation .....................................        (5,714)             --
                                                             ---------      ----------
   Net (loss)/profit for the year ......................     $ (63,802)     $  409,164
                                                             =========      ==========

   Statements of Cash flow

                                                                       Year ended March 31,
                                                                   ----------------------------
                                                                        1998           1997
                                                                    (thousands)     (thousands)
                                                                   -------------   ------------
   Net cash (used in)/from operating activities ................    $  (20,528)     $   5,979
                                                                    ----------      ---------
   Disposal of investments .....................................       269,222             --
   Acquisition of associates and subsidiaries ..................      (103,474)       (10,348)
                                                                    ----------      ---------
   Net cash from /(used in) investing activities ...............       165,748        (10,348)
                                                                    ----------      ---------
   Finance income/(costs) ......................................         2,488           (107)
   Dividends paid ..............................................       (51,816)            --
   Bank overdrafts (repaid)/raised .............................       (12,720)         9,913
                                                                    ----------      ---------
   Net cash (used in)/from financing activities ................       (62,048)         9,806
                                                                    ----------      ---------
   Net increase in cash and cash equivalents ...................        83,172          5,437
   Cash and cash equivalents at beginning of the year ..........         6,728          1,466
   Translation adjustment on cash and cash equivalents .........          (674)          (175)
                                                                    ----------      ---------
   Cash and cash equivalents at end of the year ................    $   89,226      $   6,728
                                                                    ==========      =========

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

II Additional disclosure requirements--Continued

 (d) Significant Associates: Summarized financial information

     The following are the summarized balance sheets and statements of operations for UBC and M-Net, as derived from their respective audited financial statements and converted to US dollars.

                                                                   UBC              M-Net/Supersport
                                                             --------------   ----------------------------
                                                              December 31,             March 31,
                                                             --------------   ----------------------------
                                                                  1997             1998           1997
                                                               (thousands)     (thousands)     (thousands)
                                                             --------------   -------------   ------------
   Current assets ........................................       $18,243         $157,300       $145,219
   Non-current assets ....................................        70,298           74,325         73,529
                                                                 -------         --------       --------
      Total assets .......................................        88,541          231,625        218,748
                                                                 -------         --------       --------
   Current liabilities ...................................        25,257          137,107        133,872
   Non-current liabilities ...............................         8,268           29,586         25,730
                                                                 -------         --------       --------
      Total liabilities ..................................        33,525          166,693        159,602
                                                                 -------         --------       --------
   Minority interest .....................................         4,037               --             --
      Total shareholders' equity .........................        50,979           64,932         59,146
                                                                 -------         --------       --------
      Total liabilities and shareholders' equity .........       $88,541         $231,625       $218,748
                                                                 =======         ========       ========

                                                              Year ended
                                                             December 31,        Year ended March 31,
                                                            --------------   ----------------------------
                                                                 1997             1998           1997
                                                              (thousands)     (thousands)     (thousands)
                                                            --------------   -------------   ------------
   Net sales ............................................     $  36,794         $216,971       $192,954
   Operating (loss)/profit ..............................       (34,961)          28,053         18,658
   Net income ...........................................        36,212           10,446          5,120

 (e) Recently issued accounting standards

     SFAS No. 130, "Reporting Comprehensive Income" was issued by the Financial Accounting Standards Board ("FASB") in June 1997 and is effective for fiscal years beginning after December 15, 1997. It will be effective for the Company's financial statements for the year ended March 31, 1999. Reclassification of financial statements for earlier periods provided for comparative purposes is required. This Statement established guidelines for the reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. It requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements; it does not address issues of recognition or measurement. Management is currently assessing the impact of adopting this Statement on its financial statements.

     SFAS No. 132, "Employers' Disclosures about Pensions and other Postretirement Benefits" was issued by the FASB in February 1998 and is effective for all years beginning after December 15, 1997. It will be effective for the Company's financial statements for the year ended March 31, 1999. Reclassification of financial statements for earlier periods provided for comparative purposes is required. This statement revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. It standardizes the disclosure requirements for pensions and other postretirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer considered as useful as they were when SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," were issued. The Statement suggests combined formats for presentation of pension and other postretirement benefit disclosures. Management is currently assessing the impact of adopting this Statement on its financial statements.

                         MIH Limited and Subsidiaries
           Notes to the Consolidated Financial Statements (Continued)

II Additional disclosure requirements--Continued

     SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities" is effective for fiscal years beginning after June 15, 1999. It will be effective for the Company's financial statements for the year ended March 31, 2001. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment,
(b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. Management is currently assessing the impact of adopting this Statement on its financial statements.

     In July of 1997, the International Accounting Standards Committee ("IASC") issued International Accounting Standard ("IAS") 1 (revised) "Disclosure of Accounting Policies". IAS 1 will be effective for the Company's financial statements for the year ending March 31, 2000. IAS 1 defines overall considerations for financial statements and prescribes the minimum structure and content of four basic financial statements (Balance sheet, Income statement, Cash flow statement, and Statement showing changes in equity), including certain information required on the financial statements. IAS 1 also addresses various issues in disclosures in financial statements. The Company believes that it has complied with the main provisions of this standard and does not believe that this standard will have a significant influence on the Company's financial statements.

     The IAS has issued IAS 17 (revised 1997), "Leases", which supersedes IAS 17, "Accounting for Leases" and is operative for financial statements covering periods beginning on or after January 1, 1999. The changes from the original IAS 17 do not fundamentally alter the accounting treatments. The Company does not expect a material impact on its financial statements as a result of adopting IAS 17 (revised 1997).

     In January 1998, the IASC issued IAS 19 (revised 1998) "Employee Benefits", which supersedes IAS 19 "Retirement Benefit Costs". It will be effective for the Company's financial statements for the year ending March 31, 2000. The revised standard applies a uniform accounting model to pension benefits and other short term employee benefits such as compensated absences, as well as other post-employment benefits and termination benefits. It also requires disclosure of equity compensation benefits. IAS 19 (revised 1998) also changes certain key provisions with respect to defined benefit plans. For example, all companies must use the projected unit credit method to measure their pension expense and pension obligation. The Company is currently assessing the impact that this standard may have on the Company's financial statements.

     In June of 1998, the IASC issued IAS 35 "Discontinuing Operations". IAS 35 will be effective for the Company's financial statements for the year ending March 31, 2000. IAS 35 is a presentation and disclosure standard. It requires that enterprises follow the recognition and measurement principles in other IAS standards. The standard defines the situations in which disclosures must be made by the enterprise for a discontinuing operation. Appendices to IAS 35 also provide (a) illustrative disclosure and (b) guidance on how prior period information should be restated to conform to the presentation requirement of IAS 35. The Company believes that it has complied with the provisions of this standard and does not believe that this standard will have a significant influence on the Company's financial statements.

     In June of 1998, the IASC issued IAS 36 "Impairment of Assets". IAS 36 will be effective for the Company's financial statements for the year ending March 31, 2001. IAS 36 establishes the procedures that an enterprise should apply to ensure that its assets are not overstated in the financial statements. It also prescribes the method an enterprise should use to assess the amount to be recovered from an asset and the timing when an enterprise should account for an impairment loss. Under IAS 36, an impairment loss should be recognized whenever the recoverable amount of an asset is less than its carrying amount. The Company is currently assessing the impact that this standard may have on its financial statements.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the directors and shareholders of
MIH Limited

We have audited the accompanying combined balance sheets of the Acquired MIH Businesses (predecessor to MIH Limited) as of March 31, 1997 and 1996, and the related combined statements of operations and cash flow and changes in net deficit for each of the two years in the period ended March 31, 1997. These combined financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the Republic of South Africa, which are substantially the same as those followed in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Acquired MIH Businesses (predecessor to MIH Limited) as of March 31, 1997 and 1996, and the combined results of their operations and cash flow for each of the two years in the period ended March 31, 1997, in conformity with International Accounting Standards.

International Accounting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of combined results for each of the two years in the period ended March 31, 1997 and the net deficit as of March 31, 1997 and 1996 to the extent summarized in Note 24 to the combined financial statements.


Johannesburg, Republic of South Africa                        Coopers & Lybrand
June 15, 1998                                        Chartered Accountants (SA)
                                            Registered Accountants and Auditors

                            Acquired MIH Businesses
                         (Predecessor to MIH Limited)
                            Combined Balance Sheets
                            March 31, 1997 and 1996
                         (in thousands of US dollars)

                                                             Notes        1997           1996
                                                            -------   ------------   ------------
                          ASSETS
Current Assets
 Cash and cash equivalents ..............................              $  53,908      $  15,063
 Accounts receivable, net ...............................       4         22,331         17,748
 Other receivables ......................................       5         21,292         34,972
 Program and film rights ................................      10         32,599          2,417
 Amounts owing by related parties .......................      17         10,247         10,560
 Inventories, net .......................................       6         12,781         13,414
                                                                       ---------      ---------
    Total current assets ................................                153,158         94,174

Non-Current Assets
 Tangible fixed assets, net .............................       8         87,449         39,052
 Long-term investments ..................................       9         23,672         21,327
 Program and film rights ................................      10         22,874          1,571
                                                                       ---------      ---------
    Total non-current assets ............................                133,995         61,950
                                                                       ---------      ---------
    TOTAL ASSETS ........................................              $ 287,153      $ 156,124
                                                                       =========      =========
                    LIABILITIES
Current Liabilities
 Bank overdrafts ........................................              $     753      $   7,914
 Current portion of long-term debt ......................      13         15,476          1,927
 Current portion of program and film rights .............      13          7,251             --
 Accounts payable .......................................                 42,540         35,436
 Accrued expenses and other current liabilities .........      11         79,673         50,123
 Amounts owing to related parties .......................      17         83,817         79,892
 Provisions .............................................      12         16,865          7,052
                                                                       ---------      ---------
    Total current liabilities ...........................                246,375        182,344

Non-Current Liabilities
 Long-term debt .........................................      13         60,610          6,219
 Program and film rights ................................      13         30,758             --
                                                                       ---------      ---------
    Total non-current liabilities .......................                 91,368          6,219
                                                                       ---------      ---------
    TOTAL LIABILITIES ...................................                337,743        188,563
                                                                       ---------      ---------
 Commitments and contingencies ..........................      19             --             --
    NET DEFICIT .........................................                (50,590)       (32,439)
                                                                       ---------      ---------
    TOTAL LIABILITIES AND NET DEFICIT ...................              $ 287,153      $ 156,124
                                                                       =========      =========

              The accompanying notes are an integral part of these
                         combined financial statements.

                            Acquired MIH Businesses
                         (Predecessor to MIH Limited)
                       Combined Statements of Operations
                  for the years ended March 31, 1997 and 1996
                         (in thousands of US dollars)

                                                   Notes         1997            1996
                                                  -------   -------------   -------------
Net revenues ..................................     14       $  391,898      $  282,894
Operating expenses:
 Cost of providing services ...................                (259,391)       (212,919)
 Selling, general and administrative ..........                (140,446)        (77,553)
 Depreciation and amortization ................                 (16,191)         (9,818)
                                                             ----------      ----------
Total operating expenses ......................                (416,028)       (300,290)
                                                             ----------      ----------
Operating loss ................................                 (24,130)        (17,396)
Financial results, net ........................     15           (5,267)           (926)
Equity results in joint ventures ..............                   1,144          (1,826)
Equity results in associates ..................                   2,644           2,388
                                                             ----------      ----------
Loss before taxation ..........................                 (25,609)        (17,760)
Income taxation ...............................     16           (1,158)         (3,883)
                                                             ----------      ----------
Loss after taxation ...........................                 (26,767)        (21,643)
Minority interest .............................                     738             114
                                                             ----------      ----------
    Net loss ..................................              $  (26,029)     $  (21,529)
                                                             ==========      ==========

              The accompanying notes are an integral part of these
                         combined financial statements.

                            Acquired MIH Businesses
                         (Predecessor to MIH Limited)
                       Combined Statements of Cash Flow
                  for the years ended March 31, 1997 and 1996
                         (in thousands of US dollars)

                                                                                     1997            1996
                                                                                -------------   -------------
Cash flows from operating activities
Operating loss                                                                    $ (24,130)      $ (17,396)
Adjustments for:
 Depreciation and amortization ..............................................        16,191           9,818
 Amortization of program and film rights ....................................        18,796          10,123
 Taxation refunded/(paid) ...................................................         3,863          (5,364)
 Loss on sale of tangible fixed assets ......................................         5,223             680
 Decrease/(increase) in receivables .........................................         3,934         (30,627)
 Payments for program and film rights .......................................       (32,747)         (7,278)
 Net increase in amounts owing to related parties ...........................        27,139             989
 Increase in inventories ....................................................          (964)         (3,755)
 Increase in payables .......................................................        53,509          46,793
 (Decrease)/increase in current portion of long-term debt to related parties         (2,268)          2,574
                                                                                  ---------       ---------
    Net cash from operating activities ......................................        68,546           6,557
                                                                                  ---------       ---------
Cash flows from investing activities
Purchase of tangible fixed assets ...........................................       (17,649)        (13,022)
Proceeds on sale of tangible fixed assets ...................................         4,227           3,253
Dividends received from associates ..........................................         1,490           2,057
Investments acquired ........................................................          (658)         (3,136)
(Increase)/decrease in unsecured loan .......................................        (2,050)            188
                                                                                  ---------       ---------
    Net cash used in investing activities ...................................       (14,640)        (10,660)
                                                                                  ---------       ---------
Cash flows from financing activities
Finance costs ...............................................................        (5,267)           (926)
Funds raised from outside shareholders ......................................           738             114
Long-term debt raised/(repaid) ..............................................        27,174          (4,741)
Long-term debt (repaid)/raised from related party ...........................       (11,272)         10,207
Capital leases repaid .......................................................       (18,422)         (7,278)
Bank overdrafts (repaid)/raised .............................................        (6,219)          1,349
                                                                                  ---------       ---------
    Net cash used in financing activities ...................................       (13,268)         (1,275)
                                                                                  ---------       ---------
Net increase/(decrease) in cash and cash equivalents ........................        40,638          (5,378)
Cash and cash equivalents at the beginning of the year ......................        15,063          22,081
Translation adjustment on cash and cash equivalents .........................        (1,793)         (1,640)
                                                                                  ---------       ---------
Cash and cash equivalents at end of the year ................................     $  53,908       $  15,063
                                                                                  =========       =========

              The accompanying notes are an integral part of these
                         combined financial statements.

                            Acquired MIH Businesses
                         (Predecessor to MIH Limited)
                 Combined Statement of Changes in Net Deficit
                  for the years ended March 31, 1997 and 1996
                         (in thousands of US dollars)

                                                                      Myriad Africa      NetMed        Total
                                                                       (thousands)    (thousands)   (thousands)
                                                                     --------------- ------------- ------------
Share capital
At April 1, 1995 ...................................................    $     48       $      26    $      74
                                                                        ========       =========    =========
At March 31, 1996 ..................................................          48              26           74
                                                                        ========       =========    =========
At March 31, 1997 ..................................................          48              26           74
                                                                        ========       =========    =========
Share premium
At April 1, 1995 ...................................................    $ 24,869       $      --    $  24,869
                                                                        ========       =========    =========
At March 31, 1996 ..................................................      24,869              --       24,869
                                                                        ========       =========    =========
At March 31, 1997 ..................................................      24,869              --       24,869
                                                                        ========       =========    =========
Accumulated loss
At April 1, 1995 ...................................................    $     --       $ (31,450)   $ (31,450)
Cumulative effect of change in accounting policy (Note 23) .........      (3,868)             --       (3,868)
Profit/(loss) for the year .........................................      13,350         (33,940)     (20,590)
                                                                        --------       ---------    ---------
At March 31, 1996 ..................................................       9,482         (65,390)     (55,908)
Loss for the year ..................................................      (8,175)        (20,914)     (29,089)
                                                                        --------       ---------    ---------
At March 31, 1997 ..................................................    $ (1,307)      $ (86,304)   $ (84,997)
                                                                        ========       =========    =========
Foreign Currency Translation Adjustment
At April 1, 1995 ...................................................    $     --       $  (1,295)   $  (1,295)
Translation adjustment .............................................      (1,801)          2,561          760
                                                                        --------       ---------    ---------
At March 31, 1996 ..................................................      (1,801)          1,266         (535)
Translation adjustment .............................................         319           7,779        8,098
                                                                        --------       ---------    ---------
At March 31, 1997 ..................................................    $ (1,482)      $   9,045    $   7,563
                                                                        ========       =========    =========
Total Combined Net Deficit
At April 1, 1995 ...................................................    $ 24,917       $ (32,719)   $  (7,802)
Cumulative effect of change in accounting policy (note 23) .........      (3,868)                      (3,868)
Net profit/(loss) ..................................................      13,350         (33,940)     (20,590)
Translation adjustment .............................................      (1,801)          2,561          760
                                                                        --------       ---------    ---------
At March 31, 1996 ..................................................      32,598         (64,098)     (31,500)
Net Loss ...........................................................      (8,175)        (20,914)     (29,089)
Translation adjustment .............................................         319           7,779        8,098
                                                                        --------       ---------    ---------
At March 31, 1997 ..................................................    $ 24,742       $ (77,233)   $ (52,491)
                                                                        ========       =========
Equity investment in Irdeto ....................................................................        1,901
                                                                                                    ---------
Combined Net Deficit ...........................................................................    $ (50,590)
                                                                                                    =========

     Difference between the total net loss for the years ended March 31, 1996 and 1997 and the net loss recorded in the statements of operations amounting to $(939) and $3,060, respectively, and the difference between the total net deficit at March 31, 1996 and 1997 and the net deficit in the combined balance sheet amounting to $(939) and $1,901, respectively, are attributable to the gains/(losses) and net equity/(deficit) of Irdeto, an equity investment which is included in the Acquired MIH Businesses (note 3(a)).

              The accompanying notes are an integral part of these
                         combined financial statements.

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
                   Notes to the Combined Financial Statements

1. Description of business and basis of presentation

     These combined financial statements include the accounts of Myriad Africa B.V. ("Myriad Africa"), NetMed B.V. ("NetMed"), and equity investments in MultiChoice Middle East Holdings Inc. ("MultiChoice Middle East"), Irdeto B.V. ("Irdeto") and their subsidiaries (collectively referred to as the "Acquired MIH Businesses"). The Acquired MIH Businesses are the predecessor to MIH Limited ("MIH") and subsidiaries. Historically, no combined financial statements have been prepared for the Acquired MIH Businesses. The reason for the presentation of the combined financial statements of the Acquired MIH Businesses is to provide financial statements for the years ended March 31, 1997 and 1996 that are comparable to the MIH consolidated financial statements for the year ended March 31, 1998 which include MIH and the Acquired MIH Businesses after the Canal+ transaction described in Note 2.

     The principal activities of the Acquired MIH Businesses are the provision of pay-television and subscriber management services ("pay-television services") and the development of pay-television technology. These activities are conducted primarily in Africa, Greece, Cyprus, the Middle East and in the Netherlands.

2. Canal+ transaction

     Until March 31, 1997, the Acquired MIH Businesses were collectively part of the Network Holdings S.A. Group ("NetHold"), a joint venture between MIH and Compagnie Richemont A.G. ("Richemont"). The principal activities of NetHold included pay-television services operations through its subsidiaries and equity investments in Africa, Greece, Cyprus, the Middle East, Benelux, Italy and Scandinavia. Additionally, NetHold held 100% of the share capital of Irdeto, a decoder technology company. Effective March 31, 1997, MIH sold its interest in NetHold to Canal+ in exchange for a 5% share in Canal+ and NetHold's pay-television services businesses in Greece and Cyprus (NetMed), Africa (Myriad Africa) and the Middle East (MultiChoice Middle East) and subsequently acquired a 49% share in Irdeto.

3. Principal accounting policies and reporting currency

     The combined financial statements are based on International Accounting Standards ("IAS") issued by the International Accounting Standards Committee and have been prepared on the historical cost basis.

     The Acquired MIH Businesses have adopted the US dollar as their reporting currency. Notwithstanding the US dollar reporting currency, the Acquired MIH Businesses measure separately the transactions of each of their material operations using the particular currency of the primary economic environment in which the operation conducts its business (its functional currency).

     The financial statements have been translated from functional currencies to the reporting currency by translating assets and liabilities, both monetary and non-monetary, and including goodwill and other intangible assets which arise as a result of equity investments in entities, at the closing rate at each balance sheet date. Income and expense items are translated at exchange rates at the dates of the transactions or average rates. All resulting exchange differences are included in equity.

     Preparation of the combined financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (a) Basis of combination

     The combined financial statements include the consolidated accounts of Myriad Africa (including its equity investment in MultiChoice Middle East) and NetMed and an equity investment in Irdeto. Included in Note 9 is a listing of the significant companies included in the combined financial statements. The structure of the Acquired MIH Businesses has not changed during the periods presented in these combined financial statements.

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

3. Principal accounting policies and reporting currency--Continued

     An inter-company loan owing by the Acquired MIH Businesses to another NetHold subsidiary, which was acquired by MIH, has been included in net deficit.

     All inter-company transactions are eliminated as part of the combination process, and the interest of the minority shareholders in the combined equity and the combined results of the Acquired MIH Businesses are shown separately in the Combined Balance Sheet and Statement of Operations. For financial reporting purposes, the equity accounts of the Acquired MIH Businesses have been accumulated into a single amount entitled net deficit. Where the losses applicable to the minority shareholders in a consolidated subsidiary exceed the minority interest in the subsidiary, the excess, and any further losses applicable to the minority, are charged against the majority interest except to the extent that the minority has a binding obligation to, and is able to, make good the losses. If the subsidiary subsequently reports profits, the majority interest is allocated to all such profits until the minority's share of losses previously absorbed by the majority has been recovered.

     Companies in which the Acquired MIH Businesses have joint control are accounted for using the equity method with the Acquired MIH Businesses' share of profit and losses included in the Combined Statement of Operations. The Acquired MIH Businesses' share of post acquisition retained profits/losses is added to/deducted from the cost of the joint venture investments in the Combined Balance Sheet.

     Associated companies, in which the Acquired MIH Businesses have significant influence, are accounted for using the equity method with the Acquired MIH Businesses' share of profits and losses included in the Combined Statement of Operations. The Acquired MIH Businesses' share of post acquisition retained profits/losses is added to/deducted from the cost of the associated company investments in the Combined Balance Sheet.

     Other investments are stated at cost. When necessary a provision is made on the basis of an evaluation of each individual investment for any diminution in value which is considered to be of a permanent nature.

 (b) Foreign currencies

     Individual companies' transactions in currencies other than their functional currency are recorded at the rate of exchange at the date of the transaction or, if hedged forward, at the rate of exchange under the related forward exchange contract. Assets and liabilities in currencies other than their functional currency are translated at year-end rates. Any resulting exchange differences are reflected in the Statement of Operations.

     On combination, assets and liabilities of companies denominated in foreign currencies have been translated at year-end rates. Income and expense items are translated using the annual weighted average rates of exchange or, where known or determinable, at the rate on the date of the transaction for significant items.

     Adjustments from translation have been recorded in the net deficit and are are reflected in the Combined Statement of Operations only upon sale or liquidation of the underlying investments.

 (c) Cash and cash equivalents

     Cash and cash equivalents represent cash and short-term highly liquid investments with original maturities of three months or less.

 (d) Trade accounts receivable

     Trade accounts receivable are stated at estimated realizable values and an allowance for doubtful accounts is provided for an amount considered by management to be sufficient to meet probable future losses related to uncollectable amounts.

 (e) Inventories

     Inventories, consisting primarily of decoders and associated components, are stated at the lower of cost or net realizable value. Cost is generally determined on the first-in first-out basis. Where necessary, provision is made for obsolete, slow moving or defective inventories.

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

3. Principal accounting policies and reporting currency--Continued

 (f) Tangible fixed assets

     Tangible fixed assets are stated at historical cost less accumulated depreciation. Depreciation is charged on a straight-line basis over the estimated useful lives of the respective assets, based on the following useful lives:

                                                                     Years
                                                                    -------
  Buildings .....................................................   50
  Machinery, furniture and equipment ............................   4 - 10
  Transponders and transmitters .................................   10
  Decoders ......................................................   2

     Land is not depreciated. Major improvements to leasehold properties are amortized over the period of the respective leases.

     Fully depreciated assets are retained in property and depreciation accounts until they are removed from service. In the case of disposals, assets and related depreciation are removed from the accounts and the net amount, less proceeds from disposal, is charged or credited to the Statement of Operations.

 (g) Leases

     Assets held under capital lease agreements are treated as tangible fixed assets and the present value of the related lease payments is recorded as a liability. Costs for operating leases are charged to the Statement of Operations in the year that they are incurred.

 (h) Program and film rights

     Film rights are stated at acquisition cost less accumulated amortization. Sports rights are written off upon showing the event and general entertainment and films are amortized on a straight-line basis over the period of the licence or based on showings where the number of showings is limited. Amortization of program and film rights is included in the cost of providing services.

 (i) Taxation

     Provision is made for all taxes payable in respect of taxable profits earned in the year. Deferred taxation is provided at current rates for taxation on all timing differences between values for financial reporting and fiscal purposes under the liability method. No deferred taxation is provided for in respect of timing differences that are anticipated to reverse within the carry-forward period of tax losses.

 (j) Minority interest

     The interest of third parties in subsidiaries of the Acquired MIH Businesses are accounted for on the basis of their share in the underlying equity of the subsidiaries. Through March 31, 1997, the Acquired MIH Businesses recorded losses of $9.2 million, attributable to minority interest.

 (k) Revenue recognition

     The Acquired MIH Businesses generate revenue from subscription fees, decoder sales and rentals, advertising and the performance of other services, net of sales taxes and discounts. Subscription fees are earned over the period of providing services. Technology licensing and other services are recorded upon delivery of products and customer acceptance, if any, or performance of services. Advertizing revenues are recognized upon showing over the period of the advertizing contract.

 (l) Pensions and other postretirement benefits

     The Acquired MIH Businesses have various postretirement and pension plans in accordance with local conditions and practices in the countries in which it operates. The plans are predominantly defined contribution plans. Current contributions to the pension funds operated for employees are charged to the Statement of Operations as incurred.

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

3. Principal accounting policies and reporting currency--Continued

 (m) Research and development costs

     Research and development costs are expensed in the financial period during which they are incurred. Research and development costs for the years ended March 31, 1997 and 1996 were not material.

 (n) Dividends

     Dividends proposed are payable when declared by the board of directors. Dividends declared by the Acquired MIH Businesses are payable in the functional currency of the respective entity.

 (o) Financial instruments

     The Acquired MIH Businesses enter into foreign currency exchange contracts in order to reduce the impact of certain foreign currency exchange rate fluctuations. Firmly committed transactions and the related receivable and payable may be hedged with forward exchange contracts. Any gains/losses are included in accrued liabilities and are recognized in results when the transaction being hedged is recognized.

 (p) Segment reporting

     The Acquired MIH Businesses have prepared their segmental reporting based on the method of internal reporting, which disaggregates its businesses by service or product and by geography.

4. Accounts receivable

                                                                            March 31,
                                                                   ----------------------------
                                                                        1997           1996
                                                                    (thousands)     (thousands)
                                                                   -------------   ------------
   Trade accounts receivable ...................................     $ 29,398        $ 21,577
   Less : Provision for doubtful accounts ......................       (7,067)         (3,829)
                                                                     --------        --------
                                                                     $ 22,331        $ 17,748
                                                                     ========        ========

     Included in accounts receivable are $22.2 million and $14.0 million at March 31, 1997 and March 31, 1996, respectively, pre-billed to customers and credit balances which have been recorded as deferred income (Note 11).

5. Other receivables

                                                                               March 31,
                                                                      ----------------------------
                                                                           1997           1996
                                                                       (thousands)     (thousands)
                                                                      -------------   ------------
   Prepayments and accrued income .................................      $15,469         $19,736
   Other receivables ..............................................        5,823          15,236
                                                                         -------         -------
                                                                         $21,292         $34,972
                                                                         =======         =======

6. Inventories

                                                                                 March 31,
                                                                        ----------------------------
                                                                             1997           1996
                                                                         (thousands)     (thousands)
                                                                        -------------   ------------
   Decoders and associated components ...............................     $ 19,247        $ 18,173
   Less: Provision for slow moving and obsolete inventories .........       (6,466)         (4,759)
                                                                          --------        --------
                                                                          $ 12,781        $ 13,414
                                                                          ========        ========

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

7. Valuation and qualifying accounts

                                                                                            Charged to
                                                          At March 31,     Translation      costs and      At March 31,
                                                              1996          adjustment       expenses          1997
                                                           (thousands)     (thousands)     (thousands)     (thousands)
                                                         --------------   -------------   -------------   -------------
   Provision for doubtful accounts -- Note 4 .........      $ (3,829)         $  456        $ (3,694)       $  (7,067)
   Provision for slow moving and obsolete
    inventories -- Note 6 ............................        (4,759)            567          (2,274)          (6,466)
                                                            --------          ------        --------        ---------
                                                            $ (8,588)         $1,023        $ (5,968)       $ (13,533)
                                                            ========          ======        ========        =========

8. Tangible fixed assets (in thousands)

                            Land, buildings and
                                 leasehold        Machinery, furniture     Transponders and
                                improvements         and equipment           Transmitters       Decoders
                            -------------------- ---------------------- ---------------------- ----------
                             Purchased   Leased   Purchased    Leased    Purchased    Leased     Leased       Total
                            ----------- -------- ----------- ---------- ----------- ---------- ---------- ------------
Cost
At March 31, 1996 .........   $2,793     $   --   $ 32,012    $  5,928   $  1,094    $  4,301   $     --   $  46,128
Translation adjustments ...     (279)        --     (3,015)       (567)      (105)       (411)        --      (4,377)
Additions .................      701      9,050      9,291      12,156      7,657      27,547     11,404      77,806
Disposals .................     (285)        --     (3,963)     (6,114)    (3,484)         --         --     (13,846)
                              ------     ------   --------    --------   --------    --------   --------   ---------
At March 31, 1997 .........    2,930      9,050     34,325      11,403      5,162      31,437     11,404   $ 105,711
                              ------     ------   --------    --------   --------    --------   --------   ---------
Accumulated
depreciation
At March 31, 1996 .........     (208)        --     (4,320)     (1,795)       (54)       (699)        --      (7,076)
Translation adjustments ...       10         --        354         172          5          68         --         609
Charge for the year .......     (178)        --     (5,695)     (4,927)      (744)     (1,276)    (3,371)    (16,191)
Disposals .................       14         --        910       3,178        294          --         --       4,396
                              ------     ------   --------    --------   --------    --------   --------   ---------
At March 31, 1997 .........     (362)        --     (8,751)     (3,372)      (499)     (1,907)    (3,371)    (18,262)
                              ------     ------   --------    --------   --------    --------   --------   ---------
Net book value
At March 31, 1997 .........   $2,568     $9,050   $ 25,574    $  8,031   $  4,663    $ 29,530   $  8,033   $  87,449
                              ======     ======   ========    ========   ========    ========   ========   =========
At March 31, 1996 .........   $2,585     $   --   $ 27,692    $  4,133   $  1,040    $  3,602   $     --   $  39,052
                              ======     ======   ========    ========   ========    ========   ========   =========

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

8. Tangible fixed assets (in thousands)--Continued

     The Acquired MIH Businesses lease certain land and buildings, machinery, furniture and equipment, and transponders and transmitters. Commitments for minimum rentals under non-cancellable leases as at March 31, 1997 are as follows:

                                                   Capital leases     Operating leases
                                                     (thousands)        (thousands)
  For the years ended March 31                    ----------------   -----------------
   1998 .......................................      $  12,064            $ 33,034
   1999 .......................................         11,618              33,611
   2000 .......................................          8,851              33,615
   2001 .......................................          7,002              33,630
   2002 and after .............................         51,919             143,844
                                                     ---------            --------
   Total minimum lease payments ...............      $  91,454            $277,734
                                                                          ========
   Less: amount representing interest .........        (42,542)
                                                     ---------
                                                     $  48,912
                                                     =========

     Operating rental expenses for fiscal 1997 amounted to approximately $37.8 million. (1996: $11 million) Capital leases bear interest ranging from 6%-20% as of March 31, 1997. The weighted average interest rate was 12%.

9. Long-term investments

                                                                              March 31,
                                                                     ----------------------------
                                                                          1997           1996
                                                                      (thousands)     (thousands)
                                                                     -------------   ------------
   Associates (a) ................................................      $12,051        $ 11,982
   Joint ventures (b) ............................................        5,265           4,652
   Unlisted investments ..........................................        1,126           1,118
   Unsecured loans to joint ventures .............................        5,230           3,575
                                                                        -------        --------
                                                                        $23,672        $ 21,327
                                                                        =======        ========
(a)  Associates
   Electronic Media Network Limited ("M-Net") ....................      $10,224        $ 11,186
   Orbicom (Proprietary) Limited ("Orbicom") .....................           --              --
   Share of post acquisition retained profits less losses.........        1,827             796
                                                                        -------        --------
                                                                        $12,051        $ 11,982
                                                                        =======        ========
(b)  Joint ventures
   MultiChoice Supplies (Proprietary) Limited
      ("MultiChoice Supplies") ...................................      $ 4,790        $  5,268
   Irdeto ........................................................           20              22
   MultiChoice Middle East .......................................          983           1,118
   Share of post acquisition retained profits less losses.........         (528)         (1,756)
                                                                        -------        --------
                                                                        $ 5,265        $  4,652
                                                                        =======        ========
   Market value of listed shares
   M-Net .........................................................      $71,022        $ 33,050
                                                                        =======        ========

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

9. Long-term investments--Continued

     The following information relates to the Acquired MIH Businesses' significant investments:

                                              March 31,
                                         -------------------
                                            1997      1996
Type of investment                       --------- --------- Nature of business       Country
                                             %         %
Unlisted marketable securities at cost
Cable News Egypt S.A.E. ............       10.0       10.0   Television               Egypt
Associates
M-Net ..............................       20.0       20.0   Pay-television           South Africa
Orbicom ............................       20.0       20.0   Signal distribution      South Africa
Joint ventures
MultiChoice Supplies ...............       50.0       50.0   Decoder rentals          South Africa
Irdeto .............................       49.0       49.0   Technology development   The Netherlands
MultiChoice Middle East ............       45.0       45.0   Pay-television           Mauritius
Subsidiaries
Myriad Africa BV ...................      100.0      100.0   Investment holding       The Netherlands
MultiChoice Africa (Pty) Limited
 ("MultiChoice Africa") ............      100.0      100.0   Pay-television           South Africa
MultiChoice Africa Limited .........      100.0      100.0   Investment Holding       British Virgin Islands
NetMed .............................      100.0      100.0   Investment Holding       The Netherlands
NetMed Hellas S.A. .................       52.0       52.0   Pay-television           Greece
MultiChoice Hellas S.A. ............       52.0       52.0   Pay-television           Greece

     The aggregate summarized financial information of the joint ventures at March 31, 1997 and 1996 is as follows:

                                                   March 31,
                                          ----------------------------
                                               1997           1996
                                           (thousands)     (thousands)
                                          -------------   ------------
   Current assets .....................     $   2,220       $  5,206
   Long-term assets ...................         5,485          6,335
   Current liabilities ................        (3,680)        (4,627)
   Long-term liabilities ..............          (379)        (2,498)
   Shareholders' deficit ..............        (3,646)        (4,416)
   Revenues ...........................        10,455          5,960
   Expenses ...........................       (12,552)        (7,003)
                                            ---------       --------
   Net loss before taxation ...........        (2,097)        (1,043)
   Taxation benefit/(expense) .........            43            (83)
                                            ---------       --------
   Net loss ...........................     $  (2,054)      $ (1,126)
                                            =========       ========

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

10. Program and film rights

     The following table sets forth the components of program and film rights, on a gross and net basis:

                                                                                  March 31,
                                                                         ----------------------------
                                                                              1997           1996
                                                                          (thousands)     (thousands)
                                                                         -------------   ------------
   Cost
    Program rights .....................................................    $70,944         $16,909
    Film rights ........................................................     10,291           1,996
                                                                            -------         -------
                                                                             81,235          18,905
                                                                            -------         -------
   Accumulated amortization
    Program rights .....................................................     17,337          14,148
    Film rights ........................................................      8,425             769
                                                                            -------         -------
                                                                             25,762          14,917
                                                                            -------         -------
   Net book value
    Program rights .....................................................     53,607           2,761
    Film rights ........................................................      1,866           1,227
                                                                            -------         -------
                                                                            $55,473         $ 3,988
                                                                            =======         =======
   Classified on the balance sheets as follows:
   Currents assets ....................................................     $32,599         $ 2,417
   Non-current assets .................................................      22,874           1,571
                                                                            -------         -------
                                                                            $55,473         $ 3,988
                                                                            =======         =======

11. Accrued expenses and other current liabilities

                                                                                    March 31,
                                                                           ----------------------------
                                                                                1997           1996
                                                                            (thousands)     (thousands)
                                                                           -------------   ------------
   Deferred income .....................................................      $22,213         $14,035
   Accrued expenses ....................................................       35,968          10,604
   Taxes and social securities .........................................        5,086              73
   Other current liabilities ...........................................       16,406          25,411
                                                                              -------         -------
                                                                              $79,673         $50,123
                                                                              =======         =======

12. Provisions

                                                                                    March 31,
                                                                           ----------------------------
                                                                                1997           1996
                                                                            (thousands)     (thousands)
                                                                           -------------   ------------
   Post retirement benefits ............................................      $ 4,678         $4,306
   Write down of carrying values of assets in certain African countries         5,001          2,746
   Decoder technology ..................................................        4,098             --
   Programming costs ...................................................        2,885             --
   Other provisions ....................................................          203             --
                                                                              -------         ------
                                                                              $16,865         $7,052
                                                                              =======         ======

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

13. Long-term debt and program and film rights

                                                                                 March 31,
                                                                        ----------------------------
                                                                             1997           1996
                                                                         (thousands)     (thousands)
                                                                        -------------   ------------
   Long-term debt comprises:
    Capital leases -- Note 8 ........................................     $  48,912       $  8,146
    NetHold Finance VOF .............................................        26,655             --
    Other long term debt ............................................           519             --
                                                                          ---------       --------
                                                                             76,086          8,146
   Less: Short term portion included in current liabilities .........       (15,476)        (1,927)
                                                                          ---------       --------
                                                                          $  60,610       $  6,219
                                                                          =========       ========

     Program and film rights payable are non-interest bearing and amounts due in future fiscal years are $7.3 million in 1998, $10.7 million in 1999 and $20 million thereafter.

     The loan repayable to Nethold Finance VOF is unsecured and matures on or before October 4, 1998. The loan is denominated in Netherlands guilders and bears interest at 2% above the Amsterdam Inter-bank Benchmark Rate.

     Other long-term debt does not have fixed repayment terms and bears interest at 6%.

     The currency mix of the long-term debt as at March 31, 1997 is:

                                                                            %
                                                                        ---------
   Greek drachmae ...................................................      42.0
   Netherlands guilder ..............................................      24.0
   South African rand ...............................................      10.0
   European Currency Unit ...........................................      24.0
                                                                          -----
                                                                          100.0
                                                                          =====

14. Net revenues

                                                        Year ended March 31,
                                                    ----------------------------
                                                         1997           1996
                                                     (thousands)     (thousands)
                                                    -------------   ------------
   Subscription revenues ........................      $315,463       $233,332
   Decoder sales and repairs ....................        60,183         43,645
   Other ........................................        16,252          5,917
                                                       --------       --------
                                                       $391,898       $282,894
                                                       ========       ========

15. Financial results

                                                        Year ended March 31,
                                                    ----------------------------
                                                         1997           1996
                                                     (thousands)     (thousands)
                                                    -------------   ------------
   Interest income ..............................     $  4,005        $  2,301
   Interest expense .............................       (7,780)         (3,200)
   Exchange losses ..............................       (1,492)            (27)
                                                      --------        --------
                                                      $ (5,267)       $   (926)
                                                      ========        ========

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

16. Income taxation

                                                       Year ended March 31,
                                                   ----------------------------
                                                        1997           1996
                                                    (thousands)     (thousands)
                                                   -------------   ------------
   Foreign taxation
    Current ....................................     $ (1,158)       $ (3,883)
    Deferred ...................................           --              --
                                                     --------        --------
   Charged against income ......................     $ (1,158)       $ (3,883)
                                                     ========        ========

     The difference between income taxation expense computed at statutory rates of the respective businesses and income taxation expense provided on earnings are as follows:

                                                              Year ended March 31,
                                                          ----------------------------
                                                               1997           1996
                                                           (thousands)     (thousands)
                                                          -------------   ------------
   Income taxation benefit at statutory rates .........     $ 10,252        $  6,062
   Unprovided timing differences ......................       (6,107)         (9,265)
   Permanent differences:
    Non-deductible charges ............................       (2,469)            (98)
    Expenditure of a capital nature ...................           54              64
    Dividends received ................................         (504)           (646)
    Utilisation of losses carried forward .............       (2,384)             --
                                                            --------        --------
   Income taxation expense ............................     $ (1,158)       $ (3,883)
                                                            ========        ========

     The Acquired MIH Businesses have tax loss carry-forwards of approximately $76.5 million expiring in years 1998 through 2002 and tax losses of $19.5 million which may be carried forward indefinitely.

     The ultimate outcome of additional taxation assessments may vary from the amounts accrued, however, management of the Acquired MIH Businesses believe that any additional taxation liability over and above the amount accrued would not have a material adverse impact on the Acquired MIH Businesses results of operations or financial position.

     Unprovided timing differences are timing differences that are expected to reverse within the carry-forward period of tax losses (note 3(i)) and are, therefore, effectively a valuation allowance.

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

16. Income taxation

     The deferred taxation relates to the temporary differences between the book values and the tax bases of assets and liabilities. Significant components of the Acquired MIH Businesses deferred taxation liabilities and assets are summarized below:

                                                                       March 31,
                                                              ----------------------------
                                                                   1997           1996
                                                               (thousands)     (thousands)
                                                              -------------   ------------
   Deferred taxation liabilities
   Leased assets ..........................................     $   2,648      $      --
   Prepayments ............................................         2,386          3,125
                                                                ---------      ---------
   Gross deferred taxation liabilities ....................         5,034          3,125
                                                                ---------      ---------
   Deferred taxation assets
   Purchased intangible fixed assets ......................         2,053          2,329
   Purchased tangible fixed assets ........................           153             77
   Accounts receivable and other assets ...................           175             33
   Accrued expenses and other current liabilities .........        21,870         12,586
   Program and film rights ................................           566             --
   Leased tangible fixed assets ...........................           209            153
   Deferred income ........................................         6,275          1,597
   Tax loss carry-forwards ................................        26,770         23,729
                                                                ---------      ---------
   Gross deferred taxation assets .........................        58,071         40,504
                                                                ---------      ---------
   Net deferred taxation assets ...........................        53,037         37,379
   Less: Valuation allowance ..............................       (53,037)       (37,379)
                                                                ---------      ---------
                                                                $      --      $      --
                                                                =========      =========

     The Acquired MIH Businesses have recorded a valuation allowance against the net deferred taxation asset as in management's estimate it is more likely than not that the deferred taxation asset will not be realized, due to the historical operating losses of the Acquired MIH Businesses and timing limits on the tax loss carry-forwards that arose on those losses.

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

17. Related party transactions

     The Acquired MIH Businesses entered into transactions and have balances with a number of affiliated companies, including equity investees, shareholders and entities under common control. Transactions with affiliated companies are summarized in the following table:


                                                       Year ended March 31,
                                                   ----------------------------
                                                        1997           1996
                                                    (thousands)     (thousands)
                                                   -------------   ------------
   Income
    Satellite transmission costs (a) ...........      $    227       $     --
   Costs
    Channel and programming costs (b) ..........      $137,804       $103,608
    Satellite transmission costs (c) ...........        12,767          8,835
    Use of broadcasting facilities (d) .........           741            546
    Licensing fees (e) .........................         2,404          2,164
                                                      --------       --------
                                                      $153,716       $115,153
                                                      ========       ========

----------------
(a) Certain costs related to the lease, maintenance and insurance of signal distribution are charged on by the Acquired MIH Businesses to one of its affiliated companies.
(b) The Acquired MIH Businesses purchased the right to transmit certain channels and programs from an affiliated company.
(c) The Acquired MIH Businesses are charged by an affiliate for services relating to the lease, maintenance and insurance of signal distribution equipment ranging from ground-stations to satellite transponders.
(d) The Acquired MIH Businesses are charged for the use of broadcasting facilities of an affiliated company.
(e) Licensing fees are charged by an affiliated company for the use of certain subscriber technology and software.

     The balances of advances, deposits, receivables and payables between the Acquired MIH Businesses and affiliates are:

                                                           March 31,
                                                  ----------------------------
                                                       1997           1996
                                                   (thousands)     (thousands)
                                                  -------------   ------------
   Receivables:
    M-Net .....................................      $ 1,000         $ 3,028
    Orbicom ...................................        3,350           4,946
    MIH Holdings ..............................        2,324           2,586
    MultiChoice Nigeria .......................        3,020              --
    Other .....................................          553
                                                     -------
                                                     $10,247         $10,560
                                                     =======         =======
   Payables:
    MIH Limited ...............................      $78,527         $48,982
    NetHold ...................................           --          15,369
    Irdeto ....................................        4,317           3,714
    FilmNet ...................................           --          11,827
    MultiChoice Belgium N.V. ..................          841              --
    Other .....................................          132              --
                                                     -------         -------
                                                     $83,817         $79,892
                                                     =======         =======

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

18. Segment and geographic information

     The reportable segments of the Acquired MIH Businesses are those that are based on the Acquired MIH Businesses' method of internal reporting, which disaggregates its businesses by service/product and by geography. The Acquired MIH Businesses reportable business segments are pay-television services and technology. The pay-television business segment is conducted in Africa and the Middle East and the Mediterranean. The technology business segment consists of an equity investment in Irdeto, based in The Netherlands. The Acquired MIH Businesses' operations in the Middle East are accounted for by the equity method and are, therefore, included in equity in results of joint ventures below.

     The accounting policies of the segments are identical to the accounting policies described in "Summary of Significant Accounting Policies".

                                                                                                    Segmental
1997 (in thousands)                                Pay television services          Technology        Total
-------------------                           ----------------------------------   ------------   -------------
                                                    Africa
                                                      &
                                               The Middle East     Mediterranean
                                              -----------------   --------------
SALES
External sales ............................       $306,950          $  83,873         $   --        $ 390,823
Inter-segment sales .......................             --              1,075             --            1,075
                                                  --------          ---------         ------        ---------
Total revenue .............................       $306,950          $  84,948         $   --        $ 391,898
                                                  ========          =========         ======        =========

RESULTS
Operating loss ............................       $ (8,953)         $ (15,177)        $   --        $ (24,130)
Depreciation and amortization (a) .........         (9,029)            (7,162)            --          (16,191)
Amortization of program and film
 rights ...................................             --            (18,796)            --          (18,796)
Operating loss is stated before the
following items;
Exchange loss .............................         (1,420)               (72)            --           (1,492)
Interest expense ..........................         (2,384)            (5,396)            --           (7,780)
Interest income ...........................          3,413                592             --            4,005
Equity results in associates ..............          2,644                 --             --            2,644
Equity results in joint ventures ..........         (1,916)                --          3,060            1,144
Income taxation ...........................            (19)            (1,139)            --           (1,158)

OTHER INFORMATION
Segment assets ............................        132,995            148,226          5,932          287,153
Investments in equity companies ...........         14,242                 --          3,074           17,316
Other investments .........................          6,356                 --             --            6,356
Segment liabilities .......................        116,963            220,780             --          337,743
Capital expenditure .......................          7,841              9,808             --           17,649

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

18. Segment and geographic information--Continued

                                                                                                          Segmental
1996 (in thousands)                                      Pay television services          Technology        Total
-------------------                                 ----------------------------------   ------------   -------------
                                                          Africa
                                                            &
                                                     The Middle East     Mediterranean
                                                    -----------------   --------------
SALES
External sales ..................................       $242,340          $  40,100         $   --        $ 282,440
Inter-segment sales .............................             --                454             --              454
                                                        --------          ---------         ------        ---------
Total revenue ...................................       $242,340          $  40,554         $   --        $ 282,894
                                                        ========          =========         ======        =========

RESULTS
Operating profit/(loss) .........................       $  8,945          $ (26,341)        $   --        $ (17,396)
Depreciation and amortization (a) ...............         (7,171)            (2,647)            --           (9,818)
Amortization of program and film rights .........             --            (10,123)            --          (10,123)
Operating income/(loss) is stated before the
following items;
Exchange gain/(loss) ............................            206               (233)            --              (27)
Interest expense ................................         (1,696)            (1,504)            --           (3,200)
Interest income .................................          2,301                 --             --            2,301
Equity results in associates ....................          2,388                 --             --            2,388
Equity results in joint ventures ................           (857)                --           (969)          (1,826)
Income taxation .................................         (3,543)              (340)            --           (3,883)

OTHER INFORMATION
Segment assets ..................................        112,008             43,000          1,116          156,124
Investment in equity companies ..................         16,003                 --            631           16,634
Other investments ...............................          4,693                 --             --            4,693
Segment liabilities .............................         78,564            101,763                         188,563
Capital expenditures ............................       $  8,758          $   4,264         $   --        $  13,022

     (a) Excludes amortization of program and film rights included in cost of providing services.

19. Commitments and contingencies

 (a) Loans

     MultiChoice Africa is required to lend a joint venture, an amount not exceeding $1.6 million, which represents 20% of a banking facility available to fund the acquisition of decoders.

 (b) Loss insurance

     The Acquired MIH Businesses do not generally carry risk of loss insurance for injury to others, damage to the property of others, or interruption of their business operations.

20. Foreign currency management

     The currencies of the countries in which the Acquired MIH Businesses' operate are also their functional currency. For these operations, all gains and losses from foreign currency transactions are included in current results. The cumulative translation effects for operations using functional currencies other than the US dollar are included in Net Deficit.

     The Acquired MIH Businesses use foreign currency forward exchange contracts, which typically expire within one year, to hedge payments of foreign currencies related to the purchase and sale of goods and services in currencies other than the functional currency. Realized gains and losses on these contracts are recognized in the same period as the hedged transactions. The Acquired MIH Businesses had foreign exchange forward contracts on hand at March 31, 1997, hedging South African rand against the US dollar and the British pound sterling. The Acquired MIH Businesses do not currently hold or issue derivative financial instruments for trading purposes.

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

20. Foreign currency management--Continued

     The contractual amounts, exchange rates and settlement dates of the outstanding foreign currency forward exchange contracts at March 31, 1997, are set out below:

                                                               Average
                                                              exchange                 Settlement
                                              (thousands)       rates                     Dates
                                             -------------   ----------   ------------------------------------
   South African rand/US dollars .........      $26,070        5,06       April 30, 1997 to March 27, 1998
   South African rand/ British pound
    sterling .............................      $ 1,954        7,12       April 30, 1997 to February 27, 1998

21. Fair value of financial instruments

     The carrying amount of cash and cash equivalents approximates fair value due to the short maturities of these instruments. The value of long-term debt is estimated using discounted cash flows based on the Acquired MIH Businesses' incremental borrowing rates for similar types of borrowings. The value of foreign currency forward exchange contracts is based on quoted market prices. A comparison of the carrying value and fair value of these instruments is as follows:

                                                 March 31, 1997                    March 31, 1996
                                        --------------------------------   -------------------------------
                                         Carrying Value      Fair Value     Carrying Value     Fair Value
                                           (thousands)      (thousands)       (thousands)      (thousands)
                                        ----------------   -------------   ----------------   ------------
Assets:
 Cash and cash equivalents ..........       $ 53,908          $ 53,908         $ 15,063         $ 15,063
 Receivables ........................         53,870            53,870           63,280           63,280

Liabilities:
 Payables and provision .............        222,895           222,895          172,503          172,503
 Short-term borrowings ..............         23,480            23,480            9,841            9,841
 Long-term debt .....................         91,368            91,368            6,219            6,219

Off-balance-sheet instruments
 Forward exchange contracts .........         28,024            24,610           17,410           18,738

22. Pension fund
     The Acquired MIH Businesses have defined contribution plans covering employees of most of its subsidiaries. The Acquired MIH Businesses' contributions under these plans are based primarily on the performance of the business units and employee compensation. Total contributions amounted to $3.5 million for 1997. (1996: $2.9 million)

23. Postretirement benefits

     MultiChoice Africa provides post retirement medical benefits by way of medical aid contributions. IAS 19 "Retirement Benefit Costs", is effective for periods beginning after January 1, 1995 and requires recognition of the costs of such benefits on an accrual basis. MultiChoice Africa recognized its cumulative actuarially determined liability for postretirement medical benefits as of April 1, 1995 of $3.9 million. In accordance with IAS 19 and IAS 8, "Net Profit or Loss for the Period, Fundamental Errors and Changes in Accounting Policies" the change has been reported retrospectively through an adjustment of $3.9 million to the opening balance of MultiChoice Africa accumulated results as of April 1, 1995. During the year ended March 31, 1997, an agreement was reached with employees of MultiChoice Africa to terminate the postretirement medical aid benefits plan in exchange for an increase of MultiChoice Africa's annual contributions to the retirement benefit fund. The provision will be released to operating results to match the additional contributions to the retirement benefit plan.

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

24. Differences between IAS and United States Generally Accepted Accounting Principles

     The Acquired MIH Businesses' combined financial statements are prepared in accordance with IAS, which differ in certain respects from accounting principles generally accepted in the United States ("US GAAP").

     As discussed in Note 23, MultiChoice Africa adopted IAS 19 effective April 1, 1995 by recognizing an adjustment to retained earnings. Under US GAAP, SFAS 106 "Employers Accounting for Postretirement Benefits Other Than Pensions", the effect of adoption is recognized immediately in net income of the period of change as the effect of a change in accounting principle. Net income under US GAAP would be as follows:

                                                                    Year ended March 31,
                                                                ----------------------------
                                                                     1997           1996
                                                                 (thousands)     (thousands)
                                                                -------------   ------------
Net income--IAS .............................................     $ (26,029)     $ (21,529)
Cumulative effect of change in accounting principle .........            --         (3,868)
                                                                  ---------      ---------
Net income--US GAAP .........................................     $ (26,029)     $ (25,397)
                                                                  =========      =========

     No other material differences exist between the net loss and total net deficit as determined under IAS and US GAAP.

Additional disclosure requirements

 (a) Certain Risks and Concentrations

     The Acquired MIH Businesses are exposed to certain concentrations of credit risk relating to cash and current investments. The Acquired MIH Businesses place cash and current investments with high quality institutions. The Acquired MIH Businesses' policy is designed to limit exposure with any one institution and to invest its excess cash in low risk investment accounts. The Acquired MIH Businesses have not experienced any losses on such accounts. As of March 31, 1997, cash and current investments were held with numerous financial institutions.

     The Acquired MIH Businesses' digital programming is or will be transmitted to customers through different satellites around the world, and in certain regions its terrestrial analog signal is also transmitted to regional broadcast points through satellites. In addition, the Acquired MIH Businesses receive a significant amount of their programming through satellites. Satellites are subject to significant risks that may prevent or impair commercial operations. Although the Acquired MIH Businesses have not experienced any significant disruption of its transmissions the operation of the satellites is beyond the control of the Acquired MIH Businesses. Disruption of the transmissions of satellites could have a material adverse effect on the Acquired MIH Businesses.

 (b) Stock based compensation

     MIH management and employees participate in the Stock Option Plan (the "Plan") of MIH Holdings Limited ("MIHH"). Under the Plan MIHH may grant options to its employees for up to 11.8 million shares of MIHH's common stock. Stock options may be granted with an exercise price not less than 100% of the market value of the shares at the time of the grant. One third of the options generally vest at the anniversary of each of the third, fourth and fifth year after the grant date of the stock options and expire after ten years. Unvested shares are subject to cancellation upon expiration or termination of employment.

                                                              1997
                                             ---------------------------------------
                                                                    Weighted average
                                                                     exercise price
                                                 Shares                  (Rand)
                                             -------------         -----------------
   Outstanding at April 1, 1996 ..........       898,423                  10.26
   Granted ...............................            --                    --
   Exercised .............................      (111,956)                  8.64
   Forfeited .............................       (51,718)                 11.75
                                                --------                  -----
   Outstanding at March 31, 1997 .........       734,749                  10.40
                                                ========                  =====

                            Acquired MIH Businesses
                          (Predecessor to MIH Limited)
             Notes to the Combined Financial Statements (Continued)

24. Differences between IAS and United States Generally Accepted Accounting Principles --Continued

     The following table summarizes information about the stock options outstanding at March 31, 1997:

     Range of                                  Remaining        Weighted-average
 exercise prices     Outstanding as of     contractual life      exercise price     Exercisable as of     Weighted average
      (Rand)           March 31, 1997           (years)              (Rand)           March 31, 1997       exercise price
-----------------   -------------------   ------------------   -----------------   -------------------   -----------------
 5.60-8.50               271,618                  5.88                 6.82              160,557                 6.99
8.51-12.50               463,131                  7.64                12.50                   --                  --

     The Acquired MIH Businesses apply Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations for purposes of US GAAP in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plan. Under SFAS No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123"), the compensation cost for the Acquired MIH Businesses is determined based on the fair value at the grant date of stock options awarded under the plan. No stock option where granted under the Plan between April 1, 1995, the effective date of SFAS 123 to be used by the Acquired MIH Businesses for purposes of calculating the impact of SFAS 123, and March 31, 1997. The application of SFAS 123 therefore does not have an impact on the reported net loss of the Acquired MIH Businesses.

                                   EXHIBIT D
                              CERTAIN DEFINITIONS

"Acquired MIH Businesses" means NetHold's pay-television businesses in Africa, Cyprus, Greece and the Middle East acquired by the Company in the Canal+ Transaction, along with Irdeto.

"AMM" means Asia Multimedia Company Limited, a subsidiary of Telecom Asia.

"baht" means the Thai baht, the functional currency of the Kingdom of Thailand.


"Canal+" means Canal Plus S.A., a leading pay-television operator in Europe.

"Canal+ Transaction" means the March 1997 transaction in which the Company sold its interest in NetHold to Canal+ in exchange for a 5% equity interest in Canal+ and all of NetHold's pay-television businesses in Africa, Cyprus, Greece and the Middle East.

"CBSat" means the China Broadcasting Film and Television Satellite Co. Ltd.

"Cineplex" means Cineplex Company Limited, the programming subsidiary of UBC.

"CNE" means Cable Network Egypt, a terrestrial analog pay-television operator in Egypt.

"Combined Statements" means the Combined Financial Statements for the Acquired MIH Businesses.

"Company" means MIH Limited, together with its subsidiaries and joint ventures.


"Consolidated Statements" means the Consolidated Financial Statements of the Company.

"Condensed Consolidated Statements" means the interim financial statements of the Company.

"drachma(e)" or "GRD" means Greek drachma(e), the functional currency of Greece.

"ERT" means Greek Radio Television S.A., the state-owned broadcasting entity in Greece.

"EU" means the European Union.

"Financial Statements" means the Combined Statements, the Consolidated Statements and the Condensed Consolidated Statements.

"IAS" means international accounting standards issued by the International Accounting Standards Committee.

"International Offering" means the offering of Class A Ordinary Shares outside of the United States and Canada.

"Irdeto" means Irdeto B.V., the holding company for the company's technology division other than OpenTV.

"Issuer" means MIH Limited, the issuer of the Class A Ordinary Shares offered hereby.

"Johnnic" means Johnnic (IOM) Limited, a current holder of 9% of the Ordinary Shares.

"JSE" means the Johannesburg Stock Exchange.

"Lumiere" means Lumiere Television Limited, a Cypriot investor that is the Company's minority partner in MultiChoice Cyprus.

"M-Cell" means M-Cell Limited, a leading cellular telephone provider in South Africa.

"M-Net Ltd." means Electronic Media Network Limited, the company that produces the premium film channel carried by the Company's pay-television services in Africa.

"M-Web" means M-Web Holdings Limited, the leading Internet service provider in South Africa.

"MCOT" means the Mass Communications Organization of Thailand, one of the two primary media regulators in Thailand.

"Memorandum" and "Articles" means the Issuer's Memorandum and Articles of Association.

"MIH Holdings" means MIH Holdings Limited, the indirect holder of all of the Class B Ordinary Shares.

"MIH Investments" means MIH Investments (Proprietary) Limited, the holder of a majority of MIH Holdings' shares.

"Mindport" means the Company's technology division, including Irdeto and OpenTV.

"MTN" means Mobile Telephone Networks (Proprietary) Limited.

"MultiChoice Africa" means MultiChoice Africa (Proprietary) Limited.

"MultiChoice Cyprus" means MultiChoice Cyprus Limited.

"MultiChoice Egypt" means MultiChoice Egypt Limited.

"MultiChoice Hellas" means MultiChoice Hellas S.A.

"MultiChoice Middle East Holdings" means MultiChoice Middle East Holdings Inc.

"MultiChoice Middle East" means MultiChoice Middle East Inc.

"Nasdaq" means the Nasdaq National Market.

"Naspers" means Naspers Limited, a JSE-listed company that owns all of the voting stock of MIH Investments.

"NetHold" means NetHold B.V., the holding company through which the Company held its interest in the Acquired MIH Businesses prior to the Canal+ Transaction.

"NetMed" means NetMed B.V. and its subsidiaries, the subsidiaries through which the Company conducts its pay-television operations in Greece and Cyprus.

"NetMed Hellas" means NetMed Hellas S.A.

"Offerings" means the International Offering and the U.S. Offering.

"OpenTV" means OpenTV, Inc., the Company's subsidiary that produces software for interactive television.

"Orbicom" means Orbicom (Proprietary) Limited, an affiliate that provides transmission services.

"Ordinary Shares" means the Class A Ordinary Shares and the Class B Ordinary Shares.

"Regulation S" means Regulation S promulgated under the Securities Act.

"Richemont" means Richemont S.A.

"RTBA" means the Thai Radio and Television Broadcasting Act of BE 2498 (AD
1955).

"Rule 144" means Rule 144 promulgated under the Securities Act.

"SABC" means the South African Broadcasting Corporation, the state-owned broadcaster in South Africa.

"Securities Act" means the U.S. Securities Act of 1933.

"SG&A" means selling, general and administrative costs.

"South Africa" means the Republic of South Africa.

"SSIH" means SuperSport International Holdings Limited, the company that produces the sports channels carried by the Company's pay-television services in Africa.

"Sub-Saharan Africa" means countries in the sub-Saharan African region excluding South Africa.

"Syned" means Synergistic Network Development S.A., the signal transmission and distribution subsidiary of NetMed.

"Telecom Asia" means Telecom Holding Company Limited.

"Thomson" means Thomson Consumer Electronics, Inc.

"Thomson Conversion" means the conversion of a $46.2 million note issued to Thomson into Class A Ordinary Shares at the price shares are sold to the public in the Offerings.

"TPS" means Television par Satellite, a digital satellite pay-television operator in France.

"UBC" means United Broadcasting Corporation Public Company Limited, the Company's Thailand joint venture.

"UBC Cable" means UBC Cable Network Public Company Limited, a subsidiary of
UBC.

"UBC Group" means UBC and its subsidiaries.

"U.S. dollar", "dollar" or "$" means the United States dollar, the functional currency of the United States of America.

"US GAAP" means generally accepted accounting principles in the United States.

"U.S. Offering" means the offering of Class A Ordinary Shares in the United States and Canada.

"ZAR" or "rand" means South African rand, the functional currency of the Republic of South Africa.

                                   EXHIBIT G
                          GLOSSARY OF TECHNICAL TERMS


addressable: A device is addressable if a signal can be transmitted from the conditional access system to the device instructing it to carry out or cease to carry out a particular function, for instance, descrambling a signal.

analog: Information is transmitted by varying the phase, amplitude or frequency of a radio carrier wave with the information that is being transmitted.

bandwidth: The radio frequency spectrum, whether the transmission medium is physical wire or thin air, can be divided up into any number of "channels". Each channel takes up a certain amount of space on the frequency spectrum. The amount of spectrum occupied by the channel is its band width and is usually measured in Kilohertz (Khz) and Megahertz (MHz). A broader band width can carry more information.

bouquet: The channels offered by a pay-television provider on a given platform.

broadband: High-capacity transmission capability usually associated with fibre-optic cable. Generally used when discussing video or TV transmission systems.

C-band: A frequency range of the electromagnetic spectrum used heavily for satellite transmission, having an uplink frequency at 6 GHz and a downlink frequency at 4 GHz.

CA module: Conditional access module. Forms part of the conditional access system.

CATV: Cable television.

co-axial cable: A cable consisting of insulated center conductor and a concentric outer conductor. Co-axial cable is used primarily for wideband, video, or radio-frequency applications.

compression: Technology that reduces or lowers the band width or space required for transmission or storage of a data set.

conditional access system or CAS: The technology that provides for selective access to specific services including subscription television services.

decoder: The term given to the device in a signal receiver that receives the scrambled signal and converts it into a quality audio or visual signal for listening or viewing.

dedicated line: A transmission circuit which is available at all times installed between two sites of a private network.

digital: A method of storing, processing, or transmitting information in terms of binary digits.

digital compression: The process of reducing the number of bits required to store or transmit information in digital form.

dish: A dish collects signals downlinked from a satellite or concentrates them for uplinking to the satellite.

downlink: The signal that travels from the satellite down to the receivers on earth.

DStv: Digital satellite television.

DTH: Direct-to-Home. The generic term used to describe the system of signal transmission from an earth station to a satellite and then to home for viewing.

encryption: Transforms digital or analog data into a format that is unintelligible without the proper decryption key.

fiber optic cable: A transmission medium that uses glass or plastic fibers rather than copper wire to transport data or voice signals.

footprint: The geographic area covered by the beam of a satellite, the outer edge of which is generally defined as that area where the quality of communication degrades below an acceptable commercial level.

head-end: The source end of a television broadcast system. Head-ends receive television signals from a variety of sources including satellite or dedicated line and transmit it through the cable, satellite or terrestrial subscription networks.

integrated receiver/decoder or IRD: Digital set-top receiver with a built-in de-scrambler for decoding pay-television services.

Ku-band: A frequency range used for satellite downlink transmissions which falls within the 12 to 14 GHz range of the electromagnetic spectrum, allowing use of 27 inch (or 90 cm) or smaller ground dishes.

LMDS: Local, Multipoint Distribution Service. LMDS uses low-power transmitters to broadcast programming to receiving equipment in homes and businesses.

MPEG II: A set of standards developed by the Moving Pictures Experts Group that details guidelines for access rates, compression and conditional access.

multichannel, multi-point distribution service or MMDS: Also known as "wireless cable", MMDS uses high-power transmitters to broadcast programming to receiving equipment in homes and businesses.

near video-on-demand (VOD): A service on a switched network that allows users to select individual programmes electronically and watch them instantaneously.

net churn: The percentage of subscribers over a given period who terminate their subscription, net of former subscribers who reconnect during that period.

pay-per-view: A service which may be offered by subscription TV operators where subscribers elect to view individual scheduled premium programmes, such as select movies and sporting events, for a fee.

piracy: Any impersonation, unauthorized browsing, falsification, breach of copyright, theft of data or disruption of service or control information in a network.

set-top box: Device used to receive and decode subscription services including subscription television services for display on television.

scrambler: A device that alters a message at the transmitter to make the message unintelligible at a receiver not equipped with an appropriate de-scrambling device.

smart card: A credit card-sized device with embedded processors that provides entitlement functions and stores decryption keys and digital signatures and which may be inserted in a set-top box.

subscribers: Viewers who pay a fee for any programming package offered by the Company.

transponder: A microwave repeater on a satellite that can retransmit a signal or set of signals.

ultra-high frequency (UHF): Frequencies from 300 MHz to 3000 MHz.

uplink: The signal that travels from the earth transmitting station up to the receiving station, such as a satellite.

very-high frequency (VHF): Frequencies from 30 MHz to 300 MHz.

wireless cable: Refers to the use of MMDS or LMDS systems for transmission of subscription TV services.

================================================================================

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Class A Ordinary Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.
                      ----------------------------------
                               TABLE OF CONTENTS

                                                      Page
                                                   ----------
Prospectus Summary .............................        1
Risk Factors ...................................        5
Use of Proceeds ................................       14
Dividend Policy ................................       14
Dilution .......................................       15
The Company ....................................       17
Capitalization .................................       20
Selected Financial and Operating Data ..........       21
Management's Discussion and Analysis
   of Financial Condition and Results of
   Operations ..................................       24
Business .......................................       38
Regulation .....................................       58
Management .....................................       62
Certain Transactions ...........................       65
Security Ownership .............................       66
Description of Capital Stock ...................       67
Shares Eligible for Future Sale ................       71
Certain United States Federal Income Tax
   Consequences ................................       73
Underwriting ...................................       75
Legal Matters ..................................       78
Independent Accountants ........................       78
Index to Financial Statements ..................       F-1
Certain Definitions ............................       D-1
Glossary of Technical Terms ....................       G-1

Until May 8, 1999, all dealers effecting transactions in the Class A Ordinary Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================


                               9,075,000 Shares


                                   [MIH LOGO]


                                  MIH Limited



                            Class A Ordinary Shares



                              -------------------
                              P R O S P E C T U S
                              -------------------


                              Merrill Lynch & Co.

                         Donaldson, Lufkin & Jenrette





                                 April 13, 1999

================================================================================

PROSPECTUS

                                9,075,000 Shares

[MIH LOGO]                        MIH Limited
                             Class A Ordinary Shares

                               ----------------

     All of the Class A Ordinary Shares offered hereby are being sold by MIH Limited (the "Issuer" and, together with its subsidiaries and joint ventures, the "Company"). Of the Class A Ordinary Shares offered hereby, 4,537,500 shares are being offered outside the United States and Canada (the "International Offering") and 4,537,500 shares are being offered in the United States and Canada (the "U.S. Offering" and, together with the International Offering, the "Offerings"). The initial public offering price per share and the underwriting discount per share are identical for both Offerings. See "Underwriting".

     Prior to the Offerings, there has been no public market for the Class A Ordinary Shares. For a discussion relating to factors considered in determining the initial public offering price, see "Underwriting".

     The Class A Ordinary Shares have been approved for listing on the Nasdaq National Market (the "Nasdaq") and the Amsterdam Stock Exchange under the symbol "MIHL".

     The Issuer's Ordinary Shares have been designated into two classes, consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under the Issuer's Memorandum and Articles of Association (the "Memorandum" and "Articles"), the holders of Class B Ordinary Shares generally have rights, including as to dividends, identical to those of Class A Ordinary Shares, except that holders of Class B Ordinary Shares are entitled to three votes per share and holders of Class A Ordinary Shares are entitled to one vote per share. Holders of Class B Ordinary Shares and Class A Ordinary Shares generally vote together as a class, except as otherwise required under British Virgin Islands law or the Memorandum and Articles. After giving effect to the Offerings (without giving effect to any exercise by the Underwriters of options to purchase additional shares) and the Thomson Conversion (as defined), it is expected that holders of Class A Ordinary Shares will own 38.3% of the Issuer and holders of Class B Ordinary Shares will own 61.7% of the Issuer. This means that holders of Class B Ordinary Shares will control 82.9% of the aggregate voting power of the Ordinary Shares while holders of Class A Ordinary Shares will control the remaining 17.1%.

     See "Risk Factors" beginning on page 5 for a discussion of certain factors that should be considered by prospective purchasers of the Class A Ordinary Shares offered hereby.

                               ----------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

======================================================================================
                                          Price to      Underwriting     Proceeds to
                                           Public       Discount (1)     Issuer (2)
--------------------------------------------------------------------------------------
 Per Class A Ordinary Share .........   $      18.00    $      1.26     $      16.74
--------------------------------------------------------------------------------------
 Total(3) ...........................   $163,350,000    $11,434,500     $151,915,500
======================================================================================

(1) The Issuer has agreed to indemnify the several Underwriters (as defined herein) against certain liabilities, including certain liabilities under the Securities Act (as defined herein). See "Underwriting".

(2) Before deducting expenses payable by the Issuer estimated at $3,750,000.

(3) The Issuer has granted to the International Managers (as defined herein) and the U.S. Underwriters (as defined herein) options, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional 680,000 and 680,000 Class A Ordinary Shares, respectively, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to the Issuer will be $187,830,000, $13,148,100 and $174,681,900, respectively. Pursuant to the
    Intersyndicate Agreement (as defined herein), the International Managers and the U.S. Underwriters are also permitted to sell Class A Ordinary Shares to each other for purposes of resale at the public offering price, less an amount not greater than the selling concession. See "Underwriting".
                                ----------------

     The Class A Ordinary Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Ordinary Shares will be made in New York, New York on or about April 16, 1999.

                                ----------------

Merrill Lynch International                        Donaldson, Lufkin & Jenrette
                                MeesPierson N.V.
                                ----------------
                 The date of this Prospectus is April 13, 1999.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in an international purchase agreement (the "International Purchase Agreement") among the Issuer and each of the underwriters named below (the "International Managers") and concurrently with the sale of Class A Ordinary Shares to the U.S. Underwriters (as defined below), the Issuer has agreed to sell to each of the International Managers, and each of the International Managers for whom Merrill Lynch International ("Merrill Lynch"), DLJ International Securities and MeesPierson N.V. are acting as representatives (the "International Representatives"), has severally agreed to purchase from the Issuer, the number of Class A Ordinary Shares set forth opposite its name below.

                                                                    Number
                                                                  of Class A
International Managers                                          Ordinary Shares
----------------------                                          ---------------
Merrill Lynch International ..................................     2,314,125
DLJ International Securities .................................     1,542,750
MeesPierson N.V. .............................................       680,625
                                                                   ---------
     Total ...................................................     4,537,500
                                                                   =========

     The Issuer has also entered into a U.S. purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Purchase Agreements") with certain underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (the "U.S. Representatives," and together with the International Representatives, the "Representatives"). Subject to the terms and conditions set forth in the U.S. Purchase Agreement, and concurrently with the sale of 4,537,500 Class A Ordinary Shares to the International Managers pursuant to the International Purchase Agreement, the Issuer has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters severally have agreed to purchase, an aggregate of 4,537,500 Class A Ordinary Shares. The public offering price per Class A Ordinary Share and the underwriting discount per Class A Ordinary Share are identical under the International Purchase Agreement and the U.S. Purchase Agreement.

     In each Purchase Agreement, the several International Managers and the several U.S. Underwriters, respectively have agreed, subject to the terms and conditions set forth in such Purchase Agreement, to purchase all the Class A Ordinary Shares offered in the International Offering and the U.S. Offering, respectively, if any are purchased.

     The Class A Ordinary Shares are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. In the event of default by an Underwriter, the Purchase Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Underwriters may be increased or the Purchase Agreement may be terminated. The sale of Class A Ordinary Shares to the U.S. Underwriters is conditioned upon the sale of Class A Ordinary Shares to the International Managers, and vice versa.

     The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the International Managers and the U.S. Underwriters are permitted to sell Class A Ordinary Shares to each other for purposes of resale at the public offering price set forth on the cover page of this Prospectus, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell Class A Ordinary Shares will not sell or offer to sell Class A Ordinary Shares to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any dealer to whom they sell Class A Ordinary Shares will not sell or offer to sell Class A Ordinary Shares to U.S. persons or Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except, in each case, for transactions pursuant to the Intersyndicate Agreement. Any U.S. Underwriters and International Managers who purchase from each other for the purpose of resale will be deemed an "underwriter" under the Securities Act.

     The International Representatives have advised the Issuer that the International Managers propose initially to offer the Class A Ordinary Shares to the public at the public offering price set forth on the cover page of this

Prospectus, and to certain dealers at such price less a concession not in excess of $.756 per Class A Ordinary Share. After the Offerings, the public offering price and concession may be changed.

     The Issuer, its directors, executive officers and shareholders have agreed, subject to certain exceptions, not to directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Ordinary Shares or any securities convertible into or exchangeable or exercisable for any Ordinary Shares, or request the filing of any registration statement under the Securities Act, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Ordinary Shares, whether any such swap transaction is to be settled by delivery of the Ordinary Shares or other securities, in cash or otherwise without the prior written consent of Merrill Lynch, on behalf of the Underwriters, for a period of 180 days after the date of this Prospectus. Each of MIH (BVI) Limited, SSIH, Johnnic and Thomson have also agreed to substantial restrictions on their ability to dispose of shares during the period between 180 days and one year after the date of this Prospectus.

     The Issuer has granted an option to the International Managers, exercisable for 30 days after the date of this Prospectus, to purchase up to an aggregate of 680,000 additional Class A Ordinary Shares at the public offering price set forth on the cover page of this Prospectus, less the underwriting discount. The International Managers may exercise this option only to cover over-allotments, if any, made on the sale of the Class A Ordinary Shares offered hereby. To the extent that the International Managers exercise this option, each International Manager will be obligated, subject to certain conditions, to purchase a number of additional Class A Ordinary Shares proportionate to such International Manager's initial amount reflected in the foregoing table. The Issuer has also granted an option to the U.S. Underwriters, exercisable for 30 days after the date of this Prospectus, to purchase up to an additional 680,000 Class A Ordinary Shares to cover over-allotments, if any, on terms similar to those granted to International Managers.

     The Issuer has agreed to indemnify the International Managers and the U.S. Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

     Until the distribution of the Class A Ordinary Shares is completed, rules of the Securities and Exchange Commission may limit the ability of the U.S. Underwriters and certain selling group members to bid for and purchase the Class A Ordinary Shares. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Class A Ordinary Shares. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Ordinary Shares.

     If the Underwriters create a short position in the Class A Ordinary Shares in connection with the Offerings, (i.e., if they sell more Class A Ordinary Shares than are set forth on the cover page of this Prospectus), the U.S. Representatives may reduce that short position by purchasing Class A Ordinary Shares in the open market. The U.S. Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

     The U.S. Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Class A Ordinary Shares in the open market to reduce the Underwriters' short position or to stabilize the price of the Class A Ordinary Shares, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

     Neither the Issuer nor any of the U.S. Underwriters makes any representation or prediction, however, as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Ordinary Shares. In addition, neither the Issuer nor any of the Underwriters makes any representation that the Representatives will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

     Each International Manager agrees that (a) it has not offered or sold and, for a period of six months following consummation of the Offerings, will not offer or sell any Class A Ordinary Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied with and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Ordinary Shares in, from, or otherwise involving the United Kingdom and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Class A Ordinary Shares to a person who is of a kind described in Article 11 (3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or to a person to whom the document may otherwise lawfully be issued or passed on.

     The Class A Ordinary Shares have been approved for listing on the Nasdaq and the Amsterdam Stock Exchange under the symbol "MIHL".

     Certain of the Underwriters have been engaged from time to time, and may in the future be engaged, to perform financial advisory and other investment banking services to the Issuer and its affiliates. In connection with rendering such services in the past, such Underwriters have received customary compensation, including reimbursement of related expenses.

     The Underwriters do not intend to confirm sales of Class A Ordinary Shares offered hereby to any accounts over which they exercise discretionary authority.

     Prior to the Offerings, there has been no public market for the Class A Ordinary Shares. The initial public offering price for the Class A Ordinary Shares has been determined through negotiations between the Issuer and the Representatives. Among the factors considered in determining the initial public offering price, in addition to prevailing market conditions, are the financial and operating history and condition of the Company, an assessment of the Company's business and financial prospects, the Company's management, the prospects for the industry in which the Company operates and the recent market prices of securities of companies in industries similar to that of the Company. The initial public offering price set forth on the cover page of this Prospectus should not, however, be considered as an indication of the actual value of the Class A Ordinary Shares. Such price is subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will develop for the Class A Ordinary Shares or that the Class A Ordinary Shares will trade in the public market subsequent to the Offerings made hereby at or above the initial public offering price.

                            ADDITIONAL INFORMATION

     The following table sets forth the costs and expenses, other than the underwriting discount, payable by the Registrant in connection with the sale of Ordinary Shares being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                     Amounts to
                                                                      be Paid
                                                                   -------------
SEC registration fee ...........................................    $   49,563
NASD filing fee ................................................    $   18,329
Nasdaq National Market listing fee .............................    $   95,000
Amsterdam Stock Exchange listing fee ...........................    $    5,000
Printing, mailing and engraving expenses .......................    $  300,000
Legal fees and expenses ........................................    $1,500,000
Accounting fees and expenses ...................................    $1,550,000
Transfer agent and registrar fees ..............................    $   15,000
Miscellaneous expenses .........................................    $  217,108
Total ..........................................................    $3,750,000

     A copy of this Prospectus, including the Financial Statements, and the Memorandum and Articles are available for inspection at the offices of MeesPierson N.V., Rokin 55, 1012 KK, Amsterdam, The Netherlands, tel: +31 (0)20 527 2467, fax: +31 (0)20 527 1928.

     The issuance of the Class A Ordinary Shares being offered by the Issuer in the Offerings was authorized, and the preemptive rights of the existing shareholders were excluded, by resolutions of the Board of Directors of the Issuer on February 10, 1999 and March 23, 1999.

     Other than as disclosed herein, there has been no material adverse change in the financial condition or results of operations of the Company since March 31, 1998.

     The Issuer, having made all reasonable enquiries, confirms that, to the best of its knowledge and belief as of the date hereof, the information contained in this prospectus relating to the Company, is accurate and this prospectus does not omit to state any material fact the omission of which would make any such information misleading. The Issuer is responsible for the accuracy and the completeness of the information contained in this prospectus.

                     CERTAIN NETHERLANDS TAX CONSEQUENCES

     The overview of certain Netherlands taxes set forth below is only intended for individuals and corporate entities resident in the Netherlands who invest in Ordinary Shares of the Issuer. This overview describes the tax consequences that will generally apply to such investors under the Netherlands tax laws in force and in effect as of the date hereof, and is subject to changes in Netherlands law, including changes that could have retroactive effect. Not every potential tax consequence of such investment under the laws of the Netherlands will be addressed. It is therefore recommended that each investor consults his own tax adviser with respect to the tax consequences of an investment in the Ordinary Shares.

Individual and Corporate Income Tax

Individuals Not Engaged in an Enterprise

     As a general rule, an individual who is resident or deemed to be resident in the Netherlands ("Netherlands resident individual") and who holds Ordinary Shares ("Netherlands Ordinary Shareholder") that are not attributable to an enterprise carried on by or on behalf of such resident, is subject to income tax at progressive rates on distributions made by the Issuer as well as on certain distributions deemed made by the Issuer as described below.

     Distributions to Netherlands Ordinary Shareholders. Distributions by the Issuer made to Netherlands Ordinary Shareholders who are subject to Netherlands income tax include, but are not limited to:

   (i) distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Netherlands income tax purposes; and

   (ii) liquidation proceeds, proceeds of redemption of Ordinary Shares or, as a rule, consideration for the repurchase (buy-back) of Ordinary Shares by the Issuer in excess of the average paid-in capital recognized for Netherlands income tax purposes.

     Capital gains. Capital gains realized on the disposition of the Ordinary Shares by a Netherlands resident individual are generally exempt from Netherlands income tax if (i) the individual does not have a substantial interest as defined below and if (ii) the Ordinary Shares are not attributable to an enterprise carried on by or on behalf of such individual. See "Individuals Engaged in an Enterprise, Companies and Other Entities" below.

     Substantial interest. A Netherlands resident individual will be subject to tax (generally at a rate of 25%) with respect to any dividend (deemed or actual) derived from, and any gain (deemed or actual) realized on the disposal (deemed or actual) of, the Ordinary Shares if such holder has a substantial interest (deemed or actual) in the Issuer. Generally, a holder of Ordinary Shares will not have a substantial interest in the Issuer if he, his spouse, certain other relatives (including foster children) or certain persons sharing his household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain other rights over, Ordinary Shares representing five percent or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of Ordinary Shares) of the Issuer, or rights to acquire Ordinary Shares, whether or not already issued, that represent at any time (and from time to time) five percent or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of Ordinary Shares) of the Issuer or the ownership of certain profit participating certificates that relate to five percent or more of the annual profit of the Issuer and/or to five percent or more of the liquidation proceeds of the Issuer. A deemed substantial interest is present if (part of) a substantial interest has been disposed of, or is deemed to have been disposed of, on a non-recognition basis.

Individuals Engaged in an Enterprise, Companies and Other Entities

     Netherlands resident individuals who own Ordinary Shares that are attributable to an enterprise carried on by or on behalf of such individuals, and companies or other entities, subject to Netherlands corporate income tax, that are resident in the Netherlands for Netherlands tax purposes and that own Ordinary Shares, are generally subject to income tax or corporate income tax with respect to distributions made by the Issuer as well as with respect to certain distributions deemed made by the Issuer and with respect to any gain realized on the disposal of the Ordinary Shares.

Netherlands Qualifying Pension Funds and Investment Institutions
("Beleggingsinstellingen")

     A Netherlands qualifying pension fund is not subject to corporate income tax. Furthermore, qualifying Netherlands resident investment institutions are subject to corporate income tax at a special rate of 0 percent.

Net Wealth Tax

     Netherlands resident individuals are subject to Netherlands net wealth tax on the basis of their world-wide net wealth, which includes the fair market value of the Ordinary Shares.

Gift, Estate and Inheritance Taxes

     Gift, estate and inheritance taxes will arise in the Netherlands with respect to an acquisition of Ordinary Shares by way of a gift by, or on the death of, a holder of Ordinary Shares who is resident or deemed to be resident of the Netherlands.

     For purposes of Netherlands gift, estate and inheritance taxes, an individual who holds the Netherlands nationality will be deemed to be resident in the Netherlands if he has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his death. Furthermore, for purposes of Netherlands gift tax, an individual not holding the Netherlands nationality will be deemed to be resident in the Netherlands if he has been resident in the Netherlands at any time during the twelve months preceding the date of the gift.

Other Taxes and Duties

     No Netherlands capital tax, registration tax, transfer tax, stamp duty or any other similar documentary tax or duty will be payable in the Netherlands in respect of or in connection with the subscription, issue, placement, allotment or delivery of the Ordinary Shares.

     PROSPECTIVE INVESTORS SHOULD CONSULT LEGAL AND TAX ADVISORS IN THE COUNTRIES OF THEIR CITIZENSHIP, RESIDENCE AND DOMICILE TO DETERMINE THE POSSIBLE TAX CONSEQUENCES OF PURCHASING, HOLDING AND REDEEMING ORDINARY SHARES UNDER THE LAWS OF THEIR RESPECTIVE JURISDICTION.

                                 LEGAL MATTERS

     The validity of the Class A Ordinary Shares offered hereby will be passed upon by Harney Westwood & Riegels, the British Virgin Islands. Certain United States legal matters will be passed upon for the Company by Cravath, Swaine & Moore, New York, New York. Matters relating to Dutch tax law have been passed upon for the Company by Loyens & Volkmaars, Amsterdam, the Netherlands. Certain United States legal matters will be passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.


                            INDEPENDENT ACCOUNTANTS

     The Consolidated Financial Statements of the Company as of March 31, 1998 and 1997 and for each of the three years in the period ended March 31, 1998, and the Combined Financial Statements of the Acquired MIH Businesses as of March 31, 1997 and 1996 and for the years then ended appearing in this Prospectus, have been audited by Coopers & Lybrand, independent accountants, as set forth in their report thereon appearing elsewhere herein.

     With respect to the unaudited interim financial information as of September 30, 1998 and for the six months ended September 30, 1998 and 1997, contained herein, PricewaterhouseCoopers, Inc., independent accountants, have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included herein states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such financial information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

================================================================================

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Class A Ordinary Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the Company since the date hereof.
                      ----------------------------------

                               TABLE OF CONTENTS

                                                      Page
                                                   ----------
Prospectus Summary .............................        1
Risk Factors ...................................        5
Use of Proceeds ................................       14
Dividend Policy ................................       14
Dilution .......................................       15
The Company ....................................       17
Capitalization .................................       20
Selected Financial and Operating Data ..........       21
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ..................................       24
Business .......................................       38
Regulation .....................................       58
Management .....................................       62
Certain Transactions ...........................       65
Security Ownership .............................       66
Description of Capital Stock ...................       67
Shares Eligible for Future Sale ................       71
Certain United States Federal Income Tax
   Consequences ................................       73
Underwriting ...................................       75
Additional Information .........................       78
Certain Netherlands Tax Consequences ...........       79
Legal Matters ..................................       81
Independent Accountants ........................       81
Index to Financial Statements ..................       F-1
Certain Definitions ............................       D-1
Glossary of Technical Terms ....................       G-1

Until May 8, 1999, all dealers effecting transactions in the Class A Ordinary Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================


                               9,075,000 Shares


                                   [MIH LOGO]


                                  MIH Limited



                            Class A Ordinary Shares




                              -------------------
                              P R O S P E C T U S
                              -------------------



                          Merrill Lynch International

                          Donaldson, Lufkin & Jenrette

                               MeesPierson N.V.






                                 April 13, 1999

================================================================================